This preliminary prospectus supplement relates to an effective registration statement under the Securities Act of 1933, as amended and is subject to completion or amendment. This preliminary prospectus supplement and the accompanying prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state in which offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

 Subject to completion, dated February 27, 2007

Preliminary Prospectus Supplement (To Prospectus Dated April 26, 2006)

$592,928,000 (Approximate) Mortgage Loan Asset Backed Certificates, Series 2007-1 Principal and interest distributable monthly, beginning in March 2007

Saxon Funding Management LLC	Saxon Asset Securities Company
Sponsor and Seller	Depositor

Saxon Mortgage Services Inc.	Saxon Asset Securities Trust 2007-1
Servicer	Issuing Entity

This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the chart below:

Class	Class Principal Balance(1)	Interest Rate(2)	Approximate Proceeds to Depositor(3)
Class A-1	$209,071,000	Adjustable	[___]	%
Class A-2a	$139,970,000	Adjustable	[___]	%
Class A-2b	$35,830,000	Adjustable	[___]	%
Class A-2c	$54,750,000	Adjustable	[___]	%
Class A-2d	$27,629,000	Adjustable	[___]	%
Class M-1	$25,820,000	Adjustable	[___]	%
Class M-2	$26,442,000	Adjustable	[___]	%
Class M-3	$13,688,000	Adjustable	[___]	%
Class M-4	$12,132,000	Adjustable	[___]	%
Class M-5	$11,510,000	Adjustable	[___]	%
Class M-6	$10,266,000	Adjustable	[___]	%
Class B-1	$9,644,000	Adjustable	[___]	%
Class B-2	$8,399,000	Adjustable	[___]	%
Class B-3	$7,777,000	Adjustable	[___]	%

(1)	These amounts are approximate, as described in this prospectus supplement.
(2)	The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under “Summary of Terms.”
(3)	Represents the approximate amount of proceeds the depositor expects to receive before deducting expenses.

Principal and interest on the offered certificates will be distributable monthly, as described in this prospectus supplement. The first expected distribution date is March 26, 2007. Credit enhancement for the offered certificates includes overcollateralization, excess interest and subordination. In addition, the issuing entity will enter into an interest rate swap agreement and an interest rate cap agreement with Morgan Stanley Capital Services Inc., as interest rate swap counterparty and interest rate cap counterparty, respectively, for the benefit of the certificates, as described in this prospectus supplement under “Description of the Offered Certificates—Interest Rate Swap Agreement” and “—Interest Rate Cap Agreement.”

The offered certificates will represent interests in the trust fund of the issuing entity only, which will include a pool of first and second lien, fixed and adjustable rate, conforming balance and non-conforming balance residential mortgage loans secured by one- to four-family residential properties, consisting of two loan groups, each with the characteristics described in this prospectus supplement. The offered certificates will represent interests in the issuing entity only and will not represent interests in or obligations of the sponsor, the depositor, any of their affiliates or any other entity.

The mortgage loans were originated or acquired in accordance with underwriting guidelines that are not as restrictive as federal agency guidelines. As a result, the mortgage loans may experience higher rates of delinquency, foreclosure and bankruptcy than if they had been underwritten in accordance with more restrictive standards.

An investment in the certificates offered by this prospectus supplement involves significant risks. You should carefully consider the risk factors included in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or passed upon the accuracy or adequacy of this prospectus supplement or prospectus. Any representation to the contrary is a criminal offense.

The underwriter will offer the certificates offered by this prospectus supplement from time to time at varying prices to be determined at the time of sale. The offered certificates will be available for delivery to investors in book-entry form through the facilities of The Depository Trust Company or upon request through Clearstream and the Euroclear System on or about March 7, 2007.

MORGAN STANLEY

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED
IN THIS PROSPECTUS SUPPLEMENT AND THE PROSPECTUS

The offered certificates are described in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) this prospectus supplement, which describes the specific terms of your offered certificates. Investors can find a glossary of certain significant defined terms at the end of this prospectus supplement.

This prospectus supplement does not contain complete information about the offering of the offered certificates. We suggest that you read both this prospectus supplement and the prospectus in full. We cannot sell the offered certificates to you unless you have received both this prospectus supplement and the prospectus.

The information presented in this prospectus supplement is intended to enhance the general terms of the accompanying prospectus. If the specific terms of this prospectus supplement and the general terms of the accompanying prospectus vary, you should rely on the information in this prospectus supplement.

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. No one has been authorized to provide you with different information.

We are not offering the offered certificates in any state where the offer is not permitted. We do not claim the accuracy of the information in this prospectus supplement and the accompanying prospectus as of any date other than the dates stated on their respective cover pages.

Dealers will deliver a prospectus supplement and prospectus when acting as underwriters of the offered certificates and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the offered certificates, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date of the prospectus supplement.

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933. Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Prepayment and Yield Considerations.” Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions. These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements. These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor’s control. These forward-looking statements speak only as of the date of this prospectus supplement. The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor’s expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

For European Investors Only

In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), the underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of offered certificates to the public in that Relevant Member State prior to the publication of a prospectus in relation to the offered certificates which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of certificates to the public in that Relevant Member State at any time:

(a)	to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

(b)
to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts; or

(c)	in any other circumstances which do not require the publication by the issuer of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of offered certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the offered certificates to be offered so as to enable an investor to decide to purchase or subscribe for the offered certificates, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

The underwriter has represented and agreed that:

(a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of the certificates in circumstances in which

(b) Section 21(1) of the FSMA does not apply to the issuer; and it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the certificates in, from or otherwise involving the United Kingdom.

Notice to United Kingdom Investors

The distribution of this prospectus supplement if made by a person who is not an authorized person under the FSMA, is being made only to, or directed only at persons who (1) are outside the United Kingdom, or (2) have professional experience in matters relating to investments, or (3) are persons falling within Articles 49(2)(a) through (d) (“high net worth companies, unincorporated associations, etc.”) or 19 (Investment Professionals) of the Financial Services and Market Act 2000 (Financial Promotion) Order 2005 (all such persons together being referred to as the “Relevant Persons”). This prospectus supplement must not be acted on or relied on by persons who are not Relevant Persons. Any investment or investment activity to which this prospectus supplement relates, including the offered certificates, is available only to Relevant Persons and will be engaged in only with Relevant Persons.

Potential investors in the United Kingdom are advised that all, or most, of the protections afforded by the United Kingdom regulatory system will not apply to an investment in the trust fund and that compensation will not be available under the United Kingdom Financial Services Compensation Scheme

TABLE OF CONTENTS

Prospectus Supplement

OFFERED CERTIFICATES	S-3

SUMMARY OF TERMS	S-7

RISK FACTORS	S-19

MATERIAL LEGAL PROCEEDINGS	S-40

SERVICING; THE SERVICER	S-41

THE MORTGAGE LOAN POOL	S-46

STATIC POOL INFORMATION	S-53

RECENT DEVELOPMENTS; AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-54

ADDITIONAL INFORMATION	S-54

PREPAYMENT AND YIELD CONSIDERATIONS	S-55

DESCRIPTION OF THE OFFERED CERTIFICATES	S-74

ADMINISTRATION OF THE TRUST	S-96

THE POOLING AND SERVICING AGREEMENT	S-100

FEDERAL INCOME TAX CONSEQUENCES	S-106

ERISA CONSIDERATIONS	S-109

RATINGS	S-111

LEGAL INVESTMENT CONSIDERATIONS	S-112

ACCOUNTING CONSIDERATIONS	S-112

USE OF PROCEEDS	S-112

LEGAL MATTERS	S-112

UNDERWRITING	S-112

GLOSSARY	S-114

Annex 1 Scheduled Notional Amounts for the Interest Rate Swap Agreement	S-134

Annex 2 Notional Amounts for the Interest Rate Cap Agreement	S-135

Appendix A: Mortgage Loan Pool Information	S-A-1

S-i

PROSPECTUS

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS PROSPECTUS AND THE PROSPECTUS SUPPLEMENT	2

RISK FACTORS	3

DESCRIPTION OF THE SECURITIES	32

REGISTRATION OF THE OFFERED SECURITIES	33

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS	45

THE TRUSTS	47

CREDIT ENHANCEMENT	67

DERIVATIVES	71

THE SPONSORS AND THE MASTER SERVICERS	73

THE DEPOSITOR	75

SAXON MORTGAGE SERVICES, INC. - THE SERVICER	76

THE ISSUING ENTITY	76

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	77

ORIGINATION OF MORTGAGE LOANS	77

SERVICING OF MORTGAGE LOANS	79

THE AGREEMENTS	87

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS	104

USE OF PROCEEDS	116

MATERIAL FEDERAL INCOME TAX CONSEQUENCES	116

STATE AND LOCAL TAX CONSIDERATIONS	141

ERISA CONSIDERATIONS	142

LEGAL INVESTMENT MATTERS	148

PLAN OF DISTRIBUTION	150

STATIC POOL INFORMATION	150

ADDITIONAL INFORMATION	151

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE	151

REPORTS TO SECURITYHOLDERS AND TO THE SEC	152

S-ii

OFFERED CERTIFICATES

The issuing entity will issue the following classes of certificates that are being offered by this prospectus supplement. Only the classes of certificates listed in the tables below are offered by this prospectus supplement.

					Initial Ratings(3)
Class	Class Principal Balance(1)	Initial Pass-Through Rate Formula(2)	Principal Type	Interest Type	S&P	Moody’s
A-1	$209,071,000	LIBOR + [___] %(4)	Senior	Variable Rate	AAA	Aaa
A-2a	$139,970,000	LIBOR + [___] %(5)	Senior Sequential	Variable Rate	AAA	Aaa
A-2b	$35,830,000	LIBOR + [___] %(6)	Senior Sequential	Variable Rate	AAA	Aaa
A-2c	$54,750,000	LIBOR + [___] %(7)	Senior Sequential	Variable Rate	AAA	Aaa
A-2d	$27,629,000	LIBOR + [___] %(8)	Senior Sequential	Variable Rate	AAA	Aaa
M-1	$25,820,000	LIBOR + [___] %(9)	Subordinate	Variable Rate	AA+	Aa1
M-2	$26,442,000	LIBOR + [___] %(10)	Subordinate	Variable Rate	AA	Aa2
M-3	$13,688,000	LIBOR + [___] %(11)	Subordinate	Variable Rate	AA-	Aa3
M-4	$12,132,000	LIBOR + [___] %(12)	Subordinate	Variable Rate	A+	A1
M-5	$11,510,000	LIBOR + [___] %(13)	Subordinate	Variable Rate	A	A2
M-6	$10,266,000	LIBOR + [___] %(14)	Subordinate	Variable Rate	A-	A3
B-1	$9,644,000	LIBOR + [___] %(15)	Subordinate	Variable Rate	BBB+	Baa1
B-2	$8,399,000	LIBOR + [___] %(16)	Subordinate	Variable Rate	BBB	Baa2
B-3	$7,777,000	LIBOR + [___] %(17)	Subordinate	Variable Rate	BBB-	Baa3

(1)	These balances are approximate, as described in this prospectus supplement.

(2)	The interest rate for each class of offered certificates is subject to limitation and is described in this prospectus supplement under “Summary of Terms.”

(3)	It is a condition of the issuance of the offered certificates that they receive ratings as set forth above.

Footnotes continued on next page.

(4)
The pass-through rate for the Class A-1 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the least of (i) one-month LIBOR +[___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 1 WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class A-1 Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 1 WAC Cap.

(5)
The pass-through rate for the Class A-2a Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class A-2a Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

(6)
The pass-through rate for the Class A-2b Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class A-2b Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

(7)
The pass-through rate for the Class A-2c Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class A-2c Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

(8)
The pass-through rate for the Class A-2d Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class A-2d Certificates will be a per annum rate equal to the least of (i) one-month LIBOR + [___]%, (ii) the Aggregate Net WAC Cap and (iii) the Group 2 WAC Cap.

(9)
The pass-through rate for the Class M-1 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class M-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

(10)
The pass-through rate for the Class M-2 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class M-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

(11)
The pass-through rate for the Class M-3 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class M-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

(12)
The pass-through rate for the Class M-4 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class M-4 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR +[___]% and (ii) the Aggregate Net WAC Cap.

(13)
The pass-through rate for the Class M-5 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class M-5 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR +[___]% and (ii) the Aggregate Net WAC Cap.

(14)
The pass-through rate for the Class M-6 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class M-6 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

(15)
The pass-through rate for the Class B-1 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class B-1 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

(16)
The pass-through rate for the Class B-2 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class B-2 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

(17)
The pass-through rate for the Class B-3 Certificates for the interest accrual period related to any distribution date on or prior to the first related optional purchase date will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap. Beginning with the interest accrual period related to the distribution date immediately following the first related optional purchase date, the pass-through rate for the Class B-3 Certificates will be a per annum rate equal to the lesser of (i) one-month LIBOR + [___]% and (ii) the Aggregate Net WAC Cap.

The offered certificates will also have the following characteristics:

Class	Record Date (1)	Delay/Accrual Period (2)	Interest Accrual Convention	Final Scheduled Distribution Date(3)	Expected Final Distribution Date(4)	Minimum Denomination	Incremental Denomination

A-1	DD	0 day	Actual/360	February 2037	November 2023	$25,000	$1,000
A-2a	DD	0 day	Actual/360	February 2037	November 2008	$25,000	$1,000
A-2b	DD	0 day	Actual/360	February 2037	June 2009	$25,000	$1,000
A-2c	DD	0 day	Actual/360	February 2037	December 2012	$25,000	$1,000
A-2d	DD	0 day	Actual/360	February 2037	March 2023	$25,000	$1,000
M-1	DD	0 day	Actual/360	February 2037	September 2021	$100,000	$1,000
M-2	DD	0 day	Actual/360	February 2037	March 2021	$100,000	$1,000
M-3	DD	0 day	Actual/360	February 2037	June 2020	$100,000	$1,000
M-4	DD	0 day	Actual/360	February 2037	January 2020	$100,000	$1,000
M-5	DD	0 day	Actual/360	February 2037	July 2019	$100,000	$1,000
M-6	DD	0 day	Actual/360	February 2037	January 2019	$100,000	$1,000
B-1	DD	0 day	Actual/360	February 2037	July 2018	$100,000	$1,000
B-2	DD	0 day	Actual/360	February 2037	November 2017	$100,000	$1,000
B-3	DD	0 day	Actual/360	February 2037	April 2017	$100,000	$1,000

(1)	DD = For any distribution date, the close of business on the business day immediately before that distribution date.

(2)
0 Day = For any distribution date, the interest accrual period will be the period beginning on the immediately preceding distribution date (or March 7, 2007 in the case of the first interest accrual period) and ending on the calendar day immediately before the related distribution date.

(3)	Calculated as one month following the latest maturing 30-year loan.

(4)
Calculated based on 100% PPC of the assumptions as set forth under “Prepayment and Yield Considerations — Prepayments and Yields for the Offered Certificates” (and assuming that the optional termination is not exercised).

SUMMARY OF TERMS

This summary highlights selected information from this document. It does not contain all the information that you need to consider in making your investment decision. To understand the terms of the certificates and the characteristics of the underlying mortgage loans, read carefully the entire prospectus supplement and the accompanying prospectus. This summary provides an overview of structural provisions, calculations, cashflows and other information to aid your understanding and is qualified by the full description of the structural provisions, calculations, cashflows and other information in this prospectus supplement and the accompanying prospectus.

Issuing Entity

Saxon Asset Securities Trust 2007-1, a common law trust formed under the laws of the State of New York.

Sponsor and Seller

Saxon Funding Management LLC, an affiliate of the depositor and the underwriter, will sell the mortgage loans to the depositor. Saxon Funding Management LLC’s address is 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 and its telephone number is (804) 967-7400.

Depositor

Saxon Asset Securities Company, a Virginia corporation and an affiliate of the seller and the underwriter, will sell the mortgage loans to the issuing entity. The depositor’s address is 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 and its telephone number is (804) 967-7400.

Trustee

Deutsche Bank National Trust Company.

Servicer

Saxon Mortgage Services, Inc., an affiliate of the seller, the depositor and the underwriter.

Interest Rate Swap Counterparty and Interest Rate Cap Counterparty

Morgan Stanley Capital Services Inc., a Delaware corporation and an affiliate of the seller, the depositor and the underwriter. The counterparty’s principal executive office is 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000. The counterparty conducts business in the over-the-counter derivatives market, engaging in a variety of derivatives products, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients.

Custodian

Deutsche Bank National Trust Company.

Cut-off Date

As of the close of business on February 1, 2007 for the mortgage loans to be sold to the issuing entity on the closing date.

Closing Date

On or about March 7, 2007.

The Offered Certificates

The classes of Saxon Asset Securities Trust 2007-1 Mortgage Loan Asset Backed Certificates issued with the initial approximate characteristics set forth under “Offered Certificates” in the table on page S-3.

The offered certificates will be issued in book-entry form. See “Description of the Offered Certificates — General” in this prospectus supplement. The minimum denomination and the incremental denomination of each class of offered certificates are set forth in the table on page S-6.

In addition to the offered certificates, the issuing entity will issue the Class OC, Class P and Class R Certificates, which are not offered by this prospectus supplement. The Class OC Certificates will not be entitled to monthly distributions of principal and interest, but rather solely to any excess cashflow remaining from the aggregate mortgage loans (as described below) after all distributions on the aggregate offered certificates (as described below) and certain other fees and expenses of the issuing entity have been made on the related distribution date. The Class P Certificates will not be entitled to any distributions of principal and interest, but rather solely to prepayment premiums collected in respect of the mortgage loans. The Class R Certificate will not be entitled to monthly distributions of principal and interest.

The certificates will represent ownership interests in the assets of the issuing entity, which will consist primarily of first and second lien, fixed and adjustable rate, conforming balance and non-conforming balance residential mortgage loans secured by one- to four-family residential properties and interests in the supplemental interest trust described in this prospectus supplement.

The offered certificates will have an approximate total initial principal balance of $592,928,000. Any difference between the total principal balance of the certificates on the date they are issued and the approximate total principal balance of the certificates on the date of this prospectus supplement will not exceed 10%.

As described in this prospectus supplement, for purposes of allocating collections from the mortgage loans, the mortgage loans will be divided into two groups, loan group 1 and loan group 2. Loan group 1 consists of mortgage loans with original principal balances that do not exceed the applicable Freddie Mac original loan amount limitations for one- to four- family residential mortgaged properties (i.e., conforming balance mortgage loans) and Loan group 2 consists of both conforming balance and non-conforming balance mortgage loans.

Certificates with a class designation containing an “A” are referred to herein as senior certificates. All other classes of offered certificates are referred to herein as subordinate certificates.

The Class A-1 Certificates are sometimes referred to in this prospectus supplement as the group 1 certificates and they are related to the mortgage loans in loan group 1. Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates are sometimes collectively referred to in this prospectus supplement as the group 2 certificates and they are related to the mortgage loans in loan group 2. The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are sometimes referred to collectively as the subordinate certificates. The subordinate certificates, Class OC, Class R and Class P Certificates are related to all of the mortgage loans. The certificates generally receive distributions based on principal and interest collected from the mortgage loans in the corresponding loan group or loan groups.

Distribution Date

The trustee will make distributions of principal and interest on the 25th day of each month, or if that day is not a business day, the next business day. The first distribution date will be March 26, 2007.

Fees and Expenses

Before distributions are made on the certificates, the servicer will be paid from interest collections on the mortgage loans, prior to deposit into the collection account, a monthly fee, equal to the principal balance of each mortgage loan serviced by the servicer multiplied by one-twelfth of 0.50% per annum. The servicer will also be entitled to receive, to the extent provided in the pooling and servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a collection account pending remittance to the trustee, as well as late charges and certain fees paid by borrowers. In addition, the servicer will be entitled to be reimbursed for REO management fees paid to third-party vendors as described herein.

As compensation for its services, the trustee will be paid a monthly fee calculated as no more than 0.02% annually on the total principal balance of the mortgage loans.

The fees of the custodian will be paid by the trustee from its own funds.

Expenses of the servicer, the trustee and the custodian that are permitted to be reimbursed under the pooling and servicing agreement and the custody agreement will be paid prior to any distributions to certificateholders, to the extent payable by the trust fund of the issuing entity.

See “The Pooling and Servicing Agreement — Fees and Expenses of the Issuing Entity” in this prospectus supplement.

Final Scheduled Distribution Date

The final scheduled distribution date for the offered certificates will be the distribution date specified in the table on page S-6. The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially earlier, than the applicable final scheduled distribution date.

Pass-Through Rates

The pass-through rates on each class of offered certificates adjust on each distribution date, based on the value of one-month LIBOR.

The pass-through rate of each class of offered certificates will be subject to limitation (or will be “capped”) as described in this prospectus supplement. Whenever a pass-through rate for an offered certificate is capped, any shortfall in interest on that certificate resulting from the application of the related cap will be carried over to subsequent distribution dates and, to the extent available, will be paid from excess interest and payments received by the trustee, on behalf of the supplemental interest trust, under the interest rate swap agreement and the interest rate cap agreement.

Interest Distributions

On each distribution date, the trustee will generally distribute interest funds with respect to each of loan group 1 and loan group 2, in the following order:

•	to the swap account, amounts payable to the counterparty, excluding swap termination payments payable to the counterparty when the counterparty is the sole affected or defaulting party;

•	to the related senior certificates, all interest due thereon;

•	to the unrelated senior certificates (after application of interest funds from the loan group for such unrelated senior certificates);

•	to the subordinate certificates, in the order of priority described in this prospectus supplement, monthly interest due such certificates; and

•	any remaining interest funds to be applied as described under “—Net Monthly Excess Cashflow” below.

Principal Distributions

On each distribution date, after making the required payments to the swap account, the trustee will apply the principal distribution amount for each of loan group 1 and loan group 2, first to make the required distributions of principal on the related senior certificates and second, if the principal balances of the related senior certificates have been reduced to zero, to make the required distributions of principal on the remaining senior certificates, in each case as described under “Description of the Offered Certificates—Principal Distributions on the Certificates” and “—Allocation of Principal Payments to Senior Certificates.” Thereafter, to the extent described under “Description of the Offered Certificates—Principal Distributions on the Certificates,” any remaining principal payments received on the mortgage loans not required to maintain the principal balances of the senior certificates at the required levels, as described above, will be distributed to the subordinate certificates, sequentially, in the order of their seniority, up to the required distribution amounts, provided a trigger event has not occurred, as described in this prospectus supplement.

The amount of principal distributable with respect to each class of certificates that is entitled to principal distributions will be determined primarily by (1) funds received on the mortgage loans that are available to make distributions on each class of certificates and (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates.

Funds received on the mortgage loans may consist of expected, scheduled payments, and unexpected payments resulting from prepayments or defaults by borrowers, liquidation of defaulted mortgage loans, or repurchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, depending upon the occurrence of several different events or triggers:

•
whether a distribution date occurs before the “stepdown date,” which is the earlier to occur of (i) the later to occur of (A) the distribution date in March 2010 and (B) the first distribution date on which the class principal balance of the senior certificates immediately prior to such distribution date (less the principal funds for such distribution date) is less than or equal to approximately 50.20%, of the stated principal balance of the mortgage loans on the related determination date, and (ii) the distribution date after the distribution date on which the aggregate class principal balance of the senior certificates has been reduced to zero; and

•	whether a “trigger event” has occurred, and cumulative losses or delinquencies on the mortgage loans are higher than certain levels specified in this prospectus supplement.

Net Monthly Excess Cashflow

On each distribution date, the trustee will distribute any related net monthly excess cashflow in the following order:

•	first, to the senior and subordinate certificates to make principal payments to maintain the required overcollateralization amount;

•
to the subordinate certificates, in order of seniority, the amount of unpaid interest for prior distribution dates (excluding any shortfall resulting from application of a cap) and amounts in repayment of any realized losses previously allocated to those certificates;

•	to the certificates entitled thereto, any interest shortfall resulting from application of a cap, in the order of priority described in this prospectus supplement;

•
to the certificates entitled thereto, any prepayment interest shortfalls and any shortfalls resulting from application of the Servicemembers Civil Relief Act, in the order of priority described in this prospectus supplement;

•	to the swap account for payment to the counterparty of termination payments in certain circumstances described in this prospectus supplement, and

•	to the Class OC and Class R Certificates, in that order, any remaining amount.

Limited Recourse

The only source of cash available to make interest and principal distributions on the certificates will be the assets of the trust fund of the issuing entity. The issuing entity will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise and payments received under an interest rate swap agreement as described below under “—Interest Rate Swap Agreement” and payments received under an interest rate cap agreement as described below under “—Interest Rate Cap Agreement.” No other entity will be required or expected to make any distributions on the certificates.

Credit Enhancement

Credit enhancement refers to various mechanisms that are intended to protect certificateholders against losses due to defaults on the mortgage loans.

The offered certificates will have the benefit of the following types of credit enhancement:

•	the use of net monthly excess cashflow from the mortgage loans as described under “—Net Monthly Excess Cashflow” above;

•	the subordination of distributions of interest and principal on the subordinate certificates to required payments of interest and principal on the more senior certificates;

•	the use of net monthly excess cashflow to build and maintain overcollateralization at certain required levels as described in this prospectus supplement.

On the closing date, the outstanding stated principal balance of the mortgage loans is expected to exceed the aggregate principal balance of the certificates by approximately $29,243,726, which represents approximately 4.70% of the stated principal balance of the mortgage loans as of the cut-off date. As described above, net monthly excess cashflow will be used to build and maintain such overcollateralization at required levels. We cannot, however, assure you that for all periods sufficient excess interest will be generated by the mortgage loans to maintain the required levels of overcollateralization.

Interest Rate Swap Agreement

The trustee, on behalf of the supplemental interest trust, will enter into an interest rate swap agreement with the counterparty. Under the interest rate swap agreement, on each distribution date, commencing with the distribution date in February 2008 and ending with the distribution date in September 2011, the supplemental interest trust will be obligated to make payments at the applicable fixed rate of payment owed by the trust fund, as described in this prospectus supplement, and the counterparty will be obligated to make payments at LIBOR (as determined pursuant to the interest rate swap agreement), in each case calculated on the scheduled notional amount set forth on Annex 1. To the extent that a fixed rate payment exceeds the floating rate payment related to any distribution date, amounts otherwise available to certificateholders will be applied to make a net swap payment to the counterparty, and to the extent that a floating rate payment exceeds the fixed rate payment related to any distribution date, the counterparty will owe a net swap payment to the supplemental interest trust. Any net amounts received by the supplemental interest trust under the interest rate swap agreement will be paid by the supplemental interest trust and applied to pay interest shortfalls, pay basis risk shortfalls, maintain overcollateralization and repay losses, as described in this prospectus supplement.

Interest Rate Cap Agreement

The offered certificates will have the benefit of an interest rate cap agreement provided by the counterparty. The payments, if any, pursuant to the interest rate cap agreement will be available to cover certain shortfalls in interest that may result from the pass-through rates on the offered certificates being limited by the cap on those pass-through rates. All obligations of the trust fund under the interest rate cap agreement will be paid on or prior to the closing date. For further information regarding the interest rate cap agreement, see “Description of the Offered Certificates—Interest Rate Cap Agreement” in this prospectus supplement.

Mortgage Loans

On the closing date, the assets of the trust fund of the issuing entity will consist of approximately 3,134 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $622,171,726.

Information presented with respect to the mortgage loans in this prospectus supplement is derived solely from mortgage loans identified for inclusion in the trust fund of the issuing entity as of the date of this prospectus supplement. Accordingly, such statistical data reflects only a portion of the loans to be included in the trust fund of the issuing entity.

The mortgage loans were originated or acquired in accordance with the mortgage loan program for non-conforming credits of the seller. We refer you to “Risk Factors—Non-conforming underwriting standards” in this prospectus supplement for additional information.

The mortgage loans in the trust fund of the issuing entity are secured by one- to four-family residential properties and include first and second lien, fixed and adjustable rate, conforming balance and non-conforming balance mortgage loans.

The mortgage loans to be included in the trust fund of the issuing entity are separated into two groups:

Loan group 1 consists of fixed and adjustable rate, first and second lien conforming balance mortgage loans. Loan group 2 consists of fixed and adjustable rate, first and second lien conforming balance and non-conforming balance mortgage loans.

See Appendix A hereto for a description of the mortgage loans.

Aggregate Mortgage Loans

Total Outstanding Principal Balance:	$622,171,726
Number of Loans:	3,134

	Average	Minimum	Maximum

Original Loan Amount:
Outstanding Principal Balance:	$198,523	$14,716	$998,999

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.358%	5.750%	14.200%

Gross Margin:	6.133%	4.500%	9.990%
Initial Periodic Rate Cap:	2.988%	1.000%	3.000%
Periodic Rate Cap:	1.002%	1.000%	1.500%
Life Floor:	6.404%	4.500%	12.000%
Life Cap:	14.366%	11.750%	18.990%
Months to Roll:	27	9	59
Combined Original LTV(1):	80.21%	15.66%	100.00%
Credit Score(2):	608	490	816

Original Term (months):	362	120	480
Remaining Term (months):	359	117	479
Seasoning (months):	2	1	30

Top Property State Concentrations:	CA (16.22%), MD (14.82%), FL (9.94%)
Maximum Zip Code Concentrations:	20743 (0.61%), 20774 (0.47%), 22193 (0.42%)

Adjustable Rate:	79.92%
Fixed Rate:	20.08%

	Earliest	Latest

First Distribution Date:	September 1, 2004	February 1, 2007
Maturity Date:	November 1, 2016	January 1, 2047

First Lien:	2,900 (98.07%)
Second Lien:	234 (1.93%)

(1)
The combined original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original stated principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The weighted average and minimum credit scores are calculated based on approximately 99.88% of the mortgage loans (by stated principal balance) that have valid FICO scores.

Group 1 Mortgage Loans

Total Outstanding Principal Balance:	$278,392,074
Number of Loans:	1,506

	Average	Minimum	Maximum

Original Loan Amount:
Outstanding Principal Balance:	$184,855	$14,716	$570,595

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.367%	5.750%	14.200%

Gross Margin:	6.096%	4.500%	9.990%
Initial Periodic Rate Cap:	2.995%	1.000%	3.000%
Periodic Rate Cap:	1.001%	1.000%	1.500%
Life Floor:	6.282%	4.500%	12.000%
Life Cap:	14.311%	11.750%	18.990%
Months to Roll:	27	19	35
Combined Original LTV(1):	80.37%	15.66%	100.00%
Credit Score(2):	606	500	806

Original Term (months):	361	120	480
Remaining Term (months):	359	117	479
Seasoning (months):	2	1	30

Top Property State Concentrations:	CA (16.81%), MD (15.87%), FL (9.31%)
Maximum Zip Code Concentrations:	20743 (0.89%), 21222 (0.46%), 20744 (0.45%)

Adjustable Rate:	77.96%
Fixed Rate:	22.04%

	Earliest	Latest

First Distribution Date:	September 1, 2004	February 1, 2007
Maturity Date:	November 1, 2016	January 1, 2047

First Lien:	1,372 (98.13%)
Second Lien:	134 (1.87%)

(1)
The combined original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original stated principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The weighted average and minimum credit scores are calculated based on all of the mortgage loans (by stated principal balance) that have valid FICO scores.

Group 2 Mortgage Loans

Total Outstanding Principal Balance:	$343,779,652
Number of Loans:	1,628

	Average	Minimum	Maximum

Original Loan Amount:
Outstanding Principal Balance:	$211,167	$15,484	$998,999

	Weighted Average	Minimum	Maximum

Mortgage Rate:	8.350%	5.750%	14.100%

Gross Margin:	6.161%	4.500%	9.990%
Initial Periodic Rate Cap:	2.983%	1.000%	3.000%
Periodic Rate Cap:	1.002%	1.000%	1.500%
Life Floor:	6.499%	4.500%	11.990%
Life Cap:	14.409%	11.750%	18.990%
Months to Roll:	27	9	59
Combined Original LTV(1):	80.08%	17.18%	100.00%
Credit Score(2):	609	490	816

Original Term (months):	362	120	480
Remaining Term (months):	360	117	479
Seasoning (months):	2	1	21

Top Property State Concentrations:	CA (15.74%), MD (13.97%), FL (10.44%)
Maximum Zip Code Concentrations:	20774 (0.69%), 20772 (0.53%), 22193 (0.48%)

Adjustable Rate:	81.52%
Fixed Rate:	18.48%

	Earliest	Latest

First Distribution Date:	June 1, 2005	February 1, 2007
Maturity Date:	November 1, 2016	January 1, 2047

First Lien:	1,528 (98.02%)
Second Lien:	100 (1.98%)

(1)
The combined original loan-to-value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original stated principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

(2)	The weighted average and minimum credit scores are calculated based on approximately 99.79% of the mortgage loans (by stated principal balance) that have valid FICO scores.

Optional Redemption

The servicer has the right to exercise an optional termination on any distribution date on which the aggregate principal balance of the mortgage loans has declined to less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date.

Realized Losses

If, (1) the trustee disposes of a mortgage loan for less than its stated principal balance plus accrued interest, reimbursement of liquidation expenses, and servicer advances, or (2) the servicer determines that a delinquent mortgage loan constitutes a “nonrecoverable mortgage loan” as described herein, the trust fund of the issuing entity will incur a realized loss.

If, on any distribution date, the aggregate class principal balance of the certificates exceeds the aggregate principal balance of the mortgage loans, the class principal balances of the subordinate certificates will be reduced in reverse order of seniority. After a reduction, the holders of any of these certificates will generally only be entitled to distributions of both principal and interest on the reduced class principal balance of their certificates.

Mortgage Loan Representations and Warranties

Each originator (including the sponsor) of mortgage loans has made certain representations and warranties concerning the mortgage loans. These representations and warranties, or the sponsor’s rights to these representations and warranties, as applicable, will be assigned to the depositor under a sales agreement and, in turn, will be assigned by the depositor to the trustee on behalf of the issuing entity under the pooling and servicing agreement. In addition, the sponsor will represent that none of the mortgage loans in the trust fund of the issuing entity will be “high cost” loans under applicable federal, state or local anti-predatory or anti-abusive lending laws, and for certain of the mortgage loans, will make additional representations and warranties.

Following the discovery of a breach of any representation or warranty that materially and adversely affects the interests of the holders of the offered certificates (or, in the case of certain representations and warranties with respect to the group 1 mortgage loans described under “The Pooling and Servicing Agreement — Sale of Mortgage Loans,” any breach thereof regardless of its effect on the interests of the holders of the offered certificates), the sponsor will be required to either (1) cure that breach, (2) repurchase the affected mortgage loan from the issuing entity or (3) in certain circumstances, substitute another mortgage loan.

In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund of the issuing entity because of a breach of a representation or warranty, a mortgage loan that is materially similar to the defective mortgage loan must be available for substitution, and the substitution must be made within two years of the closing date.

See “The Trusts — Assignment of Mortgage Assets” in the prospectus.

Mortgage Loan Servicing

The servicer will service the mortgage loans in the trust fund pursuant to the pooling and servicing agreement, as described in this prospectus supplement and the accompanying prospectus.

The servicer is required to make advances in respect of scheduled payments on the mortgage loans, net of the servicing fee, in certain circumstances described under “Servicing; The Servicer — Advances and Payment of Compensating Interest” in this prospectus supplement. If the servicer does not make a required advance, the trustee, in its capacity as successor servicer, will be obligated to do so to the extent required by the pooling and servicing agreement.

Any transfer of servicing to one or more successor servicers is subject to the conditions set forth in the pooling and servicing agreement, as described in this prospectus supplement.

See “Servicing; The Servicer,” in this prospectus supplement.

Financing

The underwriter, or affiliates of the underwriter, has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the offered certificates will be used to repay this financing.

Tax Status

An election will be made to treat a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates will represent ownership of “regular interests” in a REMIC, along with certain contractual rights and obligations. The Class R Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

See “Federal Income Tax Consequences” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, employee benefit plans and any other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 and/or the Internal Revenue Code of 1986 or any similar applicable law may acquire the offered certificates. However, offered certificates may not be acquired or held by a person investing assets of any such plans or arrangements before the termination of the interest rate swap agreement and the interest rate cap agreement, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption or one of the class exemptions described in this prospectus supplement under “ERISA Considerations.”

Legal Investment

None of the classes of offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment Considerations” in this prospectus supplement and “Legal Investment Matters” in the prospectus.

RISK FACTORS

Before making an investment decision, you should carefully consider the following risks which we believe describe the principal factors that make an investment in the offered certificates speculative or risky. In particular, payments on your certificates will depend on payments received on, and other recoveries with respect to, the mortgage loans. Therefore, you should carefully consider the risk factors relating to the mortgage loans.

The offered certificates are complex securities. You should possess, either alone or together with an investment advisor, the expertise necessary to evaluate the information contained in this prospectus supplement and the accompanying prospectus in the context of your financial situation and tolerance for risk.

You should carefully consider, among other things, the factors described below and under “Prepayment and Yield Considerations” in this prospectus supplement and “Risk Factors” in the accompanying prospectus before purchasing the certificates.

Certificates May Not Be Appropriate for Individual Investors

The offered certificates are not suitable investments for all investors. In particular, you should not purchase any class of offered certificates unless you understand the prepayment, credit, liquidity and market risks associated with that class because:

•
The amounts you receive on your offered certificates will depend on the amount of the payments borrowers make on the related mortgage loans. Because we cannot predict the rate at which borrowers will repay their loans, you may receive distributions on your certificates in amounts that are larger or smaller than you expect. In addition, the life of your certificates may be longer or shorter than anticipated. Because of this, we cannot guarantee that you will receive distributions at any specific future date or in any specific amount. You bear the reinvestment risks resulting from a rate of principal payments that is faster or slower than you expect.

•	The yield to maturity on your certificates will depend primarily on the purchase price of your certificates and the rate of principal payments and realized losses on the mortgage loans.

•
Rapid prepayment rates on the mortgage loans are likely to coincide with periods of low prevailing interest rates. During these periods, the yield at which you may be able to reinvest amounts received as payments on your certificates may be lower than the yield on your certificates. Conversely, slow prepayment rates on the mortgage loans are likely to coincide with periods of high interest rates. During these periods, the amount of payments available to you for reinvestment at high rates may be relatively low.

•
All of the pass-through rates of the certificates are based to some extent on the weighted average of the net mortgage rates of the mortgage loans. If the mortgage loans with relatively higher mortgage rates prepay, the Aggregate Net WAC Cap (as defined herein) will be reduced. In addition, with respect to the senior certificates, the pass-through rates of the group 1 senior certificates will be further limited by the Group 1 WAC Cap (as defined herein), and the pass-through rates of the group 2 senior certificates will be further limited by the Group 2 WAC Cap (as defined herein), each of which is based upon the net mortgage rates of the mortgage loans in the related loan group, and which may be lower than the Aggregate Net WAC Cap. Reductions in the net mortgage rates of the mortgage loans in a loan group could affect both the yield on the certificates in the related certificate group and the amount of excess interest generated by the mortgage loans in the related loan group.

Credit Enhancement May Not Be Adequate

Risks Related to the Offered Certificates. A decline in real estate values or in economic conditions generally could increase the rates of delinquencies, foreclosures and losses on the mortgage loans to a level that is significantly higher than those experienced currently. This in turn will reduce the yield on your certificates, particularly if the credit enhancement described in this prospectus supplement is not enough to protect your certificates from these losses.

The certificates are not insured by any financial guaranty insurance policy. The subordination, loss allocation and overcollateralization features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates in a certificate group will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans in the related loan group or loan groups.

Risks Related to the Certificates. The senior certificates will generally receive 100% of principal payments received on the related mortgage loans for the first three years following the closing date and if the loss and delinquency levels described in the definitions of “Cumulative Loss Trigger Event” and “Delinquency Loss Trigger Event” in the “Glossary” are exceeded thereafter, the senior certificates may once again receive 100% of principal payments received on the mortgage loans and as a result the subordinate certificates may continue (unless the aggregate class principal balance of the senior certificates has been reduced to zero) to receive no portion of the amount of principal then payable to the certificates. After taking into account certain payments by the issuing entity pursuant to the swap agreement, the weighted average lives of the subordinate certificates will therefore be longer than would otherwise be the case. The effect on the market value of the subordinate certificates of changes in market interest rates or market yields for similar securities may be greater than for the senior certificates.

If, as a result of losses on the mortgage loans, the class principal balance of the Class OC Certificates is reduced to zero and there is no excess interest on the mortgage loans, the yield on each class of subordinate certificates will be extremely sensitive to losses on the mortgage loans since such losses will then be allocated to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until their respective class principal balances are reduced to zero.

Delinquencies on the mortgage loans that are not covered by amounts advanced by the servicer because the servicer believes the amounts, if advanced, would not be recoverable, will adversely affect the yield on the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order. Because of the priority of distributions, shortfalls resulting from delinquencies on the mortgage loans after taking into account certain payments received or paid by the issuing entity pursuant to the swap agreement will be borne first by the Class OC Certificates and then by the subordinate certificates, in the reverse order of their priority of payment. Realized losses will be allocated to a class of subordinate certificates by reducing or “writing down” the principal balance thereof. Such written down amounts will not accrue interest, nor, except under certain limited circumstances, will such amounts be reinstated. However, if funds are available after all payments of interest and principal required to be made on a distribution date to the senior certificates are paid thereto, the holders of subordinate certificates may receive a payment in respect of such written down principal in order of their seniority.

The yield on the subordinate certificates, in decreasing order of their seniority, will be progressively more sensitive to the rate and timing of defaults and the severity of losses on the mortgage loans. In general, losses on the mortgage loans and the resulting reduction in the principal balance of the subordinate certificates will mean that less interest will accrue on such certificates than would otherwise be the case. The earlier a loss and resulting reduction in principal balance occurs, the greater the effect on an investor’s yields.

The amount of any realized losses experienced on the mortgage loans, to the extent not covered by either excess interest or, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, will be applied to reduce the class principal balance of the Class OC, Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, until the principal balance of each such class has been reduced to zero. If subordination is insufficient to absorb losses, then holders of more senior classes will incur realized losses and may never receive payments in respect of their entire class principal balances. The pooling and servicing agreement does not permit the allocation of realized losses on the mortgage loans to the senior certificates; however, investors in the senior certificates should realize that under certain loss scenarios, there will not be enough principal and interest on the mortgage loans to pay the senior certificates all interest and principal amounts to which these classes of certificates are then entitled. You should consider the following:

•
if you buy a Class B-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-3 Certificates by the amount of that excess;

•
if you buy a Class B-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-2 Certificates by the amount of that excess;

•
if you buy a Class B-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class B-1 Certificates by the amount of that excess;

•
if you buy a Class M-6 Certificate and losses on the mortgage loans exceed the total principal balance of the Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-6 Certificates by the amount of that excess;

•
if you buy a Class M-5 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-5 Certificates by the amount of that excess;

•
if you buy a Class M-4 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-4 Certificates by the amount of that excess;

•
if you buy a Class M-3 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-3 Certificates by the amount of that excess;

•
if you buy a Class M-2 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-2 Certificates by the amount of that excess; and

•
if you buy a Class M-1 Certificate and losses on the mortgage loans exceed the total principal balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2, Class B-3 and Class OC Certificates, the excess interest in that period and, on and after the distribution date in February 2008 and prior to the distribution date in September 2011, any net swap receipts received from the swap counterparty, the principal balance of your certificate will be reduced proportionately with the principal balance of the other Class M-1 Certificates by the amount of that excess.

There Are Risks Involving Unpredictability of Prepayments and the Effect of Prepayments on Yields

The rate of principal distributions and yield to maturity on the offered certificates will be directly related to the rate of principal payments on the mortgage loans in the related loan group, in the case of the group 1 senior certificates and the group 2 senior certificates, or all of the mortgage loans, in the case of the subordinate certificates. For example, the rate of principal payments on the mortgage loans will be affected by the following:

•	the amortization schedules of the mortgage loans; and

•	the rate of principal prepayments, including partial prepayments and full prepayments resulting from:

•	refinancing by borrowers;

•	liquidations of defaulted loans by the servicer; and

•	repurchases of mortgage loans by an originator or the seller as a result of defective documentation or breaches of representations and warranties.

The yield to maturity of the certificates will also be affected by the exercise of the optional purchase of the mortgage loans by the servicer.

With the exception of approximately 64.26% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, all of the mortgage loans may be prepaid in whole or in part at any time without payment of a prepayment penalty. The rate of principal payments on mortgage loans is influenced by a wide variety of economic, geographic, social and other factors, including general economic conditions, the level of prevailing interest rates, the availability of alternative financing and homeowner mobility. For example, if interest rates for similar loans fall below the interest rates on the mortgage loans, the rate of prepayment would generally be expected to increase. Conversely, if interest rates on similar loans rise above the interest rates on the mortgage loans, the rate of prepayment would generally be expected to decrease. We cannot predict the rate at which borrowers will repay their mortgage loans. Please consider the following:

•	if you are purchasing any offered certificate at a discount, your yield may be lower than expected if principal payments on the related mortgage loans occur at a slower rate than you expected;

•	if you are purchasing an offered certificate at a premium, your yield may be lower than expected if principal payments on the related mortgage loans occur at a faster rate than you expected;

•	if the rate of default and the amount of losses on the related mortgage loans are higher than you expect, then your yield may be lower than you expect;

•
the earlier a payment of principal occurs, the greater the impact on your yield. For example, if you purchase any offered certificate at a premium, although the average rate of principal payments is consistent with your expectations, if the rate of principal payments occurs initially at a rate higher than expected, which would adversely impact your yield, a subsequent reduction in the rate of principal payments will not offset any adverse yield effect; and

•
the priorities governing payments of scheduled and unscheduled principal on the mortgage loans will have the effect of accelerating the rate of principal payments to holders of the classes of the related senior certificates relative to the classes of the subordinate certificates.

Prepayment penalties on the mortgage loans in a loan group will be distributed to the Class P Certificates and will not be available to the holders of other classes of certificates. See “Yield, Prepayment and Weighted Average Life,” “Description of the Offered Certificates—Principal Distributions on the Certificates” in this prospectus supplement for a description of the factors that may influence the rate and timing of prepayments on the mortgage loans.

Your Yield Will Be Affected By The Interest-Only Feature Of The Mortgage Loans

Approximately 19.84% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, require monthly payments of only accrued interest for a substantial period of time after origination. During the interest-only period, less principal will be available for distribution to the holders of the related certificates than otherwise would be the case. In addition, these loans may have a higher risk of default after the interest-only period due to the larger outstanding balance and the increased monthly payment necessary to amortize fully the mortgage loan. In addition, during the interest-only period, these mortgage loans may be less likely to prepay since the perceived benefits from refinancing may be less than if the mortgage loans were fully amortizing. As the interest-only period approaches its end, however, these mortgage loans may be more likely to be refinanced in order to avoid higher monthly payments necessary to amortize fully the mortgage loans.

Investors should consider the fact that interest-only loans reduce the monthly payment required by borrowers during the interest-only period and consequently the monthly housing expense used to qualify borrowers pursuant to originators’ underwriting guidelines. As a result, interest-only loans may allow some borrowers to qualify for a mortgage loan who would not otherwise qualify for a fully-amortizing mortgage loan or may allow them to qualify for a larger loan than would otherwise be the case.

Your Yield May Be Affected By Changes In Interest Rates

After their respective initial fixed-rate periods, if any, the mortgage rate on each adjustable rate mortgage loan adjusts based upon six-month LIBOR. No prediction can be made as to future levels of any of these indices or as to the timing of any changes therein, each of which will directly affect the yields of the related classes of certificates.

See “Description of the Offered Certificates—Interest Distributions on the Certificates” in this prospectus supplement.

Your Yield Will Be Affected By How Mortgage Loan Interest Rate Adjustments Are Limited

The certificates will accrue interest at a pass-through rate based on or subject to the weighted average of the interest rates on the mortgage loans in the related loan group, in the case of the senior certificates, and in all of the mortgage loans, in the case of the subordinate certificates, net of certain expenses of the issuing entity. A majority of the mortgage loans that have adjustable mortgage rates have periodic and maximum limitations on adjustments to the interest rate on the mortgage loans. Consequently, the operation of these interest rate caps may limit increases in one or more pass-through rates for extended periods in a rising interest rate environment.

Information Regarding Historical Performance of Other Mortgage Loans May Not be Indicative of the Performance of the Mortgage Loans Owned by the Issuing Entity

A variety of factors may affect the performance of any pool of mortgage loans during any particular period of time. In addition, differing loan characteristics or external factors may cause the performance of the mortgage loans owned by the issuing entity to differ from the performance of other loans of a similar type. When examining data regarding the historical performance of pools of mortgage loans, prospective investors should consider, among other things:

•	differences in loan type;

•	the relative seasoning of the pools;

•	differences in interest rates, credit quality and any of various other material pool characteristics, both at formation of a pool and over time;

•	the extent to which the loans in a pool have prepayment penalties;

•	whether the loans were originated by different lenders, and the extent to which the underwriting guidelines differed; and

•	whether the loans were serviced by different servicers.

In particular, prospective investors should consider that, both in the case of comparable pools of mortgage loans and of the mortgage loans owned by the issuing entity, historical loan performance during a period of rising home values may differ significantly from the future performance of similar loans during a period of stable or declining home values.

The Pass-Through Rates on the Offered Certificates Are Subject to Weighted Average Net Rate Caps

The pass-through rates on the certificates are subject to a cap (the “Aggregate Net WAC Cap”) equal to the weighted average of the mortgage rates of the mortgage loans, net of certain expenses of the issuing entity and any net swap payments required to be made to the swap counterparty. In addition, the pass-through rate for each class of group 1 senior certificates will be subject to a cap equal to the lesser of the weighted average adjusted net rate of the mortgage loans in loan group 1, minus any net payments payable to the swap counterparty (the “Group 1 WAC Cap”), and the Aggregate Net WAC Cap, and the pass-through rate for each class of group 2 senior certificates will be subject to a cap equal to the lesser of the weighted average adjusted net rate of the mortgage loans in loan group 2, minus any net payments payable to the swap counterparty (the “Group 2 WAC Cap”), and the Aggregate Net WAC Cap. Each of the Aggregate Net WAC Cap, the Group 1 WAC Cap and the Group 2 WAC Cap is referred to in this prospectus supplement as a “Net WAC Cap.”

As a result, the prepayment of the mortgage loans in any loan group with higher mortgage rates may result in a lower rate cap, and therefore a lower pass-through rate, on the certificates related to that loan group.

The Pass-Through Rates on the Certificates Are Sensitive to One-Month LIBOR

The pass-through rates on the certificates for any distribution date will be equal to the value of one-month LIBOR plus the related margin, but are subject to certain limitations. Your yield on the certificates will be sensitive to:

(1) the level of one-month LIBOR,

(2) the imposition of the Aggregate Net WAC Cap, and

(3) the imposition of, in the case of the group 1 senior certificates, the Group 1 WAC Cap, and in the case of the group 2 senior certificates, the Group 2 WAC Cap.

To the extent the pass-through rate for any class of certificates is limited on any distribution date by the application of a rate cap, the difference between that rate and the pass-through rate that would otherwise have been paid to that class of certificates absent such rate cap will create a shortfall. That shortfall will carry forward with interest thereon. These shortfalls may remain unpaid on the related optional purchase date or, if the optional termination is not exercised, on the related final payment date.

In addition, when a Net WAC Cap applies, there may be little or no excess cash flow or amounts paid by the swap counterparty and the cap counterparty to the issuing entity, to cover any resulting interest shortfalls. No assurance can be given that the excess cash flow on the mortgage loans and/or amounts paid by the swap counterparty or the cap counterparty, in each case available to cover the shortfalls resulting from the related Net WAC Cap, will be sufficient for that purpose.

Although holders of each class of certificates will be entitled to receive any basis risk carry forward from and to the limited extent of any net monthly excess cashflow, plus amounts paid by the swap counterparty and the cap counterparty, there is no assurance that those funds will be available or sufficient to pay such basis risk carry forward amount. There can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the pass-through rate on a class of certificates is limited by the related Net WAC Cap, there will be little or no net monthly excess cashflow on the mortgage loans.

See “Description of the Offered Certificates—Interest Distributions on the Certificates,” “—The Interest Rate Swap Agreement” and “—The Swap Account” and “Prepayment and Yield Considerations” in this prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

The Interest Rate Swap Agreement and the Interest Rate Cap Agreement will be Subject to Counterparty Risk

The certificates will have the benefit of a supplemental interest trust, which will hold the interest rate swap agreement and the interest rate cap agreement entered into by the trustee for the benefit of the certificates that will either require the swap counterparty or the cap counterparty, as applicable, to make certain payments for the benefit of the certificates or the trustee to make certain payments to the swap counterparty out of funds otherwise distributable to the certificates. To the extent that payments on the certificates depend in part on payments to be received by the supplemental interest trust, under the interest rate swap agreement or the interest rate cap agreement, the ability of the trustee to make such payments on the certificates will be subject to the credit risk of the counterparty. Payments from the swap counterparty will only be available to cover certain shortfalls or losses on the certificates, as described in this prospectus supplement under “Description of the Offered Certificates—The Swap Account” and “—The Interest Rate Swap Agreement”. Payments from the cap counterparty will only be available to cover certain shortfalls on the certificates, as described in this prospectus supplement under “Description of the Offered Certificates—The Interest Rate Cap Agreement”.

Any net payments payable under the interest rate swap agreement by the swap counterparty will only be payable if the amount owed by the swap counterparty on a distribution date, which is equal to one-month LIBOR, exceeds the amount owed to the swap counterparty, which is a fixed payment of 5.00% per annum, on such distribution date. No assurance can be made that any amounts will be received under the interest rate swap agreement or the interest rate cap agreement, or that any such amounts that are received will be sufficient for their intended purpose. Any net swap payment payable to the swap counterparty under the terms of the interest rate swap agreement will reduce amounts available for distribution to the certificateholders, and may reduce the interest distributed to the certificates. In addition, any swap termination payment payable to the swap counterparty in the event of early termination of the interest rate swap agreement (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty, as described in this prospectus supplement under “Description of the Offered Certificates—The Swap Account” and “—The Interest Rate Swap Agreement”) will reduce amounts available for distribution to the certificateholders. The interest rate swap agreement will terminate on or prior to the distribution date in September 2011 and the interest rate cap agreement will terminate on or prior to the distribution date in January 2008.

Upon early termination of the interest rate swap agreement, a payment may be owed by either the swap counterparty or the supplemental interest trust, regardless of which party caused the termination. The swap termination payment will be computed in accordance with the procedures set forth in the interest rate swap agreement described in this prospectus supplement under “Description of the Offered Certificates—The Swap Account” and “—The Interest Rate Swap Agreement”. In the event that the swap counterparty is entitled under the interest rate swap agreement to receive a swap termination payment, the issuing entity, through the supplemental interest trust, will be required to make that payment on the related distribution date, and on any subsequent distribution dates until the swap counterparty has been paid in full, prior to distributions to the certificateholders (other than certain swap termination payments resulting from an event of default or certain termination events with respect to the swap counterparty, which swap termination payments generally will be subordinate to distributions to the holders of the certificates, as described in this prospectus supplement under “Description of the Offered Certificates—The Swap Account” and “—The Interest Rate Swap Agreement”). This feature may result in losses on the subordinate certificates. Due to the priority of the applications of the available distribution amount, any classes of certificates that are subordinated in right of payment to payments made to the swap counterparty will bear the effects of any shortfalls resulting from a net swap payment or swap termination payment before such effects are borne by the certificates that are senior in right of payment to the swap counterparty.

The Credit Rating of the Swap Counterparty Could Affect the Rating of the Offered Certificates.

Morgan Stanley, the guarantor of the swap counterparty under the interest rate swap agreement, is rated “A+” by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., and “Aa3” by Moody’s Investors Service, Inc. The ratings on the offered certificates are dependent in part upon these credit ratings. If a credit rating of the guarantor of the swap counterparty is qualified, reduced or withdrawn and a substitute swap counterparty is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of the offered certificates may be qualified, reduced or withdrawn. As a result, the value and marketability of the offered certificates may be adversely affected. See “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

Recent Developments in the Residential Mortgage Market may Adversely Affect the Yields of the Offered Certificates.

Recently, the residential mortgage market in the United States has experienced a variety of difficulties and changed economic conditions that may adversely affect the yield on your certificates. Delinquencies and losses with respect to residential mortgage loans generally have increased in recent months, and may continue to increase, particularly in the subprime sector. In addition, in recent months housing prices and appraisal values in many states have declined or stopped appreciating, after extended periods of significant appreciation. A continued decline or an extended flattening of those values may result in additional increases in delinquencies and losses on residential mortgage loans generally, particularly with respect to second homes and investor properties and with respect to any residential mortgage loans whose aggregate loan amounts (including any subordinate liens) are close to or greater than the related property values.

Another factor that may have contributed to, and may in the future result in, higher delinquency rates is the increase in monthly payments on adjustable rate mortgage loans. Borrowers with adjustable payment mortgage loans are being exposed to increased monthly payments when the related mortgage interest rate adjusts upward from the initial fixed rate or a low introductory rate, as applicable, to the rate computed in accordance with the applicable index and margin. This increase in borrowers’ monthly payments, together with any increase in prevailing market interest rates, may result in significantly increased monthly payments for borrowers with adjustable rate mortgage loans.

Borrowers seeking to avoid these increased monthly payments by refinancing their mortgage loans may no longer be able to find available replacement loans at comparably low interest rates. A decline in housing prices may also leave borrowers with insufficient equity in their homes to permit them to refinance, and in addition, many mortgage loans have prepayment premiums that inhibit refinancing. Furthermore, borrowers who intend to sell their homes on or before the expiration of the fixed rate periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans. These events, alone or in combination, may contribute to higher delinquency rates.

The mortgage loans in the trust fund include subprime mortgage loans, and it is possible that the originator, due to substantial economic exposure to the subprime mortgage market, for financial or other reasons may not be capable of repurchasing or substituting for any defective mortgage loans in the trust fund. You should consider that the general market conditions discussed above may affect the performance of the mortgage loans and may adversely affect the yield on your certificates.

Recently, the Subprime Mortgage Loan Market has Experienced Increasing Levels of Delinquencies and Defaults; Increased Use of New Mortgage Loan Products by Borrowers May Result in Higher Levels of Delinquencies and Losses Generally.

In recent years, borrowers have increasingly financed their homes with new mortgage loan products, which in many cases have allowed them to purchase homes that they might otherwise have been unable to afford. Many of these new products feature low monthly payments during the initial years of the loan that can increase (in some cases, significantly) over the loan term. There is little historical data with respect to these new mortgage loan products especially during a period of increased delinquencies or defaults for such mortgage loan products. Consequently, as borrowers face potentially higher monthly payments for the remaining terms of their loans, it is possible that, combined with other economic conditions such as increasing interest rates and deterioration of home values, borrower delinquencies and defaults could exceed levels anticipated by you. Recently, the subprime mortgage loan market has experienced increasing levels of delinquencies and defaults, and we cannot assure you that this will not continue. In light of the foregoing, you should consider the heightened risk associated with purchasing the offered certificates, and that your investment in the offered certificates may perform worse than you anticipate.

High Balance Mortgage Loans Pose Special Risks

Approximately 9.24% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, had principal balances greater than $500,000. You should consider the risk that the loss and delinquency experience on these high balance mortgage loans may have a disproportionate effect on the pool of mortgage loans as a whole.

High Loan-To-Value Ratios Increase Risk of Loss

Loans with higher loan-to-value ratios may present a greater risk of loss than loans with loan-to-value ratios of 80.00% or below. Approximately 44.95% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, had combined loan-to-value ratios at origination in excess of 80.00%. Additionally, the determination of the value of a mortgaged property used in the calculation of the loan-to-value ratios may differ from the appraised value of such mortgaged properties or the actual value of such mortgaged properties.

Second Liens on the Mortgaged Property Increase Risk of Loss

At the time of origination of approximately 13.18% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, the related borrowers obtained second lien mortgage loans secured by the same mortgaged properties that secure the borrowers’ mortgage loans included in the trust fund. Investors should also be aware that borrowers may obtain secondary mortgage financing secured by their mortgaged properties following the date of origination of the mortgage loans in the trust estate. Mortgage loans of borrowers that have also obtained second lien mortgage loans secured by the same mortgaged property may experience higher rates of default than mortgage loans of borrowers that have not obtained second lien mortgage loans.

Payments in Full of a Balloon Loan Depend on the Borrower’s Ability to Refinance the Balloon Loan or Sell the Mortgaged Property

Approximately 40.66% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, are balloon loans. Mortgage loans that are balloon loans may not be fully amortizing over their terms to maturity and, thus, will require substantial principal payments, i.e., balloon payments, at their stated maturity. Mortgage loans with balloon payments involve a greater degree of risk because the ability of a borrower to make a balloon payment typically will depend upon its ability either to timely refinance the loan or to timely sell the related mortgaged property. The ability of a borrower to accomplish either of these goals will be affected by a number of factors, including:

•	the level of available mortgage interest rates at the time of sale or refinancing;

•	the borrower’s equity in the related mortgaged property;

•	the financial condition of the mortgagor;

•	tax laws;

•	prevailing general economic conditions; and

•	the availability of credit for single family real properties generally.

Inadequacy of Value of Properties Could Affect Severity of Losses

Assuming that the related mortgaged properties provide adequate security for the mortgage loans, substantial delays in recoveries may occur from the foreclosure or liquidation of defaulted loans. We cannot assure you that the values of the properties have remained or will remain at the levels in effect on the dates of origination of the related loans. Further, liquidation expenses, including legal fees, real estate taxes, and maintenance and preservation expenses will reduce the proceeds payable on the mortgage loans and thereby reduce the security for the mortgage loans. As a result, the risk that you will suffer losses could increase. If any of the properties fail to provide adequate security for the related loan, you may experience a loss. See “Material Legal Aspects of Mortgage Loans—Foreclosure” in the accompanying prospectus.

Based upon representations of the related mortgagors, approximately 5.73% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, are investment properties. Investment properties are generally considered to be subject to a greater risk of delinquency and/or default than primary residences and therefore the offered certificates may be more likely to suffer losses.

Bankruptcy of Borrowers May Adversely Affect Distributions on the Certificates

The application of federal and state laws, including bankruptcy and debtor relief laws, may interfere with or adversely affect the ability to realize on the properties, enforce deficiency judgments or pursue collection litigation with respect to defaulted loans. As a consequence, borrowers who have defaulted on their loans and sought, or are considering seeking, relief under bankruptcy or debtor relief laws will have substantially less incentive to repay their loans. As a result, these loans will likely experience more severe losses, which may be total losses and could therefore increase the risk that you will suffer losses. See “—Credit Enhancement May Not Be Adequate” above.

There Are Risks in Holding Subordinate Certificates

The protections afforded the senior certificates create risks for the subordinate certificates. Prior to any purchase of any class of subordinate certificates, consider the following factors that may adversely impact your yield:

•
Because the subordinate certificates generally receive interest and principal distributions after the related senior certificates receive those distributions, there is a greater likelihood that the subordinate certificates will not receive the distributions to which they are entitled on any distribution date.

•
If the servicer of a mortgage loan determines not to advance a delinquent payment on that mortgage loan because the servicer determines the amount is not recoverable from a borrower, there may be a shortfall in distributions on the related certificates which will impact the subordinate certificates.

•
As a result of the absorption of realized losses on the mortgage loans by excess interest and overcollateralization as described in this prospectus supplement, and after taking into account certain payments received or paid by pursuant to the swap agreement, liquidations of defaulted mortgage loans, whether or not realized losses are incurred upon the liquidations, are likely to result in an earlier return of principal to the offered certificates and are likely to influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the certificates. The overcollateralization provisions are intended to result in an accelerated rate of principal distributions to holders of the offered certificates then entitled to principal distributions at any time that the overcollateralization provided by the mortgage loans falls below the related required level. An earlier return of principal to the holders of the offered certificates as a result of the overcollateralization provisions will influence the yield on the offered certificates and is likely to influence the yield on the certificates in a manner similar to the manner in which principal prepayments on the mortgage loans would influence the yield on the certificates. In addition, losses resulting from the liquidation of defaulted mortgage loans that are not covered by excess interest or overcollateralization or net swap receipts paid by the counterparty, will be allocated to the subordinate certificates. A loss allocation results in a reduction in a certificate balance, potentially to zero, without a corresponding distribution of cash to the holder. A lower certificate balance will result in less interest accruing on the certificate.

•	The earlier in the transaction that a loss on a mortgage loan occurs, the greater the impact on your yield on the subordinate certificates.

The pooling and servicing agreement does not permit the allocation of realized losses on any of the mortgage loans to the Class P Certificates or the senior certificates. See “Description of the Offered Certificates” and “Prepayment and Yield Considerations” in this prospectus supplement.

Unless the aggregate class principal balance of the senior certificates has been reduced to zero, the subordinate certificates will not be entitled to any principal distributions until at least March 2010 or a later date as provided in this prospectus supplement, or during any period in which delinquencies and/or realized losses on the mortgage loans exceed the related levels set forth in this prospectus supplement.

Additionally, (1) the Class A-2d Certificates will not receive any distributions of principal until the aggregate class principal balance of the other classes of group 2 senior certificates have been reduced to zero, (2) the Class A-2c Certificates will not receive any distributions of principal until the aggregate class principal balance of the Class A-2b and Class A-2a Certificates have been reduced to zero, and (3) the Class A-2b Certificates will not receive any distributions of principal until the class principal balance of the Class A-2a Certificates have been reduced to zero, in each case, as described under “Description of the Offered Certificates —Allocation of Principal Payments to Senior Certificates” in this prospectus supplement. As a result, the Class A-2d, Class A-2c and Class A-2b Certificates will be extremely sensitive to losses and shortfalls on the related mortgage loans.

Excess Interest from the Mortgage Loans May Not Provide Adequate Credit Enhancement to the Certificates

After taking into account certain payments received or paid by the issuing entity pursuant to the swap agreement, the mortgage loans are expected to generate more interest than is needed to pay interest on the certificates and the related expenses of the issuing entity because the weighted average interest rate on the mortgage loans is expected to be higher than is needed to make distributions of interest on the certificates plus the servicing fee rate and the trustee fee rate. If the mortgage loans generate more interest than is needed to pay interest on the certificates and make any payments to the swap counterparty as required by the interest rate swap agreement, such “excess interest” will be used to make additional principal payments on the certificates to the extent described in this prospectus supplement. The use of excess interest to make additional distributions of principal on the offered certificates will reduce the aggregate class principal balance of the certificates below the aggregate stated principal balance of the mortgage loans, thereby maintaining the required level of “overcollateralization.” Overcollateralization is intended to provide limited protection to the holders of the offered certificates by absorbing these certificates’ share of losses from liquidated mortgage loans. However, we cannot assure you that enough excess interest will be generated on the mortgage loans to maintain the required level of overcollateralization.

The excess interest available on any distribution date to the certificates will be affected by the actual amount of interest received, collected or advanced in respect of the mortgage loans during the preceding month. Such amount will be influenced by changes in the weighted average of the mortgage rates resulting from prepayments and liquidations of the mortgage loans. If on any distribution date, the pass-through rate of one or more classes of offered certificates is limited by the related Net WAC Cap, it may be necessary to apply all or a portion of the related interest funds available (after taking into account certain payments received or paid by the issuing entity pursuant to the interest rate swap agreement) to distribute interest at the pass-through rates for such classes of certificates. As a result, interest may be unavailable for any other purpose, including building or maintaining overcollateralization.

In addition, when a borrower makes a full or partial prepayment on a mortgage loan, the amount of interest that the borrower is required to pay may be less than the amount of interest certificateholders would otherwise be entitled to receive with respect to the mortgage loan. The servicer is required to reduce its servicing fee to offset this shortfall (such reduction is a payment of “Compensating Interest”), but the reduction for any distribution date is limited. If the aggregate amount of interest shortfalls resulting from prepayments on the mortgage loans exceeds the amount of the related reduction in the related servicing fee, the amount of interest available to make distributions of interest to the certificates and to build or maintain overcollateralization will be reduced.

If the protection afforded the certificates by overcollateralization is insufficient, then the holders of the certificates could experience a loss on their investment.

Non-conforming Underwriting Standards

As a general matter, the mortgage loans were originated in accordance with Saxon Mortgage, Inc.’s mortgage loan program for non-conforming credits—a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to credit characteristics that do not meet Fannie Mae or Freddie Mac guidelines.

These mortgage loans are expected to experience rates of delinquency, bankruptcy and loss that are higher, perhaps significantly, than mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Geographic Concentration Could Increase Losses on The Mortgage Loans

The yield to maturity on your certificates may be affected by the geographic concentration of the mortgaged properties securing the mortgage loans. Any concentration of the mortgaged properties securing the mortgage loans in particular geographic regions might magnify the effect on the pool of mortgage loans of adverse economic conditions or of special hazards in these areas, such as earthquakes or tornadoes, and might increase the rate of delinquencies, defaults and losses on the mortgage loans. Consequently, the geographic concentration could result in shortfalls in distributions due on your certificates more than would be the case if the mortgaged properties were more geographically diversified.

Approximately 16.22% of the mortgage loans, by aggregate stated principal balance of the mortgage loans as of the cut-off date, are secured by properties located in California. Property in California may be more susceptible than homes located in other parts of the country to some types of uninsurable hazards, such as wildfires, earthquakes, floods, mudslides and other natural disasters.

In addition, certain Mortgage Loans are secured by properties located on the Gulf Coast of Texas, and in Louisiana, Mississippi, Alabama, Florida, Georgia, South Carolina and other states that frequently experience hurricanes and other significant storms during the hurricane season.

See “The Mortgage Loan Pool” in this prospectus supplement.

Hurricane Katrina And Its Aftermath May Pose Special Risks

At the end of August 2005, Hurricane Katrina and related windstorms, floods and tornadoes caused extensive and catastrophic physical damage to coastal and inland areas located in the Gulf Coast region of the United States (parts of Texas, Louisiana, Mississippi, Alabama and Florida) and may have adversely affected mortgaged properties located in certain other parts of the United States. The seller or the related originator, as applicable, will represent and warrant as of the closing date that no mortgaged property has been damaged so as to materially affect the value of the mortgaged property. In the event of a breach of that representation and warranty, the seller or the related originator, as applicable, will be obligated to repurchase or substitute for the related mortgage loan. Any damage to a mortgaged property that secures a mortgage loan held by the issuing entity occurring after the closing date as a result of any other hurricane, windstorm, flood, tornado or casualty will not cause a breach of this representation and warranty. Any repurchase would have the effect of increasing the rate of principal payment on the certificates.

The full economic impact of Hurricane Katrina and its aftermath is uncertain. Initial economic effects appear to include nationwide decreases in petroleum availability with a corresponding increase in price, decreases in chemical production and availability and regional interruptions in travel and transportation, tourism and economic activity generally. It is not possible to determine how long these effects may last or whether other effects will subsequently arise or become apparent in connection with Hurricane Katrina and its aftermath. No assurance can be given as to the effect of any of these events on consumer confidence and the performance of the mortgage loans. Any adverse impact resulting from any of these events would be borne by the holders of the certificates.

Recourse on Defective Mortgage Loans Is Limited; Limited Recourse

The seller or an originator may be required to purchase mortgage loans from the assets of the issuing entity in the event certain breaches of representations and warranties made by it have not been cured. These purchases will have the same effect on the holders of the offered certificates as a prepayment of the mortgage loans. If the seller or the originator that made the breached representation or warranty fails to repurchase that mortgage loan, it will remain in the assets of the issuing entity.

Neither the certificates nor the assets of the issuing entity will be guaranteed by the depositor, the seller, the servicer, the trustee or any of their respective affiliates or insured by any governmental agency. Consequently, if collections on the mortgage loans and net swap receipts received from the swap counterparty are insufficient to make all payments required on the certificates and the protection against losses provided by subordination, overcollateralization, limited cross-collateralization and excess spread is exhausted, you may incur a loss on your investment.

Bankruptcy or Insolvency May Affect the Timing and Amount of Distributions on the Certificates

The seller and the depositor will treat the transfer of the mortgage loans held by the issuing entity by the seller to the depositor as a sale for accounting purposes. The depositor and the issuing entity will treat the transfer of the mortgage loans from the depositor to the issuing entity as a sale for accounting purposes. If these characterizations are correct, then if the seller were to become bankrupt, the mortgage loans would not be part of the seller’s bankruptcy estate and would not be available to the seller’s creditors. If the seller becomes bankrupt, its bankruptcy trustee or one of the seller’s creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the seller, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates. Similarly, if the characterizations of the transfers as sales are correct, then if the depositor were to become bankrupt, the mortgage loans would not be part of the depositor’s bankruptcy estate and would not be available to the depositor’s creditors. On the other hand, if the depositor becomes bankrupt, its bankruptcy trustee or one of the depositor’s creditors may attempt to recharacterize the sale of the mortgage loans as a borrowing by the depositor, secured by a pledge of the mortgage loans. Presenting this position to a bankruptcy court could prevent timely payments on the certificates and even reduce the payments on the certificates.

If the servicer becomes bankrupt, the bankruptcy trustee may have the power to prevent the appointment of a successor to the servicer. If the servicer becomes bankrupt and cash collections have been commingled with the servicer’s own funds, the issuing entity may not have a perfected interest in those collections. In this case the issuing entity might be an unsecured creditor of the servicer as to the commingled funds and could recover only its share as a general creditor, which might be nothing. Collections that are not commingled but still in an account of the servicer might also be included in the bankruptcy estate of the servicer even though the issuing entity may have a perfected security interest in them. Their inclusion in the bankruptcy estate of the servicer may result in delays in payment and failure to pay amounts due on the certificates.

Federal and state statutory provisions affording protection or relief to distressed borrowers may affect the ability of the secured mortgage lender to realize upon its security in other situations as well. For example, in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on a mortgaged property without the permission of the bankruptcy court. And in certain instances a bankruptcy court may allow a borrower to reduce the monthly payments, change the rate of interest, and alter the mortgage loan repayment schedule for under-collateralized mortgage loans. The effect of these types of proceedings can be to cause delays in receiving payments on the mortgage loans and even to reduce the aggregate amount of payments on the mortgage loans.

You Could be Adversely Affected by Violations of Consumer Protection Laws

Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, state and federal consumer protection laws, unfair and deceptive practices acts and debt collection practices acts may apply to the origination or collection of the mortgage loans. Depending on the provisions of the applicable law, violations of these laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of related amounts previously paid and, in addition, could subject the trustee (in its capacity as successor servicer) or the servicer to damages and administrative enforcement.

The Federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of some provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the consummation of such mortgage loans. Some states, as in the case of Georgia, with respect to Georgia’s Fair Lending Act of 2002, have enacted, or may enact, similar laws or regulations, which in some case impose restrictions and requirements greater than those in HOEPA. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the issuing entity as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding such mortgage loans against the issuing entity. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts. The seller have warranted that the mortgage loans do not include any mortgage loan in violation of HOEPA or similar state laws. However, if the assets of the issuing entity should include loans subject to HOEPA or in material violation of similar state laws, it will have repurchase remedies against the seller. See “Material Legal Aspects of Mortgage Loans” in the accompanying prospectus.

Failure of Servicer to Perform May Adversely Affect Distributions on Certificates

The amount and timing of distributions on the certificates generally will be dependent on the servicer performing its servicing obligations in an adequate and timely manner. See “Servicing; The Servicer” in this prospectus supplement. If the servicer fails to perform its servicing obligations, this failure may result in the termination of the servicer. That termination, with its corresponding transfer of daily collection activities, will likely increase the rates of delinquencies, defaults and losses on the mortgage loans. As a result, shortfalls in the distributions due on your certificates could occur.

The Servicing Compensation May Be Insufficient To Engage a Replacement Servicer

The fees and expenses, including the servicing fee, payable by that issuing entity are described in this prospectus supplement under “The Pooling and Servicing Agreement—Fees and Expenses of the Issuing Entity.” In the event it becomes necessary to replace the servicer, no assurance can be made that the servicing fee will be sufficient to attract a replacement servicer to accept an appointment for the related issuing entity. In addition, to the extent the loans of any series have amortized significantly at the time that a replacement servicer is sought, the compensation that would be payable to any such replacement may not be sufficient to attract a replacement to accept an appointment for the issuing entity.

Your Yield May be Affected if There is a Transfer of Servicing of Certain Mortgage Loans

All transfers of servicing involve the risk of disruption in collections due to data input errors, misapplied or misdirected payments, system incompatibilities and other reasons. As a result, if the servicing of these mortgage loans is transferred, the rates of delinquencies, defaults and losses are likely to increase, at least for a period of time. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of any servicing or as to what the effect on the yield on your certificates will be. In addition, even though a servicing transfer cannot occur unless certain conditions set forth in the pooling and servicing agreement are met, there can be no guarantee that a servicing transfer will not have an adverse impact on the rates of delinquency, default and losses on the related mortgage loans.

Limited Liquidity May Adversely Affect Market Value of Certificates

A secondary market for the offered certificates may not develop or, if it does develop, it may not provide you with liquidity of investment or continue while your certificates are outstanding. Lack of liquidity could result in a substantial decrease in the market value of your certificates. See “Risk Factors—Limited ability to resell securities” in the accompanying prospectus.

The secondary market for mortgage-backed securities has experienced periods of illiquidity and can be expected to do so in the future. Illiquidity means that there may not be any purchasers for your class of certificates. Although any class of certificates may experience illiquidity, it is more likely that classes of certificates that are more sensitive to prepayment, credit or interest rate risk will experience illiquidity.

Rights of Beneficial Owners May Be Limited by Book-Entry System

Your ownership of the offered certificates will be registered electronically with DTC. The lack of physical certificates could:

•	result in payment delays on your certificates because the trustee will be sending distributions on the certificates to DTC instead of directly to you;

•	make it difficult for you to pledge your certificates if physical certificates are required by the party demanding the pledge; and

•
hinder your ability to resell your certificates because some investors may be unwilling to buy certificates that are not in physical form. See “Description of the Offered Certificates—Book-Entry Registration of the Offered Certificates” in this prospectus supplement and “Registration of the Offered Securities—Book-Entry Registration” in the accompanying prospectus.

Military Action and Terrorist Attacks

The effects that military action by U.S. forces in Iraq and Afghanistan or other regions and terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the mortgage loans. Federal agencies and non-government lenders have and may continue to defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by recent and possible future events. In addition, activation of a substantial number of U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers’ Civil Relief Act (formerly known as the Soldiers’ and Sailors’ Civil Relief Act of 1940), or similar state laws, and the servicer will not be required to advance for any interest shortfall caused by any such reduction. Shortfalls in interest may result from the application of the Servicemembers’ Civil Relief Act or similar state laws. Interest payable to senior and subordinate certificateholders will be reduced on a pro rata basis by any reductions in the amount of interest collectible as a result of application of the Servicemembers’ Civil Relief Act or similar state laws. See “Material Legal Aspects of Mortgage Loans—Servicemembers’ Civil Relief Act” in the accompanying prospectus.

MATERIAL LEGAL PROCEEDINGS

Because the seller, the servicer and their affiliates are subject to many laws and regulations, including but not limited to federal and state consumer protection laws, they are regularly involved in numerous lawsuits filed against them, some of which seek certification as class action lawsuits on behalf of similarly situated individuals. The following is a summary of litigation matters that could be significant because class action status has been asserted. If class actions are certified and there is an adverse outcome or we do not otherwise prevail in the following matters, the seller, the servicer and/or their affiliates could suffer material losses.

Bauer, et al., v. Saxon Mortgage Services, Inc., et al. is a matter filed on December 1, 2004 in the Civil District Court for the Parish of Orleans, State of Louisiana, Case No. 2004-17015. On January 26, 2005, the plaintiffs filed a motion to dismiss the case without prejudice, and the court entered an order dismissing the case on January 31, 2005. On February 17, 2005, the plaintiffs re-filed the case as two separate class action lawsuits, Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana, and Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana. In the Bauer case, none of the seller, the servicer nor any of their affiliates are a named defendant but the servicer may owe defense and indemnification to Deutsche Bank Trust Company Americas, N.A., as custodian of a mortgage loan for which one named plaintiff is mortgagor. The servicer is a named defendant in the Patterson case. In both cases, the named plaintiffs allege misrepresentation, fraud, conversion and unjust enrichment on the part of the lender defendants and a law firm hired by a number of defendants, including the servicer, to enforce mortgage loan obligations against borrowers who had become delinquent pursuant to the terms of their mortgage loan documents. Specifically, the plaintiffs alleged that the law firm quoted inflated court costs and sheriff’s fees on reinstatement proposals to the plaintiffs. In both cases, the plaintiffs seek certification as a class action, compensatory damages, pre-judgment interest, attorneys’ fees, litigation costs, and other unspecified general, special and equitable relief. At the present time, we cannot predict the outcome of the case and cannot reasonably estimate a range of possible loss given the current status of the litigation. On January 24, 2006, the United States District Court for the Eastern District of Louisiana granted the servicer’s motion to compel arbitration and stayed the court proceedings as to named plaintiffs Keenan and Karen Duckworth in Bauer, et al., v. Dean Morris, et al., filed as Case No. 05-2173 in the Civil District Court for the Parish of Orleans, State of Louisiana. On January 25, 2006, the United States District Court for the Eastern District of Louisiana granted the servicer’s motion to compel arbitration and stayed the court proceedings as to named plaintiff Debra Herron in Patterson, et al., v. Dean Morris, et al., filed as Case No. 05-2174 in the Civil District Court for the Parish of Orleans, State of Louisiana. The court subsequently remanded the underlying court proceedings in both the Bauer and Patterson cases to the Civil District Court for the Parish of Orleans, State of Louisiana.

Cechini, et al., v. America’s MoneyLine, Inc. is a matter filed on August 10, 2005 in the United States District Court for the Northern District of Illinois, Eastern Division, as Case No. 05C 4570. The plaintiff filed the case as a class action, alleging violation of the Fair Credit Reporting Act in connection with the use of pre-approved offers of credit by a former affiliate of the Seller, the Servicer and the Depositor, America’s MoneyLine, Inc. Saxon Mortgage, Inc. is successor in interest to the defendant. On June 19, 2006, the parties reached an agreement to settle this case pending the court’s approval. The settlement requires the defendant to create a settlement fund in the amount of $459,250. The claims of settlement class members and plaintiff’s attorney’s fees will be paid out of the fund. On August 30, 2006, the court preliminarily approved the settlement and a final fairness hearing is scheduled for February 13, 2007. The estimate of possible loss for this matter is the amount of the settlement fund, $459,250, plus the cost of administering the settlement, which has been estimated at $10,000.

Jumar Hooks and Diane Felder, et al., v. Saxon Mortgage, Inc. is a matter filed on October 12, 2005 in the Common Pleas Court for Cuyahoga County, Ohio as Case No. CV 05 574577. The plaintiffs filed this case as a class action, alleging, on behalf of themselves and similarly situated Ohio borrowers, that Saxon Mortgage, Inc., an affiliate of the Seller, the Servicer and the Depositor whose underwriting guidelines are employed by the seller in originating mortgage loans, engaged in unlawful practices in originating and servicing the plaintiffs’ loans. The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court. At the present time, we cannot predict the outcome of this case.

Brian Harris, et al., v. Capital Mortgage Company, et al., is a matter filed in the Circuit Court of Cook County, County Department-Chancery Division, Illinois as Case No. 05CH 22369. The servicer was served with a summons and complaint on March 1, 2006. The plaintiffs included a class action claim, alleging, on behalf of themselves and those similarly situated, that the servicer and other named defendants engaged in unfair and deceptive acts and violated the Illinois Consumer Fraud Act in connection with originating and servicing the plaintiffs’ loans. The plaintiffs seek certification as a class and a judgment in favor of the plaintiffs for money damages, costs, attorneys’ fees, and other relief deemed appropriate by the court. As with other pending litigation, if a class is certified and there is an adverse outcome or the servicer does not otherwise prevail in the matter, the servicer could suffer material losses. At the present time, we cannot predict the outcome of this case.

SERVICING; THE SERVICER

The Servicer

General

Saxon Mortgage Services, Inc. (“SMSI”), an affiliate of the Sponsor, the Seller, the Depositor and the underwriter, will service 100% of the mortgage loans. For a general description of SMSI and its servicing experience, see “Saxon Mortgage Services, Inc. - The Servicer” in the prospectus.

SMSI services all mortgage loans according to its life of loan credit risk management strategy which was developed substantially for the servicing of sub-prime mortgage loans. The risk of delinquency and loss associated with sub-prime mortgage loans requires active communication with borrowers. Beginning with an introductory call made as soon as fifteen days following the origination or purchase of a mortgage loan, SMSI attempts to establish a consistent payment relationship with the borrower. In addition, SMSI’s call center uses a predictive dialer, where permitted, to create calling campaigns for delinquent loans based upon the borrower’s historical payment patterns and the borrower’s risk profile. SMSI’s technology delivers extensive data regarding the loan and the borrower to the desktop of the individual providing service. Contact with borrowers is tailored to reflect the borrower’s payment habit, loan risk profile and loan status. Borrower contact is initiated through outbound telephone campaigns, monthly billing statements and direct mail. SMSI’s website provides borrowers with access to account information and online payment alternatives.

SMSI’s goal is to provide efficient and economical solutions to the processes SMSI manages in the servicing area, which has included the outsourcing of certain servicing functions such as tax tracking, insurance tracking and foreclosure and bankruptcy tracking. In 2005, SMSI outsourced the document management area, resulting in faster imaging of mortgage loan documents with fewer document exception rates.

SMSI delivers online access to selected mortgage loan documents and an online interview guiding the borrower through alternatives to foreclosure.

Once a mortgage loan becomes thirty days delinquent, the related borrower receives a breach notice allowing thirty days, or more if required by applicable law, to cure the default before the account is referred for foreclosure. Breach notices are sent on the 33rd day of delinquency for the high risk borrowers and on the 48th day for the lower risk borrowers. The call center continues active collection campaigns and may offer the borrower relief through a forbearance plan designed to resolve the delinquency in ninety days or less.

Accounts moving from thirty days delinquent to sixty or more days delinquent are transferred to the Loss Mitigation department, which is supported by the predictive dialer, as well as the Mortgage Serv system. The Loss Mitigation department continues to actively attempt to resolve the delinquency while SMSI’s Foreclosure department generally refers the file to local counsel to begin the foreclosure process.

SMSI’s core servicing platform, Mortgage Serv, is able to service most types of mortgage loan products. Presently, SMSI has not programmed its servicing platform for any HELOC products. It provides all the mortgage loan level detail and interacts with all of SMSI’s supplemental products such as the dialer, pay-by-phone and website activity. The Mortgage Serv system provides functionality that was not available with SMSI’s prior systems, allowing the retirement of proprietary systems supporting SMSI’s Loss Mitigation, Foreclosure, and REO departments. Incorporating those automated processes while providing direct interfaces with service providers enhances SMSI’s efficiency.

Delinquent accounts not resolved through collection and loss mitigation activities are foreclosed in accordance with state and local laws. Foreclosure timelines are managed through an outsourcing relationship that uploads data into the Mortgage Serv system. The Mortgage Serv system schedules key dates throughout the foreclosure process, enhancing the outsourcer’s ability to monitor and manage foreclosure counsel. Properties acquired through foreclosure are transferred to the REO department to manage eviction and marketing of the properties.

Once REO properties are vacant, they are listed with one of three national asset management firms that develop a marketing strategy designed to obtain the highest net recovery upon liquidation. The REO department monitors these asset managers. Property listings are reviewed monthly to ensure the properties are properly maintained and actively marketed.

SMSI services nine securitizations for which servicer events of default have occurred. Eight were triggered by delinquency levels, and one was triggered by the cumulative loss level. Each of these securitizations was issued on or prior to 2001. SMSI has never been removed as servicer and has not failed to comply with the servicing criteria under any servicing agreement. In addition to the nine securitizations above, SMSI services three additional securitizations issued before 2001, two of which have more than one servicer, in which performance triggers have occurred due to delinquency levels. Typically, this results in a re-direction of bond principal payments to the most senior classes. SMSI has not failed to make required advances with respect to any securitizations for which it is servicer.

Size, Composition and Growth of Servicer’s Portfolio of Serviced Assets

Currently, substantially all of SMSI’s servicing portfolio consists of non-prime mortgage loans, represented by fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The following table reflects the size and composition of SMSI’s affiliate-owned and third party servicing portfolio as of the end of each indicated period.

Servicer’s Portfolio of Mortgage Loans

	Unpaid Principal Balance as of: (Dollar Amounts, in thousands)
	September 30, 2006	December 31, 2005	December 31, 2004	December 31, 2003
SMSI Affiliate	$6,794,992	$6,394,873	$5,950,965	$4,665,770
Third Party	19,810,560	18,365,897	14,214,977	5,233,753
Total	$26,605,552	$24,760,770	$20,165,942	$9,899,523

SMSI Rating Information

SMSI’s residential sub-prime servicing operations are currently rated as “Above Average” by S&P. Fitch has rated SMSI “RPS2+” as a primary servicer of residential Alt-A and sub-prime products. Moody’s has rated SMSI “SQ2+” as a primary servicer of residential sub-prime mortgage loans. SMSI is an approved Freddie Mac and Fannie Mae servicer.

       SMSI’s Delinquency and Foreclosure Experience

The following tables set forth the delinquency and foreclosure experience of the mortgage loans serviced by SMSI at the end of the indicated periods. The indicated periods of delinquency are based on the number of days past due on a contractual basis. A mortgage loan is considered delinquent for these purposes if the full monthly payment of principal and interest has not been paid by the next scheduled due date. Saxon’s portfolio may differ significantly from the mortgage loans in the mortgage loan pool in terms of interest rates, principal balances, geographic distribution, types of properties, lien priority, origination and underwriting criteria, prior servicer performance and other possibly relevant characteristics. There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the mortgage loans in the mortgage loan pool will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted mortgage loans in the mortgage loan pool. The actual delinquency experience on the mortgage loans in the mortgage loan pool will depend, among other things, upon the value of the real estate securing such mortgage loans in the mortgage loan pool and the ability of the related borrower to make required payments. It should be noted that if the residential real estate market should experience an overall decline in property values, the rates of delinquencies and foreclosures could increase. In addition, adverse economic conditions may affect the timely payment by borrowers of scheduled payments of principal and interest on the mortgage loans in the mortgage loan pool and, accordingly, the actual rates of delinquencies and foreclosures with respect to the mortgage loan pool. Finally, the statistics shown below represent the delinquency experience for Saxon’s mortgage servicing portfolio only for the periods presented, whereas the aggregate delinquency experience on the mortgage loans comprising the mortgage loan pool will depend on the results obtained over the life of the mortgage loan pool. These statistics were derived by using one generally accepted method of calculating and reporting delinquency. SMSI may change its method of reporting delinquency experience to another generally accepted method. Such a change may affect these statistics.

SMSI Mortgage Loan Servicing Portfolio
Delinquencies and Foreclosures
(Dollar Amounts in Thousands)

	September 30,	December 31,
	2006	2005	2004	2003
	Total Servicing Portfolio	Total Servicing Portfolio	Total Servicing Portfolio	Total Servicing Portfolio
Total outstanding principal balance (at period end)	$26,605,552	$24,760,770	$20,165,942	$9,899,523
Delinquency (at period end):
30-59 days:
Principal balance	$1,740,898	$1,442,450	$956,478	$605,980
Delinquency percentage	6.54%	5.83%	4.74%	6.12%
60-89 days:
Principal balance	$598,466	$465,173	$247,863	$138,253
Delinquency percentage	2.25%	1.88%	1.23%	1.40%
90 days or more:
Principal balance	$471,033	$391,147	$172,124	$96,388
Delinquency percentage	1.77%	1.58%	0.85%	0.97%
Bankruptcies (1):
Principal balance	$415,796	$491,243	$279,331	$300,282
Delinquency percentage	1.56%	1.98%	1.39%	3.03%
Foreclosures:
Principal balance	$747,668	$595,905	$314,253	$298,658
Delinquency percentage	2.81%	2.41%	1.56%	3.02%
Real Estate Owned:
Principal balance	$384,793	$187,449	$107,939	$107,202
Delinquency percentage	1.45%	0.76%	0.54%	1.08%
Total Seriously Delinquent including real estate owned (2)	9.48%	7.92%	5.26%	8.89%
Total Seriously Delinquent excluding real estate owned	8.04%	7.16%	4.73%	7.81%

(1)
Bankruptcies include both non-performing and performing mortgage loans in which the related borrower is in bankruptcy. Amounts included for contractually current bankruptcies for the total servicing portfolio for September 30, 2006, December 31, 2005, 2004, and 2003 are $69.8 million, $133.5 million, $47.5 million and $43.7 million, respectively.

(2)
Seriously delinquent is defined as mortgage loans that are 60 or more days delinquent, foreclosed, REO, or held by a borrower who has declared bankruptcy and is 60 or more days contractually delinquent.

Servicing and Other Compensation and Payment of Expenses; Repurchase

The “Servicing Fee” applicable to each mortgage loan, and with respect to each Distribution Date, equals the Stated Principal Balance of the mortgage loan on the first day of the month preceding the month of such Distribution Date multiplied by one-twelfth of 0.50% per annum (the “Servicing Fee Rate”). In addition, late payment fees with respect to the mortgage loans, revenue from miscellaneous servicing administration fees, and any interest or other income earned on collections with respect to the mortgage loans pending remittance, will be paid to or retained by the Servicer as additional servicing compensation. The Servicer must pay certain insurance premiums and ongoing expenses. The Servicer may, with the consent of the Trustee, transfer its servicing to successor servicers that meet the criteria for servicers approved by the rating agencies.

The Servicer will have the right, but not the obligation, to repurchase from the trust fund any mortgage loan delinquent as to three consecutive scheduled payments, at a price equal to the unpaid principal balance thereof plus accrued interest on that balance or, in the case of a Nonrecoverable Mortgage Loan, at a price equal to the Nonrecoverable Mortgage Loan Purchase Price, which is based on the Servicer’s determination of the projected net liquidation proceeds for the Nonrecoverable Mortgage Loan.

Advances and Payment of Compensating Interest

Before each Distribution Date, the Servicer and any successor servicer must advance its own funds with respect to delinquent payments of principal of and interest on the mortgage loans, net of any servicing fees, unless the Servicer believes that the advance is non-recoverable. Advances of principal and interest on a mortgage loan will be considered non-recoverable only to the extent those amounts are not reimbursable from:
•	late collections in respect of such loan;

•	insurance proceeds in respect of such loan; and

•	net liquidation proceeds in respect of such loan.

The Servicer’s obligation to advance delinquent payments of principal of and interest on any mortgage loan as to which the Servicer has entered into a modification or forbearance agreement will be based upon the terms of that mortgage loan as so modified. In addition, if the Servicer determines that the expenses associated with the foreclosure and liquidation of a delinquent loan will exceed the projected liquidation proceeds, the Servicer’s obligation to make advances in respect of such loan will terminate at the time of such determination.

Any failure by the Servicer to make any required advance will constitute an event of default under the pooling and servicing agreement, potentially resulting in the Servicer’s removal. If the Servicer fails to make a required advance of principal and interest, the Trustee, in its capacity as successor servicer, will be obligated to make the advance to the extent required by the pooling and servicing agreement. The total advance obligations of the Trustee, in its capacity as successor servicer, may be subject to a dollar limitation that is acceptable to the rating agencies as set forth in the Pooling and Servicing Agreement for the issuing entity.

In addition, in the event of a prepayment in full received by the Servicer during the period from the 18th day of a month to the end of that month, the Servicer must deposit, in the Distribution Account on or before the Distribution Date in the immediately succeeding month, Compensating Interest in an amount equal to any resulting Prepayment Interest Shortfall, but only to the extent of the servicing fee payable with respect to such Distribution Date.

THE MORTGAGE LOAN POOL

General

On the Closing Date, the assets of the trust fund will consist of approximately 3,134 mortgage loans with an aggregate principal balance as of the cut-off date of approximately $622,171,726, after deducting payments due on or before the cut-off date. The mortgage loans are secured by first and second liens on fee simple interests in one- to four-family residential properties (each, a “Mortgaged Property”). At the cut-off date, the mortgage loans have been segregated into two loan groups (“Loan Group 1” and “Loan Group 2”, respectively, and each, a “Loan Group”), each having the characteristics set forth below as of the cut-off date:

Loan Group	Number of Mortgage Loans	Approximate Cut-off Date Loan Group Balance
Loan Group 1 (the “Group 1 Mortgage Loans”)	1,506	$278,392,074
Loan Group 2 (the “Group 2 Mortgage Loans”)	1,628	$343,779,652

The Seller originated or acquired all of the mortgage loans to be included in the trust fund in accordance with its mortgage loan program, as described in this prospectus supplement and in the accompanying prospectus. As a general matter, the Seller’s mortgage loan program consists of the origination or purchase of mortgage loans relating to non-conforming credits. A non-conforming credit is a mortgage loan ineligible for purchase by Fannie Mae or Freddie Mac due to characteristics that do not meet Fannie Mae or Freddie Mac guidelines. Consequently, mortgage loans to be included in the trust fund that are originated or purchased under the Seller’s mortgage loan program are likely to experience rates of delinquency, bankruptcy and loss that are higher than those experienced by mortgage loans originated under Fannie Mae or Freddie Mac guidelines.

Characteristics of the Mortgage Loans

The mortgaged premises consist of residential properties which may be detached or attached:

•	one- to four- family dwellings;

•	condominium units;

•	townhouses;

•	manufactured housing; and

•	units in a planned unit development.

The mortgaged premises may be owner-occupied or non-owner-occupied investment properties. Owner-occupied properties include second homes and vacation homes. The mortgage loans are or will be secured by first mortgages on the mortgaged premises.

None of the mortgage loans are in violation of the Arkansas Home Loan Protection Act, the Georgia Fair Lending Act, the New York Anti-Predatory Lending Law, the New Jersey Home Ownership Security Act of 2002, the New Mexico Home Loan Protection Act, the Illinois High Risk Home Loan Act, the Illinois Interest Act or any similar “predatory lending” statute, ordinance or law.

Whenever reference is made to the characteristics of the mortgage loans or to a percentage of the mortgage loans, the reference is based on the Stated Principal Balances of those mortgage loans.

The characteristics of the mortgage loans as a whole may change at the Closing Date.

The mortgage loans satisfy certain criteria including:

•	a remaining term to stated maturity of no more than 480 months; and

•	a weighted average current mortgage interest rate of approximately 8.358%.

None of the mortgage loans had an original loan-to-value ratio in excess of 100.00%. In addition, approximately 98.97% of the mortgage loans were originated on or after August 1, 2006.

Of the mortgage loans, 963 mortgage loans representing approximately 62.82% of the aggregate principal balance of the mortgage loans in Loan Group 1 as of the cut-off date, and 1,140 mortgage loans representing approximately 65.43% of the aggregate principal balance of the mortgage loans in Loan Group 2 as of the cut-off date, provide for the payment of prepayment penalties. Prepayment penalties provide that if the borrower were to prepay the mortgage loan in excess of a specified amount at any time from the origination of the mortgage loan to a date set forth in the related mortgage note (the “Prepayment Penalty Period”), the borrower would also have to pay a fee in addition to the amount necessary to repay the mortgage loan. The Prepayment Penalty Period for these mortgage loans varies from one to three years in the case of the Group 1 Mortgage Loans and one to five years in the case of the Group 2 Mortgage Loans, depending on the terms set forth in the related mortgage note. In some instances, applicable state laws limit the amount of the prepayment penalty that a lender may charge. The specific Prepayment Penalty Periods applicable to the mortgage loans are set forth in more detail in the tables entitled “Prepayment Penalty” in Appendix A hereto. Any prepayment penalties received on these mortgage loans will be distributed to the Class P Certificates and will not be available for distribution to the Offered Certificates.

All of the adjustable rate mortgage loans as of the cut-off date, are subject to:

•	periodic interest rate adjustment caps;

•	lifetime interest rate ceilings; and

•	lifetime interest rate floors.

Substantially all of the adjustable rate mortgage loans had interest rates which were not fully indexed as of the cut-off date. This means the mortgage interest rates did not equal the sum of the applicable gross margin and the applicable index as of that date.

The minimum mortgage rate for any adjustable rate mortgage loan will range from 4.500% to 12.000%, with a weighted average minimum mortgage rate as of the cut-off date of approximately 6.404%. The maximum mortgage rates on the initial adjustable rate mortgage loans will range from 11.750% to 18.990% with a weighted average maximum mortgage rate as of the cut-off date of approximately 14.366%. The gross margins for the initial adjustable rate mortgage loans range from 4.500% to 9.990%, with a weighted average gross margin as of the cut-off date of approximately 6.133%.

The adjustable rate mortgage loans include:

•
2/28 and 2/38 LIBOR mortgage loans, 3/27 and 3/37 LIBOR mortgage loans and 5/25 LIBOR mortgage loans which bear interest initially at a rate fixed at origination for two, three and five years, respectively, and thereafter at a rate that adjusts semiannually based on six month LIBOR (i.e., the London interbank offered rate for six month United States Dollar deposits in the London market based on quotations of major banks as published in The Wall Street Journal).

Detailed information on the mortgage loans is included in Appendix A hereto. Such information is approximate and is based solely on the aggregate principal balance of the mortgage loans as of the cut-off date. Totals may not add completely to 100% because of rounding. Unless otherwise specified, all weighted averages are based upon certain characteristics of the mortgage loans as of the cut-off date.

Underwriting Standards

General

All of the mortgage loans (based on principal balance) to be included in the trust fund were originated or acquired in accordance with the underwriting guidelines of the Seller.

Saxon Mortgage Underwriting Guidelines.

Saxon Mortgage’s underwriting guidelines provide for an analysis of the overall situation of the borrower and take into account compensating factors which may be used to offset certain areas of weakness. Specific compensating factors include:

•	loan-to-value ratio;

•	mortgage payment history;

•	disposable income;

•	quality and condition of collateral;

•	length and quality of credit profile;

•	employment stability; and

•	number of years at residence.

Saxon Mortgage underwrites each loan individually. The underwriting decision is based on the risk profile of the loan, even in instances where a group of mortgage loans is purchased in bulk. In some of these bulk purchases, contract underwriters may be engaged to underwrite individual mortgage loans under the direct supervision of the senior underwriting staff of Saxon Mortgage.

Saxon Mortgage customarily employs underwriting guidelines to aid in assessing:

•	the borrower’s ability and willingness to repay a loan according to its terms; and

•	whether the value of the property securing the loan will allow the lender to recover its investment if a loan default occurs.

Saxon Mortgage has established classifications with respect to the credit profile of the borrower. The terms of the loans and the maximum loan-to-value ratios and debt-to-income ratios vary based on the classification of the borrower. Borrowers with less favorable credit ratings are generally offered loans with higher interest rates and lower loan-to-value ratios than borrowers with more favorable credit ratings.

Saxon Mortgage’s underwriting standards are applied in accordance with applicable federal and state laws and regulations and may permit the use of an insured automated valuation model (“AVM”), a qualified appraisal of the mortgaged property which conforms to Fannie Mae and Freddie Mac standards, or both. Each appraisal includes a market data analysis based on recent sales of comparable homes in the area. The appraisal may be no more than 180 days old on the day the loan is originated. In most instances, either a second full appraisal or a desk or field review of the original appraisal will be required for loan amounts over $500,000.

Saxon Mortgage has four income documentation programs:

•	Full Documentation—underwriter review of documents that are provided to verify employment, income and bank deposits, such as W-2’s and pay stubs, or signed tax returns for the past two years;

•	12 Months Personal Bank Statements—the underwriter will review 12 months consecutive personal bank statements to document the borrowers stated cash flow;

•	Limited Documentation— six months of personal and/or business bank statements are acceptable documentation of the borrower’s stated cash flow; and

•
Stated Income—the borrower’s income as stated on the loan application must be reasonable for the related occupation because the income is not independently verified. The existence of the business and employment is, however, confirmed; and any self-employed business must have been in existence for at least two years.

Saxon Mortgage may, from time to time, apply underwriting criteria that are either more stringent or more flexible than the general guidelines of the underwriting programs outlined below depending on the economic conditions of a particular market.

•	Saxon Mortgage has developed several primary underwriting programs:

•
The ScorePlus Underwriting Program (1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding mortgage, foreclosure and bankruptcy histories) is evaluated by credit score. Accordingly, credit score minimums apply for each credit grade.

Approximately 94.22% (by principal balance) of the mortgage loans as of the cut-off date were underwritten under the ScorePlus Underwriting Program. Saxon Mortgage ‘s ScorePlus guidelines for full income documentation are set forth below. Limited and stated income documentation are available also, usually at lower LTVs and lower loan amounts.

A+	A	A-	B+	B	C

Mortgage History

No late payments over 30 days within last 12 months	Maximum of one 30-day late payment	Maximum of two 30-day late payments in last 12 months	Maximum of three 30-day late payments	Maximum of one 60-day late payment in last 12 months	Maximum of one 90-day late payment in last 12 months

Secondary Credit

Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500	Minimum Credit Score 500 525 for LTV>80% 640 for LTV > 85%	Minimum Credit Score 500 525 for LTV>70% 660 for LTV > 80%

Debt-To-Income Ratio*

50%	50%	50%	50%	50%	50%

Maximum Loan-To-Value (1st lien mortgage loans only)

100%	100%	100%	95%	90%	85%

Bankruptcy

	Full Documentation and 12 months bank statements	Stated or Limited Documentation

Chapter 7
Full Doc and 12 months bank statement loans allow a bankruptcy discharged at least 6 months as long as the credit score is at least 600, else:
Discharge 2 years if LTV > 85%
Discharge 1.5 years if LTV > 80% but <=85%
Discharge 1 day if LTV <=80%
Discharge 2 years if LTV > 80% Discharge 1.5 years if LTV > 70% but <=80% Discharge 1 day if LTV <=70%

Chapter 11, 13	Discharge 2 years if LTV > 90% Discharge and 1 year from filing Discharge 1 day and paid as agreed if LTV <=80%	Discharge 2 years if LTV > 80% Discharge and 1 year from filing Discharge 1 day and paid as agreed if LTV <=70%

Foreclosure
Full Documentation, 12 months bank statements, Stated or Limited Documentation
3 years if Credit Score is < 600 2 years if Credit Score >=600

* A Debt-To-Income ratio of 55% is allowed on Full Doc or 12 month bank statement loans with a minimum credit score of 620 and a maximum LTV of 90% (or credit score minimum of 575 and maximum LTV of 80%), as long as there is monthly gross disposable income of at least $2,500 for the family. A Debt-To-Income ratio over 50% is not allowed on Interest Only loans or loans for borrowers whose income source is solely fixed income.

•
The ScoreDirect Underwriting Program (owner occupied, fully documented 1st lien mortgage loans only)—generally, a borrower’s secondary credit (excluding, foreclosure and bankruptcy histories) is evaluated by credit score and the customary credit grading methodology is replaced by credit score tiers.

Approximately 1.09% (by principal balance) of the mortgage loans as of the cut-off date were underwritten under the ScoreDirect Underwriting Program. Saxon Mortgage’s general guidelines for purchase and rate/term refinance transactions for the ScoreDirect Underwriting Program are set forth below. Cash out refinances are also available, usually at lower LTVs.

Credit Score

640+	620-639	600-619	580-599

Bankruptcy Discharge

All chapters must be discharged at least 6 months.

Debt-to-Income Ratio

50%	50%	50%	50%

Maximum LTV (1st lien mortgage loans only)

100%	100%	95%	90%

Foreclosure
Borrowers currently in Foreclosure are not eligible. Borrowers who have lost a property to foreclosure are not eligible. Any Foreclosure event in the last 3 years is ineligible under ScoreDirect. Borrowers that have experienced foreclosure events within 3 to 5 years are limited to a maximum LTV of 90% and no subordinate financing is allowed. The term Foreclosure includes: NOD filed, delinquencies greater than 120 days, short pay, settled for less than loan amount balance or foreclosure redeemed, consummated or filed. Mortgages for all properties (primary, second home or investment) apply.

Saxon Mortgage’s general guidelines for the Second Lien Underwriting Program are set forth below:

Piggyback (Combo) Second Lien

A+	A	A-
Mortgage History
No late payments over 30 days within last 12 months	Maximum of one 30-day late payment in the last 12 months	Maximum of two 30-day late payments in last 12 months

Secondary Credit
Minimum Credit Score for Full documentation 580 Minimum Credit Score for Stated Documentation: 650 for W-2 borrowers 640 for self-employed borrowers	Minimum Credit Score 600	Minimum Credit Score 600

Bankruptcy Filings
Chapter 7 - Discharged 2 years Chapter 13 -Discharged 2 years for first time home buyers; discharged 12 months from application date	Chapters 7 & 13 - Discharged 2 years	Chapters 7 & 13 - Discharged 2 years

	Debt-to-Income Ratio
50%	50%	50%
45% if score <600
	Maximum Combined Loan-To-Value
100%	100%	90%

	Foreclosure
>5 years	>5 years	>5 years

It is expected that the mortgage loan pool as of the cut-off date will include 1.79% mortgage loans underwritten under the piggyback second lien program described above. As of the date of this prospectus supplement, Saxon Mortgage no longer underwrites mortgage loans under this program.

For additional information regarding the Sponsor and Seller and its origination/acquisition program, see “The Sponsors and Master Servicers” in the prospectus.

Historical Delinquency Information

As calculated using the OTS methodology, as of the cut-off date, approximately 0.06% of the mortgage loans were at least 30 but less than 60 days delinquent and none of the mortgage loans were 60 or more days delinquent. Certain of the mortgage loans which were originated by other than Saxon Mortgage has changed servicing at least one time since such mortgage loans were originated. A servicing transfer in some cases may indicate that mortgage loans were delinquent even though the related mortgagor made the scheduled monthly payment. In addition, the original servicer may have had an incompatible servicing platform in relation to that of Saxon Mortgage Services, Inc. which may also contribute to the incorrect reporting of delinquencies on the mortgage loans. Based on the information available to the depositor and the representations made by the originators at the time of purchase of the mortgage loans, the depositor believes that no more than approximately 0.23% of the mortgage loans (by principal balance) have been delinquent 30 days but less than 59 days at least once during the previous twelve month period, approximately 0.05% of the mortgage loans (by principal balance) have been delinquent 60 days but less than 89 days at least once during the previous twelve month period, and approximately 0.05% of the mortgage loans (by principal balance) have been delinquent 90 days or more during the previous twelve month period, in each case, as calculated using the OTS methodology.

STATIC POOL INFORMATION

Static pool information with respect to the Sponsor’s prior securitized pools formed during the period from April 1, 2002 to February 1, 2007, presented by pool, is available online at www.saxonmortgage.com/staticpool. Access to this web address is unrestricted and free of charge. Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under “Static Pool Information” in the accompanying prospectus.

Each of the mortgage loan securitizations identified on this website is unique, and the characteristics of each securitized mortgage loan pool varies from each other as well as from the mortgage loans to be included in the Issuing Entity. In addition, the performance information relating to the prior securitizations described above may have been influenced by factors beyond the Sponsor’s control, such as housing prices and market interest rates. Therefore the performance of these prior mortgage loan securitizations is likely not to be indicative of the future performance of the mortgage loans to be included in the Issuing Entity.

RECENT DEVELOPMENTS; AFFILIATIONS AND CERTAIN
RELATIONSHIPS AND RELATED TRANSACTIONS

On December 4, 2006, Saxon Capital, Inc. merged with Angle Merger Subsidiary Corporation, a wholly owned subsidiary of Morgan Stanley Mortgage Capital Inc., a New York corporation (“MSMCI”). MSMCI is an affiliate of the underwriter, the Swap Counterparty and the Cap Counterparty. As a result, Saxon Capital, Inc. is now a wholly owned subsidiary of MSMCI and is no longer a publicly held mortgage REIT. MSMCI is a wholly owned subsidiary of Morgan Stanley (NYSE:MS). Prior to the merger, the Sponsor was organized as a corporation and was known as Saxon Funding Management, Inc. Upon the merger, the Sponsor was converted from a corporation to a limited liability company. As a result, the Sponsor’s name was changed to Saxon Funding Management LLC.

The underwriter, or one or more affiliates of the underwriter, has provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay this financing.

Morgan Stanley Capital Services Inc., the Swap Counterparty and the Cap Counterparty, is an affiliate of the underwriter, the Sponsor, the Seller and the Depositor.

The underwriter is expected to acquire the Class OC and Class R Certificates on the Closing Date.

See “Affiliations and Certain Relationships and Related Transactions” in the prospectus.

ADDITIONAL INFORMATION

A Current Report on Form 8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission (the “SEC”) within fifteen days after the issuance of the Offered Certificates.

The description in this prospectus supplement of the mortgage loans and the mortgaged premises is based upon the pool of mortgage loans, as constituted at the close of business on the cut-off date, except where otherwise specifically indicated. In addition, the Depositor may remove mortgage loans included in the pool of mortgage loans prior to closing:

•	as a result of incomplete documentation or non-compliance with representations and warranties; or

•	if the Depositor believes that removal is necessary or appropriate.

The Depositor may substitute other mortgage loans subject to specified terms and conditions set forth in the Pooling and Servicing Agreement. The Seller believes that the information set forth in this prospectus supplement with respect to the mortgage loan pool is representative of the characteristics of the mortgage loan pool as it will be constituted on the Closing Date.

In the event that mortgage loans are removed from or added to the trust fund, such removal or addition, to the extent material, will be certified in the Current Report on Form 8-K.

In addition, periodic and annual reports regarding the Issuing Entity will be filed with the SEC as described under “Incorporation of Certain Documents by Reference” and “Reports to Securityholders and to the SEC” in the prospectus.

See “Additional Information” in the prospectus.

PREPAYMENT AND YIELD CONSIDERATIONS

General

The weighted average life of, and, if purchased at other than par, the yield to maturity on, each class of Offered Certificates will be directly related to the rate of payment of principal of the related mortgage loans, including:

•	payments prior to stated maturity;

•	liquidations due to defaults;

•	casualties and condemnations; and

•	repurchases of mortgage loans by the Depositor.

As described herein, principal on the Class A-1 Certificates will be payable primarily from principal payments attributable to the Group 1 Mortgage Loans, principal on the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates will be payable primarily from principal payments attributable to the Group 2 Mortgage Loans, and principal on the Subordinate Certificates will be payable from principal payments attributable to the Group 1 Mortgage Loans and the Group 2 Mortgage Loans. If the actual rate of principal payments on the applicable mortgage loans is slower than the rate anticipated by an investor who purchases an Offered Certificate at a discount, the actual yield to the investor will be lower than that investor’s anticipated yield. If the actual rate of principal payments on the applicable mortgage loans is faster than the rate anticipated by an investor who purchases an Offered Certificate at a premium, the actual yield to that investor will be lower than such investor’s anticipated yield.

The actual rate of principal prepayments on pools of residential mortgage loans, such as the mortgage loans, is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years. In addition, the rate of principal prepayments may differ among pools of mortgage loans at any time because of specific factors relating to the mortgage loans in the particular pool, including, among other things:

•	the age of the mortgage loans;

•	the geographic locations of the properties securing the loans;

•	the extent of the mortgagors’ equity in the properties;

•	changes in the mortgagors’ housing needs, job or employment status; and

•	the credit quality of the mortgage loans.

The timing of changes in the rate of prepayments may significantly affect the actual yield to investors who purchase the Offered Certificates at prices other than par, even if the average rate of principal prepayments is consistent with the expectations of investors. In general, the earlier the payment of principal of the mortgage loans the greater the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield of principal prepayments occurring at a rate higher or lower than the rate anticipated by the investor during the period immediately following the issuance of the Offered Certificates may not be offset by a subsequent like reduction or increase in the rate of principal prepayments. Investors must make their own decisions as to the appropriate prepayment assumptions to be used in deciding whether to purchase any of the Offered Certificates. The Depositor does not make any representations or warranties as to the rate of prepayment or the factors to be considered in connection with an investor’s determination.

The calculation of a Realized Loss on a Nonrecoverable Mortgage Loan will be calculated prior to the actual liquidation of such a loan. As a result of such earlier determination, the yield to investors may be adversely affected. Similarly, the purchase by the Servicer of any Nonrecoverable Mortgage Loan in exercise of the option to purchase a delinquent loan, or by the Servicer as part of an optional termination, may result in reduced yields on the Offered Certificates, and in particular, subordinate classes of Offered Certificates. The determination that a mortgage loan is a Nonrecoverable Mortgage Loan will be made by the Servicer, an affiliate of the initial holders of the Class OC Certificates. As a result of any such determination, a benefit may accrue to such initial holder under certain limited circumstances.

The term weighted average life refers to the average amount of time that will elapse from the date of issuance of an Offered Certificate until each dollar of principal of that Offered Certificate will be paid to the investor. The weighted average life and yield to maturity, if purchased at a price other than par, of each class of Offered Certificates will be influenced by the rate at which principal payments on the mortgage loans are paid. These payments may be in the form of scheduled amortization or prepayments which include prepayments and liquidations due to default or early termination of the issuing entity.

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Offered Certificates to build and maintain overcollateralization at levels required as set forth in the Pooling and Servicing Agreement. See “Description of the Offered Certificates— Net Monthly Excess Cashflow and Overcollateralization Provisions on the Certificates” herein. The level of Net Monthly Excess Cashflow available on any Distribution Date will be influenced by, among other things:

•
The overcollateralization level provided by the mortgage loans. This means the extent to which the principal balance of the mortgage loans is higher than the aggregate principal balances of the Offered Certificates;

•
The loss experience of the mortgage loans. For example, excess interest available to pay principal on the classes of Offered Certificates will be reduced as a result of realized losses on the mortgage loans;

•	The extent to which the weighted average Net Mortgage Rate of the mortgage loans exceeds the weighted average of the pass-through rates of the related Offered Certificates;

•	The extent to which amounts are paid to, or received from, the Swap Counterparty under the interest rate swap agreement; and

•	The extent to which amounts are received from the Cap Counterparty under the interest rate cap agreement.

No assurances can be given as to the amount of excess interest available for payments on the Offered Certificates at any time or in the aggregate.

The yields on the certificates may be adversely affected by Net Swap Payments and Swap Termination Payments to the Swap Counterparty. Any Net Swap Payment or Swap Termination Payments payable to the Swap Counterparty will generally reduce amounts available for distribution to the related certificateholders. If the rate of prepayments on the mortgage loans is faster than anticipated, the Scheduled Notional Amount on which payments due under the interest rate swap agreement are calculated may exceed the aggregate principal balance of the mortgage loans, thereby increasing the relative proportion of interest (and possibly principal) collections on the mortgage loans that must be applied to make Net Swap Payments to the Swap Counterparty and consequently, the combination of rapid rates of prepayment and low prevailing interest rates could adversely affect the yields on the certificates.

Prepayments and Yields for the Offered Certificates

Approximately 22.04% of the mortgage loans (by principal balance as of the cut-off date) in Loan Group 1 and approximately 18.48% of the mortgage loans (by principal balance as of the cut-off date) in Loan Group 2, as of the cut-off date, are fixed rate mortgage loans. The rate of prepayments with respect to conventional fixed rate mortgage loans has fluctuated significantly in recent years. In general, if prevailing interest rates fall significantly below the interest rates on fixed rate mortgage loans, those mortgage loans are likely to be subject to higher prepayment rates than if prevailing rates remain at or above the interest rates on the mortgage loans. Conversely, if prevailing interest rates rise appreciably above the interest rates on fixed rate mortgage loans, those mortgage loans are likely to experience a lower prepayment rate than if prevailing rates remain at or below the interest rates on such mortgage loans.

Approximately 77.96% of the mortgage loans (by principal balance as of the cut-off date) in Loan Group 1 and approximately 81.52% of the mortgage loans (by principal balance as of the cut-off date) in Loan Group 2, as of the cut-off date, are adjustable rate mortgage loans. As is the case with conventional fixed rate mortgage loans, adjustable rate mortgage loans may be subject to a greater rate of principal prepayments in a declining interest rate environment. For example, if prevailing interest rates fall significantly, adjustable rate mortgage loans could be subject to higher prepayment rates than if prevailing interest rates remain constant because the availability of fixed rate mortgage loans at lower interest rates may encourage mortgagors to refinance their adjustable rate mortgage loans to a lower fixed interest rate. Nevertheless, no assurance can be given as to the level of prepayments that the mortgage loans will experience. The Class A-1 Certificates will generally reflect the prepayment experience of the Group 1 Mortgage Loans, and the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates will generally reflect the prepayment experience of the Group 2 Mortgage Loans. The Subordinate Certificates will reflect the prepayment experience of Group 1 Mortgage Loans and the Group 2 Mortgage Loans.

The final scheduled Distribution Date for each class of Offered Certificates is the latest possible maturity date of the 30-year mortgage loans plus one month.

The actual final Distribution Date with respect to each class of Offered Certificates could occur significantly earlier than its final scheduled Distribution Date because:

•	excess interest will be applied to build and maintain overcollateralization;

•	prepayments are likely to occur which will be paid in reduction of the class principal balances of the Offered Certificates; and

•
the Servicer will have the right to purchase all of the mortgage loans on any Distribution Date when the aggregate principal balance of the mortgage loans has declined to less than or equal to 10% of the sum of the aggregate principal balance of the mortgage loans as of the cut-off date.

The actual final Distribution Date with respect to each class of Offered Certificates will also be affected by the default and recovery experience of the mortgage loans.

The prepayment model used in this prospectus supplement represents an assumed rate of prepayment each month relative to the then outstanding principal balance of a pool of mortgage loans for the life of those mortgage loans. The prepayment assumption does not purport to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any pool of mortgage loans, including the related mortgage loans. With respect to the fixed rate mortgage loans, the prepayment assumption assumes a constant prepayment rate of approximately 4% per annum of the then outstanding principal balance of the mortgage loans in the first month of the life of the related mortgage loans and approximately an additional 1.2667% per annum (precisely 19%/15 expressed as a percentage) in each month thereafter until the sixteenth month. Beginning in the sixteenth month and in each month thereafter during the life of the related mortgage loans, the prepayment assumption assumes a constant prepayment rate of 23% per annum each month. The prepayment assumption with respect to the adjustable rate mortgage loans assumes a constant prepayment rate of 28% per annum each month.

The following tables have been prepared on the basis of the following assumptions known as modeling assumptions:

•	the mortgage loans of each loan group prepay at the indicated percentage of the related prepayment assumption;

•	payments on the Offered Certificates are received, in cash, on the 25th day of each month, commencing in March 2007, in accordance with the payment priorities set forth in this prospectus supplement;

•	no defaults or delinquencies in, or modifications, waivers or amendments respecting, the payment by the mortgagors of principal and interest on the mortgage loans occur;

•
unless otherwise indicated, scheduled payments on the mortgage loans are assumed to be received on the first day of each due period commencing in March 2007, and prepayments represent payment in full of individual mortgage loans and are assumed to be received on the last day of each prepayment period, commencing in February 2007, and include 30 days’ interest thereon;

•	six month LIBOR remains constant at 5.38%;

•	one month LIBOR remains constant at 5.35%;

•	the Closing Date for the Offered Certificates is March 7, 2007;

•	there is zero reinvestment income on all amounts in the Distribution Account;

•	no early termination of the issuing entity has occurred, unless otherwise indicated;

•	the optional termination is not exercised (except with respect to the weighted average life to optional termination);

•	no swap termination payments are paid or received by the trust;

•
the scheduled monthly payment on each mortgage loan is adjusted to equal a fully amortizing payment (except for interest only mortgage loans during their respective interest only terms and balloon mortgage loans);

•	the Class Principal Balances of the Certificates and the Overcollateralized Amount as of the Closing Date are as specified in this prospectus supplement;

•	the mortgage loans accrue interest on the basis of a 360 day year consisting of twelve 30-day months;

•
the mortgage interest rate for each adjustable rate mortgage loan is adjusted on its next reset date and on subsequent reset dates, if necessary, to equal the sum, subject to the applicable periodic adjustment caps and floors, of:

•	the assumed level of the applicable index, and

•	the respective gross margin; and

•	the mortgage loans have the approximate characteristics set forth in the following tables.

Mortgage Loan Characteristics

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
1	ARM	6MonthLIBOR	0	5,671,648.62	8.658	0.520	600	598	358	6.059	22	6	6.119	14.679	3.000	1.000
1	ARM	6MonthLIBOR	0	6,478,294.55	9.066	0.520	480	477	357	5.999	21	6	6.076	15.088	2.977	1.011
1	ARM	6MonthLIBOR	0	431,831.74	9.046	0.520	600	598	358	6.183	22	6	6.369	15.046	3.000	1.000
1	ARM	6MonthLIBOR	0	17,412,377.95	8.287	0.520	480	478	358	6.250	22	6	6.301	14.300	2.973	1.000
1	ARM	6MonthLIBOR	0	18,163,425.30	8.017	0.520	598	596	358	6.201	22	6	6.243	14.036	3.000	1.000
1	ARM	6MonthLIBOR	0	206,520.99	9.400	0.520	480	475	355	7.900	19	6	9.400	16.400	3.000	1.000
1	ARM	6MonthLIBOR	0	11,941,899.13	8.346	0.520	479	477	358	5.958	34	6	5.976	14.346	3.000	1.000
1	ARM	6MonthLIBOR	0	672,646.99	7.929	0.520	600	596	356	6.066	20	6	7.305	14.929	3.000	1.000
1	ARM	6MonthLIBOR	0	321,293.01	8.684	0.520	480	478	358	6.324	22	6	6.324	14.684	3.000	1.000
1	ARM	6MonthLIBOR	0	1,955,400.18	8.647	0.520	480	477	357	6.217	21	6	6.505	14.647	3.000	1.000
1	ARM	6MonthLIBOR	0	1,313,763.27	8.614	0.520	480	477	357	6.169	33	6	6.169	14.614	3.000	1.000
1	ARM	6MonthLIBOR	0	154,707.02	10.702	0.520	480	478	358	6.442	22	6	6.442	16.702	3.000	1.000
1	ARM	6MonthLIBOR	0	4,855,124.72	8.232	0.520	599	597	358	6.290	34	6	6.290	14.232	3.000	1.000
1	ARM	6MonthLIBOR	0	4,643,414.20	7.713	0.520	479	477	358	6.266	34	6	6.266	13.713	3.000	1.000
1	ARM	6MonthLIBOR	0	8,534,070.89	8.683	0.520	599	597	358	5.893	34	6	5.922	14.683	2.989	1.000
1	ARM	6MonthLIBOR	0	125,801.77	9.350	0.520	480	477	357	6.750	21	6	6.750	15.350	3.000	1.000
1	ARM	6MonthLIBOR	0	734,375.46	7.878	0.520	480	477	357	6.027	33	6	6.027	13.878	3.000	1.000
1	ARM	6MonthLIBOR	0	509,159.68	7.812	0.520	480	477	357	5.886	21	6	5.886	13.812	3.000	1.000
1	ARM	6MonthLIBOR	0	790,991.10	9.561	0.520	600	597	357	5.586	21	6	5.586	15.561	3.000	1.000
1	ARM	6MonthLIBOR	0	630,281.52	8.173	0.520	599	597	358	6.463	34	6	6.463	14.173	3.000	1.000
1	ARM	6MonthLIBOR	0	656,663.13	9.041	0.520	480	478	358	6.725	22	6	6.725	15.041	3.000	1.000
1	ARM	6MonthLIBOR	0	613,873.98	9.168	0.520	600	598	358	6.239	34	6	7.197	15.553	3.000	1.000
1	ARM	6MonthLIBOR	0	414,364.11	7.402	0.520	600	598	358	5.487	34	6	5.487	13.402	3.000	1.000
1	ARM	6MonthLIBOR	0	1,905,394.49	8.548	0.520	600	598	358	6.462	22	6	6.596	14.548	3.000	1.000
1	ARM	6MonthLIBOR	0	271,824.51	8.900	0.520	596	593	357	6.200	33	6	6.200	14.900	3.000	1.000
1	ARM	6MonthLIBOR	0	913,740.44	9.633	0.520	600	598	358	6.378	22	6	6.378	15.633	3.000	1.000
1	ARM	6MonthLIBOR	0	369,986.03	10.146	0.520	600	598	358	6.456	22	6	6.456	16.146	3.000	1.000
1	ARM	6MonthLIBOR	0	413,218.86	7.951	0.520	480	478	358	5.712	22	6	5.712	13.951	3.000	1.000
1	ARM	6MonthLIBOR	0	116,979.12	9.600	0.520	480	479	359	6.550	23	6	6.550	15.600	3.000	1.000
1	ARM	6MonthLIBOR	0	155,163.55	9.250	0.520	600	597	357	6.350	21	6	6.350	15.250	3.000	1.000
1	ARM	6MonthLIBOR	0	168,792.80	10.750	0.520	600	599	359	5.950	35	6	5.950	16.750	3.000	1.000
1	ARM	6MonthLIBOR	0	249,199.87	7.300	0.520	480	478	358	6.550	34	6	6.550	13.300	3.000	1.000

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
1	ARM	6MonthLIBOR	0	10,153,843.23	9.008	0.520	359	357	357	6.067	22	6	6.453	15.022	3.000	1.000
1	ARM	6MonthLIBOR	0	13,782,307.94	8.770	0.520	360	357	357	5.885	33	6	5.946	14.770	3.000	1.000
1	ARM	6MonthLIBOR	0	3,286,902.21	8.996	0.520	360	357	357	6.362	21	6	6.362	14.996	3.000	1.000
1	ARM	6MonthLIBOR	0	459,395.72	9.931	0.520	360	356	356	7.009	32	6	9.931	15.931	3.000	1.000
1	ARM	6MonthLIBOR	0	3,204,250.58	9.796	0.520	360	357	357	6.754	33	6	8.364	15.916	3.000	1.010
1	ARM	6MonthLIBOR	0	14,066,017.65	8.116	0.520	360	358	358	6.219	22	6	6.487	14.116	3.000	1.000
1	ARM	6MonthLIBOR	0	941,690.61	8.685	0.520	360	357	357	6.065	21	6	6.065	14.685	3.000	1.000
1	ARM	6MonthLIBOR	0	4,032,011.11	8.608	0.520	360	358	358	6.363	34	6	6.756	14.736	2.905	1.024
1	ARM	6MonthLIBOR	0	92,770.05	9.950	0.520	360	358	358	6.150	22	6	6.150	15.950	3.000	1.000
1	ARM	6MonthLIBOR	0	1,520,503.56	9.462	0.520	360	358	358	6.033	22	6	6.934	15.462	3.000	1.000
1	ARM	6MonthLIBOR	0	437,476.69	9.503	0.520	360	358	358	6.156	22	6	8.197	15.503	3.000	1.000
1	ARM	6MonthLIBOR	0	2,290,242.10	9.290	0.520	360	358	358	6.363	22	6	6.968	15.290	3.000	1.000
1	ARM	6MonthLIBOR	0	110,171.46	8.000	0.520	360	358	358	6.100	34	6	6.100	14.000	3.000	1.000
1	ARM	6MonthLIBOR	0	121,528.04	7.900	0.520	480	478	478	6.350	34	6	6.350	13.900	3.000	1.000
1	ARM	6MonthLIBOR	0	404,184.74	9.585	0.520	360	357	357	6.230	33	6	9.585	15.585	3.000	1.000
1	ARM	6MonthLIBOR	0	581,791.56	10.391	0.520	360	357	357	6.964	33	6	8.926	16.391	3.000	1.000
1	ARM	6MonthLIBOR	0	191,441.01	10.100	0.520	480	478	478	6.750	22	6	6.750	16.100	3.000	1.000
1	ARM	6MonthLIBOR	0	696,560.65	9.625	0.520	360	357	357	6.309	21	6	7.789	16.216	3.000	1.000
1	ARM	6MonthLIBOR	0	597,277.00	8.870	0.520	360	359	359	5.974	35	6	5.974	14.870	3.000	1.000
1	ARM	6MonthLIBOR	0	309,896.99	10.600	0.520	479	477	477	6.750	34	6	10.600	16.600	3.000	1.000
1	ARM	6MonthLIBOR	0	370,830.97	8.800	0.520	480	478	478	6.350	22	6	6.350	14.800	3.000	1.000
1	ARM	6MonthLIBOR	0	61,986.55	11.250	0.520	360	357	357	6.400	21	6	10.250	17.250	3.000	1.000
1	ARM	6MonthLIBOR	0	439,830.75	8.576	0.520	359	357	357	6.283	22	6	6.283	14.576	3.000	1.000
1	ARM	6MonthLIBOR	0	107,098.49	9.700	0.520	360	358	358	6.700	22	6	9.700	15.700	3.000	1.000
1	ARM	6MonthLIBOR	0	139,438.39	8.900	0.520	480	478	478	6.350	22	6	6.350	14.900	3.000	1.000
1	ARM	6MonthLIBOR	0	141,335.48	8.400	0.520	360	357	357	5.950	21	6	5.950	14.400	3.000	1.000
1	ARM	6MonthLIBOR	0	523,852.20	8.740	0.520	480	477	477	5.972	33	6	5.972	14.740	3.000	1.000
1	ARM	6MonthLIBOR	60	7,426,577.97	8.500	0.520	360	358	358	5.946	22	6	6.406	14.500	3.000	1.000
1	ARM	6MonthLIBOR	60	5,846,356.38	7.715	0.520	360	358	358	6.264	22	6	6.295	13.715	3.000	1.000
1	ARM	6MonthLIBOR	60	985,599.70	7.737	0.520	360	358	358	5.035	22	6	5.400	13.737	3.000	1.000
1	ARM	6MonthLIBOR	60	22,075,901.11	7.494	0.520	360	358	358	5.713	34	6	5.767	13.494	3.000	1.000
1	ARM	6MonthLIBOR	60	773,245.83	8.696	0.520	360	359	359	6.315	23	6	6.913	14.696	3.000	1.000
1	ARM	6MonthLIBOR	60	488,950.00	9.044	0.520	360	358	358	6.557	34	6	6.557	15.044	3.000	1.000
1	ARM	6MonthLIBOR	60	17,392,714.06	7.620	0.520	360	358	358	6.165	22	6	6.208	13.620	3.000	1.000
1	ARM	6MonthLIBOR	60	697,240.00	7.567	0.520	360	358	358	5.582	22	6	7.228	13.567	3.000	1.000
1	ARM	6MonthLIBOR	60	1,388,558.28	6.711	0.520	360	357	357	6.052	33	6	6.052	12.711	3.000	1.000
1	ARM	6MonthLIBOR	60	7,045,920.37	7.530	0.520	360	358	358	6.054	34	6	6.200	13.530	3.000	1.000
1	ARM	6MonthLIBOR	60	225,000.00	9.650	0.520	360	358	358	6.600	22	6	6.600	15.650	3.000	1.000
1	ARM	6MonthLIBOR	60	104,000.00	7.425	0.520	360	357	357	5.950	21	6	6.425	13.425	3.000	1.000

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
1	ARM	6MonthLIBOR	60	132,000.00	8.850	0.520	360	358	358	5.950	22	6	5.950	14.850	3.000	1.000
1	ARM	6MonthLIBOR	60	189,000.00	8.688	0.520	360	357	357	6.688	33	6	7.688	14.688	3.000	1.000
1	ARM	6MonthLIBOR	60	1,170,500.00	8.477	0.520	360	359	359	6.158	23	6	6.615	14.477	3.000	1.000
1	ARM	6MonthLIBOR	60	225,000.00	6.600	0.520	360	358	358	4.500	34	6	4.500	12.600	3.000	1.000
1	FRM	N/A	0	2,321,666.70	12.076	0.520	359	357	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	520,339.41	11.350	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	156,448.92	11.666	0.520	360	357	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	30,784.66	12.640	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	302,563.29	11.648	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	79,148.62	12.440	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	718,215.73	11.692	0.520	354	352	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	247,935.55	11.900	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	52,383.26	11.500	0.520	360	359	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	2,064,725.72	8.740	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	3,996,719.83	7.617	0.520	600	597	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	76,765.47	8.550	0.520	600	596	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	3,080,387.67	8.042	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	174,954.89	7.950	0.520	600	598	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,714,838.63	9.011	0.520	597	594	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	437,202.79	7.419	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	989,878.39	8.630	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	50,881.86	11.030	0.520	360	359	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	97,833.03	11.409	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	203,020.46	13.012	0.520	355	353	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	47,470.81	11.700	0.520	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	49,787.12	12.450	0.520	360	359	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	67,941.04	12.000	0.520	360	357	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	69,978.83	11.750	0.520	360	359	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	74,990.20	11.990	0.520	600	595	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	95,994.23	9.900	0.520	600	599	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	423,894.11	8.482	0.520	480	479	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	249,862.48	10.500	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	658,217.83	6.875	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	384,829.47	7.600	0.520	600	597	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	13,700,920.88	7.909	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,073,566.26	9.799	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,982,775.85	9.458	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	7,525,784.53	8.805	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	2,257,527.02	8.058	0.520	358	355	355	N/A	N/A	N/A	N/A	N/A	N/A	N/A

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
1	FRM	N/A	0	1,598,104.62	8.800	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	714,362.02	9.687	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	468,423.53	9.294	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	613,515.15	8.164	0.520	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	64,737.99	9.650	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	67,256.06	10.750	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	709,594.56	9.007	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	628,284.98	7.466	0.520	300	298	298	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	234,870.58	7.944	0.520	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	87,885.37	9.200	0.520	300	296	296	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	100,395.87	9.950	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	833,689.34	8.486	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	5,303,322.29	7.890	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	134,786.28	7.350	0.520	180	179	179	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	347,887.33	8.917	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	1,088,671.18	8.236	0.520	480	478	478	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	39,790.43	11.270	0.520	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	52,897.23	10.720	0.520	240	238	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	21,577.57	11.800	0.520	240	239	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	37,262.04	11.950	0.520	240	239	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	45,753.67	11.300	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	57,831.32	7.650	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	59,889.89	9.750	0.520	119	116	116	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	169,870.61	9.397	0.520	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	86,640.36	11.250	0.520	300	297	297	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	390,629.09	7.436	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	159,768.59	9.700	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	239,513.69	8.000	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	275,820.57	6.900	0.520	240	236	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	324,731.37	9.150	0.520	480	476	476	N/A	N/A	N/A	N/A	N/A	N/A	N/A
1	FRM	N/A	0	426,646.29	8.150	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	ARM	6MonthLIBOR	0	25,953,014.20	8.326	0.520	480	478	358	6.214	22	6	6.359	14.355	2.951	1.005
2	ARM	6MonthLIBOR	0	662,923.89	9.063	0.520	480	478	358	6.188	22	6	6.188	15.063	3.000	1.000
2	ARM	6MonthLIBOR	0	19,599,640.23	8.191	0.520	600	598	358	6.229	22	6	6.262	14.191	3.000	1.000
2	ARM	6MonthLIBOR	0	5,388,219.22	7.822	0.520	598	596	358	6.143	34	6	6.143	13.822	3.000	1.000
2	ARM	6MonthLIBOR	0	3,686,030.52	8.605	0.520	480	478	358	6.231	22	6	6.562	14.726	3.000	1.000
2	ARM	6MonthLIBOR	0	4,019,065.08	8.415	0.520	600	598	358	6.344	22	6	6.444	14.458	3.000	1.000
2	ARM	6MonthLIBOR	0	1,293,523.70	7.116	0.520	600	597	357	6.255	33	6	6.255	13.116	3.000	1.000
2	ARM	6MonthLIBOR	0	9,004,024.83	8.241	0.520	599	597	358	5.751	34	6	5.825	14.241	2.977	1.000

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
2	ARM	6MonthLIBOR	0	1,717,093.02	9.212	0.520	478	476	358	6.485	34	6	6.687	15.212	3.000	1.000
2	ARM	6MonthLIBOR	0	359,168.42	8.696	0.520	600	599	359	6.297	35	6	6.297	14.696	3.000	1.000
2	ARM	6MonthLIBOR	0	184,713.47	8.400	0.520	480	478	358	6.332	34	6	7.968	14.400	3.000	1.000
2	ARM	6MonthLIBOR	0	89,234.34	8.950	0.520	600	598	358	6.150	22	6	6.150	14.950	3.000	1.000
2	ARM	6MonthLIBOR	0	90,794.73	8.875	0.520	476	461	345	7.375	9	6	8.875	15.875	1.500	1.500
2	ARM	6MonthLIBOR	0	6,373,918.03	8.119	0.520	480	477	357	6.410	33	6	6.677	14.119	3.000	1.000
2	ARM	6MonthLIBOR	0	518,642.44	9.580	0.520	600	598	358	6.401	22	6	6.401	15.580	3.000	1.000
2	ARM	6MonthLIBOR	0	1,920,236.49	8.332	0.520	480	477	357	6.276	21	6	8.332	15.270	3.000	1.000
2	ARM	6MonthLIBOR	0	812,216.27	9.044	0.520	480	478	358	6.329	22	6	6.720	15.257	3.000	1.000
2	ARM	6MonthLIBOR	0	2,214,003.09	7.755	0.520	480	478	358	6.164	34	6	6.164	13.755	3.000	1.000
2	ARM	6MonthLIBOR	0	23,186,379.75	7.934	0.520	480	478	358	5.841	34	6	5.914	13.934	3.000	1.000
2	ARM	6MonthLIBOR	0	5,144,376.25	8.824	0.520	479	477	358	5.921	22	6	6.410	14.862	3.000	1.000
2	ARM	6MonthLIBOR	0	333,256.69	9.866	0.520	600	598	358	6.353	22	6	6.353	15.866	3.000	1.000
2	ARM	6MonthLIBOR	0	7,096,181.13	9.043	0.520	598	596	358	5.876	22	6	6.036	15.074	3.000	1.000
2	ARM	6MonthLIBOR	0	691,849.93	7.054	0.520	599	597	358	4.916	34	6	4.916	13.054	3.000	1.000
2	ARM	6MonthLIBOR	0	1,325,560.69	8.538	0.520	599	597	358	6.386	34	6	6.842	14.538	3.000	1.000
2	ARM	6MonthLIBOR	0	263,944.87	8.500	0.520	600	598	358	6.350	34	6	6.350	14.500	3.000	1.000
2	ARM	6MonthLIBOR	0	638,481.93	7.244	0.520	600	597	357	6.339	33	6	6.339	13.952	3.000	1.000
2	ARM	6MonthLIBOR	0	505,921.51	8.362	0.520	480	478	358	5.434	34	6	5.910	14.362	3.000	1.000
2	ARM	6MonthLIBOR	0	90,922.42	10.150	0.520	480	478	358	6.400	22	6	6.400	16.150	3.000	1.000
2	ARM	6MonthLIBOR	0	255,784.07	9.084	0.520	480	478	358	6.262	22	6	6.262	15.084	3.000	1.000
2	ARM	6MonthLIBOR	0	103,492.12	9.300	0.520	600	599	359	6.350	59	6	6.350	15.300	3.000	1.000
2	ARM	6MonthLIBOR	0	868,528.64	8.760	0.520	600	597	357	6.288	21	6	8.288	15.594	3.000	1.000
2	ARM	6MonthLIBOR	0	288,050.61	8.561	0.520	480	479	359	6.336	23	6	6.336	14.561	3.000	1.000
2	ARM	6MonthLIBOR	0	144,467.73	8.850	0.520	480	479	359	6.150	35	6	8.850	14.850	3.000	1.000
2	ARM	6MonthLIBOR	0	1,193,310.03	9.517	0.520	480	478	358	5.969	22	6	6.697	15.806	2.698	1.000
2	ARM	6MonthLIBOR	0	187,931.86	7.042	0.520	600	598	358	6.500	22	6	7.042	13.042	3.000	1.000
2	ARM	6MonthLIBOR	0	196,970.91	10.500	0.520	600	597	357	6.750	57	6	6.750	16.500	3.000	1.000
2	ARM	6MonthLIBOR	0	245,935.42	8.300	0.520	480	479	359	5.950	23	6	5.950	14.300	3.000	1.000
2	ARM	6MonthLIBOR	0	274,850.46	7.050	0.520	600	597	357	5.650	21	6	5.650	13.050	3.000	1.000
2	ARM	6MonthLIBOR	0	804,460.87	8.367	0.520	600	599	359	6.408	35	6	6.408	14.367	3.000	1.000
2	ARM	6MonthLIBOR	0	410,422.41	8.150	0.520	480	479	359	6.600	35	6	6.600	14.150	3.000	1.000
2	ARM	6MonthLIBOR	0	679,969.16	10.600	0.520	600	599	359	6.600	23	6	6.600	16.600	3.000	1.000
2	ARM	6MonthLIBOR	0	19,668,613.39	8.484	0.520	359	357	357	6.257	22	6	6.673	14.537	3.000	1.000
2	ARM	6MonthLIBOR	0	8,512,667.79	8.672	0.520	360	357	357	6.730	33	6	7.274	14.823	2.824	1.035
2	ARM	6MonthLIBOR	0	209,406.59	8.544	0.520	360	357	357	5.870	21	6	6.676	14.544	3.000	1.000
2	ARM	6MonthLIBOR	0	6,642,806.58	8.227	0.520	360	358	358	5.999	22	6	6.213	14.259	2.992	1.000
2	ARM	6MonthLIBOR	0	312,205.89	8.832	0.520	360	357	357	6.454	33	6	6.901	14.832	3.000	1.000
2	ARM	6MonthLIBOR	0	4,203,110.37	9.419	0.520	360	357	357	6.546	33	6	8.550	15.485	2.976	1.000

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
2	ARM	6MonthLIBOR	0	122,584.55	9.150	0.520	341	338	338	6.400	21	6	6.400	15.150	3.000	1.000
2	ARM	6MonthLIBOR	0	21,652,087.50	8.501	0.520	360	358	358	5.950	34	6	6.209	14.500	3.000	1.000
2	ARM	6MonthLIBOR	0	3,077,344.84	8.356	0.520	360	358	358	6.101	22	6	6.442	14.398	2.915	1.000
2	ARM	6MonthLIBOR	0	2,461,163.77	9.096	0.520	359	357	357	6.292	22	6	6.538	15.096	3.000	1.000
2	ARM	6MonthLIBOR	0	13,804,234.56	8.817	0.520	360	358	358	6.107	22	6	6.795	14.874	2.980	1.000
2	ARM	6MonthLIBOR	0	2,460,586.36	9.510	0.520	360	358	358	6.115	22	6	6.428	15.510	3.000	1.000
2	ARM	6MonthLIBOR	0	236,827.17	8.631	0.520	480	479	479	6.029	35	6	8.631	15.631	3.000	1.000
2	ARM	6MonthLIBOR	0	1,806,527.83	9.063	0.520	360	357	357	6.169	33	6	8.201	15.063	3.000	1.000
2	ARM	6MonthLIBOR	0	1,962,946.42	9.095	0.520	360	358	358	6.438	34	6	7.068	15.199	3.000	1.000
2	ARM	6MonthLIBOR	0	897,809.34	9.101	0.520	480	478	478	6.205	34	6	6.205	15.101	3.000	1.000
2	ARM	6MonthLIBOR	0	3,304,040.43	8.862	0.520	360	357	357	6.363	33	6	8.727	15.403	3.000	1.000
2	ARM	6MonthLIBOR	0	282,407.92	10.023	0.520	360	357	357	7.028	33	6	8.988	16.316	3.000	1.000
2	ARM	6MonthLIBOR	0	1,511,943.79	8.240	0.520	360	357	357	6.216	21	6	7.684	15.059	3.000	1.000
2	ARM	6MonthLIBOR	0	828,320.17	8.498	0.520	360	358	358	6.579	22	6	6.736	14.498	3.000	1.000
2	ARM	6MonthLIBOR	0	302,056.92	8.452	0.520	480	478	478	6.302	22	6	8.452	14.452	3.000	1.000
2	ARM	6MonthLIBOR	0	392,755.86	9.481	0.520	360	359	359	6.094	23	6	6.094	15.481	3.000	1.000
2	ARM	6MonthLIBOR	0	423,218.16	10.920	0.520	360	356	356	7.138	32	6	10.920	16.920	3.000	1.000
2	ARM	6MonthLIBOR	0	186,461.55	7.700	0.520	360	356	356	5.100	56	6	5.100	13.700	3.000	1.000
2	ARM	6MonthLIBOR	0	191,756.78	8.300	0.520	360	358	358	6.400	22	6	6.400	14.300	3.000	1.000
2	ARM	6MonthLIBOR	0	209,371.00	8.700	0.520	360	355	355	6.000	55	6	8.700	14.700	3.000	1.000
2	ARM	6MonthLIBOR	0	538,464.72	9.226	0.520	360	358	358	6.513	22	6	7.106	15.348	3.000	1.000
2	ARM	6MonthLIBOR	0	584,020.70	8.427	0.520	360	357	357	7.196	33	6	7.811	14.427	3.000	1.000
2	ARM	6MonthLIBOR	0	1,346,576.55	9.120	0.520	480	477	477	5.177	21	6	5.177	15.120	3.000	1.000
2	ARM	6MonthLIBOR	0	59,462.44	8.300	0.520	360	359	359	6.400	23	6	6.400	14.300	3.000	1.000
2	ARM	6MonthLIBOR	0	72,153.83	10.000	0.520	359	357	357	5.950	34	6	5.950	16.000	3.000	1.000
2	ARM	6MonthLIBOR	0	85,934.23	7.350	0.520	360	359	359	5.800	35	6	5.800	13.350	3.000	1.000
2	ARM	6MonthLIBOR	0	87,954.96	8.400	0.520	480	478	478	5.950	34	6	5.950	14.400	3.000	1.000
2	ARM	6MonthLIBOR	0	99,164.63	11.000	0.520	360	359	359	6.400	35	6	6.400	17.000	3.000	1.000
2	ARM	6MonthLIBOR	0	135,319.42	9.990	0.520	360	358	358	6.450	22	6	6.450	15.990	3.000	1.000
2	ARM	6MonthLIBOR	0	153,710.28	11.990	0.520	480	477	477	7.000	33	6	11.990	18.990	3.000	1.500
2	ARM	6MonthLIBOR	0	161,886.06	9.690	0.520	480	476	476	7.690	20	6	9.690	16.690	3.000	1.000
2	ARM	6MonthLIBOR	0	503,670.00	7.688	0.520	480	478	478	6.350	22	6	6.350	13.688	3.000	1.000
2	ARM	6MonthLIBOR	0	659,799.71	7.800	0.520	480	479	479	6.400	35	6	6.400	13.800	3.000	1.000
2	ARM	6MonthLIBOR	0	123,093.63	8.950	0.520	360	357	357	6.350	21	6	8.950	14.950	3.000	1.000
2	ARM	6MonthLIBOR	0	85,344.42	8.150	0.520	360	359	359	5.600	23	6	8.150	15.150	3.000	1.000
2	ARM	6MonthLIBOR	60	14,513,547.52	7.950	0.520	360	358	358	6.357	22	6	6.499	13.950	3.000	1.000
2	ARM	6MonthLIBOR	60	7,434,401.35	8.350	0.520	360	358	358	6.294	22	6	6.477	14.350	3.000	1.000
2	ARM	6MonthLIBOR	60	887,500.00	8.851	0.520	360	357	357	6.124	21	6	6.124	14.851	3.000	1.000
2	ARM	6MonthLIBOR	60	11,622,588.20	7.492	0.520	360	358	358	5.902	34	6	5.966	13.492	3.000	1.000

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
2	ARM	6MonthLIBOR	60	9,604,542.96	7.669	0.520	360	357	357	6.494	33	6	6.967	13.687	3.000	1.000
2	ARM	6MonthLIBOR	60	737,500.00	7.900	0.520	360	355	355	6.458	19	6	7.237	13.900	2.221	1.000
2	ARM	6MonthLIBOR	60	1,401,271.97	7.684	0.520	360	358	358	6.366	22	6	6.366	13.684	3.000	1.000
2	ARM	6MonthLIBOR	60	663,850.00	7.856	0.520	360	357	357	6.480	21	6	6.896	13.856	3.000	1.000
2	ARM	6MonthLIBOR	60	462,939.15	10.718	0.520	360	358	358	6.934	22	6	6.934	16.718	3.000	1.000
2	ARM	6MonthLIBOR	60	593,049.00	7.714	0.520	360	359	359	6.160	59	6	6.160	13.714	3.000	1.000
2	ARM	6MonthLIBOR	60	514,213.00	6.723	0.520	360	358	358	6.033	34	6	6.723	12.723	3.000	1.000
2	ARM	6MonthLIBOR	60	1,632,418.90	8.151	0.520	360	357	357	6.357	33	6	6.357	14.151	3.000	1.000
2	ARM	6MonthLIBOR	60	992,750.00	9.197	0.520	360	357	357	4.500	21	6	4.500	15.197	3.000	1.000
2	FRM	N/A	0	194,370.15	11.487	0.520	351	345	174	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	1,975,190.42	12.028	0.520	358	356	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	420,953.24	11.702	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	1,540,654.16	12.016	0.520	359	357	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	132,686.89	12.523	0.520	360	353	173	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	69,956.49	11.650	0.520	360	358	238	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	515,271.39	8.811	0.520	475	472	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	83,968.98	9.500	0.520	480	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	301,030.16	9.967	0.520	480	476	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	106,348.64	8.600	0.520	480	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	138,470.19	11.650	0.520	360	357	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	1,529,361.37	8.514	0.520	600	597	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,317,388.29	7.916	0.520	598	596	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	430,074.50	11.213	0.520	360	357	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	41,260.18	11.990	0.520	359	355	236	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	99,975.95	12.948	0.520	360	359	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	762,206.38	11.607	0.520	360	357	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	50,359.11	12.300	0.520	360	357	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	59,150.02	10.240	0.520	360	358	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	91,760.66	8.450	0.520	600	596	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	115,210.01	6.750	0.520	600	597	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	1,196,927.19	7.372	0.520	480	477	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	436,407.87	7.621	0.520	480	478	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	311,863.58	8.400	0.520	600	596	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	530,029.33	12.083	0.520	359	350	350	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	32,325.54	12.700	0.520	360	351	351	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	6,971,439.49	7.977	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	115,372.59	9.176	0.520	300	294	294	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	10,920,532.58	7.884	0.520	359	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	780,601.71	8.511	0.520	480	476	476	N/A	N/A	N/A	N/A	N/A	N/A	N/A

* Includes the interest only period, if applicable.

Group	Type	Index Name	Original Interest Only Period (Months)	Cut-off Date Principal Balance ($)	Cut-off Date Gross Mortgage Rate (%)	Expense Fee Rate (%)	Original Amortization Term* (Months)	Remaining Amortization Term* (Months)	Stated Remaining Term (Months)	Gross Margin (%)	Next Rate Adjustment Date (Months)	Rate Adjustment Frequency (Months)	Gross Life Floor (%)	Gross Life Cap (%)	Initial Periodic Rate Cap (%)	Next Periodic Rate Cap (%)
2	FRM	N/A	0	65,854.80	12.900	0.520	360	351	351	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	39,016.50	11.838	0.520	240	219	219	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	3,823,690.71	7.706	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	242,036.74	8.553	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	597,151.97	8.705	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	87,708.91	7.000	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,356,910.12	7.454	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,773,905.07	8.694	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	688,881.82	6.996	0.520	300	297	297	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	2,522,271.53	7.866	0.520	480	477	477	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	429,774.71	6.835	0.520	300	297	297	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	6,340,063.37	7.755	0.520	478	475	475	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	422,320.29	8.950	0.520	360	354	354	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	769,616.78	7.350	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	571,626.66	8.160	0.520	359	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	50,690.07	11.199	0.520	360	350	350	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	161,807.69	11.895	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	366,699.49	7.136	0.520	180	177	177	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	51,961.51	8.550	0.520	298	294	294	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	53,811.14	11.000	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	65,826.91	7.450	0.520	120	119	119	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	425,355.19	8.394	0.520	180	178	178	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	89,639.99	7.350	0.520	120	117	117	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	101,391.12	6.750	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	345,274.86	6.750	0.520	240	239	239	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	503,433.14	8.202	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	154,886.88	7.290	0.520	480	478	478	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	164,900.75	9.000	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	180,072.76	8.450	0.520	360	359	359	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	299,754.17	6.750	0.520	480	478	478	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	0	319,255.48	8.750	0.520	360	356	356	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	60	81,600.00	7.800	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	60	104,650.00	6.999	0.520	240	237	237	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	60	2,686,576.20	7.292	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	60	2,665,192.82	7.636	0.520	360	357	357	N/A	N/A	N/A	N/A	N/A	N/A	N/A
2	FRM	N/A	60	667,000.00	6.923	0.520	360	358	358	N/A	N/A	N/A	N/A	N/A	N/A	N/A
* Includes the interest only period, if applicable.

PREPAYMENT SCENARIOS

	Scenario I	Scenario II	Scenario III	Scenario IV	Scenario V

Fixed Rate Prepayment Assumption:	0%	75%	100%	125%	150%
Adjustable Rate Prepayment Assumption:	0%	75%	100%	125%	150%

The following tables set forth the approximate percentages of the initial principal amount of the Offered Certificates that would be outstanding after the Distribution Date occurring in each month shown assuming the optional termination is not exercised, and the approximate weighted average life in years of the Offered Certificates, based on prepayment scenarios described in the table above entitled “Prepayment Scenarios.” The percentages have been rounded to the nearest 1%.

PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE

	Class A-1
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	75	66	58	50
February 2009	99	53	39	27	16
February 2010	99	35	20	7	0
February 2011	98	27	20	7	0
February 2012	98	22	14	7	0
February 2013	97	17	11	6	0
February 2014	96	14	8	4	0
February 2015	95	11	6	3	0
February 2016	94	9	4	2	0
February 2017	93	7	3	1	0
February 2018	91	6	2	1	0
February 2019	90	4	2	1	0
February 2020	88	4	1	0	0
February 2021	86	3	1	0	0
February 2022	84	2	1	0	0
February 2023	82	2	0	0	0
February 2024	79	1	0	0	0
February 2025	77	1	0	0	0
February 2026	74	1	0	0	0
February 2027	69	1	0	0	0
February 2028	65	0	0	0	0
February 2029	61	0	0	0	0
February 2030	57	0	0	0	0
February 2031	52	0	0	0	0
February 2032	46	0	0	0	0
February 2033	40	0	0	0	0
February 2034	33	0	0	0	0
February 2035	29	0	0	0	0
February 2036	25	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	22.51	3.45	2.47	1.73	1.12
Optional Termination (Yrs.)	22.51	3.16	2.26	1.56	1.12

	Class A-2a
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	99	52	37	21	5
February 2009	98	11	0	0	0
February 2010	97	0	0	0	0
February 2011	96	0	0	0	0
February 2012	95	0	0	0	0
February 2013	93	0	0	0	0
February 2014	92	0	0	0	0
February 2015	90	0	0	0	0
February 2016	88	0	0	0	0
February 2017	86	0	0	0	0
February 2018	84	0	0	0	0
February 2019	81	0	0	0	0
February 2020	78	0	0	0	0
February 2021	75	0	0	0	0
February 2022	71	0	0	0	0
February 2023	67	0	0	0	0
February 2024	63	0	0	0	0
February 2025	58	0	0	0	0
February 2026	52	0	0	0	0
February 2027	43	0	0	0	0
February 2028	37	0	0	0	0
February 2029	29	0	0	0	0
February 2030	21	0	0	0	0
February 2031	12	0	0	0	0
February 2032	2	0	0	0	0
February 2033	0	0	0	0	0
February 2034	0	0	0	0	0
February 2035	0	0	0	0	0
February 2036	0	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	17.58	1.09	0.80	0.63	0.51
Optional Termination (Yrs.)	17.58	1.09	0.80	0.63	0.51

	Class A-2b
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	49	0	0
February 2010	100	19	0	0	0
February 2011	100	0	0	0	0
February 2012	100	0	0	0	0
February 2013	100	0	0	0	0
February 2014	100	0	0	0	0
February 2015	100	0	0	0	0
February 2016	100	0	0	0	0
February 2017	100	0	0	0	0
February 2018	100	0	0	0	0
February 2019	100	0	0	0	0
February 2020	100	0	0	0	0
February 2021	100	0	0	0	0
February 2022	100	0	0	0	0
February 2023	100	0	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	65	0	0	0	0
February 2034	16	0	0	0	0
February 2035	0	0	0	0	0
February 2036	0	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	26.32	2.75	2.00	1.56	1.26
Optional Termination (Yrs.)	26.32	2.75	2.00	1.56	1.26

	Class A-2c
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	75	23
February 2010	100	100	40	0	0
February 2011	100	76	39	0	0
February 2012	100	50	14	0	0
February 2013	100	29	0	0	0
February 2014	100	13	0	0	0
February 2015	100	0	0	0	0
February 2016	100	0	0	0	0
February 2017	100	0	0	0	0
February 2018	100	0	0	0	0
February 2019	100	0	0	0	0
February 2020	100	0	0	0	0
February 2021	100	0	0	0	0
February 2022	100	0	0	0	0
February 2023	100	0	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	92	0	0	0	0
February 2036	72	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.31	5.20	3.50	2.24	1.80
Optional Termination (Yrs.)	29.31	5.20	3.50	2.24	1.80

(1)
The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class principal balance for the applicable class.

PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE

	Class A-2d
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	59	0
February 2011	100	100	100	59	0
February 2012	100	100	100	59	0
February 2013	100	100	93	52	0
February 2014	100	100	67	34	0
February 2015	100	99	49	22	0
February 2016	100	78	35	14	0
February 2017	100	61	25	8	0
February 2018	100	48	18	5	0
February 2019	100	38	12	1	0
February 2020	100	30	9	0	0
February 2021	100	23	6	0	0
February 2022	100	18	3	0	0
February 2023	100	14	0	0	0
February 2024	100	10	0	0	0
February 2025	100	8	0	0	0
February 2026	100	6	0	0	0
February 2027	100	3	0	0	0
February 2028	100	1	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	100	0	0	0	0
February 2036	100	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.81	11.86	8.68	5.80	2.47
Optional Termination (Yrs.)	29.80	9.61	7.04	4.56	2.47

	Class M-1
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	78
February 2011	100	81	58	100	78
February 2012	100	65	42	66	78
February 2013	100	51	31	18	67
February 2014	100	41	22	12	41
February 2015	100	32	16	8	25
February 2016	100	26	12	5	13
February 2017	100	20	9	3	3
February 2018	100	16	6	2	0
February 2019	100	13	5	0	0
February 2020	100	10	3	0	0
February 2021	100	8	2	0	0
February 2022	100	6	0	0	0
February 2023	100	5	0	0	0
February 2024	100	4	0	0	0
February 2025	100	3	0	0	0
February 2026	100	2	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.32	5.69	5.66	6.41
Optional Termination (Yrs.)	29.34	6.57	5.13	5.23	4.17

	Class M-2
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	98	100
February 2012	100	65	42	26	49
February 2013	100	51	31	18	10
February 2014	100	41	22	12	6
February 2015	100	32	16	8	3
February 2016	100	26	12	5	0
February 2017	100	20	9	3	0
February 2018	100	16	6	0	0
February 2019	100	13	5	0	0
February 2020	100	10	3	0	0
February 2021	100	8	0	0	0
February 2022	100	6	0	0	0
February 2023	100	5	0	0	0
February 2024	100	4	0	0	0
February 2025	100	3	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.30	5.57	5.08	5.20
Optional Termination (Yrs.)	29.34	6.57	5.03	4.66	4.53

	Class M-3
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	88
February 2012	100	65	42	26	16
February 2013	100	51	31	18	10
February 2014	100	41	22	12	6
February 2015	100	32	16	8	3
February 2016	100	26	12	5	0
February 2017	100	20	9	3	0
February 2018	100	16	6	0	0
February 2019	100	13	5	0	0
February 2020	100	10	2	0	0
February 2021	100	8	0	0	0
February 2022	100	6	0	0	0
February 2023	100	5	0	0	0
February 2024	100	4	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.28	5.51	4.83	4.56
Optional Termination (Yrs.)	29.34	6.57	4.99	4.42	4.23

(1)
The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class principal balance for the applicable class.

PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE

	Class M-4
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	26
February 2012	100	65	42	26	16
February 2013	100	51	31	18	10
February 2014	100	41	22	12	6
February 2015	100	32	16	8	0
February 2016	100	26	12	5	0
February 2017	100	20	9	0	0
February 2018	100	16	6	0	0
February 2019	100	13	5	0	0
February 2020	100	10	0	0	0
February 2021	100	8	0	0	0
February 2022	100	6	0	0	0
February 2023	100	5	0	0	0
February 2024	100	2	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.26	5.47	4.71	4.32
Optional Termination (Yrs.)	29.34	6.57	4.96	4.32	4.00

	Class M-5
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	26
February 2012	100	65	42	26	16
February 2013	100	51	31	18	10
February 2014	100	41	22	12	6
February 2015	100	32	16	8	0
February 2016	100	26	12	5	0
February 2017	100	20	9	0	0
February 2018	100	16	6	0	0
February 2019	100	13	4	0	0
February 2020	100	10	0	0	0
February 2021	100	8	0	0	0
February 2022	100	6	0	0	0
February 2023	100	5	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.23	5.44	4.62	4.16
Optional Termination (Yrs.)	29.34	6.57	4.95	4.24	3.85

	Class M-6
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	26
February 2012	100	65	42	26	16
February 2013	100	51	31	18	10
February 2014	100	41	22	12	6
February 2015	100	32	16	8	0
February 2016	100	26	12	3	0
February 2017	100	20	9	0	0
February 2018	100	16	6	0	0
February 2019	100	13	0	0	0
February 2020	100	10	0	0	0
February 2021	100	8	0	0	0
February 2022	100	6	0	0	0
February 2023	100	1	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.20	5.39	4.54	4.02
Optional Termination (Yrs.)	29.34	6.57	4.93	4.18	3.73

	Class B-1
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	26
February 2012	100	65	42	26	16
February 2013	100	51	31	18	10
February 2014	100	41	22	12	1
February 2015	100	32	16	8	0
February 2016	100	26	12	0	0
February 2017	100	20	9	0	0
February 2018	100	16	4	0	0
February 2019	100	13	0	0	0
February 2020	100	10	0	0	0
February 2021	100	8	0	0	0
February 2022	100	3	0	0	0
February 2023	100	0	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.16	5.35	4.47	3.92
Optional Termination (Yrs.)	29.34	6.57	4.92	4.14	3.65

(1)
The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class principal balance for the applicable class.

PERCENTAGE OF INITIAL CLASS PRINCIPAL BALANCE

	Class B-2
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	26
February 2012	100	65	42	26	16
February 2013	100	51	31	18	10
February 2014	100	41	22	12	0
February 2015	100	32	16	5	0
February 2016	100	26	12	0	0
February 2017	100	20	9	0	0
February 2018	100	16	0	0	0
February 2019	100	13	0	0	0
February 2020	100	10	0	0	0
February 2021	100	6	0	0	0
February 2022	100	0	0	0	0
February 2023	100	0	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.10	5.30	4.40	3.83
Optional Termination (Yrs.)	29.34	6.57	4.91	4.10	3.59

	Class B-3
	I	II	III	IV	V
Initial Percentage	100%	100%	100%	100%	100%
February 2008	100	100	100	100	100
February 2009	100	100	100	100	100
February 2010	100	100	100	100	100
February 2011	100	81	58	40	26
February 2012	100	65	42	26	16
February 2013	100	51	31	18	5
February 2014	100	41	22	12	0
February 2015	100	32	16	0	0
February 2016	100	26	12	0	0
February 2017	100	20	1	0	0
February 2018	100	16	0	0	0
February 2019	100	13	0	0	0
February 2020	100	8	0	0	0
February 2021	100	0	0	0	0
February 2022	100	0	0	0	0
February 2023	100	0	0	0	0
February 2024	100	0	0	0	0
February 2025	100	0	0	0	0
February 2026	100	0	0	0	0
February 2027	100	0	0	0	0
February 2028	100	0	0	0	0
February 2029	100	0	0	0	0
February 2030	100	0	0	0	0
February 2031	100	0	0	0	0
February 2032	100	0	0	0	0
February 2033	100	0	0	0	0
February 2034	100	0	0	0	0
February 2035	89	0	0	0	0
February 2036	76	0	0	0	0
February 2037	0	0	0	0	0
Weighted Average Life(1) to:
Maturity (Yrs.)	29.34	7.02	5.24	4.33	3.75
Optional Termination (Yrs.)	29.34	6.57	4.91	4.08	3.54

(1)
The weighted average life is determined by (i) multiplying the amount of each principal payment by the number of years from the date of issuance to the related Distribution Date, (ii) adding the results and (iii) dividing the sum by the initial class principal balance for the applicable class.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

On or about March 7, 2007 (the “Closing Date”), the certificates will be issued pursuant to the Pooling and Servicing Agreement. Set forth below are summaries of the specific terms and provisions of the Pooling and Servicing Agreement. The following summaries are subject to, and are qualified in their entirety by reference to, the provisions of the Pooling and Servicing Agreement. When particular provisions or terms used in the Pooling and Servicing Agreement are referred to, the actual provisions (including definitions of terms) are incorporated herein by reference.

Significant defined terms that are necessary to develop an understanding of the manner in which distributions will be made on the Offered Certificates appear in the Glossary at the end of this prospectus supplement.

Senior Certificates

The Saxon Asset Securities Trust 2007-1, Mortgage Loan Asset Backed Certificates, Series 2007-1 will include the following five classes of certificates (the “Senior Certificates”) which are offered hereby:

•         Class A-1 Certificates;

•         Class A-2a Certificates;

•         Class A-2b Certificates;

•         Class A-2c Certificates; and

•         Class A-2d Certificates.

Subordinate Certificates

In addition to the Senior Certificates, the Saxon Asset Securities Trust 2007-1, Mortgage Loan Asset Backed Certificates, Series 2007-1, will also include nine classes of subordinate certificates (the “Subordinate Certificates”).

The Subordinate Certificates will include:

(a)	the Class M-1 Certificates, which are subordinate to the Senior Certificates,

(b)	the Class M-2 Certificates, which are subordinate to the Senior Certificates and the Class M-1 Certificates,

(c)	the Class M-3 Certificates, which are subordinate to the Senior Certificates, the Class M-1 and Class M-2 Certificates,

(d)	the Class M-4 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2 and Class M-3 Certificates,

(e)	the Class M-5 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3 and Class M-4 Certificates,

(f)	the Class M-6 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Certificates,

(g)	the Class B-1 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates,

(h)	the Class B-2 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Certificates,

(i)	the Class B-3 Certificates, which are subordinate to the Senior Certificates, the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Certificates, and

(j)	the Class OC Certificates, which are subordinate to all of the Offered Certificates.

Class P Certificates

In addition to the Senior Certificates and the Subordinate Certificates, the Issuing Entity will also issue the Class P Certificates. The Class P Certificates will have an initial Class Principal Balance of $1,000 and will not be entitled to distributions in respect of interest. The Class P Certificates will be entitled to all prepayment charges received in respect of all of the mortgage loans. Such amounts will not be available for distribution to the holders of the Offered Certificates.

All classes of Subordinate Certificates, other than the Class OC, Class P and Class R Certificates (the Class OC, Class P and Class R Certificates are also referred to as the “Privately Offered Certificates”), are offered by this prospectus supplement. The Privately Offered Certificates are not offered under this prospectus supplement. Accordingly, the description of the Privately Offered Certificates provided in this prospectus supplement is solely for informational purposes.

Designations

When describing the certificates in this prospectus supplement we use the following terms:

•	The Class A-1 Certificates are referred to as the “Group 1 Senior Certificates.”

•	The Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates are referred to as the “Group 2 Senior Certificates.”

•	The Group 1 Senior Certificates and the Group 2 Senior Certificates are together referred to as the “Senior Certificates.”

•	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Certificates are referred to as the “Class M Certificates.”

•	The Class M-1, Class M-2 and Class M-3 Certificates are referred to as the “Class M Senior Certificates.”

•	The Class B-1, Class B-2 and Class B-3 Certificates are referred to as the “Class B Certificates.”

•	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates are referred to as the “Subordinate Certificates.”

•	The Senior Certificates and the Subordinate Certificates are referred to as the “Offered Certificates.”

•	The Offered Certificates are sometimes referred to as the “LIBOR Certificates.”

•	The Class R Certificates are also referred to as the “Residual Certificates.”

The Offered Certificates will be issued by the Issuing Entity in the initial Class Principal Balances set forth set forth on page S-3 in the table under “Offered Certificates.” The initial Class Principal Balances of each class of certificates may be increased or decreased by up to 10% to the extent that the Stated Principal Balance of the mortgage loans is increased or decreased as described under “The Mortgage Loan Pool.”

The “Class Principal Balance” of any class of certificates as of any Distribution Date is the initial Class Principal Balance of the class listed on page S-3 of this prospectus supplement reduced by the sum of:

•	all amounts previously distributed to holders of certificates of the class as payments of principal, and

•	with respect to the Subordinate Certificates only, the amount of Realized Losses on the mortgage loans allocated to the class;

provided, however, that the Class Principal Balance of each class of Subordinate Certificates to which Realized Losses have been allocated will be increased, sequentially in the order of payment priority, by the amount of Subsequent Recoveries on the mortgage loans distributed as principal to any class of certificates, but not by more than the amount of Realized Losses previously allocated to reduce the Class Principal Balance of such class of certificates.

In addition, if the Class Principal Balance of the Class OC Certificates is equal to zero, the Class Principal Balance of the class of Subordinate Certificates then outstanding with the lowest priority of payment will be reduced if and to the extent that the aggregate of the Class Principal Balances of all classes of certificates, following all distributions and the allocation of Realized Losses on the mortgage loans on any Distribution Date exceeds the aggregate Stated Principal Balance of the mortgage loans as of the Due Date occurring in the month of the Distribution Date.

The initial Class Principal Balance of the Class P Certificates is equal to $1,000. The Pooling and Servicing Agreement does not permit the allocation of Realized Losses to the Class P Certificates or to the Senior Certificates.

The Senior Certificates will have an initial aggregate Class Principal Balance of approximately $467,250,000, and will evidence in the aggregate an initial beneficial ownership interest in the mortgage loans of approximately 75.10%. The initial beneficial ownership of each class of Subordinate Certificates in the mortgage loans is approximately as follows:

The Subordinate Certificates	Beneficial Interest
Class M-1	4.15%
Class M-2	4.25%
Class M-3	2.20%
Class M-4	1.95%
Class M-5	1.85%
Class M-6	1.65%
Class B-1	1.55%
Class B-2	1.35%
Class B-3	1.25%

Forms and Denominations of Offered Certificates; Distributions to Certificates

The Offered Certificates will be issued in book-entry form as described below. The Offered Certificates will be issued in the minimum dollar denomination of $25,000 and integral multiples of $1,000, except that one certificate of each class may be issued in a different denomination.

Distributions on the certificates will be made by the Trustee on the 25th day of each month, or if such day is not a Business Day, on the first Business Day thereafter, commencing in March 2007 (each, a “Distribution Date”), to the persons in whose names such certificates are registered on the applicable Record Date.

On each Distribution Date distributions on the certificates will be made by check mailed to the address of the holder of the certificate entitled thereto as it appears on the applicable certificate register or, in the case of a Certificateholder who holds certificates with an aggregate initial Class Principal Balance of $1,000,000 or more and who has so notified the Trustee in writing in accordance with the Pooling and Servicing Agreement, by wire transfer in immediately available funds to the account of such Certificateholder at a bank or other depository institution having appropriate wire transfer facilities; provided, however, that the final payment in retirement of the certificates will be made only upon presentment and surrender of such certificates at the Corporate Trust Office (as defined under “The Pooling and Servicing Agreement—The Trustee”) of the Trustee. See “—Book-Entry Registration of the Offered Certificates” below for the method of payment to beneficial owners of book-entry securities.

Calculation of One-Month LIBOR

One-month LIBOR (“LIBOR”) shall be established by the Trustee, except in the case of the initial Interest Accrual Period. As to any Interest Accrual Period for the LIBOR Certificates, one-month LIBOR will equal the rate for United States dollar deposits for one month which appears on the Telerate Screen Page 3750 as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period. “Telerate Screen Page 3750” means the display designated as page 3750 on the Bridge Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks). If such rate does not appear on such page (or such other page as may replace that page on that service, or if such service is no longer offered, such other service for displaying one-month LIBOR or comparable rates as may be selected by the Trustee after consultation with the Seller), the rate will be the Reference Bank Rate. The “Reference Bank Rate” for any Interest Accrual Period will be determined on the basis of the rates at which deposits in U.S. Dollars are offered by the reference banks (which shall be three major banks that are engaged in transactions in the London interbank market, selected by the Trustee after consultation with the Seller) as of 11:00 A.M., London time, on the second LIBOR Business Day prior to the first day of such Interest Accrual Period to prime banks in the London interbank market for a period of one month. “LIBOR Business Day” means any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the city of London, England and New York, New York are required or authorized by law to be closed. The Trustee will request the principal London office of each of the reference banks to provide a quotation of its rate. If at least two such quotations are provided, the rate will be the arithmetic mean of the quotations. If on such date fewer than two quotations are provided as requested, the rate will be the arithmetic mean of the rates quoted by one or more major banks in New York City, selected by the Trustee after consultation with the Seller, as of 11:00 A.M., New York City time, on such date for loans in U.S. Dollars to leading European banks for a period of one month. If no such quotations can be obtained, LIBOR will remain the same as the prior Distribution Date.

The establishment of LIBOR as to each Interest Accrual Period by the Trustee and the Trustee’s calculation of the rate of interest applicable to the LIBOR Certificates for the related Interest Accrual Period shall (in the absence of manifest error) be final and binding.

One-month LIBOR for the LIBOR Certificates for the initial Interest Accrual Period will be determined two days prior to the Closing Date.

Payments on Mortgage Loans; Accounts

On or prior to the Closing Date, the Servicer will establish and maintain or cause to be established and maintained an account or accounts for the collection of payments on the mortgage loans which will be separate from the Servicer’s other assets (the “Collection Account”). The Servicer will be required to deposit into the Collection Account the following:

•	all payments on account of principal on the mortgage loans, including principal prepayments;

•	all payments on account of interest on the mortgage loans, net of the Servicing Fee;

•	all payments on account of prepayment penalties on the mortgage loans;

•
all insurance proceeds, Subsequent Recoveries and liquidation proceeds, other than proceeds to be applied to the restoration or repair of a mortgaged property or released to the mortgagor in accordance with the Servicer’s normal servicing procedures;

•	any amount required to be deposited by the Servicer pursuant to the Pooling and Servicing Agreement in connection with any losses on permitted investments for which it is responsible;

•	any amounts received by the Servicer with respect to primary mortgage insurance and in respect of net monthly rental income from REO Property;

•	all substitution adjustment amounts relating to the substitution of a mortgage loan; and

•	all advances made by that Servicer.

On or prior to the Closing Date, the Trustee will establish an account (the “Distribution Account”), which will be maintained with the Trustee in trust for the benefit of the Certificateholders. On the Business Day immediately prior to each Distribution Date, the Servicer will remit all amounts on deposit in the Collection Account to the Distribution Account. On each Distribution Date, the Trustee will withdraw amounts on deposit in the Distribution Account and distribute such funds as described below. For information regarding the investment of amounts held in the Collection Account and the Distribution Account, see “Administration of the Trust—Trust Accounts.”

Interest Distributions on the Certificates

The Interest Remittance Amount will be distributed to the certificates and the Swap Counterparty, sequentially, as follows:

•
first, to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any;

•
second, concurrently, (1) from the remaining portion of the Interest Remittance Amount related to the Group 1 Mortgage Loans, to the Class A-1 Certificates, their Senior Interest Distribution Amount for such Distribution Date, and (2) from the remaining portion of the Interest Remittance Amount related to the Group 2 Mortgage Loans, concurrently, to the Group 2 Senior Certificates, their respective Senior Interest Distribution Amounts for such Distribution Date, pro rata based on their respective Senior Interest Distribution Amounts for such Distribution Date;

•
third, concurrently, (1) from the remaining portion of the Interest Remittance Amount related to the Group 1 Mortgage Loans, concurrently, to the Group 2 Senior Certificates, their respective Senior Interest Distribution Amounts for such Distribution Date remaining unpaid after clause second above, pro rata based on their respective Senior Interest Distribution Amounts for such Distribution Date, and (2) from the remaining portion of the Interest Remittance Amount related to the Group 2 Mortgage Loans, to the Class A-1 Certificates, their Senior Interest Distribution Amount for such Distribution Date remaining unpaid after clause second above;

•
fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, their respective Subordinate Interest Distribution Amounts, in each case, to the extent of the Interest Remittance Amount remaining after distributions of interest to the classes of certificates with a higher payment priority; and

•
fifth, any remaining Interest Remittance Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow as described under “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Certificates” below.

Principal Distributions on the Certificates

1. On each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event is in effect, the holders of each class of certificates shall be entitled to receive distributions in respect of principal from the Principal Distribution Amount and the Swap Counterparty shall be entitled to the payments described below, in each case to the extent of the Available Distribution Amount available therefor after payment of the Interest Distribution Amount, in the following order of priority:

•
first, to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions from the Interest Remittance Amount for that Distribution Date;

•
second, to the holders of the Senior Certificates, as described under “—Allocation of Principal Payments to Senior Certificates” below, until their respective Class Principal Balances are reduced to zero;

•
third, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until their respective Class Principal Balances are reduced to zero; and

•
fourth, any remaining Principal Distribution Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow as described under “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Certificates” below.

2. On each Distribution Date (a) on or after the Stepdown Date and (b) on which a Trigger Event is not in effect, the holders of each class of certificates and the Swap Counterparty shall be entitled to receive distributions from the Principal Distribution Amount, in the following order of priority:

(A)  to the Swap Account, the sum of (x) all Net Swap Payments and (y) any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions from the Interest Remittance Amount for that Distribution Date;

(B) to the holders of the Senior Certificates, in an amount up to the Senior Principal Distribution Amount, as described under “—Allocation of Principal Payments to Senior Certificates” below, until their respective Class Principal Balances are reduced to zero;

(C) to the Class M-1 Certificates, in an amount up to the Class M-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(D)  to the Class M-2 Certificates, in an amount up to the Class M-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(E)  to the Class M-3 Certificates, in an amount up to the Class M-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(F) to the Class M-4 Certificates, in an amount up to the Class M-4 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(G) to the Class M-5 Certificates, in an amount up to the Class M-5 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(H) to the Class M-6 Certificates, in an amount up to the Class M-6 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(I) to the Class B-1 Certificates, in an amount up to the Class B-1 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(J)  to the Class B-2 Certificates, in an amount up to the Class B-2 Principal Distribution Amount, until its Class Principal Balance is reduced to zero;

(K) to the Class B-3 Certificates, in an amount up to the Class B-3 Principal Distribution Amount, until its Class Principal Balance is reduced to zero; and

(L) any remaining Principal Distribution Amount on any Distribution Date will be distributed as part of Net Monthly Excess Cashflow as described under “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Certificates” below.

The allocation of distributions in respect of principal to the Senior Certificates on each Distribution Date (a) prior to the Stepdown Date or (b) on which a Trigger Event has occurred, will have the effect of accelerating the amortization of the Senior Certificates while, in the absence of Realized Losses, increasing the respective percentage interest in the aggregate Stated Principal Balance of the mortgage loans evidenced by the Subordinate Certificates. Increasing the respective percentage interest in the trust of the Subordinate Certificates relative to that of the Senior Certificates is intended to preserve the availability of the subordination provided by the Subordinate Certificates.

Allocation of Principal Payments to Senior Certificates

General. All principal distributions to the holders of the Senior Certificates on any Distribution Date will be allocated concurrently between the Group 1 Senior Certificates and the Group 2 Senior Certificates, based on their respective Class A Principal Allocation Percentages for that Distribution Date. Any payments of principal to the Group 1 Senior Certificates will first be made from payments relating to the Group 1 Mortgage Loans and any payments of principal to the Group 2 Senior Certificates will first be made from payments relating to the Group 2 Mortgage Loans.

However, commencing with the Distribution Date on which the aggregate Class Principal Balance of either the Group 1 Senior Certificates or the Group 2 Senior Certificates has been reduced to zero, the remaining principal distributions distributable to the Senior Certificates on that Distribution Date and all of the principal distributions distributable to the Senior Certificates on all subsequent Distribution Dates will be distributed to the holders of the remaining Senior Certificates in accordance with the principal distribution allocations described below, until their Class Principal Balances have been reduced to zero (without regard to the Group 1 Senior Principal Allocation Amount or Group 2 Principal Allocation Amount).

Distributions to the Group 1 Senior Certificates. On each Distribution Date, the Group 1 Senior Principal Allocation Amount will be distributed to the Class A-1 Certificates, until its Class Principal Balance is reduced to zero.

Distributions to the Group 2 Senior Certificates. On each Distribution Date, the Group 2 Senior Principal Allocation Amount will be distributed, sequentially, to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates, in that order, until their respective Class Principal Balances have been reduced to zero.

However, from and after the Distribution Date on which the aggregate Class Principal Balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates and the Class Principal Balance of the Class OC Certificates have been reduced to zero, any principal distributions allocated to the Class A-2a, Class A-2b, Class A-2c and Class A-2d Certificates are required to be distributed pro rata among those classes, based on their Class Principal Balances, until their Class Principal Balances have been reduced to zero.

Net Monthly Excess Cashflow and Overcollateralization Provisions on the Certificates

The weighted average of the Net Mortgage Rates for the mortgage loans is generally expected to be higher than the sum of the weighted average of the Pass-Through Rates on the Offered Certificates and the amount payable to the Swap Counterparty as converted to a per annum rate. As a result, interest collections on the mortgage loans are generally expected to be generated in excess of the amount of interest payable to the holders of the certificates, the fees and expenses payable by the Issuing Entity in respect of the mortgage loans and the amount payable to the Swap Counterparty. On each Distribution Date, the remaining Net Monthly Excess Cashflow, will be distributed to the certificates and the Swap Counterparty in the following order of priority:

(i)  from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, sequentially, first (i) concurrently, to the classes of Offered Certificates then outstanding, first pro rata, based on their respective Class Principal Balances, to the extent needed to pay any Interest Carry Forward Amount for each such Class and then, pro rata, based on any Interest Carry Forward Amount remaining for each such Class, in an amount up to the amount of any Interest Carry Forward Amount remaining unpaid for such classes of certificates;

(ii) to the Class M-1 Certificates, the related Interest Carry Forward Amount;

(iii)  to the Class M-1 Certificates, the related Unpaid Realized Loss Amount;

(iv)  to the Class M-2 Certificates, the related Interest Carry Forward Amount;

(v)  to the Class M-2 Certificates, the related Unpaid Realized Loss Amount;

(vi)  to the Class M-3 Certificates, the related Interest Carry Forward Amount;

(vii)  to the Class M-3 Certificates, the related Unpaid Realized Loss Amount;

(viii)  to the Class M-4 Certificates, the related Interest Carry Forward Amount;

(ix)  to the Class M-4 Certificates, the related Unpaid Realized Loss Amount;

(x)  to the Class M-5 Certificates, the related Interest Carry Forward Amount;

(xi)  to the Class M-5 Certificates, the related Unpaid Realized Loss Amount;

(xii)  to the Class M-6 Certificates, the related Interest Carry Forward Amount;

(xiii)  to the Class M-6 Certificates, the related Unpaid Realized Loss Amount;

(xiv)  to the Class B-1 Certificates, the related Interest Carry Forward Amount;

(xv)  to the Class B-1 Certificates, the related Unpaid Realized Loss Amount;

(xvi)  to the Class B-2 Certificates, the related Interest Carry Forward Amount;

(xvii)  to the Class B-2 Certificates, the related Unpaid Realized Loss Amount;

(xviii)  to the Class B-3 Certificates, the related Interest Carry Forward Amount;

(xix)  to the Class B-3 Certificates, the related Unpaid Realized Loss Amount;

(xx)  to the Excess Reserve Fund Account, the amount of any Basis Risk Payment for that Distribution Date;

(xxi) from any Interest Rate Cap Payment on deposit in the Excess Reserve Fund Account with respect to that Distribution Date, sequentially, first (i) concurrently, to the classes of Offered Certificates then outstanding, first pro rata, based on their respective Class Principal Balances, to the extent needed to pay any Basis Risk Carry Forward Amount for each such Class and then, pro rata, based on any Basis Risk Carry Forward Amount remaining for each such Class, in an amount up to the amount of any Basis Risk Carry Forward Amount remaining unpaid for such classes of certificates;

(xxii) from funds on deposit in the Excess Reserve Fund Account (not including any Interest Rate Cap Payment included in that account), sequentially, first (i) concurrently, to the classes of Senior Certificates currently outstanding, first pro rata, based on their respective Class Principal Balances, to the extent needed to pay any Basis Risk Carry Forward Amount for each such class and then, pro rata, based on any Basis Risk Carry Forward Amount remaining unpaid for each such class, in an amount up to the amount of any Basis Risk Carry Forward Amount remaining unpaid for such classes of certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Basis Risk Carry Forward Amount for such classes of certificates;

(xxiii)  from all remaining amounts (including remaining funds on deposit in the Excess Reserve Fund Account), sequentially, first (i) concurrently, to the Senior Certificates, first pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount remaining unpaid for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such classes of certificates;

(xxiv) from all remaining amounts (including remaining funds on deposit in the Excess Reserve Fund Account), to the Swap Account, the amount of any Defaulted Swap Termination Payment owed to the Swap Counterparty;

(xxv)  from all remaining amounts (including remaining funds on deposit in the Excess Reserve Fund Account), to the holders of the Class OC Certificates as provided in the Pooling and Servicing Agreement; and

(xxvi)  to the holders of the Class R Certificates, any remaining amounts; provided that if such Distribution Date is the Distribution Date immediately following the expiration of the latest prepayment charge term with respect to the mortgage loans or any Distribution Date thereafter, then any such remaining amounts, together with the Class P Distribution Amount, will be distributed first, to the holders of the Class P Certificates, until the Class Principal Balance thereof has been reduced to zero; and second, to the holders of the Class R Certificates.

Description of the Swap Counterparty and the Cap Counterparty

The interest rate swap agreement and the interest rate cap agreement will be provided by Morgan Stanley Capital Services Inc. (“MSCS”), a Delaware corporation formed in 1985 or upon the occurrence of certain events, a replacement counterparty that satisfies certain credit criteria (together with MSCS, the “Swap Counterparty” or the “Cap Counterparty,” as applicable). See “—The Interest Rate Swap Agreement” and “—The Interest Rate Cap Agreement” above. Morgan Stanley Capital Services Inc. is an affiliate, through common parent ownership, of the Sponsor, the Servicer, the Depositor and Morgan Stanley & Co. Incorporated, the underwriter, and is a wholly-owned, unregulated special purpose subsidiary of Morgan Stanley (NYSE:MS). The principal executive offices of Morgan Stanley Capital Services Inc. are located at 1585 Broadway, New York, New York 10036, telephone number (212) 761-4000.

Morgan Stanley Capital Services Inc. conducts business in the over-the-counter derivatives market, writing a variety of derivative instruments, including interest rate swaps, currency swaps, credit default swaps and interest rate options with institutional clients. The payment obligations of Morgan Stanley Capital Services Inc. under its derivative instruments are 100% guaranteed by Morgan Stanley. As of the date hereof, Morgan Stanley has a long-term debt rating of “Aa3” by Moody’s, “A+” by S&P and “AA-” by Fitch and a short-term debt rating of “P-1” by Moody’s, “A-1” by S&P and “F1+” by Fitch.

The Interest Rate Swap Agreement

On the Closing Date, the Issuing Entity will establish a separate trust (the “Supplemental Interest Trust”), which will enter into an interest rate swap transaction with the Swap Counterparty, as evidenced by the interest rate swap agreement between the Supplemental Interest Trust and the Swap Counterparty. The payment obligations of the Swap Counterparty will be fully and unconditionally guaranteed by Morgan Stanley. As part of the interest rate swap transaction, on the Closing Date, the Supplemental Interest Trust and the Swap Counterparty will enter into an ISDA Master Agreement. Under the interest rate swap agreement, with respect to the each Distribution Date commencing February 2008 to and including the Distribution Date in September 2011 (the “Swap Termination Date”), the Supplemental Interest Trust will pay to the Swap Counterparty fixed payments at a rate of 5.00% per annum, determined on a “30/360” basis, and the Swap Counterparty will pay to the Supplemental Interest Trust, floating payments at a rate of one-month LIBOR (as determined pursuant to the interest rate swap agreement), determined on an “actual/360” basis, in each case calculated on the Scheduled Notional Amount set forth on Annex 1 to this prospectus supplement for that Distribution Date. On each Distribution Date prior to the Swap Termination Date, to the extent that the fixed payment payable by the Supplemental Interest Trust on a Distribution Date exceeds the floating payment payable by the Swap Counterparty on that Distribution Date, amounts otherwise available to the certificateholders will be applied on or prior to such Distribution Date to make a net payment to the Swap Counterparty (each, a “Net Swap Payment”). Conversely, on each Distribution Date prior to the Swap Termination Date, to the extent that the floating payment payable by the Swap Counterparty on that Distribution Date exceeds the fixed payment payable by the Supplemental Interest Trust on a Distribution Date, the Swap Counterparty will owe a net payment to the Supplemental Interest Trust on or prior to such Distribution Date (each, a “Net Swap Receipt”).

All payments due to the Swap Counterparty under the interest rate swap agreement shall be paid from the Available Distribution Amount on each applicable Distribution Date in accordance with the priority of payments described under “—Swap Account” and from funds received from a replacement swap counterparty on any date on which such funds are received by the trust. Any Replacement Swap Counterparty Payment or Swap Termination Payment other than a Defaulted Swap Termination Payment due to the Swap Counterparty shall be paid on a senior basis on each applicable Distribution Date in accordance with the priority of payments and any Defaulted Swap Termination Payment owed by the Supplemental Interest Trust to the Swap Counterparty shall be paid by the Supplemental Interest Trust on a subordinated basis. However, to the extent any Replacement Swap Counterparty Payment or any Swap Termination Payment (other than a Defaulted Swap Termination Payment) is to be received by the Supplemental Interest Trust, the Trustee, on behalf of the Supplemental Interest Trust, will direct any replacement swap counterparty to deposit any such payment into the Swap Account, the Swap Counterparty that is being replaced will have first priority to those payments over certificateholders, the Servicer, the Trustee and the Custodian, and the Trustee will pay from the Swap Account to the Swap Counterparty the amount so received immediately upon receipt. However, that to the extent the Replacement Swap Counterparty Payment received by the Swap Counterparty being replaced is less than the Swap Termination Payment owed to the Swap Counterparty, any remaining amounts will be paid to the Swap Counterparty on the subsequent Distribution Date in accordance with the priority of payments described under “—Interest Distributions on the Certificates”, “—Principal Distributions on the Certificates,” “—Net Monthly Excess Cashflow and Overcollateralization Provisions on the Certificates” and “—Swap Account” herein.

A “Swap Termination Payment” is a termination payment required to be made by either the Supplemental Interest Trust or the Swap Counterparty pursuant to the interest rate swap agreement as a result of termination of the interest rate swap agreement.

The interest rate swap agreement can be terminated upon an event of default under that agreement or a termination event under that agreement. Events of default under the interest rate swap agreement include, among other things, the following:

• failure to pay,

• bankruptcy and insolvency events, and

• a merger by the Swap Counterparty without an assumption of its obligations under the interest rate swap agreement.

Termination events under the interest rate swap agreement include, among other things:

• illegality (which generally relates to changes in law causing it to become unlawful for either party (or its guarantor, if applicable) to perform its obligations under the interest rate swap agreement or guaranty, as applicable),

• a tax event (which generally relates to certain changes in law that result in one party receiving a payment under the interest rate swap agreement from which an amount has been deducted or withheld for or on account of taxes and for which that party is not grossed up, or with respect to which the other party is required to pay additional amounts),

• a tax event upon merger (which generally relates to certain taxes being deducted or withheld from payments to either party following a merger of either party),

• upon the irrevocable direction to dissolve or otherwise terminate the trust following which all assets of the trust will be liquidated and the proceeds of such liquidation will be distributed to certificateholders,

• upon the exercise of the optional purchase of the mortgage loans by the Servicer as described under “The Pooling and Servicing Agreement—Termination,” and

• the Pooling and Servicing Agreement is amended without the consent of the Swap Counterparty and such amendment materially and adversely affects the rights or interests of the Swap Counterparty.

“Defaulted Swap Termination Payment” means any termination payment required to be made by the Supplemental Interest Trust to the Swap Counterparty pursuant to the interest rate swap agreement as a result of an event of default under the interest rate swap agreement with respect to which the Swap Counterparty is the defaulting party or a termination event under that agreement (other than illegality or a tax event of the Swap Counterparty) with respect to which the Swap Counterparty is the sole affected party.

In addition to the termination events specified above, it will be an additional termination event under the interest rate swap agreement (such event, a “First Tier Downgrade Termination Event”) if (x) any of the rating agencies downgrades the Swap Counterparty (or its guarantor) below the First Tier Required Swap Counterparty Rating and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies):

(1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Counterparty (or its guarantor) transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Tier Required Swap Counterparty Rating or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Tier Required Swap Counterparty Rating;

(2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Counterparty (or its guarantor) collateralizes its exposure to the Supplemental Interest Trust pursuant to the ISDA Credit Support Annex entered into on the closing date by the Swap Counterparty and the Supplemental Interest Trust (the “ISDA Credit Support Annex”);

(3) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Counterparty (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the First Tier Required Swap Counterparty Rating; or

(4) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Counterparty (or its guarantor) takes such other steps, if any, to enable the Supplemental Interest Trust, to remedy a downgrade by the rating agencies below the First Tier Required Swap Counterparty Rating.

It will also be an additional termination event under the interest rate swap agreement (such event a “Second Tier Downgrade Termination Event”) if (x) any of the rating agencies downgrades the Swap Counterparty (or its guarantor) below the Second Tier Required Swap Counterparty Rating or the Swap Counterparty (or its guarantor) has its rating by S&P or Moody’s withdrawn and (y) at least one of the following events has not occurred (except to the extent otherwise approved by the rating agencies): (1) within the time period specified in the interest rate swap agreement with respect to such downgrade, the Swap Counterparty (or its guarantor) at its sole cost and expense transfers the interest rate swap agreement, in whole, but not in part, to a counterparty that satisfies the Second Tier Required Swap Counterparty Rating or whose present and future obligations under the interest rate swap agreement are guaranteed by a guarantor that satisfies the Second Tier Required Swap Counterparty Rating; or (2) within the time period specified in the interest rate swap agreement with respect to such downgrade, the obligations of the Swap Counterparty (or its guarantor) under the interest rate swap agreement are guaranteed by a person or entity that satisfies the Second Tier Required Swap Counterparty Rating (in the case of Moody’s) and the First Tier Required Swap Counterparty Rating (in the case of S&P). Pending compliance with clauses (1) or (2), the Swap Counterparty (or its guarantor) will be required, within the time period specified in the interest rate swap agreement, to collateralize its exposure to the Supplemental Interest Trust pursuant to the ISDA Credit Support Annex.

If the Trustee, at the written direction of the Depositor, is unable to or, if applicable, chooses not to obtain a substitute interest rate swap agreement in the event that the interest rate swap agreement is terminated, interest distributable on the certificates will be paid from amounts received on the mortgage loans without the benefit of an interest rate swap agreement or a substitute interest rate swap agreement.

On or after the Closing Date, (i) the Trustee, at the written direction of the Depositor, on behalf of the Supplemental Interest Trust, may, with the consent of the Swap Counterparty and the rating agencies, assign or transfer all or a portion of the interest rate swap agreement, (ii) the Swap Counterparty may, subject to giving reasonable notice of such assignment to the rating agencies and subject to the conditions of assignment set forth in the interest rate swap agreement, assign its obligations under the interest rate swap agreement, (iii) with the consent of the Swap Counterparty and the rating agencies, the interest rate swap agreement may be amended by the Supplemental Interest Trust.

Upon the request of the Depositor, the Swap Counterparty may, at its option, but is not required to, (i) provide any financial information required by Item 1115 of the Asset Backed Securities Regulation, 17 C.F.R. §§ 229.1100-229.1123 (“Regulation AB”) with respect to the Swap Counterparty or any guarantor of the Swap Counterparty if providing the financial information of a guarantor is permitted under Regulation AB or (ii) assign the interest rate swap agreement at its own cost to another entity that has agreed to take the actions described in clause (i) of this sentence with respect to itself (and which has the Second Tier Required Swap Counterparty Rating, subject to giving reasonable notice of such assignment to the rating agencies and the other conditions of assignment set forth in the interest rate swap agreement).

The interest rate swap agreement is scheduled to terminate by its terms following the distribution date in September 2011 and upon termination of the interest rate swap agreement no further amounts will be paid to the Swap Counterparty by the Supplemental Interest Trust and no further amounts will be paid to the Supplemental Interest Trust by the Swap Counterparty.

The Sponsor’s estimate of maximum probable exposure under the interest rate swap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

The Swap Account

On any Distribution Date during which the interest rate swap agreement is in effect, Swap Termination Payments and payments received by the trust as a result of entering into a replacement interest rate swap agreement (such payment, a “Replacement Swap Counterparty Payment”), Net Swap Payments owed to the Swap Counterparty and Net Swap Receipts for that Distribution Date will be deposited into a trust account (the “Swap Account”) established by the Trustee as part of the trust fund. Funds in the Swap Account will be distributed in the following order of priority:

(i)  to the Swap Counterparty, all Net Swap Payments, if any, owed to the Swap Counterparty for that Distribution Date;

(ii)  to the Swap Counterparty, any Swap Termination Payment, but not including any Defaulted Swap Termination Payment, for that Distribution Date;

(iii) concurrently, to the Senior Certificates, pro rata, any unpaid Senior Interest Distribution Amount remaining unpaid after distribution of the Interest Remittance Amount and any unpaid Interest Carry Forward Amounts;

(iv) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any unpaid Subordinate Interest Distribution Amount remaining unpaid after distribution of the Interest Remittance Amount and any unpaid Interest Carry Forward Amounts;

(v) to the Offered Certificates in accordance with the principal distribution rules in effect for such Distribution Date, in an amount equal to the amount necessary to meet the Overcollateralization Target for that Distribution Date (to the extent remaining unpaid from the Available Distribution Amount);

(vi) concurrently, to the Senior Certificates, pro rata, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts, to the extent unpaid from funds on deposit in the Excess Reserve Fund Account;

(vii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to their respective Swap Payment Allocations for that Distribution Date, any remaining Basis Risk Carry Forward Amounts, to the extent unpaid from funds on deposit in the Excess Reserve Fund Account;

(viii) concurrently, to the Offered Certificates, pro rata by need, any remaining Basis Risk Carry Forward Amounts, to the extent unpaid;

(ix) sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, any remaining Unpaid Realized Loss Amounts;

(x) sequentially, first (i) concurrently, to the Senior Certificates, first pro rata, based on their respective Class Principal Balances to the extent needed to pay any Unpaid Interest Shortfall Amount for each such Class and then, pro rata, based on any Unpaid Interest Shortfall Amount remaining unpaid for each such Class, in an amount up to the amount of any Unpaid Interest Shortfall Amount remaining unpaid for such classes of Certificates and then (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates, in that order, in an amount up to the amount of any Unpaid Interest Shortfall Amount for such classes of certificates;

(xi) to the Swap Counterparty, any Defaulted Swap Termination Payment owed to the Swap Counterparty for that Distribution Date; and

(xii) all remaining amounts to the holder of the Class OC Certificates.

Notwithstanding the foregoing, in the event that the trust receives a Swap Termination Payment, the Trustee shall use the Swap Termination Payment to enter into a replacement interest rate swap agreement as directed by the depositor with a successor Swap Counterparty (or its guarantor) meeting the ratings requirements set forth in the interest rate swap agreement being terminated on the same remaining terms as those in the interest rate swap agreement being terminated, so long as the Swap Termination Payment is sufficient to obtain such replacement interest rate swap agreement. In the event that the trust receives a Swap Termination Payment, and a successor Swap Counterparty (or its guarantor) cannot be obtained, then the Trustee will be required to deposit any Swap Termination Payment into the reserve account that is a sub-account of the Swap Account. On each subsequent Distribution Date (so long as funds are available in such reserve account), the Trustee will be required to withdraw from the reserve account and deposit into the Swap Account an amount equal to the amount of any Net Swap Receipt due the trust (calculated in accordance with the terms of the original interest rate swap agreement) and treat such amount as a Net Swap Receipt for purposes of determining the distributions from the Swap Account. The remaining amount in the reserve account will remain in that account and not treated as a Swap Termination Payment for purposes of determining the distributions from the Swap Account until the final distribution date.

In the event that the trust enters into a replacement interest rate swap agreement, and the trust is entitled to receive a Replacement Swap Counterparty Payment, the Trustee will direct the replacement Swap Counterparty (or its guarantor) to make such Replacement Swap Counterparty Payment to the Swap Account. Any Replacement Swap Counterparty Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) will be made from the Swap Account to the Swap Counterparty immediately upon receipt of such payment, regardless of whether the date of receipt is a Distribution Date. If any Replacement Swap Counterparty Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) is made to an account other than the Swap Account, then, any Replacement Swap Counterparty Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) will be paid to the Swap Counterparty immediately upon receipt of such Replacement Swap Counterparty Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment), regardless of whether the date of receipt is a Distribution Date. The Swap Counterparty will have first priority to any Replacement Swap Counterparty Payment or Swap Termination Payment (other than a Defaulted Swap Termination Payment) over the payment by the trust to certificateholders, the Servicer, any responsible party, the Trustee, the Custodian or any other person.

The “Swap Payment Allocation” for any class of certificates and any Distribution Date is that class’s pro rata share of the Net Swap Receipts, if any, for that Distribution Date, based on the Class Principal Balances at the beginning of the related Due Period of the classes of certificates.

The Swap Account will not be an asset of any REMIC. The Swap Account will terminate upon the payment of funds from the Swap Account on the Distribution Date following the termination of, and satisfaction of all obligations under, the interest rate swap agreement.

Excess Reserve Fund Account

Any Basis Risk Carry Forward Amount on any class of certificates will be allocated on a Distribution Date or future Distribution Dates from and to the extent of funds available for distribution to that class of certificates in the Excess Reserve Fund Account, including any Interest Rate Cap Payments, with respect to that Distribution Date (each as described in this prospectus supplement) and from Net Swap Receipts that are available for payment of Basis Risk Carry Forward Amounts from the Swap Account. The ratings on the certificates do not address the likelihood of the payment of any Basis Risk Carry Forward Amount.

Pursuant to the Pooling and Servicing Agreement, an account (referred to as the “Excess Reserve Fund Account”) will be established, which is held in trust, as part of the trust fund, by the Trustee. Amounts on deposit in the Excess Reserve Fund Account will not be invested. The Excess Reserve Fund Account will not be an asset of any REMIC. Holders of each of the Offered Certificates will be entitled to receive payments from the Excess Reserve Fund Account, in the manner described in this prospectus supplement, in an amount equal to any Basis Risk Carry Forward Amount for that class of certificates. The Excess Reserve Fund Account is required to be funded from amounts otherwise to be paid to the Class OC certificates and any Interest Rate Cap Payments. Any distribution by the Trustee from amounts in the Excess Reserve Fund Account is required to be made on the applicable Distribution Date. Any Basis Risk Carry Forward Amounts remaining after amounts in the Excess Reserve Fund Account are used are payable from the Swap Account in the priority specified in “—Swap Account” above.

Interest Rate Cap Agreement

The Offered Certificates will have the benefit of an interest rate cap agreement provided by MSCS, as cap counterparty. All obligations of the trust under the interest rate cap agreement will be paid on or prior to the Closing Date.

The interest rate cap agreement will have an initial notional amount of $591,374,225. In connection with the first eleven Distribution Dates, the Cap Counterparty will be obligated under the interest rate cap agreement to pay to the Trustee, for deposit into the Excess Reserve Fund Account, an amount equal to the product of (a) the excess, if any, of the then current One-Month LIBOR rate (as defined in the interest rate cap agreement), over a cap strike rate of 7.50% per annum and (b) the notional amount set forth on the schedule attached as Annex 2 to this prospectus supplement for that Distribution Date, determined on an “actual/360” basis (the “Interest Rate Cap Payment”). The Cap Counterparty’s obligations under the interest rate cap agreement will terminate following the Distribution Date in January 2008.

The specified notional amounts for the interest rate cap agreement are set forth on Annex 2 to this prospectus supplement.

Amounts, if any, payable under the interest rate cap agreement with respect to any distribution date will be used to cover shortfalls in payments of interest on the Offered Certificates if the Pass-Through Rates on any of the Offered Certificates are limited for any of the first eleven Distribution Dates due to the caps on their Pass-Through Rates described in this prospectus supplement.

The interest rate cap agreement will be governed by and construed in accordance with the law of the State of New York. The obligations of the Cap Counterparty are limited to those specifically set forth in the interest rate cap agreement.

The Sponsor’s estimate of maximum probable exposure under the interest rate cap agreement is less than 10% of the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date.

Subordination and Allocation of Losses on the Certificates

Realized Losses on the mortgage loans for any Distribution Date will first, cause a reduction in Net Monthly Excess Cashflow for the mortgage loans for that Distribution Date and second, cause a reduction in the Overcollateralized Amount for that Distribution Date, until it is reduced to zero.

To the extent that Realized Losses on a Distribution Date cause the aggregate Class Principal Balance of the Offered Certificates, after taking into account all distributions of principal on such Distribution Date (including, for this purpose, distributions from the Swap Account) to exceed the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period, such excess will be allocated sequentially, to the Class B-3, Class B-2, Class B-1, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2 and Class M-1 Certificates, in that order, in each case to reduce the Class Principal Balance thereof until it has been reduced to zero.

The Pooling and Servicing Agreement does not permit the allocation of Realized Losses on the mortgage loans to the Senior Certificates or to the Class P Certificates. Investors in the Senior Certificates should note that although Realized Losses cannot be allocated to the Senior Certificates, under certain loss scenarios there will not be enough principal and interest on the mortgage loans to pay the Senior Certificates all interest and principal amounts to which they are then entitled.

Once Realized Losses have been allocated to a class of Subordinate Certificates, such amounts with respect to these certificates will no longer accrue interest nor, except as provided in the following paragraph, will such amounts be reinstated thereafter. Any allocation of a Realized Loss to a Subordinate Certificate will be made by reducing the Class Principal Balance of that Subordinate Certificate by the amount so allocated as of such Distribution Date after all distributions on such Distribution Date have been made. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Class Principal Balance of any Subordinate Certificate be reduced more than once in respect of any particular amount both (i) allocable to the Subordinate Certificate in respect of Realized Losses and (ii) payable as principal to the holder of the certificate from Net Monthly Excess Cashflow.

Notwithstanding the foregoing, the Pooling and Servicing Agreement will provide that the Class Principal Balance of a class of Subordinate Certificates that has been reduced because of allocations of Realized Losses may also be increased as a result of Subsequent Recoveries. If a final liquidation of a mortgage loan resulted in a Realized Loss and thereafter the Servicer receives a recovery specifically related to that mortgage loan, such recovery (net of any reimbursable expenses) shall be distributed to the certificateholders on any Distribution Date in the same manner as prepayments received in the related Prepayment Period. In addition, the Class Principal Balance of each class of Subordinate Certificates to which Realized Losses have been allocated, will be increased, sequentially in the order of payment priority, to the extent that such Subsequent Recoveries are distributed as principal to any class of Subordinate Certificates to the extent that (i) the related Realized Loss was allocated to any class of Subordinate Certificates and (ii) the aggregate Stated Principal Balance of the mortgage loans as of immediately preceding Due Date (after giving effect to unscheduled receipts of principal in the Prepayment Period related to that prior Due Date) exceeds the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date. However, the Class Principal Balance of each such class of Subordinate Certificates will not be increased by more than the amount of Realized Losses previously applied to reduce the Class Principal Balance of each such class of Subordinate Certificates. Holders of certificates whose Class Principal Balance is increased in this manner will not be entitled to interest on the increased balance for any interest accrual period preceding the Distribution Date on which the increase occurs. The foregoing provisions will apply even if the Class Principal Balance of a class of Subordinate Certificates was previously reduced to zero. Accordingly, each class of Subordinate Certificates will be considered to remain outstanding until the termination of the trust.

An increase in the certificate balance of a Subordinate Certificate caused by a Subsequent Recovery should be treated by the certificateholder as ordinary (or capital) income to the extent that the certificateholder claimed an ordinary (or capital) deduction for any decrease in the certificate balance caused by Realized Losses. Potential investors and holders of the certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any income realized with respect to their certificates as a result of Subsequent Recoveries.

Book-Entry Registration of the Offered Certificates

The Offered Certificates will be book-entry securities. Beneficial owners may elect to hold their book-entry securities directly through DTC in the United States or upon request Clearstream Banking, société anonyme (formerly Cedelbank), or Euroclear in Europe if they are participants of those systems or indirectly through organizations which are participants. The book-entry securities will be issued in one or more certificates per class of Offered Certificates which in the aggregate equal the Class Principal Balance of the Offered Certificates and will initially be registered in the name of Cede & Co., the nominee of DTC. Persons in whose names Offered Certificates are registered in the certificate register maintained by the Trustee are the holders of the Offered Certificates. For as long as the Offered Certificates are in book-entry form with DTC, the only holder of the Offered Certificates (as the term holder is used in the Pooling and Servicing Agreement) will be Cede & Co., a nominee of DTC. No beneficial owner will be entitled to receive a definitive certificate representing the beneficial owner’s interest in the trust fund of the Issuing Entity, except in the event that physical certificates are issued under limited circumstances set forth in the Pooling and Servicing Agreement. All references in this prospectus supplement and the accompanying prospectus to the holders of Offered Certificates shall mean and include the rights of holders as such rights may be exercised through DTC and its participating organizations, except as otherwise specified in the Pooling and Servicing Agreement. See “Registration of the Offered Securities—Book-Entry Registration” and “—Global Clearance, Settlement and Tax Documentation Procedures” in the prospectus.

ADMINISTRATION OF THE TRUST

Servicing and Administrative Responsibilities

The Servicer, the Trustee, the Custodian and the Depositor will have the following responsibilities with respect to the issuing entity:

Party:	Responsibilities:
Servicer
Performing the servicing functions with respect to the mortgage loans and the mortgaged properties in accordance with the provisions of the Pooling and Servicing Agreement, including, but not limited to:

•  collecting monthly remittances of principal and interest on the mortgage loans from the related borrowers, depositing such amounts in the related Collection Account, and delivering all amounts on deposit in the Collection Accounts to the Trustee on the Servicer Deposit Date;

•  collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making advances with respect to delinquent payments of principal and interest on the mortgage loans;

•  paying customary costs and expenses incurred in the performance by the Servicer of its servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the mortgaged property, (b) taxes, assessments and other charges which are or may become a lien upon the mortgaged property or (c) borrower-paid primary mortgage insurance policy premiums and fire and hazard insurance coverage;

• providing monthly comprehensive loan-level reports to the Trustee; and

• initiating foreclosure proceedings.

See “Servicing of Mortgage Loans” in the prospectus.

Trustee	Performing the Trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:

•  preparing the Offered Certificates for issuance and transfer on the book entry records of the Depository Trust Company, preparing the Class OC, Class P and Class R Certificates for issuance and transfer, and maintaining a certificate register;

Party:	Responsibilities:

•  receiving monthly remittances from the Servicer for deposit in the Distribution Account and, based solely on the information contained in the investor reports, paying all amounts on deposit in the Distribution Account to the certificateholders and as otherwise required under the Pooling and Servicing Agreement, in accordance with the priorities described under “Description of the Offered Certificates” herein;

•  receiving any payments received from the Counterparty and depositing such payments into the Swap Account and making payments to the Counterparty in accordance with the terms of the interest rate swap agreement;

• providing to certificateholders the monthly distribution date statement based on information received from the Servicer and the Counterparty;

• determining LIBOR for each Accrual Period;

• preparing and distributing annual investor reports summarizing aggregate distributions to certificateholders necessary to enable certificateholders to prepare their tax returns;

• preparing and filing periodic reports with the SEC on behalf of the trust fund with respect to the Offered Certificates;

• enforcing the obligations of the Servicer under the Pooling and Servicing Agreement;

•  after an event of default by the Servicer under the Pooling and Servicing Agreement has occurred of which a responsible officer of the Trustee has actual knowledge, giving written notice thereof to the Depositor, the Servicer, the rating agencies and each certificateholder;

•  after an event of default by the Servicer under the Pooling and Servicing Agreement has occurred of which a responsible officer of the Trustee has actual knowledge, until a successor servicer is appointed, acting as successor servicer in the event the Servicer resigns or is removed by the Trustee; and

•  upon the failure of a Servicer to make advances with respect to a mortgage loan, making those advances, in its capacity as successor servicer, to the extent provided in the Pooling and Servicing Agreement.

See “Description of the Securities — Reports to Securityholders” and “The Agreements” in the prospectus.

Depositor	Performing the functions designated pursuant to the Pooling and Servicing Agreement, including but not limited to:

Party:	Responsibilities:
• preparing and filing annual federal and (if required) state tax returns on behalf of the issuing entity; and

• preparing periodic reports with the SEC on behalf of the trust fund with respect to the Offered Certificates.

See “The Agreements” in the prospectus.

Custodian	Performing the custodial functions in accordance with the provisions of the custody agreement and the Pooling and Servicing Agreement, including but not limited to:

• holding and maintaining the mortgage loan documents related to the mortgage loans in safekeeping for the benefit of the Trustee.

See “The Pooling and Servicing Agreement — Custody of the Mortgage Files” below.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the mortgage loans will, at all times before payment thereof to the certificateholders, or the Counterparty, be deposited in the Collection Account, the Distribution Account and the Swap Account (together, the “Trust Accounts”), which are accounts established in the name of the Trustee. Funds on deposit in the Trust Accounts may be invested at the direction of the Servicer as described below. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Collection Account	Servicer	Any investment earnings will be paid as compensation to the Servicer and will not be available for distribution to certificateholders.

Distribution Account	Trustee	Any investment earnings will be paid as compensation to the Servicer, and will not be available for distribution to certificateholders.

Swap Account	Trustee	Any investment earnings will be paid to the certificateholders as described in “Description of the Offered Certificates—Swap Account” above.

Excess Reserve Fund Account	Trustee	Amounts on deposit in the Excess Reserve Fund Account will not be invested.

If funds deposited in the Collection Account or the Distribution Account are invested as described in the table above, the amount of any losses incurred in respect of any such investments will be deposited in the related Trust Account by the party that would receive any investment earnings out of its own funds, without any right of reimbursement therefor.

Example of Distributions

The following sets forth an example of collection of payments from borrowers on the mortgage loans, transfer of amounts among the Trust Accounts and distributions on the securities for the Distribution Date in April 2007:

March 2 through April 1	Due Period:
Payments due during the related due period March 2 through April 1 from borrowers will be deposited in the Servicer’s Collection Account as received and will include scheduled principal payments due during the related due period and interest accrued on the ending scheduled balance from the prior due period.

March 18 through April 17	Prepayment Period for partial and full prepayments received from borrowers
Partial principal prepayments received by the Servicer, principal prepayments in full and prepayment penalties received by the Servicer during the related Prepayment Period (March 18 through April 17) will be deposited into the Servicer’s Collection Account for remittance to the Trustee on the Servicer Deposit Date.

April 24	Servicer Deposit Date:
One business day immediately before the Distribution Date, the Servicer will remit to the Trustee amounts on deposit in the Collection Account for deposit into the Distribution Account, including any advances made by the Servicer for that Distribution Date, net of any amounts payable or reimbursable to the Servicer.

April 24	Record Date:	Distributions will be made to certificateholders of record for all classes as of the business day immediately before the related Distribution Date.

April 25	Any payment received from or paid to the Swap Counterparty under the interest rate swap agreement:
One each Distribution Date, the Swap Counterparty will pay to the Trustee for deposit into the Swap Account any payments required to be paid by the Swap Counterparty under the interest rate swap agreement and the Trustee will make any payments due to the Swap Counterparty under the interest rate swap agreement.

April 25	Any payment received from the Cap Counterparty under the interest rate cap agreement:
On each Distribution Date, the Cap Counterparty will pay to the Trustee for deposit into the Excess Reserve Fund Account any payments required to be paid by the Cap Counterparty under the interest rate cap agreement.

April 25	Distribution Date:
On the 25th day of each month (or if the 25th day is not a business day, the next business day), the Trustee will make distributions to certificateholders from amounts on deposit in the Distribution Account.

Succeeding months follow the same pattern.

THE POOLING AND SERVICING AGREEMENT

General

The following summary describes certain terms of the Pooling and Servicing Agreement. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, all the provisions of the Pooling and Servicing Agreement. See also “The Agreements” in the prospectus.

The certificates will be issued pursuant to the Pooling and Servicing Agreement. Reference is made to the prospectus for important information in addition to that set forth herein regarding the terms and conditions of the Pooling and Servicing Agreement and the Offered Certificates. Offered certificates in certificated form will be transferable and exchangeable at the corporate trust office of the Trustee, which will serve as certificate registrar and paying agent.

The Issuing Entity

On the Closing Date, and until the termination of the trust fund pursuant to the Pooling and Servicing Agreement, Saxon Asset Securities Trust 2007-1 (the “Issuing Entity”) will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the trust fund. The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor and the Servicer will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement as set forth in this prospectus supplement. See “Servicing; The Servicer” and “The Pooling and Servicing Agreement.” These actions will include, among other actions more specifically described under the headings referred to in the preceding sentence, issuing the certificates, holding and managing the assets of the trust fund and causing the preparation and distribution of various reports and statements to Certificateholders and the SEC.

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement. Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the trust fund, borrow money on behalf of the trust fund or make loans from the assets of the trust fund to any person or entity, without the amendment of the Pooling and Servicing Agreement by certificateholders and the other parties thereto.

If the assets of the trust fund are insufficient to pay the certificateholders all principal and interest owed, holders of some or all classes of certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of subordinate certificates is greater than to holders of the related senior certificates. See “Risk Factors—Potential Inadequacy of Credit Enhancement” in this prospectus supplement. The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Seller, the Depositor or any originator, it is not anticipated that the trust fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Trustee

Deutsche Bank National Trust Company (“DBNTC”) will act as Trustee and Custodian.  DBNTC is a national banking association which has an office in Santa Ana, California.  DBNTC has previously been appointed to the role of trustee for numerous mortgage-backed transactions in which residential mortgages comprised the asset pool and has significant experience in this area.  DBNTC has also acted as custodian in numerous mortgage-backed transactions since 1991.  As custodian, DBNTC will cause the mortgage files to be maintained in secure, fire -resistant facilities.  The mortgage files will not be physically segregated, but the mortgage files will be kept in shared facilities. DBNTC’s proprietary document tracking system will show the location within DBNTC’s facilities of each mortgage files held by the Trustee on behalf of the trust.  DBNTC has no legal proceedings that would materially affect its ability to perform its duties as Trustee or Custodian.  DBNTC may perform certain of its obligations through one or more affiliates and third party vendors.  However, DBNTC shall remain liable for the duties and obligations required of it under the Pooling and Servicing Agreement.

Offered certificates may be surrendered at the offices designated by the Trustee from time to time for such purchases, which as of the Closing Date is located at DB Services Tennessee, 648 Grassmere Park Rd., Nashville, TN 37211-3658, Attention: Transfer Unit, or at any other address the Trustee designates from time to time. Correspondence may be directed to the Trustee at its corporate trust office located at 1761 East St. Andrew Place, Santa Ana, California 92705, Attention: Trust Administration SX0701 (the “Corporate Trust Office”). Certificateholders may access monthly statements from the Trustee’s website located at https://www.tss.db.com/invr. Certificateholders may obtain assistance in operating the website by calling the Trustee’s investor relations desk at (800) 735-7777.

DBNTC is providing the information in the preceding 2 paragraphs at the Depositor’s request to assist the Depositor in the preparation of its disclosure documents to be filed with the SEC pursuant to Regulation AB. Otherwise, DBNTC has not participated in the preparation of such disclosure documents and assumes no responsibility or liability for their contents.

The Trustee will perform the functions described in this section, and under “The Agreements” in the prospectus. As compensation for its services as Trustee and Custodian, the Trustee will be paid a monthly fee (the “Trustee Fee”) equal to no more than 0.02% per annum (the “Trustee Fee Rate”) multiplied by the aggregate principal balance of the mortgage loans as of the beginning of the related due period, and will be entitled to reimbursement for expenses and certain other amounts prior to payment of any amounts to certificateholders in accordance with the Pooling and Servicing Agreement. The monthly fees of the Trustee will be paid by the Servicer.

The Trustee may resign at any time, in which event the Depositor will be obligated to appoint a successor trustee. The Depositor may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Pooling and Servicing Agreement, if the Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Trustee or its respective property, or if the credit rating of the Trustee falls below certain levels. Upon such resignation or removal of the Trustee, the Depositor will be entitled to appoint a successor trustee. The Trustee may also be removed at any time by the certificateholders evidencing ownership of not less than 51% of the certificates having voting rights. Any resignation or removal of the Trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Upon resignation or removal of the Trustee, the Trustee will be reimbursed any outstanding and unpaid fees and expenses, and if removed by the holders of the certificates as described above, the Trustee will also be reimbursed any outstanding and unpaid costs and expenses.

Fees and Expenses of the Issuing Entity

In consideration of their duties on behalf of the Issuing Entity, the Servicer, the Trustee and the Custodian will receive from the trust fund of the issuing entity certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Servicer	Monthly
A monthly fee paid to the Servicer, from amounts that would otherwise be paid to certificateholders in respect of interest, calculated on the outstanding principal balance of each mortgage loan, at a rate of approximately 0.50% per annum, plus, all investment earnings on amounts on deposit in the Collection Account.
Withdrawn from the Collection Account in respect of each mortgage loan serviced by the Servicer, before payment of any amounts to certificateholders.

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee Is Payable:
Trustee	Monthly	A monthly fee paid to the Trustee, calculated at a rate of no more than 0.02% per annum on the outstanding principal balance of the mortgage loans.	Withdrawn from the Collection Account in respect of each mortgage loan before payment of any amounts to certificateholders.

Custodian	Monthly	A monthly fee paid to the Custodian, from the Trustee Fee.	Paid by the Trustee from the Trustee Fee.

None of the fees set forth in the table above may be changed without amendment of the Pooling and Servicing Agreement.

Expenses of the Servicer (including REO management fees payable to third-party vendors), the Custodian and the Trustee will be reimbursed before payments are made on the certificates.

Reports to Holders

On each Distribution Date, the Servicer will report or cause to be reported to each certificateholder, by posting to the Trustee’s website (https://www.tss.db.com/invr) or by other means of reporting described in the Pooling and Servicing Agreement the information described in the prospectus under the heading “Description of the Securities—Reports to Securityholders.”

Holders of Offered Certificates may obtain assistance in operating the Trustee’s website by calling the Trustee’s investor relations department at (800) 735-7777.

Delivery and Substitution of Mortgage Loans

The Depositor must repurchase any mortgage loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter. Under the limited circumstances specified in the Pooling and Servicing Agreement, the Depositor may substitute substantially similar mortgage loans for mortgage loans initially delivered. It is anticipated that any permitted substitution will not materially change the characteristics of the mortgage loan pool, as set forth above. See “The Trusts—The Mortgage Loans—General,” and “—Substitution of Mortgage Loans” in the prospectus.

Voting Rights

The voting rights of the trust will be allocated as follows:

•	1% to each of the Class OC, Class P and Class R Certificates; and

•	the remainder to the classes of Offered Certificates in proportion to their respective outstanding Class Principal Balances.

Termination

The trust will terminate upon the payment to the holders of all certificates of all amounts required to be paid to the holders and upon the last to occur of:

•	the final payment or other liquidation, or any related advance, of the last mortgage loan; and

•	the disposition of all property acquired in respect of any mortgage loan remaining in the trust fund.

By the Servicer. At its option, the Servicer may, on any Distribution Date when the aggregate principal balance of the mortgage loans is an amount less than or equal to 10% of the Stated Principal Balance of the mortgage loans as of the cut-off date, purchase from the trust fund all remaining mortgage loans, in whole only, and other property acquired by foreclosure, deed in lieu of foreclosure or otherwise then constituting the mortgage loans at a price generally equal to 100% of the aggregate principal balance of the mortgage loans (or, in the case of a Nonrecoverable Mortgage Loan, at the Nonrecoverable Mortgage Loan Purchase Price) plus one month’s interest computed as provided in the Pooling and Servicing Agreement and any Swap Termination Payment owed to the Swap Counterparty. The date on which this optional repurchase is made is known as the “Optional Purchase Date.”

Sale of Mortgage Loans

In connection with the sale of mortgage loans (except for any MERS loans, which are described in the prospectus under “The Trusts—Assignment of Mortgage Assets”), the Depositor will be required to deliver a file with respect to each mortgage loan consisting of:

•
the original mortgage note endorsed in blank or to the order of the Trustee or a custodian acting on behalf of the Trustee, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements (the Seller, in some instances, having instructed the party selling a mortgage loan to have required the originator to endorse the original mortgage note directly to such custodian);

•
the original recorded security instrument or a certified copy, naming the originator or the Servicer, Trustee or Custodian as mortgagee, or if the original security instrument has been submitted for recordation but has not been returned by the applicable public recording office, a photocopy certified by an officer of the Servicer, title company, closing/settlement-escrow agent or closing attorney;

•
each original recorded intervening assignment of the security instrument as may be necessary to show a complete chain of title to the Servicer, Trustee or Custodian (the Seller, in some instances, having instructed the party selling a mortgage loan to record an assignment directly from the originator to the custodian) or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a copy certified by an officer of the Servicer;

•
if an assignment of the security instrument to the Servicer has been recorded or sent for recordation, an original assignment of the security instrument from the Servicer in blank or to the Trustee or custodian in recordable form;

•	an original title insurance policy, certificate of title insurance or written commitment or a copy certified as true and correct by the insurer; and

•	if indicated on the applicable schedule, the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The Custodian is required to review each mortgage note and provide certification regarding the existence of such mortgage notes on or before the Closing Date and the Custodian is required to review the remainder of the mortgage loan file within a specified number of days after the Closing Date and provide a final certification on the entire mortgage loan file prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Trustee all the Depositor’s right, title and interest in the sales agreement between the Seller and the Depositor insofar as it relates to the representations and warranties made therein by the Seller in respect of the origination of the mortgage loans and the remedies provided for breach of such representations and warranties. Such representations and warranties include the representations and warranties described under “Origination of Mortgage Loans—Representations and Warranties” in the prospectus as well as a representation and warranty that no mortgage loan originated within six months of the cut-off date, and no other mortgage loan originated Saxon Mortgage through its own retail or wholesale origination channels, was subject to the Home Ownership and Equity Protection Act of 1994 or is a “high cost” loan as defined by any comparable state law. The Seller will make certain additional representations and warranties with respect to the Group 1 Mortgage Loans, including (a) no Group 1 Mortgage Loan has a prepayment premium period in excess of three years and (b) the original principal balance of each Group 1 Mortgage Loan was within Freddie Mac's dollar amount limits for conforming one- to-four family mortgage loans.

Upon discovery by the Trustee or the Servicer of a breach of any representation, warranty or covenant which materially and adversely affects the interests of the holders of the Offered Certificates (or, in the case of the additional representations and warranties with respect to the Group 1 Mortgage Loans described above, any breach thereof regardless of its effect on the interests of the holders of the Offered Certificates), the discovering party will promptly notify the Depositor and the Seller. The Seller will have 90 days from its discovery or its receipt of a notice to cure the breach or, if required, to repurchase the mortgage loan or, subject to the conditions in the Pooling and Servicing Agreement, to substitute a qualified substitute mortgage loan. See “Origination of Mortgage Loans—Representations and Warranties” in the prospectus.

Termination of the Servicer under Pooling and Servicing Agreement

The Trustee will have the right to direct the termination of the Servicer if the Servicer is in breach under the Pooling and Servicing Agreement. In the event of a termination, the Trustee must appoint a successor servicer to assume the obligations of the Servicer under the Pooling and Servicing Agreement, including the obligation to make advances. See “Servicing; the Servicer—Advances and Payment of Compensating Interest” herein. If the Trustee is unable to appoint a successor servicer, the Trustee will be obligated to service the mortgage loans. Any successor servicer will be entitled to compensation arrangements similar to those provided to the predecessor servicer.

Governing Law

The Pooling and Servicing Agreement and each Offered Certificate will be construed in accordance with and governed by the laws of the State of New York applicable to agreements made and to be performed therein.

FEDERAL INCOME TAX CONSEQUENCES

General

The Pooling and Servicing Agreement provides that a designated portion of the trust will comprise one or more lower tier REMICs (each, a “Lower Tier REMIC”) and a single upper tier REMIC (the “Upper Tier REMIC”) in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class R Certificate will represent ownership of the residual interest in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section 860D of the Internal Revenue Code of 1986, as amended (“the Code”). In addition, Tax Counsel will deliver an opinion to the effect that each of the Excess Reserve Fund Account, the Swap Account and the Supplemental Interest Trust is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class OC Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (i) as holding an undivided interest in a REMIC regular interest corresponding to that certificate and (ii) as having entered into a limited recourse interest rate cap contract (the “Cap Contract”). The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the Offered Certificate to which it corresponds, except that (i) any Swap Termination Payment will be treated as being payable solely from excess interest and (ii) the maximum interest rate of the corresponding REMIC regular interest will equal the weighted average of the Group 1 WAC Cap and the Group 2 WAC Cap, weighted on the basis of the Stated Principal Balance of each mortgage loan group computed for this purpose by limiting the Scheduled Notional Amount of the interest rate swap agreement to the Stated Principal Balance.

As a result of the foregoing, the amount of distributions on the REMIC regular interest corresponding to an Offered Certificate may exceed the actual amount of distributions on the Offered Certificate.

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder to the Supplemental Interest Trust pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Consequences—REMIC Certificates” in the Prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Allocations

A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes, pursuant to the Pooling and Servicing Agreement, the Trustee will assume that the Cap Contract components will have nominal value or such other value as specified in the Pooling and Servicing Agreement. The Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section 1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon the disposition of a REMIC regular interest, see “Material Federal Income Tax Consequences—REMIC Certificates” in the Prospectus.

Original Issue Discount

The REMIC regular interest component of an Offered Certificate may be issued with original issue discount (“OID”). A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Consequences—REMIC Certificates—Original Issue Discount” in the Prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the prepayment assumption for both the fixed rate mortgage loans and the adjustable rate mortgage loans. See “Prepayment and Yield Considerations—Prepayments and Yields for Offered Certificates” above. No representation is made that the mortgage loans will prepay at such a rate or at any other rate.

The Cap Contract Components

The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the Supplemental Interest Trust pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component is limited under Sections 67 and 68 of the Code in the case of (i) estates and trusts and (ii) individuals owning an interest in such component directly or through a “pass through entity” (other than in connection with such individual’s trade or business). Pass through entities include partnerships, S corporations, grantor trusts and non publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of an Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of an Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates

The REMIC regular interest components of Offered Certificates will be treated as assets described in Section 7701(a)(19)(C) of the Code, and as “real estate assets” under Section 856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the trust, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest component of an Offered Certificate will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section 7701(a)(19)(C) of the Code, as a real estate asset under Section 856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code. As a result of the obligations represented by the Cap Contract components, the Offered Certificates generally will not be a suitable investment for a REMIC.

Withholding and Backup Withholding

Under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Swap Counterparty to the Supplemental Interest Trust. In addition, under current law, no U.S. federal withholding or backup withholding taxes will be required to be deducted or withheld from payments by the Supplemental Interest Trust to the Swap Counterparty.

ERISA CONSIDERATIONS

An employee benefit plan or other retirement arrangement that is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or to Section 4975 of the Code (collectively, a “Plan”), or an entity deemed to be investing with plan assets of such a plan or arrangement is subject to the fiduciary obligation and prohibited transaction provisions of ERISA and Section 4975 of the Code, unless it is covered by an administrative exemption. The U.S. Department of Labor has granted to Morgan Stanley & Co. Incorporated, an underwriter, an administrative exemption (Prohibited Transaction Exemption (“PTE”) 90-24, Exemption Application No. D-8019, 55 Fed. Reg. 20548 (1990)) (the “Underwriters Exemption”) from certain of the prohibited transaction rules of ERISA with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Underwriters Exemption. The receivables covered by the Underwriters Exemption include secured residential loans such as the mortgage loans in the trust fund. The Underwriters Exemption was amended by PTE 2000-58, Exemption Application No. D-10829, 65 Fed. Reg. 67765 (2000) and PTE 2002-41, Exemption Application No. D-11077, 67 Fed. Reg. 54487 (2002) to extend exemptive relief to certificates, including subordinated certificates, rated in the four highest generic rating categories in certain designated transactions, provided the conditions of the Underwriters Exemption are met. See “ERISA Considerations” in the prospectus.

Any person purchasing an Offered Certificate otherwise eligible for purchase by Plans under the Underwriter’s Exemption, which certificate entitles the holder to receive payments under the interest rate swap agreement from the Supplemental Interest Trust, will be deemed to have acquired for purposes of ERISA and Section 4975 of the Code the right to receive such Offered Certificate without the right to receive payments from the Supplemental Interest Trust, together with the right to receive such payments.

The acquisition, holding and transfer of the Offered Certificates, excluding the right to receive the payments from the Supplemental Interest Trust, should meet the conditions of the Underwriter’s Exemption (other than those within the control of the investors.) However, a fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or Section 4975 of the Code should carefully review with its legal advisors whether the purchase or holding of Offered Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates without the right to receive payments from the Supplemental Interest Trust during the term of the interest rate swap agreement and after the termination of the interest rate swap agreement satisfies the terms and conditions of the Underwriter’s Exemption. See “ERISA Considerations” in the prospectus. The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a certificate of that class when the certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections I and III of Prohibited Transaction Class Exemption 95-60.

The Underwriter’s Exemption may not apply to the acquisition, holding or resale of the right to receive payments from the Supplemental Interest Trust by a Plan. The right to receive such payments could also result in a prohibited transaction if the Counterparty is a party in interest with respect to such Plan, unless another administrative exemption is available. Accordingly, no Plan or other person using Plan assets may acquire or hold an Offered Certificate otherwise eligible for the Underwriter’s Exemption before the termination of the interest rate swap agreement, unless such acquisition or holding is eligible for the exemptive relief available under the statutory exemption for nonfiduciary service providers under Section 408(b)(17) of ERISA and Section 4975(d)(20) of the Code, Department of Labor Prohibited Transaction Class Exemption 84-14 (for transactions by independent “qualified professional asset managers”), 91-38 (for transactions by bank collective investment funds), 90-1 (for transactions by insurance company pooled separate accounts), 95-60 (for transactions by insurance company general accounts) or 96-23 (for transactions effected by “in-house asset managers”) or some other applicable exemption. Plan fiduciaries should consult their legal counsel concerning this issue. Each beneficial owner of an Offered Certificate or any interest therein, shall be deemed to have represented, by virtue of its acquisition or holding of the Offered Certificate, or interest therein, that either (i) it is not a Plan or (ii) the acquisition and holding of such certificate are eligible for the exemptive relief available under the statutory exemption or one of the five Prohibited Transaction Class Exemptions as required immediately above. It should be noted that as PTCE 95-60 would cover the prohibited transactions discussed herein in connection with the interest rate swap agreement, any Offered Certificate whose rating has fallen to below investment grade could be purchased by insurance company general accounts pursuant to such exemption prior to the termination of the interest rate swap agreement.

If any Offered Certificate, or any interest therein, is acquired or held in violation of the provisions of the preceding paragraph, the next preceding permitted beneficial owner will be treated as the beneficial owner of that certificate, retroactive to the date of transfer to the purported beneficial owner. Any purported beneficial owner whose acquisition or holding of an Offered Certificate, or interest therein, was effected in violation of the provisions of the preceding paragraph shall indemnify to the extent permitted by law and hold harmless the Depositor, the Trustee and the Servicer from and against any and all liabilities, claims, costs or expenses incurred by such parties as a result of such acquisition or holding.

RATINGS

It is a condition of the issuance of the Offered Certificates that they receive ratings as set forth on page S-3.

The ratings do not represent any assessment of the likelihood or rate of principal prepayments or the likelihood that any Basis Risk Carry Forward Amount will be paid.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. The security rating assigned to the Offered Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

The ratings assigned by Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc. (“S&P”) and Moody’s Investors Service, Inc. (“Moody’s”) to mortgage pass-through certificates address the likelihood of the receipt by certificateholders of all distributions to which certificateholders are entitled. S&P’s and Moody’s ratings address the structural and legal aspects associated with the certificates, including the nature of the underlying mortgage loans. S&P’s and Moody’s ratings on mortgage pass-through certificates do not represent any assessment of the likelihood or rate of principal prepayments.

The initial ratings assigned to the Offered Certificates do not address the possibility that holders of the Offered Certificates might suffer a lower than anticipated yield in the event of principal payments on the Offered Certificates resulting from rapid prepayments of the mortgage loans or the application of the Extra Principal Distribution Amount as described herein, or in the event that the trust fund is terminated before the expected final Distribution Dates of the Offered Certificates. The ratings on the Offered Certificates do not address any potential redemption with respect thereto or the effect on yield resulting therefrom.

The ratings on the Offered Certificates do not take into account the existence of the interest rate cap agreement.

LEGAL INVESTMENT CONSIDERATIONS

None of the certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984. In addition, institutions whose investment activities are subject to review by federal or state regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain forms of mortgage related securities. See “Legal Investment Matters” in the prospectus.

ACCOUNTING CONSIDERATIONS

Various factors may influence the accounting treatment applicable to an investor’s acquisition and holding of mortgage-backed securities. Accounting standards, and the application and interpretation of such standards, are subject to change from time to time. Investors are encouraged to consult their own accountants for advice as to the appropriate accounting treatment for the certificates.

USE OF PROCEEDS

The Depositor will sell the mortgage loans to the Trustee for inclusion in the trust fund concurrently with the delivery of the Offered Certificates. Net proceeds from the sale of the Offered Certificates will represent, together with the Class P, Class OC and Class R Certificates, certain of which may be retained by the Depositor, the Seller or either of their affiliates, the purchase price to be paid by the Trustee on behalf of the Issuing Entity to the Depositor for the mortgage loans.

LEGAL MATTERS

Legal matters relating to the validity of the issuance of the certificates will be passed upon for the Depositor, the Seller and the underwriter by McKee Nelson LLP.

UNDERWRITING

Under the terms of and subject to the conditions contained in the underwriting agreement, the Depositor has agreed to cause the Trustee on behalf of the Issuing Entity to sell to the underwriter, and the underwriter has agreed to purchase from the Depositor the Offered Certificates.

The underwriter will offer the Offered Certificates for sale from time to time in one or more transactions (which may include block transactions), in negotiated transactions or otherwise, or a combination of those methods of sale, at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices. The underwriter may do so by selling the Offered Certificates to or through broker/dealers, who may receive compensation in the form of underwriting discounts, concessions or commissions from the underwriter for whom they may act as agents. In connection with the sale of the Offered Certificates, the underwriter may be deemed to have received compensation from the trust fund of the issuing entity in the form of underwriting discounts, and the underwriter may also receive commissions from the purchasers of the Offered Certificates for whom they may act as agent. The underwriter and any broker/dealers that participate with the underwriter in the distribution of the Offered Certificates may be deemed to be underwriters, and any discounts or commissions received by them and any profit on the resale of the Offered Certificates by them may be deemed to be underwriting discounts or commissions under the Securities Act of 1933.

The Depositor expects to receive net proceeds of approximately $[___] before deducting expenses payable by it of approximately $[___] (none of which were incurred in connection with the selection and acquisition of the mortgage loans and other assets of the trust fund).

The Depositor and the Seller have agreed to indemnify the underwriter against certain liabilities including liabilities under the Securities Act of 1933, or contribute to payments that the underwriter may be required to make in that respect.

There is currently no secondary market for the Offered Certificates. The underwriter intends to make a secondary market in Offered Certificates but has no obligation to do so. There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue.

Certain of the mortgage loans may have been the subject of financing provided by affiliates of the underwriter.

The underwriter or any of its affiliates may purchase a portion of the Offered Certificates for its own account.

Morgan Stanley & Co. Incorporated is an affiliate, through common parent ownership, of the Sponsor, the Depositor, the Swap Counterparty and the Cap Counterparty.

GLOSSARY

“Aggregate Net WAC Cap” for the Offered Certificates and any Distribution Date will be a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the mortgage loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

The “Available Distribution Amount” for any Distribution Date will equal the sum of the following amounts:

(1) the total amount of all cash received by or on behalf of the Servicer with respect to the mortgage loans serviced by it and received by the Trustee by the related servicer remittance date and not previously distributed (including Liquidation Proceeds, condemnation proceeds and insurance proceeds), except:

•	all scheduled payments of principal and related interest collected on the mortgage loans but due on a date after the related Due Date;

•	all partial principal prepayments received with respect to the mortgage loans after the related Prepayment Period, together with all related interest accrued on such mortgage loans;

•	all prepayment penalties received in connection with the mortgage loans;

•	all prepayments in full received with respect to the mortgage loans after the related Prepayment Period, together with all related interest accrued on such mortgage loans;

•	Liquidation Proceeds, condemnation proceeds, insurance proceeds and Subsequent Recoveries received on such mortgage loans after the previous calendar month;

•
all amounts reimbursable to the Servicer pursuant to the terms of the Pooling and Servicing Agreement or to the Trustee and/or the Custodian pursuant to the terms of the Pooling and Servicing Agreement or the custody agreement, in each case with respect to the mortgage loans or otherwise allocable to the certificates;

•	reinvestment income on the balance of funds, if any, in the Collection Account or the Distribution Account; and

•
amounts as to which the Servicer is entitled to reimbursement from the Collection Account pursuant to the Pooling and Servicing Agreement (including Servicing Fees), and as to which the Trustee and/or the Custodian, as applicable, are entitled with respect to the mortgage loans or otherwise allocable to the certificates to be reimbursed from the Distribution Account or otherwise pursuant to the Pooling and Servicing Agreement or the custody agreement, as applicable (including the Trustee Fee);

(2) all advances on the mortgage loans made by the Servicer (or any successor servicer) for that Distribution Date;

(3) any amounts paid as “Compensating Interest” with respect to the mortgage loans by the Servicer for that Distribution Date;

(4)  the total amount of any cash deposited in the Distribution Account in connection with the repurchase of any mortgage loans by the Depositor pursuant to the Pooling and Servicing Agreement and the Seller pursuant to the sales agreement between the Seller and the Depositor; and

(5) all Subsequent Recoveries received with respect to the mortgage loans during the related Prepayment Period.

“Basic Principal Distribution Amount” for the Offered Certificates and any Distribution Date will equal the excess of the Principal Remittance Amount over the Excess Subordinate Amount.

“Basis Risk Carry Forward Amount” with respect to the Group 1 Senior Certificates, the Group 1 Senior Basis Risk Carry Forward Amount, with respect to the Group 2 Senior Certificates, the Group 2 Senior Basis Risk Carry Forward Amount, and with respect to the Subordinate Certificates, the Subordinate Basis Risk Carry Forward Amount.

The “Basis Risk Payment” for any Distribution Date will be the aggregate of the Basis Risk Carry Forward Amounts, for that date. However, the payment with respect to any Distribution Date cannot exceed the sum of (i) the amount otherwise distributable on the Class OC Certificates (other than amounts received by the holder of the Class OC Certificates in respect of Interest Rate Cap Payments and Net Swap Receipts), (ii) Interest Rate Cap Payments and (iii) amounts payable from Net Swap Receipts.

“Class A Principal Allocation Percentage” with respect to each of the Group 1 Senior Certificates and the Group 2 Senior Certificates and any Distribution Date, the percentage equivalent of a fraction, determined as follows: (i) in the case of the Group 1 Senior Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 1 Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date and (ii) in the case of the Group 2 Senior Certificates the numerator of which is (x) the portion of the Principal Remittance Amount for such Distribution Date that is attributable to principal received or advanced on the Group 2 Mortgage Loans, and the denominator of which is (y) the Principal Remittance Amount for such Distribution Date.

“Class B-1 Principal Distribution Amount” will be, with respect to the Class B-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount and the Class M-6 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5 and Class M-6 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 85.40% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class B-2 Principal Distribution Amount” will be, with respect to the Class B-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount and the Class B-1 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B-1 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 88.10% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class B-3 Principal Distribution Amount” will be, with respect to the Class B-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount, the Class M-5 Principal Distribution Amount, the Class M-6 Principal Distribution Amount, the Class B-1 Principal Distribution Amount and the Class B-2 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class B-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Certificates and the Class B-1 and Class B-2 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1 and Class B-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 90.60% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class B Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Class M-1 Principal Distribution Amount” will be, with respect to the Class M-1 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-1 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates (after taking into account the payment of the Senior Principal Distribution Amount for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 58.50% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class M-2 Principal Distribution Amount” will be, with respect to the Class M-2 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount and the Class M-1 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-2 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 Certificates (after taking into account the payment of the Senior and Class M-1 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 67.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class M-3 Principal Distribution Amount” will be, with respect to the Class M-3 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount and the Class M-2 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-3 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M-1 and Class M-2 Certificates (after taking into account the payment of the Senior, Class M-1 and Class M-2 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 71.40% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class M-4 Principal Distribution Amount” will be, with respect to the Class M-4 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount and the Class M-3 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-4 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates and the Class M Senior Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2 and Class M-3 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 75.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class M-5 Principal Distribution Amount” will be, with respect to the Class M-5 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount and the Class M-4 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-5 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Senior Certificates and the Class M-4 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3 and Class M-4 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 79.00% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class M-6 Principal Distribution Amount” will be, with respect to the Class M-6 Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect for the Offered Certificates for that Distribution Date, the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•
the Principal Distribution Amount for that Distribution Date remaining after distribution of the Senior Principal Distribution Amount, the Class M-1 Principal Distribution Amount, the Class M-2 Principal Distribution Amount, the Class M-3 Principal Distribution Amount, the Class M-4 Principal Distribution Amount and the Class M-5 Principal Distribution Amount; and

•
the excess (if any) of (A) the sum of (1) the Class Principal Balance of the Class M-6 Certificates immediately prior to that Distribution Date and (2) the aggregate Class Principal Balance of the Senior Certificates, the Class M Senior Certificates and the Class M-4 and Class M-5 Certificates (after taking into account the payment of the Senior, Class M-1, Class M-2, Class M-3, Class M-4 and Class M-5 Principal Distribution Amounts for such Distribution Date) over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 82.30% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

“Class M Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Class M Senior Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Class P Distribution Amount” for each Distribution Date is an amount equal to the total of all prepayment penalties received on the mortgage loans in the prior Due Period. The Class P Distribution Amount is not part of the Available Distribution Amount and is therefore not available for distributions to the classes of Offered Certificates, the Class OC and Class R Certificates.

“Class Principal Balance” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

The “Collection Account” is an account maintained by the Servicer into which collections on the mortgage loans are deposited.

“Compensating Interest” means an amount, as of any Distribution Date, payable by the Servicer equal to the lesser of:

•	Prepayment Interest Shortfalls for such date in respect of any prepayments in full, and

•	the Servicing Fee for such date.

A “conforming balance” mortgage loan means a mortgage loan having a principal balance that conforms to the applicable Freddie Mac or Fannie Mae original loan amount limitations (although such mortgage loan may not otherwise have been underwritten in accordance with all such agency’s purchase requirements).

“CPR” is a constant prepayment standard or model commonly used to measure prepayments on mortgage loans. The model represents an assumed constant rate of prepayment each month relative to the then outstanding principal balance of the mortgage loans for the life of such mortgage loans. CPR does not purport to be either a historical description of the prepayment experience of the mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the mortgage loans to be included in the trust fund.

“Cumulative Loss Trigger Event” with respect to any distribution date means the circumstances in which the aggregate amount of Realized Losses on the mortgage loans incurred since the cut-off date through the last day of the related Due Period divided by the aggregate outstanding principal balance of the mortgage loans as of the cut-off date exceeds the applicable percentages set forth below with respect to such Distribution Date:

Distribution Date	Percentage

March 2009 — February 2010	1.65% for the first month, plus an additional 1/12th of 2.10% for each month thereafter
March 2010 — February 2011	3.75% for the first month, plus an additional 1/12th of 2.10% for each month thereafter
March 2011 — February 2012	5.85% for the first month, plus an additional 1/12th of 1.70% for each month thereafter
March 2012 — February 2013	7.55% for the first month, plus an additional 1/12th of 0.95% for each month thereafter
March 2013 — February 2014	8.50% for the first month, plus an additional 1/12th of 0.05% for each month thereafter
March 2014 and thereafter	8.55%

    The “cut-off date” means the close of business on February 1, 2007 in respect of the mortgage loans to be sold to the Issuing Entity on the Closing Date.

“DBNTC” has the meaning set forth in “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement.

“Defaulted Swap Termination Payment” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

A “Deficient Valuation” is a bankruptcy proceeding whereby the bankruptcy court may establish the value of the Mortgaged Property at an amount less than the then outstanding principal balance of the mortgage loan secured by the Mortgaged Property or may reduce the outstanding principal balance of a mortgage loan. In the case of a reduction in that value of the related Mortgaged Property, the amount of the secured debt could be reduced to that value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of the mortgage loan exceeds the value so assigned to the Mortgaged Property by the bankruptcy court.

In addition, other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding, including the reduction (a “Debt Service Reduction”) of the amount of the monthly payment on the related mortgage loan. However, none of these shall be considered a Debt Service Reduction or Deficient Valuation so long as the Servicer is pursuing any other remedies that may be available with respect to the related mortgage loan and either the mortgage loan has not incurred payment default or scheduled monthly payments of principal and interest are being advanced by the Servicer without giving effect to any Debt Service Reduction or Deficient Valuation.

“Delinquency Loss Trigger Event” means (1) with respect to any Distribution Date until the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the Three Month Rolling Average and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 32.10% of the prior period’s Senior Enhancement Percentage and (2) with respect to any Distribution Date on or after the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates has been reduced to zero, the circumstances in which the quotient (expressed as a percentage) of (x) the Three Month Rolling Average and (y) the aggregate unpaid principal balance of the mortgage loans, as of the last day of the related Due Period, equals or exceeds (z) 38.55% of the prior period’s M-1 Enhancement Percentage.

The “Depositor” under the Pooling and Servicing Agreement is Saxon Asset Securities Company, a Virginia corporation.

The “Determination Date” for each Distribution Date is the seventeenth day of the month, or if such day is not a Business Day, the immediately preceding Business Day.

The “Distribution Account” is an account maintained by the Trustee from which distributions are made on the certificates.

The “Due Date” related to substantially all the mortgage loans and Distribution Date will be the first day of the month in which such Distribution Date occurs.

The “Due Period” related to each Distribution Date and each mortgage loan will be the month preceding the month in which such Distribution Date occurs.

“Excess Reserve Fund Account” has the meaning set forth in “Description of the Offered Certificates—Excess Reserve Fund Account” in this prospectus supplement.

“Excess Subordinate Amount” for any Distribution Date and the Offered Certificates will equal the excess, if any, of (i) the Overcollateralized Amount on that Distribution Date over (ii) the Overcollateralization Target Amount for such Distribution Date.

“Extra Principal Distribution Amount” for the Offered Certificates and any Distribution Date will be the lesser of (i) the excess of (x) the Interest Remittance Amount, over (y) the sum of (a) the Senior Interest Distribution Amount, (b) the Subordinate Interest Distribution Amount and (c) any Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, but not including any Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, in each case, on such Distribution Date and (ii) the Overcollateralization Increase Amount for such Distribution Date.

“First Tier Downgrade Termination Event” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“First Tier Required Swap Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a long-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Long-Term Rating”) by Moody’s, a Long-Term Rating of at least “A1” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a short-term senior, unsecured debt obligation rating, credit rating or other similar rating (as the case may be, the “Short-Term Rating”) by Moody’s, a Long-Term Rating of at least “A2” by Moody’s and a Short-Term Rating of at least “P-1” by Moody’s and (y) (i) a Short-Term Rating of at least “A-1” by S&P or (ii) if such counterparty or entity does not have a Short-Term Rating by S&P, a Long-Term Rating of at least “A+” by S&P.

“Fitch” means Fitch Ratings.

“Group 1 Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Group 1 Senior Basis Risk Carry Forward Amount” with respect to any class of Group 1 Senior Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Group 1 Senior Certificates would have been entitled to receive on such Distribution Date if neither the Aggregate Net WAC Cap nor the Group 1 WAC Cap had been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the lesser of: (a) the Aggregate Net WAC Cap and (b) the Group 1 WAC Cap and (ii) the related Basis Risk Carry Forward Amount for previous Distribution Dates not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (without regard to the Net WAC Cap) for such class of Group 1 Senior Certificates for the most recently ended Interest Accrual Period.

“Group 1 Senior Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Group 1 Senior Principal Allocation Amount” with respect to the Group 1 Senior Certificates and any Distribution Date, is equal to the product of the Class A Principal Allocation Percentage for the Group 1 Senior Certificates for that Distribution Date and the Senior Principal Distribution Amount for that Distribution Date.

“Group 1 WAC Cap” for the Group 1 Senior Certificates and any Distribution Date will be a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Group 1 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

“Group 2 Mortgage Loans” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Group 2 Senior Basis Risk Carry Forward Amount” with respect to any class of Group 2 Senior Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Group 2 Senior Certificates would have been entitled to receive on such Distribution Date if neither the Aggregate Net WAC Cap nor the Group 2 WAC Cap had been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the lesser of: (a) the Aggregate Net WAC Cap and (b) the Group 2 WAC Cap and (ii) the related Basis Risk Carry Forward Amount for previous Distribution Dates not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate (without regard to the Net WAC Cap) for such class of Group 2 Senior Certificates for the most recently ended Interest Accrual Period.

“Group 2 Senior Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Group 2 Senior Principal Allocation Amount” with respect to the Group 2 Senior Certificates and any Distribution Date, is equal to the product of the Class A Principal Allocation Percentage for the Group 2 Senior Certificates for that Distribution Date and the Senior Principal Distribution Amount for that Distribution Date.

“Group 2 WAC Cap” for the Group 2 Senior Certificates and any Distribution Date will be a per annum rate equal to (i) the weighted average of the Net Mortgage Rates of the Group 2 Mortgage Loans as of the first day of the month preceding the month in which such Distribution Date occurs, minus (ii) the Swap Payment Rate, adjusted, in each case, to accrue on the basis of a 360-day year and the actual number of days in the related Interest Accrual Period.

“Interest Accrual Period” For any class of Offered Certificates and the March 2007 Distribution Date will be the 19-day period commencing on the Closing Date and ending on the day immediately preceding that Distribution Date. The Interest Accrual Period for any Distribution Date thereafter and any class of Offered Certificates shall be the one-month period commencing on the Distribution Date in the month prior to the month in which that Distribution Date occurs and ending on the day immediately preceding that Distribution Date. With respect to each class of Offered Certificates, interest will be calculated on the basis of a 360-day year and the actual number of days that elapsed in the related Interest Accrual Period.

“Interest Carry Forward Amount” with respect to any class of Offered Certificates and any Distribution Date will be equal to the amount, if any, by which the Interest Distribution Amount for that class of Offered Certificates for the immediately preceding Distribution Date exceeded the actual amount distributed on such class in respect of interest on the immediately preceding Distribution Date, together with any Interest Carry Forward Amount with respect to such class remaining unpaid from previous Distribution Dates, plus interest accrued thereon at the related Pass-Through Rate for the most recently ended Interest Accrual Period.

“Interest Distribution Amount” for the Offered Certificates and any Distribution Date will be the aggregate of the Senior and Subordinate Interest Distribution Amounts for that Distribution Date.

“Interest Rate Cap Payment” has the meaning set forth in “Description of the Offered Certificates—Interest rate Cap Agreement” in this prospectus supplement.

“Interest Remittance Amount” for the Offered Certificates and any Distribution Date will be that portion of the Available Distribution Amount for such Distribution Date that represents interest received or advanced on the mortgage loans.

“ISDA Credit Support Annex” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Issuing Entity” has the meaning set forth in “The Pooling and Servicing Agreement—The Issuing Entity” in this prospectus supplement.

“LIBOR Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Liquidated Loan” will be a mortgage loan, including any Nonrecoverable Mortgage Loan, as to which the Servicer has determined that all amounts which it expects to recover from or on account of such mortgage loan, whether from insurance proceeds, Liquidation Proceeds or otherwise, have been recovered.

“Liquidation Proceeds” will be amounts received by the Servicer in connection with the liquidation of a defaulted mortgage loan whether through foreclosure or otherwise, other than insurance proceeds or any Subsequent Recoveries.

“Loan Group” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Loan Group 1” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Loan Group 2” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“M-1 Enhancement Percentage” for any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class B-1, Class B-2 and Class B-3 Certificates (together with the Overcollateralized Amount and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

“Moody’s” means Moody’s Investors Service, Inc.

The “mortgage loans” are the mortgage loans to be conveyed by the Depositor to the Issuing Entity under the Pooling and Servicing Agreement.

“Mortgaged Property” has the meaning set forth in “The Mortgage Loan Pool—General” in this prospectus supplement.

“Net Monthly Excess Cashflow” for the certificates and any Distribution Date will be equal to the excess, if any, of (x) the Available Distribution Amount for the Distribution Date over (y) the sum of (1) the aggregate of the Senior Interest Distribution Amounts payable to the holders of the Senior Certificates, the Subordinate Interest Distribution Amounts payable to the holders of the Subordinate Certificates, the Principal Distribution Amount and (2) the aggregate of all Net Swap Payments and any Swap Termination Payment owed to the Swap Counterparty, including, without limitation, any Senior Defaulted Swap Termination Payment, but not including any other Defaulted Swap Termination Payment owed to the Swap Counterparty, if any, remaining unpaid on that Distribution Date after distributions of the Interest Distribution Amount and the Principal Distribution Amount for that Distribution Date.

“Net Mortgage Rate” for each mortgage loan will be equal to the mortgage interest rate thereon less the Servicing Fee Rate and the Trustee Fee Rate.

“Net Prepayment Interest Shortfalls” for any Distribution Date refer to the excess of (a) any prepayment interest shortfalls, over (b) any Compensating Interest payments made by the Servicer.

“Net Swap Payment” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Net Swap Receipt” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

A “Nonrecoverable Mortgage Loan” is any defaulted loan as to which the Servicer has determined under the Pooling and Servicing Agreement that the expenses associated with the liquidation and foreclosure thereof will exceed the proceeds expected to be recovered in any such proceeding.

The “Nonrecoverable Mortgage Loan Purchase Price” means an amount determined under the Pooling and Servicing Agreement in respect of any Nonrecoverable Mortgage Loan generally equal to the sum of:

•	the projected net liquidation value thereof (i.e., the fair market value of the related mortgaged property less all expenses expected to be incurred in liquidation of such loan); and

•	interest accrued on such loan.

“Offered Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Optional Purchase Date” has the meaning set forth in this prospectus supplement under the heading “The Pooling and Servicing Agreement—Termination.”

“Overcollateralized Amount” with respect to the Offered Certificates as of the Closing Date will be an amount equal to approximately $29,243,726. In other words, it is expected that there will be approximately 4.70% overcollateralization of the Offered Certificates as of the Closing Date. With respect to any Distribution Date following the Closing Date, the Overcollateralized Amount is the amount by which the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds the aggregate Class Principal Balance of the Offered Certificates after taking into account all payments of principal on such Distribution Date.

“Overcollateralization Increase Amount” with respect to the Offered Certificates and any Distribution Date will be the amount, if any, by which the Overcollateralization Target Amount exceeds the Overcollateralized Amount for such Distribution Date (calculated for this purpose only after assuming that 100% of the Principal Remittance Amount on such Distribution Date has been distributed).

“Overcollateralization Target Amount” for the Offered Certificates and any Distribution Date (i) prior to the Stepdown Date, the product of (x) 4.70% and (y) the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date, (ii) on and after the Stepdown Date, provided that a Trigger Event is not in effect, the lesser of (a) the product of (x) 9.40% and (y) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period and (b) the product of (x) 4.70% and (y) the aggregate Stated Principal Balance of the mortgage loans as of the cut-off date and (iii) on and after the Stepdown Date, if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date; provided, however, that on each Distribution Date the Overcollateralization Target Amount shall not be lower than the applicable Overcollateralization Floor.

The “Overcollateralization Floor” prior to the Distribution Date in March 2027 will be equal to 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date. Thereafter, the Overcollateralization Floor will be equal to the greater of (i) 0.50% of the aggregate principal balance of the mortgage loans as of the cut-off date, and (ii) the sum of (a) 0.10% of the aggregate principal balance of the mortgage loans as of the cut-off date and (b) the aggregate principal balance, as of the last day of the related Due Period, of all outstanding mortgage loans having original terms to maturity of 40 years.

“Pass-Through Rate” (1) with respect to the Group 1 Senior Certificates and any Distribution Date will be the least of (i) the per annum rate applicable to such Distribution Date calculated as described on pages S-4 and S-5 of this prospectus supplement, (ii) the Group 1 WAC Cap and (iii) the Aggregate Net WAC Cap, (2) with respect to the Group 2 Senior Certificates and any Distribution Date will be the least of (i) the per annum rate applicable to such Distribution Date calculated as described on pages S-4 and S-5 of this prospectus supplement, (ii) the Group 2 WAC Cap and (iii) the Aggregate Net WAC Cap, and (3) with respect to the Subordinate Certificates and any Distribution Date will be the lesser of (i) the per annum rate applicable to such Distribution Date calculated as described on pages S-4 and S-5 of this prospectus supplement and (ii) the Aggregate Net WAC Cap.

The “Pooling and Servicing Agreement” referred to in this prospectus supplement means the pooling and servicing agreement, dated as of the cut-off date, among Depositor, the Servicer and the Trustee.

“Prepayment Interest Shortfall” for the Offered Certificates and any Distribution Date will be the sum of all interest shortfalls resulting from prepayments in full or in part on the mortgage loans during the related Prepayment Period.

“Prepayment Period” with respect to each Distribution Date, the period beginning on the day after the Determination Date in the month immediately preceding the month in which such Distribution Date occurs (or, in the case of the first Distribution Date, the cut-off date) and ending on the Determination Date of the month in which such Distribution Date occurs.

“Principal Distribution Amount” for the Offered Certificates and any Distribution Date will be the sum of the Basic Principal Distribution Amount and the Extra Principal Distribution Amount, in each case for that Distribution Date.

“Principal Remittance Amount” for the Offered Certificates and any Distribution Date will be the sum of

(i) the principal portion of all scheduled monthly payments on the mortgage loans due during the related Due Period, whether or not received on or prior to the related Determination Date;

(ii) the principal portion of all proceeds received in respect of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment as required by the Pooling and Servicing Agreement) during the related Prepayment Period; and

(iii) the principal portion of all other unscheduled collections, including insurance proceeds, condemnation proceeds, Liquidation Proceeds and all full and partial principal prepayments, received during the related Prepayment Period, to the extent applied as recoveries of principal on the mortgage loans.

In no event will the Principal Remittance Amount with respect to any Distribution Date be (x) less than zero or (y) greater than the then outstanding aggregate Class Principal Balance of the Offered Certificates.

“Privately Offered Certificates” has the meaning set forth in “Description of the Offered Certificates—Class P Certificates” in this prospectus supplement.

“Realized Loss” with respect to any Distribution Date and any mortgage loan that became a Liquidated Loan during the related Prepayment Period will be the sum of (i) the principal balance of such mortgage loan remaining outstanding (after all recoveries of principal have been applied thereto) and the principal portion of advances made by the Servicer with respect to such mortgage loan which have been reimbursed from Liquidation Proceeds, and (ii) the accrued interest on such mortgage loan remaining unpaid and the interest portion of advances made by the Servicer with respect to such mortgage loan which have been reimbursed from Liquidation Proceeds. The amounts set forth in clause (i) are the principal portion of Realized Losses and the amounts set forth in clause (ii) are the interest portion of Realized Losses. With respect to any mortgage loan that is not a Liquidated Loan, the amount of any Debt Service Reduction or Deficient Valuation incurred with respect to such mortgage loan as of the related Due Date will be treated as a Realized Loss.

“Regulation AB” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Relief Act Interest Shortfall” for any Distribution Date and a mortgage loan will be the reduction in the amount of interest collectible on such mortgage loan for the most recently ended calendar month immediately preceding the related Distribution Date as a result of the application of the Servicemembers Civil Relief Act or similar state laws.

“Replacement Swap Counterparty Payment” has the meaning set forth in “Description of the Offered Certificates—The Swap Account” in this prospectus supplement.

“Residual Certificates” has the meaning set forth in “Description of the Offered Certificates—Designations” in this prospectus supplement.

“Saxon Mortgage” means Saxon Mortgage, Inc.

“S&P” means Standard & Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc.

“Scheduled Notional Amount” means for each Distribution Date and the interest rate swap agreement, the notional amount with respect to which distributions under the interest rate swap agreement will be calculated. The Scheduled Notional Amount for each Distribution Date is set forth in Annex 1 to this prospectus supplement.

“Second Tier Downgrade Termination Event” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Second Tier Required Swap Counterparty Rating” means, with respect to a counterparty or entity guaranteeing the obligations of such counterparty, (x) either (i) if such counterparty or entity has only a Long-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s or (ii) if such counterparty or entity has both a Long-Term Rating and a Short-Term Rating by Moody’s, a Long-Term Rating of at least “A3” by Moody’s and a Short-Term Rating of at least “P-2” by Moody’s and (y) a Short-Term Rating of at least “A-3” by S&P and a Long-Term Rating of at least “BBB-” by S&P.

“Senior Certificates” has the meaning set forth in “Description of the Offered Certificates—Senior Certificates” in this prospectus supplement.

“Senior Enhancement Percentage” for any Distribution Date, the percentage obtained by dividing (x) the aggregate Class Principal Balance of the Subordinate Certificates (together with the Overcollateralized Amount and taking into account the distributions of the Principal Distribution Amount and all payments of principal from the Swap Account, if any, for such Distribution Date) by (y) the aggregate principal balance of the mortgage loans as of the last day of the related Due Period.

“Senior Interest Distribution Amount” will be, with respect to any class of Senior Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and Relief Act Interest Shortfalls, together with the Interest Carry Forward Amount, if any, for such Distribution Date for such class of Senior Certificates.

“Senior Principal Distribution Amount” will be, with respect to the Senior Certificates and any Distribution Date (i) prior to the Stepdown Date or on or after the Stepdown Date if a Trigger Event is in effect, the Principal Distribution Amount or (ii) on or after the Stepdown Date if a Trigger Event is not in effect for the Offered Certificates for that Distribution Date, the lesser of:

•	the Principal Distribution Amount for that Distribution Date; and

•
the excess (if any) of (A) the aggregate Class Principal Balance of the Senior Certificates immediately prior to that Distribution Date over (B) the lesser of (i) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period multiplied by approximately 50.20% and (ii) the amount, if any, by which (x) the aggregate Stated Principal Balance of the mortgage loans as of the last day of the related Due Period exceeds (y) the Overcollateralization Floor.

The “Seller” of the mortgage loans is Saxon Mortgage, Inc., a Virginia corporation.

The “Servicer” of the mortgage loans is Saxon Mortgage Services, Inc., a Texas corporation.

“Servicing Fee Rate” has the meaning set forth in “Servicing; The Servicer— Servicing and Other Compensation and Payment of Expenses; Repurchase” in this prospectus supplement.

The “Sponsor” is Saxon Funding Management LLC.

“Stated Principal Balance” means for any mortgage loan and Due Date, the unpaid principal balance of the mortgage loan as of that Due Date, as specified in its amortization schedule at that time (before any adjustment to the amortization schedule for any moratorium or similar waiver or grace period), after giving effect to (i) the payment of principal due on that Due Date, irrespective of any delinquency in payment by the related mortgagor, and (ii) prepayments of principal and the principal portion of liquidation proceeds received with respect to that mortgage loan through the last day of the related Prepayment Period.

“Stepdown Date” with respect to the certificates will be the later to occur of:

(1) the earlier to occur of

(x) the Distribution Date in March 2010, and

(y) the Distribution Date immediately following the Distribution Date on which the aggregate Class Principal Balance of the Senior Certificates is reduced to zero; and

(2) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose only after taking into account distributions of principal on the mortgage loans, but prior to any distribution of the Principal Distribution Amount to the holders of the Offered Certificates then entitled to distributions of principal on the Distribution Date) is greater than or equal to approximately 49.80%.

“Subordinate Basis Risk Carry Forward Amount” with respect to any class of Subordinate Certificates and any Distribution Date, an amount equal to the sum of (i) the excess, if any, of (x) the amount of interest such class of Subordinate Certificates would have been entitled to receive on such Distribution Date if the Aggregate Net WAC Cap had not been applicable to such class on such Distribution Date over (y) the amount of interest accrued on such Distribution Date at the Aggregate Net WAC Cap and (ii) the related Basis Risk Carry Forward Amount for previous Distribution Dates not previously distributed together with interest thereon at a rate equal to the related Pass-Through Rate for such class of Subordinate Certificates for the most recently ended Interest Accrual Period.

“Subordinate Certificates” has the meaning set forth in “Description of the Offered Certificates—Subordinate Certificates” in this prospectus supplement.

“Subordinate Interest Distribution Amount” will be, with respect to any class of Subordinate Certificates and any Distribution Date, interest accrued during the related Interest Accrual Period on the related Class Principal Balance of that class immediately prior to the Distribution Date at the Pass-Through Rate for that class reduced (to an amount not less than zero), in the case of such class, by the allocable share, if any, for that class of Prepayment Interest Shortfalls to the extent not covered by Compensating Interest paid by the Servicer and Relief Act Interest Shortfalls.

“Subsequent Recoveries” are unexpected recoveries, net of reimbursable expenses, received by the Servicer and remitted by it to the Trustee, with respect to a Liquidated Mortgage Loan that resulted in a Realized Loss in a month prior to the month of receipt of such recoveries.

“Supplemental Interest Trust” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Swap Payment Allocation” has the meaning set forth in “Description of the Offered Certificates—The Swap Account” in this prospectus supplement.

“Swap Payment Rate” for any Distribution Date is a fraction expressed as a percentage, the numerator of which is any Net Swap Payment or swap termination payment (other than any Defaulted Swap Termination Payment) owed to the Swap Counterparty for such Distribution Date, and the denominator of which is the Stated Principal Balance of the mortgage loans as of the first day of the related Due Period, multiplied by 12.

“Swap Termination Date” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Swap Termination Payment” has the meaning set forth in “Description of the Offered Certificates—Interest Rate Swap Agreement” in this prospectus supplement.

“Three Month Rolling Average” with respect to the mortgage loans and the end of the Due Period related to any Distribution Date, will equal the rolling 3 month average percentage of the aggregate Stated Principal Balance of the mortgage loans that are 60 or more days delinquent (including mortgage loans in foreclosure, REO Properties and mortgage loans discharged in bankruptcy).

“Trigger Event” means either a Cumulative Loss Trigger Event or a Delinquency Loss Trigger Event.

“Trustee Fee” has the meaning set forth in “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement.

“Trustee Fee Rate” has the meaning set forth in “The Pooling and Servicing Agreement—The Trustee” in this prospectus supplement.

“Unpaid Interest Shortfall Amount” for any class of Offered Certificates, the sum of Relief Act Interest Shortfalls and net prepayment interest shortfalls on the mortgage loans allocated to such class of Offered Certificates on that Distribution Date and such amounts from any prior Distribution Date remaining unpaid.

“Unpaid Realized Loss Amount” for any class of certificates, the portion of any Realized Losses previously allocated to that class remaining unpaid from prior Distribution Dates.

The following Annexes and Appendices are explicitly incorporated into, and constitute a part of, this prospectus supplement and the prospectus dated April 26, 2006.

Annex 1

Scheduled Notional Amounts
for the Interest Rate Swap Agreement

Distribution Date	Notional Balance ($)
February 25, 2008	381,020,466.35
March 25, 2008	365,179,108.87
April 25, 2008	349,805,493.16
May 25, 2008	335,024,351.06
June 25, 2008	320,854,178.45
July 25, 2008	307,303,586.44
August 25, 2008	294,329,937.46
September 25, 2008	281,908,487.06
October 25, 2008	269,816,493.02
November 25, 2008	258,270,475.90
December 25, 2008	242,751,309.15
January 25, 2009	186,238,832.44
February 25, 2009	177,861,995.92
March 25, 2009	170,506,087.35
April 25, 2009	163,351,357.78
May 25, 2009	156,512,351.56
June 25, 2009	147,584,647.66
July 25, 2009	116,845,343.34
August 25, 2009	111,756,387.68
September 25, 2009	107,233,543.97
October 25, 2009	102,861,194.77
November 25, 2009	98,571,646.57
December 25, 2009	87,054,554.52
January 25, 2010	59,906,551.80
February 25, 2010	57,147,871.20
March 25, 2010	54,974,720.50
April 25, 2010	52,885,003.16
May 25, 2010	50,821,416.97
June 25, 2010	45,309,568.02
July 25, 2010	35,289,645.37
August 25, 2010	33,836,523.30
September 25, 2010	32,628,761.80
October 25, 2010	31,464,051.97
November 25, 2010	30,323,257.43
December 25, 2010	28,073,995.11
January 25, 2011	24,368,015.18
February 25, 2011	23,469,589.51
March 25, 2011	22,664,744.64
April 25, 2011	21,887,107.43
May 25, 2011	21,135,773.91
June 25, 2011	20,409,869.49
July 25, 2011	19,708,548.01
August 25, 2011	19,030,990.84
September 25, 2011	18,376,406.03
October 25, 2011 and thereafter	0.00

Annex 2

Notional Amounts
for the Interest Rate Cap Agreement

Distribution Date	Notional Balance ($)
March 25, 2007	591,374,225.20
April 25, 2007	569,032,429.34
May 25, 2007	547,434,903.75
June 25, 2007	526,542,718.75
July 25, 2007	506,319,817.53
August 25, 2007	486,732,934.40
September 25, 2007	467,751,508.87
October 25, 2007	449,347,690.21
November 25, 2007	431,497,197.88
December 25, 2007	414,146,818.47
January 25, 2008	397,337,528.97
February 25, 2008 and thereafter	0.00

Appendix A:
Mortgage Loan Pool Information

S-A-1

Aggregate Mortgage Loans

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
SAXON	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

S-A-2

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed - 10 Year	3	$215,357	0.03%	8.048%	118	70.46%	696
Fixed - 15 Year	19	1,750,017	0.28	8.132	178	66.55	612
Fixed - 20 Year	18	1,797,997	0.29	8.443	237	75.22	624
Fixed - 25 Year	14	2,088,801	0.34	7.533	297	76.78	638
Fixed - 30 Year	373	60,307,391	9.69	8.243	357	76.71	618
Fixed - 40 Year	87	20,181,314	3.24	8.002	477	77.76	624
Balloon - 15/30	10	503,657	0.08	11.670	175	100.00	645
Balloon - 20/30	202	10,428,050	1.68	11.898	238	99.68	647
Balloon - 30/40	55	10,544,123	1.69	8.227	357	77.31	605
Balloon - 30/50	48	10,884,677	1.75	8.108	357	76.27	623
ARM - 2 Year/6 Month Balloon 30/40	332	68,694,011	11.04	8.506	358	80.07	593
ARM - 2 Year/6 Month Balloon 30/50	259	62,742,128	10.08	8.407	358	80.66	588
ARM - 3 Year/6 Month Balloon 30/40	212	53,619,571	8.62	8.085	358	80.91	602
ARM - 3 Year/6 Month Balloon 30/50	152	35,257,567	5.67	8.243	358	79.56	590
ARM - 5 Year/6 Month Balloon 30/50	2	300,463	0.05	10.087	358	96.56	609
ARM - 2 Year/6 Month	497	86,549,460	13.91	8.649	358	79.87	600
ARM - 3 Year/6 Month	386	66,471,876	10.68	8.819	358	80.61	596
ARM - 5 Year/6 Month	2	395,833	0.06	8.229	355	43.04	592
ARM - 2 Year/6 Month - 40 Years	10	3,015,900	0.48	8.857	478	80.77	597
ARM - 3 Year/6 Month - 40 Years	13	2,991,379	0.48	8.948	478	83.42	586
Interest Only Fixed - 20 Year - 60 mo. IO term	1	104,650	0.02	6.999	237	65.00	617
Interest Only Fixed - 30 Year - 60 mo. IO term	20	6,100,369	0.98	7.409	357	75.50	642
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	220	61,846,994	9.94	8.014	358	82.00	630
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	196	54,787,093	8.81	7.536	358	81.05	637
Interest Only ARM - 5 Year/6 Month - 60 mo. IO term	3	593,049	0.10	7.714	359	83.81	652
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

S-A-3

Aggregate Mortgage Loans

Range of Gross Interest Rates

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
5.000 - 5.999	10	$2,970,882	0.48%	5.843%	358	82.43%	686
6.000 - 6.999	348	89,439,954	14.38	6.725	361	74.76	640
7.000 - 7.999	753	181,132,212	29.11	7.580	361	78.69	622
8.000 - 8.999	868	189,070,212	30.39	8.522	363	80.89	600
9.000 - 9.999	591	100,898,812	16.22	9.477	360	81.89	581
10.000 - 10.999	280	38,679,397	6.22	10.452	354	85.27	572
11.000 - 11.999	170	13,699,925	2.20	11.487	315	91.19	601
12.000 - 12.999	90	5,267,154	0.85	12.390	273	97.06	617
13.000 - 13.999	21	922,204	0.15	13.454	240	99.92	591
14.000 - 14.999	3	90,974	0.01	14.140	238	100.00	584
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: 5.750%
Maximum: 14.200%
Weighted Average: 8.358%

S-A-4

Aggregate Mortgage Loans

Range of Cut-off Date Principal Balances

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1 - 25,000	36	$728,931	0.12%	11.874%	236	99.48%	642
25,001 - 50,000	122	4,751,777	0.76	11.583	264	92.17	629
50,001 - 75,000	237	15,002,916	2.41	10.119	326	82.23	603
75,001 - 100,000	327	28,983,618	4.66	9.255	348	78.99	598
100,001 - 125,000	323	36,098,861	5.80	8.971	356	79.68	597
125,001 - 150,000	300	41,341,844	6.64	8.685	359	81.41	604
150,001 - 175,000	294	47,819,012	7.69	8.639	361	79.52	596
175,001 - 200,000	270	50,609,040	8.13	8.283	360	79.75	601
200,001 - 225,000	232	49,497,174	7.96	8.226	359	79.11	607
225,001 - 250,000	168	40,029,831	6.43	8.068	364	79.65	605
250,001 - 275,000	143	37,544,751	6.03	8.172	364	79.12	606
275,001 - 300,000	126	36,316,265	5.84	8.048	361	80.22	611
300,001 - 325,000	79	24,690,427	3.97	8.107	364	80.18	604
325,001 - 350,000	78	26,267,579	4.22	8.118	359	81.23	609
350,001 - 375,000	76	27,513,547	4.42	7.977	361	81.80	617
375,001 - 400,000	68	26,291,661	4.23	8.023	358	82.34	625
400,001 - 425,000	49	20,286,642	3.26	7.997	360	77.53	599
425,001 - 450,000	41	18,026,731	2.90	7.931	367	80.07	614
450,001 - 475,000	32	14,816,479	2.38	7.929	369	84.43	617
475,001 - 500,000	37	18,081,195	2.91	8.123	361	80.46	626
500,001 - 750,000	88	50,270,958	8.08	7.898	367	80.36	622
750,001 - 1,000,000	8	7,202,489	1.16	8.503	390	70.80	620
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: $14,716
Maximum: $998,999
Average: $198,523

S-A-5

Aggregate Mortgage Loans

Stated Original Term

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
120	3	$215,357	0.03%	8.048%	118	70.46%	696
180	29	2,253,674	0.36	8.923	177	74.03	619
240	221	12,330,697	1.98	11.353	238	95.82	643
300	14	2,088,801	0.34	7.533	297	76.78	638
360	2,757	579,094,604	93.08	8.301	358	79.98	607
480	110	26,188,592	4.21	8.209	477	78.76	616
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: 120 months
Maximum: 480 months
Weighted Average: 362 months

S-A-6

Aggregate Mortgage Loans

Range of Stated Remaining Terms

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
109 - 120	3	$215,357	0.03%	8.048%	118	70.46%	696
169 - 180	29	2,253,674	0.36	8.923	177	74.03	619
205 - 216	1	14,716	0.00	9.875	210	100.00	719
217 - 228	2	79,925	0.01	11.358	223	100.00	613
229 - 240	218	12,236,057	1.97	11.354	238	95.78	643
289 - 300	14	2,088,801	0.34	7.533	297	76.78	638
337 - 348	2	246,591	0.04	8.512	346	83.16	538
349 - 360	2,755	578,848,013	93.04	8.301	358	79.98	607
469 - 480	110	26,188,592	4.21	8.209	477	78.76	616
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: 117 months
Maximum: 479 months
Weighted Average: 359 months

S-A-7

Aggregate Mortgage Loans

Range of Combined Original LTV Ratios(1)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
15.01 - 20.00	7	$572,614	0.09%	8.651%	358	18.28%	595
20.01 - 25.00	4	303,396	0.05	9.020	356	21.94	600
25.01 - 30.00	11	1,396,912	0.22	8.185	364	27.97	597
30.01 - 35.00	13	1,105,344	0.18	7.896	348	32.75	600
35.01 - 40.00	15	2,877,454	0.46	8.529	369	37.25	571
40.01 - 45.00	26	4,424,086	0.71	8.075	362	42.72	575
45.01 - 50.00	56	10,043,058	1.61	8.207	357	47.80	600
50.01 - 55.00	62	12,421,699	2.00	8.346	362	52.96	577
55.01 - 60.00	89	16,203,612	2.60	8.126	361	58.07	588
60.01 - 65.00	130	29,548,784	4.75	7.944	358	63.25	594
65.01 - 70.00	178	38,720,831	6.22	8.039	361	68.41	594
70.01 - 75.00	267	59,471,985	9.56	8.012	362	73.87	591
75.01 - 80.00	783	165,405,485	26.59	8.022	362	79.55	613
80.01 - 85.00	355	73,479,476	11.81	8.359	361	84.37	602
85.01 - 90.00	499	112,613,555	18.10	8.463	362	89.52	615
90.01 - 95.00	234	50,986,634	8.19	8.470	361	94.71	623
95.01 - 100.00	405	42,596,801	6.85	10.459	330	99.94	632
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: 15.66%
Maximum: 100.00%
Weighted Average: 80.21%

(1)
The Combined Original Loan-to-Value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original stated principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

S-A-8

Aggregate Mortgage Loans

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	850	$124,906,403	20.08%	8.457%	360	78.66%	622
4.001 - 4.500	56	12,720,736	2.04	8.585	360	84.11	617
4.501 - 5.000	10	2,887,156	0.46	7.457	357	71.26	653
5.001 - 5.500	348	85,031,234	13.67	7.893	360	77.01	598
5.501 - 6.000	465	93,107,077	14.96	7.821	358	72.04	606
6.001 - 6.500	865	189,723,284	30.49	8.394	359	80.61	599
6.501 - 7.000	463	100,110,499	16.09	8.921	359	91.20	618
7.001 - 7.500	40	6,854,136	1.10	9.285	356	85.03	608
7.501 - 8.000	18	3,303,042	0.53	9.411	362	81.14	565
8.001 - 8.500	11	2,328,925	0.37	9.259	356	71.47	593
8.501 - 9.000	6	1,044,608	0.17	9.314	355	86.51	584
9.501 - 10.000	2	154,625	0.02	11.990	357	92.02	568
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: 4.500%
Maximum: 9.990%
Weighted Average: 6.133%

S-A-9

Aggregate Mortgage Loans

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	850	$124,906,403	20.08%	8.457%	360	78.66%	622
5.000 or less	61	13,839,551	2.22	8.561	360	83.39	617
5.001 - 5.500	326	80,544,907	12.95	7.849	360	77.28	598
5.501 - 6.000	390	80,614,535	12.96	7.725	358	71.24	605
6.001 - 6.500	749	169,291,691	27.21	8.361	359	80.41	599
6.501 - 7.000	406	90,804,859	14.59	8.799	359	90.93	617
7.001 - 7.500	41	8,979,798	1.44	8.099	357	80.76	626
7.501 - 8.000	58	14,150,763	2.27	8.183	358	81.84	615
8.001 - 8.500	41	7,887,126	1.27	8.495	359	81.92	605
8.501 - 9.000	65	11,403,263	1.83	8.995	359	82.30	596
9.001 - 9.500	39	6,582,655	1.06	9.357	357	76.13	586
9.501 - 10.000	54	6,928,785	1.11	9.866	359	83.67	590
10.001 - 10.500	26	2,792,739	0.45	10.394	357	84.37	619
10.501 - 11.000	13	1,831,124	0.29	10.856	377	87.72	593
11.001 - 11.500	8	827,905	0.13	11.199	356	84.88	618
11.501 - 12.000	7	785,622	0.13	11.856	381	89.83	560
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Non-Zero Minimum: 4.500%
Maximum: 12.000%
Non-Zero Weighted Average: 6.404%

S-A-10

Aggregate Mortgage Loans

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	850	$124,906,403	20.08%	8.457%	360	78.66%	622
12.500 or less	72	19,478,576	3.13	6.264	358	76.00	649
12.501 - 13.000	176	47,787,900	7.68	6.820	358	77.05	630
13.001 - 13.500	237	59,129,796	9.50	7.311	358	78.27	622
13.501 - 14.000	348	87,527,893	14.07	7.799	360	79.65	620
14.001 - 14.500	319	75,471,517	12.13	8.290	358	80.96	600
14.501 - 15.000	369	79,454,179	12.77	8.767	361	81.92	591
15.001 - 15.500	234	45,180,849	7.26	9.223	359	80.05	584
15.501 - 16.000	244	41,499,065	6.67	9.675	360	83.89	581
16.001 - 16.500	129	19,328,831	3.11	10.173	359	86.39	571
16.501 - 17.000	86	14,074,269	2.26	10.572	361	86.84	580
17.001 - 17.500	36	4,305,186	0.69	11.063	357	83.68	576
17.501 - 18.000	24	2,886,363	0.46	11.653	358	87.47	567
18.001 - 18.500	8	925,511	0.15	11.802	357	82.02	558
18.501 - 19.000	2	215,388	0.03	11.990	442	79.98	511
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Non-Zero Minimum: 11.750%
Maximum: 18.990%
Non-Zero Weighted Average: 14.366%

S-A-11

Aggregate Mortgage Loans

Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	850	$124,906,403	20.08%	8.457%	360	78.66%	622
1.000	9	1,866,218	0.30	8.802	357	70.10	619
1.500	2	365,956	0.06	8.142	349	79.14	545
2.000	9	1,537,179	0.25	8.822	356	92.71	614
3.000	2,264	493,495,970	79.32	8.329	359	80.60	604
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Non-Zero Minimum: 1.000%
Maximum: 3.000%
Non-Zero Weighted Average: 2.988%

S-A-12

Aggregate Mortgage Loans

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	850	$124,906,403	20.08%	8.457%	360	78.66%	622
1.000	2,272	495,756,350	79.68	8.327	359	80.59	604
1.500	12	1,508,973	0.24	10.027	367	81.23	548
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Non-Zero Minimum: 1.000%
Maximum: 1.500%
Non-Zero Weighted Average: 1.002%
S-A-13

Aggregate Mortgage Loans

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	850	$124,906,403	20.08%	8.457%	360	78.66%	622
9	1	90,795	0.01	8.875	345	80.00	519
14	1	275,162	0.04	7.900	350	78.86	554
15	5	759,940	0.12	9.782	351	96.38	643
16	1	197,716	0.03	9.675	352	90.00	645
17	4	1,106,918	0.18	8.474	353	88.96	613
18	2	659,752	0.11	7.672	354	97.60	650
19	9	2,094,153	0.34	8.797	355	74.67	589
20	72	16,843,528	2.71	8.469	357	80.82	603
21	430	92,580,710	14.88	8.464	358	80.09	600
22	448	97,695,530	15.70	8.419	360	80.19	603
23	346	70,700,086	11.36	8.346	359	81.36	602
27	2	623,000	0.10	7.621	351	84.12	628
29	1	94,562	0.02	8.650	353	95.00	567
30	1	219,282	0.04	9.840	354	80.00	559
31	20	4,022,036	0.65	8.604	355	81.54	629
32	74	15,886,653	2.55	8.640	356	78.86	607
33	310	67,279,271	10.81	8.211	358	80.85	604
34	309	69,628,838	11.19	8.082	360	80.32	609
35	241	55,218,048	8.88	8.220	361	81.26	608
55	1	209,371	0.03	8.700	355	49.65	607
56	1	186,462	0.03	7.700	356	35.62	575
57	1	196,971	0.03	10.500	357	100.00	625
58	1	131,999	0.02	7.850	358	80.00	660
59	3	564,542	0.09	7.972	359	85.84	636
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Non-Zero Minimum: 9 months
Maximum: 59 months
Non-Zero Weighted Average: 27 months

S-A-14

Aggregate Mortgage Loans

Geographic Distribution of Mortgaged Properties

Geograhic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
California	330	$100,915,563	16.22%	7.892%	361	77.10%	614
Maryland	373	92,209,453	14.82	8.024	359	80.12	601
Florida	344	61,828,863	9.94	8.310	361	79.05	609
Virginia	188	43,155,356	6.94	8.101	356	79.93	613
New York	134	42,751,221	6.87	8.145	362	78.00	613
Arizona	148	26,278,817	4.22	8.403	361	79.24	601
Georgia	145	23,819,795	3.83	8.977	354	85.69	606
Ohio	195	21,850,953	3.51	9.156	360	88.49	606
New Jersey	61	16,237,840	2.61	8.592	361	78.86	607
Washington	75	15,210,294	2.44	8.203	355	79.30	600
Pennsylvania	92	12,607,099	2.03	8.737	357	81.12	597
Illinois	65	12,574,979	2.02	8.788	359	85.84	615
Texas	98	11,551,480	1.86	9.093	367	84.21	606
Wisconsin	82	9,641,671	1.55	9.398	355	84.66	601
Nevada	37	9,553,256	1.54	8.284	360	78.97	627
Other	767	121,985,086	19.61	8.669	358	80.94	607
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Number of States/District of Columbia Represented: 49

S-A-15

Aggregate Mortgage Loans

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Primary	2,909	$583,495,088	93.78%	8.327%	359	80.35%	606
Investment	207	35,630,510	5.73	8.799	361	78.55	637
Second Home	18	3,046,127	0.49	8.980	358	72.08	630
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Single Family Residence	2,494	$475,136,310	76.37%	8.373%	359	80.16%	607
Planned Unit Development	376	89,735,524	14.42	8.298	361	82.34	610
2-4 Family	121	32,778,079	5.27	8.225	360	74.57	617
Condominium	142	24,425,825	3.93	8.458	357	80.84	614
Manufactured Housing	1	95,987	0.02	8.050	359	80.00	593
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

S-A-16

Aggregate Mortgage Loans

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Refinance - Cashout	2,300	$481,279,982	77.35%	8.259%	360	78.36%	603
Purchase	681	113,266,639	18.21	8.834	354	87.38	627
Refinance - Rate Term	153	27,625,104	4.44	8.131	364	82.96	621
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Full Documentation	2,126	$379,182,088	60.94%	8.262%	358	81.67%	601
Stated Documentation	949	227,692,790	36.60	8.541	360	78.07	619
Limited Documentation	59	15,296,847	2.46	8.006	381	75.87	610
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

S-A-17

Aggregate Mortgage Loans

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
NA	6	$735,562	0.12%	9.479%	358	68.77%	N/A
Below 500	3	323,867	0.05	11.318	358	58.94	492
500 - 524	168	26,433,255	4.25	9.817	357	70.98	512
525 - 549	254	46,963,809	7.55	9.106	359	73.51	537
550 - 574	423	84,739,913	13.62	8.627	361	77.63	561
575 - 599	588	115,639,721	18.59	8.497	363	79.55	586
600 - 624	630	125,003,644	20.09	8.214	358	82.29	611
625 - 649	500	102,759,767	16.52	8.041	359	83.21	637
650 - 674	276	62,535,789	10.05	7.867	360	82.81	661
675 - 699	155	31,076,528	4.99	7.824	356	83.70	685
700 - 724	53	9,429,942	1.52	7.760	344	83.16	713
725 - 749	41	8,255,563	1.33	7.689	356	81.82	736
750 - 774	24	5,502,049	0.88	7.612	361	80.24	758
775 - 799	10	2,260,808	0.36	7.899	351	74.79	786
800 +	3	511,508	0.08	7.450	340	75.50	811
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Minimum: 490
Maximum: 816
Weighted Average: 608

S-A-18

Aggregate Mortgage Loans

Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	1,031	$222,354,465	35.74%	8.436%	358	81.30%	605
12	76	18,712,881	3.01	8.449	367	76.03	620
24	1,050	210,457,546	33.83	8.352	356	80.55	604
30	4	788,528	0.13	8.693	387	94.01	644
36	972	169,769,071	27.29	8.250	364	78.75	616
60	1	89,234	0.01	8.950	358	85.00	541
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

Non-Zero Minimum: 12 months
Maximum: 60 months
Non-Zero Weighted Average: 29 months

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1st Lien	2,900	$610,163,014	98.07%	8.288%	362	79.82%	607
2nd Lien	234	12,008,712	1.93	11.891	243	99.70	646
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

S-A-19

Aggregate Mortgage Loans

Interest Only Term

Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	2,694	$498,739,571	80.16%	8.503%	360	79.95%	602
60	440	123,432,155	19.84	7.770	358	81.25	634
Total/Weighted Average/ % of Mortgage Loan Pool:	3,134	$622,171,726	100.00%	8.358%	359	80.21%	608

S-A-20

Group 1 Mortgage Loans

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
SAXON	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

S-A-21

Group 1 Mortgage Loans

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed - 10 Year	1	$59,890	0.02%	9.750%	117	80.00%	566
Fixed - 15 Year	11	957,962	0.34	8.397	178	73.83	583
Fixed - 20 Year	13	1,258,503	0.45	8.829	237	75.80	596
Fixed - 25 Year	6	802,811	0.29	8.064	297	71.71	624
Fixed - 30 Year	196	29,004,118	10.42	8.421	357	77.07	599
Fixed - 40 Year	51	9,841,699	3.54	8.192	477	76.63	607
Balloon - 15/30	2	117,450	0.04	11.730	179	100.00	655
Balloon - 20/30	125	4,898,950	1.76	11.915	238	99.76	641
Balloon - 30/40	40	7,904,169	2.84	8.268	357	75.22	594
Balloon - 30/50	31	6,519,093	2.34	8.086	357	76.46	625
ARM - 2 Year/6 Month Balloon 30/40	139	28,350,416	10.18	8.530	358	80.80	594
ARM - 2 Year/6 Month Balloon 30/50	123	29,074,828	10.44	8.316	358	80.20	591
ARM - 3 Year/6 Month Balloon 30/40	84	18,882,652	6.78	8.177	358	80.96	602
ARM - 3 Year/6 Month Balloon 30/50	64	15,488,333	5.56	8.532	358	78.97	584
ARM - 2 Year/6 Month	200	34,236,258	12.30	8.690	358	81.63	600
ARM - 3 Year/6 Month	135	23,171,390	8.32	8.961	357	83.21	602
ARM - 2 Year/6 Month - 40 Years	3	701,710	0.25	9.175	478	81.14	608
ARM - 3 Year/6 Month - 40 Years	4	955,277	0.34	9.237	478	93.54	626
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	145	34,753,234	12.48	7.896	358	79.48	622
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	133	31,413,330	11.28	7.493	358	81.40	637
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

S-A-22

Group 1 Mortgage Loans

Range of Gross Interest Rates

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
5.000 - 5.999	6	$1,584,680	0.57%	5.887%	358	82.70%	678
6.000 - 6.999	171	42,027,572	15.10	6.718	361	73.32	633
7.000 - 7.999	351	75,493,410	27.12	7.573	361	79.56	621
8.000 - 8.999	409	85,321,663	30.65	8.537	362	81.12	601
9.000 - 9.999	283	47,541,210	17.08	9.456	361	82.14	581
10.000 - 10.999	134	17,484,811	6.28	10.445	356	85.26	568
11.000 - 11.999	89	6,305,162	2.26	11.437	313	91.48	601
12.000 - 12.999	51	2,238,078	0.80	12.453	259	99.34	617
13.000 - 13.999	10	359,502	0.13	13.398	237	99.79	598
14.000 - 14.999	2	35,984	0.01	14.200	237	100.00	587
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: 5.750%
Maximum: 14.200%
Weighted Average: 8.367%

S-A-23

Group 1 Mortgage Loans

Range of Cut-off Date Principal Balances

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1 - 25,000	31	$632,413	0.23%	11.728%	233	99.40%	644
25,001 - 50,000	80	3,016,955	1.08	11.707	254	94.54	629
50,001 - 75,000	95	6,138,310	2.20	10.401	314	85.43	603
75,001 - 100,000	132	11,796,931	4.24	9.238	355	78.64	595
100,001 - 125,000	151	16,850,383	6.05	8.855	362	80.03	596
125,001 - 150,000	154	21,276,093	7.64	8.678	360	82.26	607
150,001 - 175,000	140	22,723,895	8.16	8.567	360	79.47	598
175,001 - 200,000	126	23,577,214	8.47	8.326	361	80.59	600
200,001 - 225,000	128	27,262,733	9.79	8.104	361	79.41	609
225,001 - 250,000	98	23,261,750	8.36	8.041	364	79.80	607
250,001 - 275,000	80	21,031,150	7.55	8.081	363	77.51	606
275,001 - 300,000	74	21,286,584	7.65	8.019	363	79.39	611
300,001 - 325,000	43	13,425,380	4.82	8.066	366	79.77	605
325,001 - 350,000	45	15,117,805	5.43	8.085	360	79.80	599
350,001 - 375,000	47	17,027,909	6.12	8.080	363	83.16	619
375,001 - 400,000	45	17,399,711	6.25	8.091	358	82.69	621
400,001 - 425,000	21	8,646,475	3.11	7.715	358	78.56	601
425,001 - 450,000	4	1,739,590	0.62	8.301	387	74.60	555
450,001 - 475,000	1	473,832	0.17	7.100	358	64.05	626
475,001 - 500,000	2	984,874	0.35	7.825	358	82.50	653
500,001 - 750,000	9	4,722,086	1.70	8.288	372	79.54	622
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: $14,716
Maximum: $570,595
Average: $184,855

S-A-24

Group 1 Mortgage Loans

Stated Original Term

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
120	1	$59,890	0.02%	9.750%	117	80.00%	566
180	13	1,075,412	0.39	8.761	178	76.69	590
240	138	6,157,453	2.21	11.284	238	94.86	631
300	6	802,811	0.29	8.064	297	71.71	624
360	1,290	258,797,821	92.96	8.298	358	80.16	606
480	58	11,498,687	4.13	8.338	477	78.31	609
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: 120 months
Maximum: 480 months
Weighted Average: 361 months

S-A-25

Group 1 Mortgage Loans

Range of Stated Remaining Terms

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
109 - 120	1	$59,890	0.02%	9.750%	117	80.00%	566
169 - 180	13	1,075,412	0.39	8.761	178	76.69	590
205 - 216	1	14,716	0.01	9.875	210	100.00	719
229 - 240	137	6,142,738	2.21	11.288	238	94.85	631
289 - 300	6	802,811	0.29	8.064	297	71.71	624
337 - 348	1	155,796	0.06	8.300	346	85.00	549
349 - 360	1,289	258,642,025	92.91	8.298	358	80.16	606
469 - 480	58	11,498,687	4.13	8.338	477	78.31	609
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: 117 months
Maximum: 479 months
Weighted Average: 359 months

S-A-26

Group 1 Mortgage Loans

Range of Combined Original LTV Ratios(1)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
15.01 - 20.00	5	$427,702	0.15%	8.866%	357	18.34%	590
20.01 - 25.00	1	74,857	0.03	9.700	356	22.03	597
25.01 - 30.00	4	699,234	0.25	7.439	401	27.08	626
30.01 - 35.00	8	728,902	0.26	7.676	335	32.94	623
35.01 - 40.00	10	1,522,644	0.55	8.226	379	37.55	576
40.01 - 45.00	14	2,053,791	0.74	8.209	358	42.07	590
45.01 - 50.00	26	4,497,478	1.62	8.189	361	47.46	591
50.01 - 55.00	26	5,240,846	1.88	8.360	369	53.59	575
55.01 - 60.00	40	7,418,971	2.66	8.174	358	58.25	580
60.01 - 65.00	64	13,276,820	4.77	7.951	354	63.31	585
65.01 - 70.00	87	19,159,285	6.88	7.859	365	68.20	593
70.01 - 75.00	127	28,667,801	10.30	8.128	363	73.94	584
75.01 - 80.00	333	67,142,917	24.12	8.016	360	79.47	608
80.01 - 85.00	142	28,063,406	10.08	8.441	358	84.58	606
85.01 - 90.00	219	45,529,509	16.35	8.408	361	89.47	619
90.01 - 95.00	173	34,503,909	12.39	8.490	363	94.62	624
95.01 - 100.00	227	19,384,003	6.96	10.487	331	99.94	625
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: 15.66%
Maximum: 100.00%
Weighted Average: 80.37%

(1)
The Combined Original Loan-to-Value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original stated principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

S-A-27

Group 1 Mortgage Loans

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	476	$61,364,645	22.04%	8.619%	360	78.41%	606
4.001 - 4.500	31	6,354,887	2.28	8.574	358	84.89	621
4.501 - 5.000	4	912,252	0.33	8.243	357	78.72	644
5.001 - 5.500	182	41,422,152	14.88	7.713	358	78.53	608
5.501 - 6.000	178	36,372,676	13.07	7.708	358	70.33	607
6.001 - 6.500	374	81,107,673	29.13	8.425	359	79.53	597
6.501 - 7.000	244	48,628,688	17.47	8.883	360	92.59	617
7.001 - 7.500	9	1,103,461	0.40	10.408	357	85.13	637
7.501 - 8.000	4	628,853	0.23	10.311	355	93.94	571
8.001 - 8.500	2	345,622	0.12	10.288	356	60.58	623
8.501 - 9.000	1	89,486	0.03	10.925	356	100.00	590
9.501 - 10.000	1	61,678	0.02	11.990	356	79.99	539
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: 4.500%
Maximum: 9.990%
Weighted Average: 6.096%

S-A-28

Group 1 Mortgage Loans

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	476	$61,364,645	22.04%	8.619%	360	78.41%	606
5.000 or less	34	6,929,099	2.49	8.608	358	83.83	618
5.001 - 5.500	173	39,582,091	14.22	7.689	358	79.23	609
5.501 - 6.000	155	32,186,832	11.56	7.673	358	69.50	604
6.001 - 6.500	344	75,649,463	27.17	8.362	359	79.23	598
6.501 - 7.000	227	46,369,154	16.66	8.770	359	91.92	616
7.001 - 7.500	13	2,877,739	1.03	8.504	358	78.86	627
7.501 - 8.000	13	2,825,074	1.01	8.312	357	82.46	602
8.001 - 8.500	9	1,796,372	0.65	8.811	357	83.25	615
8.501 - 9.000	17	2,893,761	1.04	9.212	357	85.67	607
9.001 - 9.500	13	1,950,189	0.70	9.354	357	77.63	597
9.501 - 10.000	12	1,440,623	0.52	9.890	357	83.82	586
10.001 - 10.500	11	1,288,276	0.46	10.473	357	83.56	626
10.501 - 11.000	3	617,297	0.22	10.783	418	96.68	608
11.001 - 11.500	2	266,324	0.10	11.050	357	80.00	665
11.501 - 12.000	4	355,133	0.13	11.792	357	96.52	574
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Non-Zero Minimum: 4.500%
Maximum: 12.000%
Non-Zero Weighted Average: 6.282%

S-A-29

Group 1 Mortgage Loans

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	476	$61,364,645	22.04%	8.619%	360	78.41%	606
12.500 or less	42	10,327,849	3.71	6.258	358	75.09	648
12.501 - 13.000	94	23,478,114	8.43	6.831	358	76.18	626
13.001 - 13.500	119	26,919,435	9.67	7.327	358	78.35	623
13.501 - 14.000	155	34,316,797	12.33	7.802	358	81.58	620
14.001 - 14.500	141	32,867,324	11.81	8.306	359	80.23	603
14.501 - 15.000	170	35,089,727	12.60	8.797	360	82.00	596
15.001 - 15.500	102	20,350,937	7.31	9.268	358	81.91	587
15.501 - 16.000	97	17,548,346	6.30	9.654	359	84.54	580
16.001 - 16.500	58	8,918,227	3.20	10.219	360	87.78	574
16.501 - 17.000	25	4,139,667	1.49	10.741	367	89.53	572
17.001 - 17.500	15	1,824,120	0.66	11.146	358	84.86	581
17.501 - 18.000	8	936,111	0.34	11.744	357	93.51	573
18.001 - 18.500	3	249,096	0.09	12.231	358	100.00	580
18.501 - 19.000	1	61,678	0.02	11.990	356	79.99	539
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Non-Zero Minimum: 11.750%
Maximum: 18.990%
Non-Zero Weighted Average: 14.311%

S-A-30

Group 1 Mortgage Loans

Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	476	$61,364,645	22.04%	8.619%	360	78.41%	606
1.000	2	423,539	0.15	8.926	358	80.00	579
2.000	2	239,490	0.09	9.353	357	87.17	591
3.000	1,026	216,364,399	77.72	8.293	359	80.92	606
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Non-Zero Minimum: 1.000%
Maximum: 3.000%
Non-Zero Weighted Average: 2.995%
S-A-31

Group 1 Mortgage Loans

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	476	$61,364,645	22.04%	8.619%	360	78.41%	606
1.000	1,026	216,628,320	77.81	8.293	359	80.92	606
1.500	4	399,108	0.14	9.985	358	85.47	570
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Non-Zero Minimum: 1.000%
Maximum: 1.500%
Non-Zero Weighted Average: 1.001%

S-A-32

Group 1 Mortgage Loans

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	476	$61,364,645	22.04%	8.619%	360	78.41%	606
19	2	352,696	0.13	9.566	355	95.00	567
20	40	8,199,548	2.95	8.516	356	78.77	602
21	228	48,331,647	17.36	8.330	357	79.75	598
22	204	41,989,244	15.08	8.414	360	80.20	603
23	137	28,399,108	10.20	8.247	359	82.67	609
31	2	233,003	0.08	9.417	355	80.00	660
32	23	3,857,601	1.39	9.213	356	80.16	599
33	172	37,463,806	13.46	8.145	358	80.44	606
34	140	31,232,643	11.22	8.153	361	81.62	616
35	82	16,968,132	6.10	8.224	359	83.85	619
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Non-Zero Minimum: 19 months
Maximum: 35 months
Non-Zero Weighted Average: 27 months

S-A-33

Group 1 Mortgage Loans

Geographic Distribution of Mortgaged Properties

Geograhic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
California	171	$46,807,824	16.81%	7.738%	359	74.19%	608
Maryland	198	44,171,019	15.87	7.900	358	81.11	607
Florida	140	25,922,644	9.31	8.127	366	78.67	610
New York	60	18,178,467	6.53	8.394	368	76.37	606
Virginia	81	16,442,542	5.91	8.095	353	81.52	608
Georgia	83	12,514,063	4.50	9.235	353	85.37	605
Arizona	69	12,400,584	4.45	8.268	363	78.07	603
Ohio	107	11,132,966	4.00	9.259	361	90.45	606
Washington	35	6,959,599	2.50	8.255	356	80.76	592
New Jersey	24	5,877,327	2.11	8.795	367	80.12	610
Illinois	37	5,819,946	2.09	9.054	352	88.97	622
Oregon	26	4,778,072	1.72	8.308	360	77.55	609
Pennsylvania	43	4,400,435	1.58	8.775	350	82.77	600
Tennessee	35	4,312,402	1.55	9.012	359	88.96	609
Texas	41	4,193,551	1.51	9.072	345	87.69	624
Other	356	54,480,633	19.57	8.875	357	82.05	600
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Number of States/District of Columbia Represented: 47

S-A-34

Group 1 Mortgage Loans

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Primary	1,398	$258,622,130	92.90%	8.346%	359	80.66%	604
Investment	98	17,890,466	6.43	8.663	362	76.77	638
Second Home	10	1,879,478	0.68	8.431	357	74.08	665
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Single Family Residence	1,204	$213,751,155	76.78%	8.398%	359	80.46%	603
Planned Unit Development	160	33,590,015	12.07	8.193	358	83.04	613
2-4 Family	56	17,024,753	6.12	8.258	366	73.36	610
Condominium	86	14,026,151	5.04	8.432	353	81.15	626
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

S-A-35

Group 1 Mortgage Loans

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Refinance - Cashout	1,171	$232,271,563	83.43%	8.268%	359	79.12%	604
Purchase	253	32,145,951	11.55	9.085	357	87.06	618
Refinance - Rate Term	82	13,974,560	5.02	8.354	357	85.79	615
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Full Documentation	963	$157,857,204	56.70%	8.274%	357	83.04%	604
Stated Documentation	512	114,043,298	40.96	8.520	362	77.15	610
Limited Documentation	31	6,491,572	2.33	7.950	353	71.93	594
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

S-A-36

Group 1 Mortgage Loans

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
500 - 524	78	$11,967,816	4.30%	9.925%	354	70.85%	512
525 - 549	89	15,311,653	5.50	9.181	356	71.65	537
550 - 574	211	43,623,379	15.67	8.551	361	75.91	562
575 - 599	324	59,298,223	21.30	8.499	362	79.09	586
600 - 624	323	58,220,754	20.91	8.227	360	83.90	611
625 - 649	220	41,180,966	14.79	8.155	357	83.81	635
650 - 674	121	23,801,609	8.55	7.851	354	85.02	660
675 - 699	77	14,591,759	5.24	7.626	357	83.34	685
700 - 724	28	3,670,989	1.32	7.595	349	82.69	713
725 - 749	17	2,860,419	1.03	7.995	355	83.13	733
750 - 774	12	2,748,040	0.99	7.361	372	79.78	761
775 - 799	5	903,902	0.32	8.066	358	79.26	789
800 +	1	212,564	0.08	7.950	357	94.67	806
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Minimum: 500
Maximum: 806
Weighted Average: 606

S-A-37

Group 1 Mortgage Loans

Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	543	$103,505,503	37.18%	8.542%	356	81.94%	605
12	33	6,909,259	2.48	8.416	382	71.96	619
24	470	93,728,942	33.67	8.219	357	80.49	604
30	4	788,528	0.28	8.693	387	94.01	644
36	456	73,459,841	26.39	8.300	364	78.65	609
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

Non-Zero Minimum: 12 months
Maximum: 36 months
Non-Zero Weighted Average: 29 months

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1st Lien	1,372	$273,178,394	98.13%	8.300%	361	80.00%	606
2nd Lien	134	5,213,680	1.87	11.888	237	99.74	642
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

S-A-38

Group 1 Mortgage Loans

Interest Only Term

Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	1,228	$212,225,510	76.23%	8.573%	359	80.36%	599
60	278	66,166,564	23.77	7.705	358	80.39	629
Total/Weighted Average/ % of Mortgage Loan Pool:	1,506	$278,392,074	100.00%	8.367%	359	80.37%	606

S-A-39

Group 2 Mortgage Loans

Originator

Originator	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
SAXON	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

S-A-40

Group 1 Mortgage Loans

Product Type

Product Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed - 10 Year	2	$155,467	0.05%	7.392%	118	66.79%	745
Fixed - 15 Year	8	792,055	0.23	7.812	177	57.75	647
Fixed - 20 Year	5	539,494	0.16	7.542	237	73.88	690
Fixed - 25 Year	8	1,285,991	0.37	7.200	297	79.95	646
Fixed - 30 Year	177	31,303,272	9.11	8.078	357	76.38	636
Fixed - 40 Year	36	10,339,614	3.01	7.822	477	78.85	640
Balloon - 15/30	8	386,207	0.11	11.652	174	100.00	642
Balloon - 20/30	77	5,529,101	1.61	11.883	238	99.61	652
Balloon - 30/40	15	2,639,954	0.77	8.107	357	83.57	638
Balloon - 30/50	17	4,365,584	1.27	8.141	357	75.98	620
ARM - 2 Year/6 Month Balloon 30/40	193	40,343,595	11.74	8.489	358	79.56	592
ARM - 2 Year/6 Month Balloon 30/50	136	33,667,300	9.79	8.485	358	81.06	585
ARM - 3 Year/6 Month Balloon 30/40	128	34,736,919	10.10	8.035	358	80.89	603
ARM - 3 Year/6 Month Balloon 30/50	88	19,769,234	5.75	8.016	358	80.02	594
ARM - 5 Year/6 Month Balloon 30/50	2	300,463	0.09	10.087	358	96.56	609
ARM - 2 Year/6 Month	297	52,313,202	15.22	8.622	358	78.72	600
ARM - 3 Year/6 Month	251	43,300,486	12.60	8.742	358	79.21	593
ARM - 5 Year/6 Month	2	395,833	0.12	8.229	355	43.04	592
ARM - 2 Year/6 Month - 40 Years	7	2,314,190	0.67	8.761	477	80.66	593
ARM - 3 Year/6 Month - 40 Years	9	2,036,101	0.59	8.813	478	78.67	568
Interest Only Fixed - 20 Year - 60 mo. IO term	1	104,650	0.03	6.999	237	65.00	617
Interest Only Fixed - 30 Year - 60 mo. IO term	20	6,100,369	1.77	7.409	357	75.50	642
Interest Only ARM - 2 Year/6 Month - 60 mo. IO term	75	27,093,760	7.88	8.165	358	85.24	640
Interest Only ARM - 3 Year/6 Month - 60 mo. IO term	63	23,373,763	6.80	7.594	357	80.58	638
Interest Only ARM - 5 Year/6 Month - 60 mo. IO term	3	593,049	0.17	7.714	359	83.81	652
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

S-A-41

Group 2 Mortgage Loans

Range of Gross Interest Rates

Range of Gross Interest Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
5.000 - 5.999	4	$1,386,202	0.40%	5.792%	358	82.12%	696
6.000 - 6.999	177	47,412,381	13.79	6.732	362	76.04	645
7.000 - 7.999	402	105,638,802	30.73	7.584	361	78.08	623
8.000 - 8.999	459	103,748,549	30.18	8.509	364	80.71	599
9.000 - 9.999	308	53,357,602	15.52	9.496	360	81.66	581
10.000 - 10.999	146	21,194,586	6.17	10.458	352	85.27	576
11.000 - 11.999	81	7,394,763	2.15	11.530	316	90.93	601
12.000 - 12.999	39	3,029,075	0.88	12.344	283	95.37	617
13.000 - 13.999	11	562,702	0.16	13.489	242	100.00	587
14.000 - 14.999	1	54,990	0.02	14.100	239	100.00	582
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: 5.750%
Maximum: 14.100%
Weighted Average: 8.350%

S-A-42

Group 2 Mortgage Loans

Range of Cut-off Date Principal Balances

Range of Cut-off Date Principal Balances ($)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1 - 25,000	5	$96,519	0.03%	12.830%	254	100.00%	634
25,001 - 50,000	42	1,734,822	0.50	11.367	282	88.05	628
50,001 - 75,000	142	8,864,606	2.58	9.923	335	80.01	602
75,001 - 100,000	195	17,186,686	5.00	9.267	344	79.24	600
100,001 - 125,000	172	19,248,477	5.60	9.073	350	79.37	598
125,001 - 150,000	146	20,065,751	5.84	8.692	357	80.51	601
150,001 - 175,000	154	25,095,116	7.30	8.704	361	79.55	595
175,001 - 200,000	144	27,031,826	7.86	8.246	360	79.02	602
200,001 - 225,000	104	22,234,441	6.47	8.377	356	78.74	604
225,001 - 250,000	70	16,768,081	4.88	8.106	364	79.43	601
250,001 - 275,000	63	16,513,600	4.80	8.287	365	81.18	605
275,001 - 300,000	52	15,029,681	4.37	8.088	359	81.39	611
300,001 - 325,000	36	11,265,047	3.28	8.156	361	80.66	603
325,001 - 350,000	33	11,149,774	3.24	8.163	358	83.17	624
350,001 - 375,000	29	10,485,638	3.05	7.812	357	79.61	614
375,001 - 400,000	23	8,891,950	2.59	7.890	358	81.67	634
400,001 - 425,000	28	11,640,168	3.39	8.207	362	76.77	597
425,001 - 450,000	37	16,287,141	4.74	7.891	364	80.66	621
450,001 - 475,000	31	14,342,647	4.17	7.956	369	85.10	617
475,001 - 500,000	35	17,096,321	4.97	8.140	361	80.34	624
500,001 - 750,000	79	45,548,872	13.25	7.857	367	80.45	622
750,001 - 1,000,000	8	7,202,489	2.10	8.503	390	70.80	620
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: $15,484
Maximum: $998,999
Average: $211,167

S-A-43

Group 2 Mortgage Loans

Stated Original Term

Stated Original Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
120	2	$155,467	0.05%	7.392%	118	66.79%	745
180	16	1,178,262	0.34	9.070	176	71.60	645
240	83	6,173,244	1.80	11.421	238	96.77	655
300	8	1,285,991	0.37	7.200	297	79.95	646
360	1,467	320,296,783	93.17	8.304	358	79.84	608
480	52	14,689,905	4.27	8.107	477	79.11	622
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: 120 months
Maximum: 480 months
Weighted Average: 362 months

S-A-44

Group 2 Mortgage Loans

Range of Stated Remaining Terms

Range of Stated Remaining Terms (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
109 - 120	2	$155,467	0.05%	7.392%	118	66.79%	745
169 - 180	16	1,178,262	0.34	9.070	176	71.60	645
217 - 228	2	79,925	0.02	11.358	223	100.00	613
229 - 240	81	6,093,319	1.77	11.422	238	96.73	655
289 - 300	8	1,285,991	0.37	7.200	297	79.95	646
337 - 348	1	90,795	0.03	8.875	345	80.00	519
349 - 360	1,466	320,205,988	93.14	8.304	358	79.84	608
469 - 480	52	14,689,905	4.27	8.107	477	79.11	622
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: 117 months
Maximum: 479 months
Weighted Average: 360 months

S-A-45

Group 2 Mortgage Loans

Range of Combined Original LTV Ratios(1)

Range of Combined Original LTV Ratios (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
15.01 - 20.00	2	$144,912	0.04%	8.017%	358	18.11%	610
20.01 - 25.00	3	228,539	0.07	8.797	357	21.92	601
25.01 - 30.00	7	697,678	0.20	8.932	327	28.87	567
30.01 - 35.00	5	376,442	0.11	8.324	374	32.38	557
35.01 - 40.00	5	1,354,810	0.39	8.869	357	36.92	566
40.01 - 45.00	12	2,370,295	0.69	7.959	365	43.29	562
45.01 - 50.00	30	5,545,580	1.61	8.221	353	48.08	607
50.01 - 55.00	36	7,180,853	2.09	8.336	358	52.50	580
55.01 - 60.00	49	8,784,641	2.56	8.086	364	57.91	596
60.01 - 65.00	66	16,271,964	4.73	7.939	361	63.19	601
65.01 - 70.00	91	19,561,545	5.69	8.217	358	68.61	595
70.01 - 75.00	140	30,804,184	8.96	7.904	361	73.81	598
75.01 - 80.00	450	98,262,568	28.58	8.025	364	79.60	616
80.01 - 85.00	213	45,416,071	13.21	8.308	362	84.23	599
85.01 - 90.00	280	67,084,046	19.51	8.501	363	89.56	613
90.01 - 95.00	61	16,482,725	4.79	8.429	356	94.91	622
95.01 - 100.00	178	23,212,799	6.75	10.434	330	99.94	639
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: 17.18%
Maximum: 100.00%
Weighted Average: 80.08%

(1)
The Combined Original Loan-to-Value ratio of a mortgage loan is equal to the ratio (expressed as a percentage) of the original stated principal balance of the mortgage loan plus, in the case of a second lien mortgage loan, any senior lien balances and the fair market value of the mortgaged premises at the time of origination. The fair market value is the lower of (i) the purchase price and (ii) the appraised value in the case of purchases and is the appraised value in all other cases.

S-A-46

Group 2 Mortgage Loans

Range of Gross Margins

Range of Gross Margins (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	374	$63,541,757	18.48%	8.301%	360	78.91%	638
4.001 - 4.500	25	6,365,848	1.85	8.596	363	83.33	614
4.501 - 5.000	6	1,974,904	0.57	7.094	357	67.81	657
5.001 - 5.500	166	43,609,082	12.69	8.065	362	75.58	588
5.501 - 6.000	287	56,734,401	16.50	7.893	358	73.14	605
6.001 - 6.500	491	108,615,611	31.59	8.370	360	81.41	600
6.501 - 7.000	219	51,481,810	14.98	8.957	359	89.90	618
7.001 - 7.500	31	5,750,675	1.67	9.070	356	85.02	603
7.501 - 8.000	14	2,674,190	0.78	9.199	363	78.13	564
8.001 - 8.500	9	1,983,304	0.58	9.080	356	73.37	588
8.501 - 9.000	5	955,122	0.28	9.164	355	85.25	583
9.501 - 10.000	1	92,946	0.03	11.990	358	100.00	588
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: 4.500%
Maximum: 9.990%
Weighted Average: 6.161%

S-A-47

Group 2 Mortgage Loans

Range of Minimum Mortgage Rates

Range of Minimum Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	374	$63,541,757	18.48%	8.301%	360	78.91%	638
5.000 or less	27	6,910,452	2.01	8.515	362	82.94	616
5.001 - 5.500	153	40,962,816	11.92	8.004	362	75.40	588
5.501 - 6.000	235	48,427,703	14.09	7.760	358	72.39	606
6.001 - 6.500	405	93,642,227	27.24	8.361	360	81.36	599
6.501 - 7.000	179	44,435,704	12.93	8.830	359	89.89	619
7.001 - 7.500	28	6,102,058	1.77	7.909	357	81.65	625
7.501 - 8.000	45	11,325,689	3.29	8.150	358	81.69	618
8.001 - 8.500	32	6,090,754	1.77	8.402	360	81.53	602
8.501 - 9.000	48	8,509,503	2.48	8.921	360	81.15	592
9.001 - 9.500	26	4,632,466	1.35	9.358	357	75.50	581
9.501 - 10.000	42	5,488,162	1.60	9.860	360	83.64	591
10.001 - 10.500	15	1,504,462	0.44	10.326	357	85.07	613
10.501 - 11.000	10	1,213,827	0.35	10.892	356	83.16	586
11.001 - 11.500	6	561,581	0.16	11.270	355	87.20	595
11.501 - 12.000	3	430,489	0.13	11.909	400	84.31	548
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Non-Zero Minimum: 4.500%
Maximum: 11.990%
Non-Zero Weighted Average: 6.499%

S-A-48

Group 2 Mortgage Loans

Range of Maximum Mortgage Rates

Range of Maximum Mortgage Rates (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	374	$63,541,757	18.48%	8.301%	360	78.91%	638
12.500 or less	30	9,150,727	2.66	6.271	358	77.02	650
12.501 - 13.000	82	24,309,786	7.07	6.809	358	77.90	633
13.001 - 13.500	118	32,210,361	9.37	7.298	358	78.21	621
13.501 - 14.000	193	53,211,096	15.48	7.797	361	78.40	620
14.001 - 14.500	178	42,604,194	12.39	8.278	358	81.52	598
14.501 - 15.000	199	44,364,452	12.90	8.743	362	81.86	586
15.001 - 15.500	132	24,829,912	7.22	9.187	360	78.53	582
15.501 - 16.000	147	23,950,719	6.97	9.691	361	83.42	581
16.001 - 16.500	71	10,410,603	3.03	10.134	358	85.20	568
16.501 - 17.000	61	9,934,602	2.89	10.501	359	85.72	583
17.001 - 17.500	21	2,481,067	0.72	11.002	357	82.80	572
17.501 - 18.000	16	1,950,252	0.57	11.610	358	84.56	565
18.001 - 18.500	5	676,415	0.20	11.643	356	75.40	550
18.501 - 19.000	1	153,710	0.04	11.990	477	79.97	500
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Non-Zero Minimum: 11.750%
Maximum: 18.990%
Non-Zero Weighted Average: 14.409%

S-A-49

Group 2 Mortgage Loans

Initial Periodic Cap

Initial Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	374	$63,541,757	18.48%	8.301%	360	78.91%	638
1.000	7	1,442,679	0.42	8.765	357	67.20	630
1.500	2	365,956	0.11	8.142	349	79.14	545
2.000	7	1,297,689	0.38	8.724	356	93.74	618
3.000	1,238	277,131,571	80.61	8.358	360	80.35	603
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Non-Zero Minimum: 1.000%
Maximum: 3.000%
Non-Zero Weighted Average: 2.983%

S-A-50

Group 2 Mortgage Loans

Subsequent Periodic Cap

Subsequent Periodic Cap (%)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	374	$63,541,757	18.48%	8.301%	360	78.91%	638
1.000	1,246	279,128,030	81.19	8.354	360	80.34	603
1.500	8	1,109,864	0.32	10.043	370	79.71	540
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Non-Zero Minimum: 1.000%
Maximum: 1.500%
Non-Zero Weighted Average: 1.002%

S-A-51

Group 2 Mortgage Loans

Months to Next Rate Adjustment

Months to Next Rate Adjustment	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Fixed Rate Loans	374	$63,541,757	18.48%	8.301%	360	78.91%	638
9	1	90,795	0.03	8.875	345	80.00	519
14	1	275,162	0.08	7.900	350	78.86	554
15	5	759,940	0.22	9.782	351	96.38	643
16	1	197,716	0.06	9.675	352	90.00	645
17	4	1,106,918	0.32	8.474	353	88.96	613
18	2	659,752	0.19	7.672	354	97.60	650
19	7	1,741,457	0.51	8.642	355	70.55	593
20	32	8,643,980	2.51	8.424	358	82.77	604
21	202	44,249,063	12.87	8.610	360	80.47	601
22	244	55,706,286	16.20	8.422	360	80.19	603
23	209	42,300,978	12.30	8.413	359	80.48	598
27	2	623,000	0.18	7.621	351	84.12	628
29	1	94,562	0.03	8.650	353	95.00	567
30	1	219,282	0.06	9.840	354	80.00	559
31	18	3,789,033	1.10	8.553	355	81.63	627
32	51	12,029,052	3.50	8.457	356	78.44	610
33	138	29,815,465	8.67	8.293	358	81.36	602
34	169	38,396,195	11.17	8.024	360	79.27	603
35	159	38,249,916	11.13	8.218	362	80.11	603
55	1	209,371	0.06	8.700	355	49.65	607
56	1	186,462	0.05	7.700	356	35.62	575
57	1	196,971	0.06	10.500	357	100.00	625
58	1	131,999	0.04	7.850	358	80.00	660
59	3	564,542	0.16	7.972	359	85.84	636
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Non-Zero Minimum: 9 months
Maximum: 59 months
Non-Zero Weighted Average: 27 months

S-A-52

Group 2 Mortgage Loans

Geographic Distribution of Mortgaged Properties

Geograhic Distribution of Mortgaged Properties	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
California	159	$54,107,739	15.74%	8.026%	362	79.61%	619
Maryland	175	48,038,434	13.97	8.138	361	79.21	595
Florida	204	35,906,219	10.44	8.442	358	79.32	608
Virginia	107	26,712,814	7.77	8.105	357	78.94	616
New York	74	24,572,754	7.15	7.960	358	79.20	618
Arizona	79	13,878,233	4.04	8.523	358	80.28	599
Georgia	62	11,305,731	3.29	8.690	355	86.05	607
Ohio	88	10,717,987	3.12	9.050	359	86.46	607
New Jersey	37	10,360,513	3.01	8.476	357	78.14	605
Washington	40	8,250,695	2.40	8.159	355	78.07	606
Pennsylvania	49	8,206,664	2.39	8.716	361	80.23	594
Texas	57	7,357,930	2.14	9.106	380	82.23	595
Nevada	26	6,923,798	2.01	8.227	357	79.10	636
Illinois	28	6,755,033	1.96	8.559	365	83.15	609
Wisconsin	45	5,668,962	1.65	9.218	358	82.41	601
Other	398	65,016,146	18.91	8.551	359	80.06	612
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Number of States/District of Columbia Represented: 46

S-A-53

Group 2 Mortgage Loans

Occupancy

Occupancy	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Primary	1,511	$324,872,958	94.50%	8.313%	360	80.10%	608
Investment	109	17,740,045	5.16	8.936	360	80.35	637
Second Home	8	1,166,649	0.34	9.863	358	68.85	573
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Property Type

Property Type	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Single Family Residence	1,290	$261,385,155	76.03%	8.352%	359	79.92%	609
Planned Unit Development	216	56,145,510	16.33	8.360	362	81.93	609
2-4 Family	65	15,753,326	4.58	8.188	353	75.87	624
Condominium	56	10,399,674	3.03	8.492	363	80.41	597
Manufactured Housing	1	95,987	0.03	8.050	359	80.00	593
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

S-A-54

Group 2 Mortgage Loans

Loan Purpose

Loan Purpose	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Refinance - Cashout	1,129	$249,008,419	72.43%	8.250%	361	77.66%	602
Purchase	428	81,120,689	23.60	8.734	353	87.50	630
Refinance - Rate Term	71	13,650,544	3.97	7.902	372	80.05	627
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Documentation Level

Documentation Level	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
Full Documentation	1,163	$221,324,884	64.38%	8.253%	359	80.69%	599
Stated Documentation	437	113,649,492	33.06	8.563	357	78.98	629
Limited Documentation	28	8,805,275	2.56	8.047	402	78.77	623
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

S-A-55

Group 2 Mortgage Loans

Range of Credit Scores

Range of Credit Scores	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
NA	6	$735,562	0.21%	9.479%	358	68.77%	N/A
Below 500	3	323,867	0.09	11.318	358	58.94	492
500 - 524	90	14,465,438	4.21	9.729	360	71.09	512
525 - 549	165	31,652,156	9.21	9.069	360	74.42	537
550 - 574	212	41,116,535	11.96	8.708	361	79.46	561
575 - 599	264	56,341,498	16.39	8.495	363	80.04	585
600 - 624	307	66,782,890	19.43	8.202	357	80.89	611
625 - 649	280	61,578,800	17.91	7.965	361	82.80	637
650 - 674	155	38,734,181	11.27	7.877	363	81.46	661
675 - 699	78	16,484,769	4.80	8.000	355	84.01	685
700 - 724	25	5,758,953	1.68	7.866	341	83.46	713
725 - 749	24	5,395,144	1.57	7.526	357	81.13	738
750 - 774	12	2,754,009	0.80	7.862	349	80.71	756
775 - 799	5	1,356,906	0.39	7.787	346	71.82	784
800 +	2	298,944	0.09	7.094	327	61.87	814
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Minimum: 490
Maximum: 816
Weighted Average: 609

S-A-56

Group 2 Mortgage Loans

Prepayment Penalty Term

Prepayment Penalty Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	488	$118,848,962	34.57%	8.343%	359	80.74%	605
12	43	11,803,622	3.43	8.469	358	78.42	620
24	580	116,728,604	33.95	8.458	356	80.59	603
36	516	96,309,230	28.01	8.212	364	78.82	620
60	1	89,234	0.03	8.950	358	85.00	541
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

Non-Zero Minimum: 12 months
Maximum: 60 months
Non-Zero Weighted Average: 29 months

Lien Position

Lien Position	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
1st Lien	1,528	$336,984,620	98.02%	8.279%	362	79.68%	609
2nd Lien	100	6,795,032	1.98	11.894	248	99.66	649
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

S-A-57

Group 2 Mortgage Loans

Interest Only Term

Interest Only Term (months)	Number of Mortgage Loans	Aggregate Cut-off Date Principal Balance ($)	% of Mortgage Pool by Aggregate Cut-off Date Principal Balance	Weighted Average Gross Interest Rate (%)	Weighted Average Remaining Term (months)	Weighted Average Combined Original LTV (%)	Weighted Average FICO Score
0	1,466	$286,514,061	83.34%	8.451%	360	79.64%	603
60	162	57,265,591	16.66	7.844	357	82.25	639
Total/Weighted Average/ % of Mortgage Loan Pool:	1,628	$343,779,652	100.00%	8.350%	360	80.08%	609

S-A-58

Prospectus

SAXON ASSET SECURITIES COMPANY
(Depositor)

MORTGAGE LOAN ASSET BACKED CERTIFICATES
MORTGAGE LOAN ASSET BACKED NOTES
(Issuable in series by separate trusts)

Each series of securities:

•	will consist of one or more classes of mortgage pass through certificates or mortgaged-backed notes representing

•	will receive principal and interest from payments collected on the assets of the related trust.

•	will represent obligations of the issuing entity only and will not represent interests in or obligations of any sponsor, the depositor or any of their affiliates or any other party.

The assets of each trust:

•	will be mortgage loans or mortgage backed securities sold to the trust by Saxon Asset Securities Company and various forms of credit enhancement of the types described in this prospectus; and

•	in the case of mortgage loans, will be serviced by one or more entities identified in the related prospectus supplement.

Mortgage loans included in any trust will be secured by first or second liens on:

•	one- to four-family residential properties,

•	condominium units,

•	manufactured housing, or

•	units in planned unit developments.

You should carefully consider the risk factors beginning on page 3 of this prospectus and under “Risk Factors” in the accompanying prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is April 26, 2006.

IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
PROSPECTUS AND THE PROSPECTUS SUPPLEMENT

We tell you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to your particular series of securities, and (2) the accompanying prospectus supplement, which will describe the specific terms of your securities, including:

•	the principal balance and interest rate of each class,

•	the timing and priority of interest and principal payments,

•	statistical and other information about the mortgage assets,

•	information about credit enhancement, if any, for each class,

•	the ratings for each class, and

•	the method for selling the securities.

The information presented in this prospectus is intended to enhance the more specific terms of the accompanying prospectus supplement. If the specific terms of a particular series of securities vary between this prospectus and the prospectus supplement, you should rely on the information in the prospectus supplement.

You should rely only on the information provided in this prospectus and the accompanying prospectus supplement, including the information incorporated by reference. No one has been authorized to provide you with different information. The securities are not being offered in any state where the offer is not permitted. Saxon Assets Securities Company does not claim the accuracy of the information in this prospectus or the accompanying prospectus supplement as of any date other than the dates stated on their respective covers.

Cross-references are included in this prospectus and in the accompanying prospectus supplement to captions in these materials where you can find further related discussions.

RISK FACTORS

Prospective investors should consider the following factors, as well as the factors identified under “Risk Factors” in the related prospectus supplement, in connection with a purchase of the securities of any series.

The mortgage loan underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans
All or a portion of the mortgage assets may consist of mortgage loans underwritten in accordance with underwriting standards that do not comply with Fannie Mae or Freddie Mac guidelines. These types of mortgage loans are referred to as “subprime,” “nonprime” or “non-conforming” mortgage loans. Whereas “prime” loans are typically made to borrowers who have a strong credit history and can demonstrate a capacity to repay their loans, subprime loans are typically made to borrowers who are perceived as deficient in either or both of these respects. The borrowers may have imperfect credit histories, ranging from minor delinquencies to bankruptcy, or relatively high ratios of monthly mortgage payments to income or relatively high ratios of total monthly credit payments to income. While lenders consider a borrower’s credit history when determining whether a loan is other than prime, they also consider the mortgage loan characteristic, such as loan-to-value ratio, or attributes of the property that may cause a loan to carry elevated risk.

Compared with prime loans, subprime loans typically have higher loan-to-value ratios, reflecting the greater difficulty that subprime borrowers have in making down payments and the propensity of these borrowers to extract equity during financing. Historically, subprime borrowers pay higher rates of interest, go into delinquency more often and have their properties foreclosed at a higher rate than either prime borrowers or borrowers of mortgage loans originated in accordance with Fannie Mae or Freddie Mac guidelines. A significant portion of the mortgage loans in the trust may have been classified in these relatively low (i.e., relatively higher risk) credit categories.

Rising unemployment, higher interest rates, or a decline in housing prices generally or in certain regions of the United States may have a greater effect on the delinquency, foreclosure, bankruptcy and loss experience of subprime mortgage loans and other mortgage loans of relatively low credit quality than on mortgage loans originated under stricter guidelines. We cannot assure you that the values of the mortgaged properties have remained or will remain at levels in effect on the dates of origination of the related mortgage loans. These risks are magnified with respect to adjustable payment mortgage loans, interest-only mortgage loans, loans with balloon payments and loans that provide for negative amortization.

See “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” for a discussion of risks related to economic conditions generally and adjustable payment mortgage loans.

Consequently, mortgage loans originated according to underwriting guidelines that are not as strict as Fannie Mae or Freddie Mac guidelines may be likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans underwritten in accordance with higher standards.

See “Origination of Mortgage Loans” in this prospectus and see the related prospectus supplement for a description of the underwriting guidelines applied in originating the related mortgage loans.

Mortgage loans may be delinquent, resulting in greater defaults, prepayments and losses
As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower. These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses
A portion of the mortgage assets may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a specified period of several years following the origination of the mortgage loan. Following the interest-only period, the monthly payment with respect to each of these mortgage loans will change, and most likely increase, to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the related mortgage interest rate.

The presence of these mortgage assets will, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust fund. The extension of weighted average lives could result in a lower yield on securities purchased at a discount than would be the case if these mortgage loans provided for payment of principal and interest on every payment date. In addition, a borrower may view the absence of any obligation to make a payment of principal during the interest-only period of the term of a mortgage loan as a disincentive to prepayment.

If a recalculated monthly payment as described above is substantially higher than a borrower’s previous interest-only monthly payment, that loan may be subject to an increased risk of delinquency and loss.

See also “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Mortgage loans secured by junior liens may experience higher rates of delinquencies and losses
All or a portion of the mortgage assets included in a trust may be loans secured by second or more junior liens on residential properties. If a borrower defaults, there may be no, or an insufficient amount of, liquidation or other proceeds to satisfy a second or more junior lien after satisfaction of the senior lien and the payment of any liquidation expenses. Generally, the holder of a junior lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no junior liens or encumbrances survive such a foreclosure. In addition, due to the priority of the first mortgage, the holder of the junior lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property. Furthermore, any liquidation, insurance or condemnation proceeds received on the junior lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs. Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the junior lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks related to simultaneous second liens and other borrower debt
At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that will not be included in the trust. In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans. In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types. Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust. Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Mortgage loans with high original loan-to-value ratios may present a greater risk of loss
As specified in the related prospectus supplement, some of the mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%. Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios. If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, neither the applicable servicer nor the related master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders. In such event, holders of subordinate classes of securities may suffer losses.

The rate of delinquency on mortgage loans secured by non-owner occupied mortgage premises could be higher
A portion of the mortgage assets included in a trust may be secured by liens on mortgaged premises that are not owner-occupied. Mortgage loans secured by properties acquired by investors for the purpose of rental income or capital appreciation, or properties acquired as second homes, tend to have higher severities of default than properties that are regularly occupied by the related borrowers. In a default, real property investors who do not occupy the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Mortgage loans with balloon payment features may have a greater default risk
A portion of the mortgage assets included in a trust may be balloon loans that provide for the payment of the unamortized principal balance of the mortgage loans in a single payment at maturity. Balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the balloon loan, generally five, seven, 10 or 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than its term results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Because borrowers of balloon loans must make substantial single payments at maturity, the default risk associated with balloon loans may be greater than that associated with fully-amortizing mortgage loans. The ability of a borrower to repay a balloon loan at maturity frequently will depend upon the borrower’s ability to refinance the loan. Neither the depositor nor the trustee is obligated to obtain refinancing. Securityholders will bear any loss on a balloon loan resulting from a default caused by the borrower’s inability to obtain refinancing.

Mortgage loans that provide for negative amortization may have a greater default risk
If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.” Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate. Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin. However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term. Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note. Nevertheless, although each year’s recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the annual payment adjustment date, this index may continue to adjust up or down throughout the course of the year.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment. As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on an annual payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.

See “—Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities. If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities. In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement. Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Geographic concentration of mortgage loans may increase risk of loss
The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement. The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

• Weak economic conditions in those states, which may or may not affect real property values, may affect the ability of borrowers to repay their loans on time.

• Declines in the real estate market in those states may reduce the values of similar properties located in those states, which would result in an increase in the loan-to-value ratios of the related mortgage loans.

• Properties in California, Florida and the Gulf of Mexico coast, in particular, may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as hurricanes, as well as earthquakes, floods, wildfires, mudslides and other natural disasters.

• Predatory lending laws or other laws which tend to restrict the availability of credit in certain cities, counties or states may limit a borrower’s refinancing options and increase the chances of default and foreclosure.

Natural disasters affect regions of the United States from time to time, and may result in increased losses on mortgage loans in those regions, or in insurance payments that will constitute prepayments of principal of those mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Default risk on high balance mortgage loans
If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000. You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Mortgage loan interest rates may limit interest rates on the securities
The securities generally will have either fixed or variable interest rates. However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments. The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates. In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates. As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities. Some of these factors are described below.

• The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all. Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

• The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities. It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising. It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

• To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Maturity, Prepayment and Yield Considerations” in this prospectus and see the related prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans,

Changes in U.S. economic conditions may adversely affect the performance of the mortgage loans, particularly adjustable payment loans of various types
Recently, an increasingly large proportion of mortgage loans originated in the United States have been adjustable payment mortgage loans, including loans that have interest-only or negative amortization features. Mortgage loans that are referred to generally as adjustable payment or adjustable rate mortgage loans may include any of the following types of loans:

• mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring six months after origination of the related mortgage loan and adjustments occurring every six months thereafter; these loans may or may not have a low introductory interest rate;

• “hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index;

• “interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

• “negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

• “option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable payment mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable payment mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan. As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable payment mortgage loan products than if they used a standard amortizing fixed rate mortgage loan.

In addition, a substantial number of these adjustable payment mortgage loans have been originated in regions of the United States that have seen substantial real estate price appreciation over the past few years, such as California and major metropolitan areas in other states. Many borrowers in these markets have used adjustable payment mortgage loan products to purchase properties that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments. These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable payment mortgage loans will likely be exposed to increased monthly payments (1) when the mortgage interest rate adjusts upward from a low introductory rate to the rate computed in accordance with the applicable index and margin, (2) if interest rates rise significantly, (3) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (4) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable payment or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans). Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan. These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels. Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low. If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans. As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable payment mortgage loan products, or to offer these products at relatively low interest rates. A decline in real estate prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their property to permit them to refinance. In addition, if the recent rapid increase in real estate prices ceases or real estate prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans. These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable payment mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates. If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable payment mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt. This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending. It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values. These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above. As a consequence, defaults on adjustable payment mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities. Depending upon the type of security purchased and the price paid, the adverse yield effect could be substantial.

These risks are magnified with respect to mortgage loans made on the basis of relatively low credit standards.

See “—The mortgage loan underwriting standards are generally less stringent than those used by federal agencies, which may increase the risk of default on the mortgage loans” for a discussion of risks related to mortgage loans that are sometimes referred to as “subprime” or “non-conforming” or are otherwise originated in accordance with credit standards that do not conform to those of Fannie Mae or Freddie Mac.

Several types of adjustable payment mortgage loans discussed above, in particular “option ARMs” and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years. Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions. In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage loans with interest-only payments may experience higher rates of delinquencies and losses” and “—Mortgage loans that provide for negative amortization may have a greater default risk” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Unpredictability and effect of prepayments
The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement. These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the related seller and its affiliates, the servicer or servicers, as applicable, and any master servicer. In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans. In addition, the related seller or the party from which such seller acquired a particular mortgage loan may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

• If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

• If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and junior lien residential or commercial mortgage loans.

See “Maturity, Prepayment and Yield Considerations” in this prospectus and in the related prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Modification of mortgage loans may delay or reduce payments on securities
With respect to a mortgage loan on which a default has occurred or is imminent, the related servicer may enter into a forbearance or modification on agreement with the borrower. The terms of any forbearance or modification agreement may affect the amount and timing of payments on the mortgage loan and, consequently, the amount and timing of payments on one or more classes of the related series of securities. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate or interest rate of any related class of securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans.

Risks related to defaults or resignation of a master servicer or a servicer
If a master servicer or a servicer were to default in their obligations under the related master servicing or servicing agreement, the trustee or the related seller may attempt to terminate the defaulting party. However, certain aspects of the servicing of mortgage loans are subject to various interpretations of what actions are “accepted” or “market standard” practices, and the parties’ determination of what servicing actions are in the best interest for the securityholders may, at such times, be in disagreement between the trustee, the related sponsor and seller on the one hand, and the applicable master servicer or the applicable servicer, as applicable, on the other. As a consequence, if the trustee or the related seller attempts to terminate a defaulting master servicer or servicer, the master servicer or servicer may challenge that termination. While such a dispute is being resolved, the performance of the servicing function of the master servicer or servicer may continue to suffer and may adversely affect the mortgage loans.

If a master servicer or servicer were to become a debtor in a bankruptcy proceeding, it could seek to reject its obligations under the relevant agreements under the bankruptcy laws, thus forcing the trustee to appoint a successor servicer or master servicer.

If any master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the relevant governing agreement. These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer. If that approval was not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust. Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

Delinquencies may be higher due to servicing transfers
Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the pooling and servicing agreement or sale and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the related seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons. As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer. There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See the related prospectus supplement for a description of any servicing transfers.

Potential inadequacy of credit enhancement
If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, over-collateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses. If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments. You should consider that:

• if specified in the related prospectus supplement, if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any over-collateralization that has been created, the principal amount of your subordinate securities will be reduced proportionately with the principal amounts of the other subordinate securities of your class by the amount of that excess; and

• if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses. These payments will generally be made in order of seniority. We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization. If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty. If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate. Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization. In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities. This excess is referred to as “overcollateralization” and will be available to absorb losses. We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies. In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls. The following factors will affect the amount of excess interest that the related mortgage loans will generate:

• Prepayments. Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest. The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans. Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

• Defaults, Delinquencies and Liquidations. If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced. Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization. The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement. Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool. However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools. That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements. If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses. However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance. If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower-paid primary mortgage insurance policies. The existing borrower-paid primary mortgage insurance policies will to-value ratios of those covered mortgage loans to 80%.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately 80%.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions. In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower. As a result, coverage may be rescinded or denied on some mortgage loans. Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider. In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan. Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance — Primary Mortgage Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of creditworthiness of primary mortgage insurers on ratings of securities
If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above. However, these financial strength generally have the effect of reducing the original loan ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time. In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Credit Enhancement — Mortgage Pool Insurance Policies” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks related to any interest rate swap agreement
If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities. If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty. Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of creditworthiness of swap counterparty on ratings of securities
If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty. Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider. If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn. In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special risks for certain classes of securities
The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities. These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

• in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

• in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the related seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Bankruptcy or insolvency proceedings could delay or reduce payments on the Securities
Each transfer of a mortgage loan to the related seller, from such seller to the depositor and, in turn, to the related trust, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents. However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan. Such an attempt, even if unsuccessful, could result in delays in payments on the securities. If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity. In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Other federal and state laws provide priority to certain tax and other liens over the lien of a mortgage or deed of trust.

Violation of various federal, state and local laws may result in losses on the mortgage loans
Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of brokers and lenders. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:	• the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

• the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

• the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations. In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non- Conforming Loans” in this prospectus.

Risks related to predatory lending laws/high cost loans
Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans. Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower. This test may be highly subjective and open to interpretation. As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law. Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The related seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law. There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the related seller will represent that these mortgage loans are in compliance with applicable requirements. If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the related seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws. If the loans are found to have been originated in violation of predatory or abusive lending laws and the related seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Military action and terrorist attacks
The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time. Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans. Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events. In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act or similar state or local laws. The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Risks related to delay in receipt of liquidation proceeds; liquidation proceeds may be less than mortgage balance
Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans. Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders. If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Limited obligations
The assets of the trust are the sole source of payments on the related securities. The securities are not the obligations of any other entity. None of the sponsors, the related seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities. If credit enhancement is not available, holders of securities may suffer losses on their investments.

Limited ability to resell securities
The underwriter will not be required to assist in resales of the securities, although it may do so. A secondary market for any class of securities may not develop. If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Particular classes of securities may not constitute mortgage related securities under SMMEA, and some investors may be subject to legal restrictions that preclude their purchase of any such non-SMMEA securities. In addition, if so specified in the related prospectus supplement, transferability of some classes of securities to particular types of entities may be restricted.

Any restrictions on the purchase or transferability of the securities of a series may have a negative effect on the development of a secondary market for the securities.

Issuance of securities in book-entry form may reduce the liquidity of the securities
If so specified in the related prospectus supplement, a trust may issue securities of a series in book-entry form. Issuance of the securities in book-entry try form may reduce the liquidity of the securities in the secondary market because investors may be unwilling to purchase securities for which they cannot obtain physical certificates. In addition, because transfers of book-entry securities will, in most cases, be able to be effected only through persons or entities that participate in the book-entry system, your ability to pledge a book-entry securities to persons or entities that do not participate in the book-entry system, or otherwise to take actions with respect to a book-entry security, may be impaired because physical certificates representing the securities will generally not be available. You may experience some delay in receipt of distributions of interest on and principal of the book-entry securities because the trustee will forward distributions through book-entry system participants which thereafter will be required to credit those distributions to your accounts as a beneficial owner of the securities, whether directly or indirectly through financial intermediaries.

The ratings assigned to your securities by the rating agencies may be lowered or withdrawn at any time, which may affect the value of your securities and your ability to sell them
The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the related master servicer to service the loans. The ratings of the securities by the rating agencies:

• only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

• do not take into consideration any of the tax aspects associated with the securities;

• do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

• do not address the payment of any basis risk shortfalls with respect to the securities; and

• do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities. A rating may be changed or withdrawn at any time by the assigning rating agency

Securities not be a suitable investment
The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date. Because the mortgage loans in the trust may include a substantial proportion of loans as to which the borrowers have blemished credit histories (including prior bankruptcy proceedings) or loans whose future performance is difficult to predict, such as adjustable payment mortgage loans, interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities. An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks. In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

Any original issue discount must be included in income for tax purposes
Compound interest securities and some classes of securities that are entitled only to interest distributions will be, and particular classes of securities may be, issued with original issue discount for federal income tax purposes. The holder of a security issued with original issue discount must include original issue discount in ordinary gross income for federal income tax purposes as it accrues, in advance of receipt of the cash attributable to income.

DESCRIPTION OF THE SECURITIES

General

The asset-backed certificates (the “Certificates”) of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement (the “Agreement” for such Certificates). A series of Securities may also include asset-backed notes (the “Notes,” and together with the Certificates, the “Securities”) that will represent indebtedness of the related issuing entity and will be issued pursuant to an indenture (together with the related sale and servicing agreement, the “Agreement” for such Notes). In the case of a series of Notes, the issuing entity and the depositor will also enter into a sale and servicing agreement with the trustee and the issuing entity. The provisions of each Agreement will vary depending upon the nature of the Securities to be issued and the nature of the related trust. The following summaries describe the material provisions common to each series of Securities. The summaries do not purport to be complete and the specific terms of your series of securities will be described in the applicable prospectus supplement and the related Agreement. The material terms of the Agreement with respect to a series of Securities will be further described in the related prospectus supplement and a copy of the Agreement will be filed with the Securities and Exchange Commission on Form 8-K.

The Securities of a series will be entitled to payment only from the assets of the related trust. The Securities do not represent an interest in or obligation of the depositor, the related seller, any servicer, any master servicer, any trustee or any of their affiliates, except as described in this prospectus and specified in the related prospectus supplement. Neither the Securities nor the underlying mortgage assets will be guaranteed or insured by any governmental agency or instrumentality or by the depositor, the related seller, any servicer, any master servicer, any trustee or any of their affiliates, except as described in this prospectus and specified in the related prospectus supplement. To the extent that delinquent payments on or losses in respect of defaulted mortgage loans are not advanced by the applicable servicer or any other entity or paid from any applicable credit enhancement, those delinquencies may result in delays in the distribution of payments to the holders of one or more classes of Securities and those losses may be allocated to the holders of one or more classes of Securities.

The Securities of each series will be issued as fully registered securities in certificated or book-entry form in the authorized denominations for each class specified in the related prospectus supplement. The Securities of each series in certificated form may be transferred, subject to the limitations on transfer, if any, specified in the related agreement, or exchanged at the corporate trust office of the trustee without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith. If so specified in the prospectus supplement for a series, distributions of principal and interest on each Security in certificated form will be made on each distribution date by or on behalf of the trustee by check mailed to each holder of a Security at the address of the holder appearing on the books and records of the trust or by wire transfer of immediately available funds upon timely request to the trustee in writing by any holder of a Security having an initial principal amount of at least $1,000,000 or any other amount specified in the related prospectus supplement; provided, however, that the final distribution in retirement of a Security of a series in certificated form will be made only upon presentation and surrender of the Security at the 33 corporate trust office of the trustee. Distributions of principal and of interest on each class of Securities in book-entry form will be made as set forth below.

Classes of Securities

Each series of Securities will be issued in one or more classes as specified in the related prospectus supplement. The Securities of any class of any series:

•	may be entitled to receive:

•	only principal, only interest (or other specified collections) or any combination thereof,

•	prepayments of principal throughout the life of the Securities or only during specified periods,

•	amounts only after the occurrence of specified events, or in accordance with a specified schedule or formula or on the basis of distributions on specified portions of the mortgage assets,

•	may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the series, and

•	which are interest bearing Securities may be entitled to receive:

•	interest at a rate, which may be fixed, variable or adjustable and may differ from the rate at which other classes of Securities of the series are entitled to receive interest, and

•	distributions only after the occurrence of specified events and may accrue interest until such events occur, in each case as specified in the related prospectus supplement.

REGISTRATION OF THE OFFERED SECURITIES

Book-Entry Registration

The prospectus supplement for a series may specify that the Securities of that series initially will be represented by one or more book-entry certificates or notes, as the case may be, which are expected to be registered in the name Cede & Co., the nominee of The Depository Trust Company. Unless and until the Securities are issued in fully registered, certificated form, no beneficial owner of a book-entry certificate will be entitled to receive a physical certificate representing a Certificate or a Note. All references in this prospectus to actions by securityholders refer to actions taken by DTC or its nominee, as the case may be, upon instructions from the participants in the DTC system, and all references in this prospectus to payments, notices, reports and statements to securityholders refer to participants, notices, reports and statements to DTC or its nominee, as the case may be, as the registered holder of the securities, for distribution to securityholders in accordance with DTC’s procedures. The beneficial owners of the Securities will not be recognized by the trustee as “Certificateholders” or “Noteholders” as those terms are used in the related agreement, and the beneficial owners of the Securities will be permitted to exercise the rights of securityholders only indirectly through DTC and its participating organizations. The beneficial owners of the Securities may hold Securities in Europe through Clearstream or Euroclear, which in turn will hold through DTC, if they participate in DTC, or indirectly through organizations participating in DTC. See “— Clearstream and Euroclear” in this prospectus for a further discussion of Clearstream and the Euroclear system.

The Depository Trust Company

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered under the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC holds securities for its participating organizations and facilitates the clearance and settlement among those organizations of securities transactions, such as transfers and pledges, in deposited securities through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. The organizations that participate in DTC include securities brokers and dealers, who may include the underwriters of the Securities, banks, trust companies, clearing corporations and other organizations. Indirect access to the DTC system is also available to others such as securities brokers and dealers, banks and trust companies that clear through or maintain a custodial relationship with an organization participating in DTC, either directly or indirectly. Transfers between organizations participating in DTC will occur in accordance with DTC rules. The rules applicable to DTC and its participating organizations are on file with the Securities and Exchange Commission.

Clearstream and Euroclear will hold omnibus positions on behalf of their respective participating organizations through customers’ securities accounts in the name of Clearstream and Euroclear on the books of their respective depositaries. The depositaries will in turn hold those positions in customers’ securities accounts in the depositaries’ names on the books of DTC. Transfers between organizations participating in Clearstream and organizations participating in the Euroclear system will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC in the United States, on the one hand, and directly or indirectly through organizations participating in Clearstream or the Euroclear system, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its depositary; however, these cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines. The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to its depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Organizations participating in Clearstream or the Euroclear system may not deliver instructions directly to the Clearstream or Euroclear depositaries.

Because of time zone differences, credits or securities in Clearstream or Euroclear as a result of a transaction with an organization participating in DTC will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and these credits or any transactions in these securities settled during this processing will be reported to the relevant organization participating in Clearstream or the Euroclear system on that business day. Cash received in Clearstream or the Euroclear system as a result of sales of securities by or through an organization participating in Clearstream or the Euroclear system to an organization participating in DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

Purchases of Securities under the DTC system must be made by or through an organization participating in DTC, which organization will receive a credit for the Securities on DTC’s records. The ownership interests of the beneficial owners of the Securities are in turn to be recorded on the records of that organization or, in the case of a purchase made indirectly through an organization participating in DTC, on the records of the indirect participant. The beneficial owners of the Securities will not receive written confirmation from DTC of their purchase, but they are expected to receive written confirmations providing details of the transaction, as well as periodic statements of their holdings, from the organization through which they entered into the transaction. Transfers of ownership interests in the Securities are to be accomplished by entries made on the books of organizations participating in DTC acting on behalf of the beneficial owners of the Securities.

To facilitate subsequent transfers, all Securities deposited with DTC by its participating organizations are registered in the name of Cede. The deposit of Securities with DTC and their registration in the name of Cede effects no change in beneficial ownership. DTC has no knowledge of the identity of the beneficial owners of the Securities. DTC’s records reflect only the identity of the organizations participating in DTC to whose accounts the Securities are credited, which may or may not be the beneficial owners of the Securities. Those organizations will remain responsible for keeping account of their holdings on behalf of their customers.

Because DTC can only act on behalf of its participating organizations, who in turn act on behalf of organizations participating indirectly in DTC and certain banks, the ability of the beneficial owners of the Securities to pledge those securities to persons or entities that do not participate in the DTC system, or otherwise take action in respect of the Securities, may be limited due to lack of a physical certificate for the Securities.

Conveyance of notices and other communications by DTC to its participating organizations, by those organizations to indirect participants in DTC, and by direct or indirect participants in DTC to the beneficial owners of the Securities will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time. Neither DTC nor Cede will consent r vote with respect to the Securities. Under its usual procedures, DTC mails an omnibus proxy to the issuing entity as soon as possible after the record date, which assigns Cede’s consenting or voting rights to those organizations participating in DTC to whose accounts the Securities are credited on the record date as identified in a listing attached to the omnibus proxy. Principal and interest payments on the Securities will be made to DTC. DTC’s practice is to credit the accounts of its participating organizations on the distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on the distribution date. Payments by organizations participating in DTC to the beneficial owners of the Securities will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in street name, and will be the responsibility of those organizations and not of DTC, the trustee or Saxon Asset Securities Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of principal and interest to DTC is the responsibility of the trustee, as applicable, disbursement of those payments to organizations participating in DTC is the responsibility of DTC, and disbursement of those payments to the beneficial owners of the Securities is the responsibility of those organizations or indirect participants in DTC. Accordingly, the beneficial owners of the Securities may experience some delay in their receipt of principal and interest payments.

The information in this section concerning DTC and DTC’s book-entry system has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Clearstream and Euroclear

Clearstream Banking Luxembourg is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations and facilitates the clearance and settlement of securities transactions between those organizations through electronic book-entry changes in their accounts. The electronic book-entry system eliminates the need for physical movement of securities. Transactions may be settled by Clearstream in any of 36 currencies, including United States dollars. Clearstream provides to its participating organizations services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing. Clearstream interfaces with domestic markets in several countries. As a registered bank in Luxembourg, Clearstream is subject to regulation by the Commission de Surveillance du Secteur Financier. Organizations participating in Clearstream are world-wide financial institutions, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and other organizations and may include the underwriters of the Securities. Indirect access to Clearstream is also available to others, including banks, brokers, dealers and trust companies, that clear through or maintain a custodial relationship with an organization participating in Clearstream, either directly or indirectly. Clearstream has established an electronic bridge with Morgan Guaranty Trust Company of New York, as operator of the Euroclear system, in Brussels, Belgium to facilitate settlement of trades between Clearstream and Euroclear.

The Euroclear system was created in 1968 to hold securities for organizations participating in the Euroclear system and to clear and settle transactions between those organizations through simultaneous electronic book-entry delivery against payment. The electronic book-entry system eliminates the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash. Transactions may be settled through the Euroclear system in any of 27 currencies, including United States dollars. The Euroclear system includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries under arrangements generally similar to the arrangements for cross-market transfers with DTC.

The Euroclear system is operated by Euroclear Bank S.A./NV, under a contract with Euroclear Clearance Systems, S.C., a Belgian cooperative corporation. All operations are conducted by that office, and all Euroclear securities clearance accounts and Euroclear cash accounts are maintained with that office, not Euroclear Clearance System, S.C. Euroclear Clearance System, S.C. establishes policy for the Euroclear system on behalf of organizations participating in the Euroclear system. Those organizations include banks, including central banks, securities brokers and dealers and other professional financial intermediaries and may include the underwriters of the Securities. Indirect access to the Euroclear system is also available to other firms that clear through or maintain a custodial relationship with organizations participating in the Euroclear system, either directly or indirectly.

Euroclear Bank S.A./NV has advised us that it is licensed by the Belgian Banking and Finance Commission to carry out banking activities on a global basis. As a Belgian bank, it is regulated and examined by the Belgian Banking Commission.

The Terms and Conditions Governing Use of Euroclear, the related Operating Procedures of the Euroclear system and applicable Belgian law govern the securities clearance accounts and cash accounts maintained with the operator of the Euroclear system, transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system and receipts of payments with respect to securities in the Euroclear system. All securities in the Euroclear system are held on a fungible basis without attribution of specific securities to specific securities clearance accounts. The operator of the Euroclear system acts only on behalf of organizations participating in the Euroclear system and has no record of or relationship with persons holding through those organizations.

Distributions with respect to securities held through Clearstream or Euroclear will be credited to the cash accounts of organizations participating in Clearstream or Euroclear in accordance with the relevant system’s rules and procedures, to the extent received by its depositary. These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations. Clearstream or the operator of the Euroclear system, as the case may be, will take any other action permitted to be taken by a securityholder under the applicable agreement on behalf of an organization participating in Clearstream or the Euroclear system only in accordance with its relevant rules and procedures and subject to its depositary’s ability to effect those actions on its behalf through DTC.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of the securities among participants in DTC, Clearstream and the Euroclear system, they are under no obligation to perform or continue to perform these procedures, and these procedures may be discontinued at any time.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy.

Global Clearance, Settlement and Tax Documentation Procedures

The globally-offered Securities to be issued from time to time will initially be available only in book-entry form. Investors in the globally-offered Securities may hold those Securities through any of DTC, Clearstream or Euroclear. The globally-offered Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding globally-offered Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice.

Secondary market trading between investors holding globally-offered Securities through DTC will be conducted in accordance with the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between Clearstream or Euroclear and organizations participating in DTC that hold offered securities will be effected on a delivery-against-payment basis through the respective depositaries of Clearstream and Euroclear, in such capacity, and as DTC participants.

Initial Settlement. All globally-offered Securities will be held in the book-entry form by DTC in the name of Cede as nominee of DTC. Investors’ interests in the globally-offered Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositaries, which in turn will hold positions in accounts as DTC participants. Investors electing to hold globally-offered Securities through DTC will follow the settlement practices applicable to U.S. corporate debt obligations. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date. Investors electing to hold globally-offered Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no distribution compliance period. All globally-offered Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Establishing Place of Delivery. Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants. Secondary market trading between organizations participating in DTC will be settled using the procedures applicable to U.S. corporate debt obligations in same-day funds.

Trading Between Clearstream and/or Euroclear Participants. Secondary market trading between organizations participating in Clearstream or the Euroclear system will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream or Euroclear Purchaser. When globally-offered Securities are to be transferred from the account of an organization participating in DTC to the account of an organization participating in Clearstream or the Euroclear system, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or a Euroclear system participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the respective depositary to receive the globally-offered Securities against payment. Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date. Payment will then be made by the respective depositary to the account of the DTC participant against delivery of the globally-offered Securities. After settlement has been completed, the globally-offered Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the Clearstream participant or the Euroclear system participant. The globally-offered Securities credit will appear the next day, European Time, and the cash debit will be back-valued to, and the interest on the globally-offered Securities will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Organizations participating in Clearstream or the Euroclear system will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the globally-offered Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, organizations participating in Clearstream or the Euroclear system can elect not to preposition funds that allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear system participants purchasing globally-offered Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Securities were credited to their accounts. However, interest on the globally-offered Securities would accrue from the value date. Therefore, in many cases the investment income on the globally-offered Securities earned during the one-day period may substantially reduce or offset the amount of these overdraft charges, although this result will depend on the particular cost of funds of the organization participating in Clearstream or the Euroclear system.

Since the settlement is taking place during New York business hours, organizations participating in DTC can employ their usual procedures for sending globally-offered Securities to the respective depositary for the benefit of organizations participating in Clearstream or the Euroclear system. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Trading Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, organizations participating in Clearstream or the Euroclear system may employ their customary procedures for transactions in which globally-offered Securities are to be transferred by the respective clearing system, through the respective depositary, to an organization participating in DTC. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear system participant at least one business day prior to settlement. In these cases, Clearstream or Euroclear will instruct the respective depositary, as appropriate, to deliver the globally-offered Securities to the account of the DTC participant against payment. Payment will include interest accrued on the globally-offered Securities from and including the last coupon payment date to and excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or the Euroclear system participant the following day, and receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the Clearstream participant or Euroclear system participant have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date, receipt of the cash proceeds in the account of the Clearstream participant or Euroclear system participant would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase globally-offered Securities from organizations participating in DTC for delivery to organizations participating in Clearstream or the Euroclear system should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the globally-offered Securities in the U.S. from a DTC participant no later than one day prior to settlement, which would give the globally-offered Securities sufficient time to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase form the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or the Euroclear system participant.

The information in this section concerning Clearstream, Euroclear and DTC has been obtained from sources that the depositor believes to be reliable, but the depositor assumes no responsibility for its accuracy. The Settlement procedures described in this Section are subject to change at any time. The Depositor assumes no responsibility for any losses that may result from any disruption in the operations of the Settlement Systems and procedures described in this Prospectus.

Material U.S. Federal Income Tax Documentation Requirements

A holder that is not a U.S. Person (as defined under “Material Federal Income Tax Consequences”) holding a book-entry security through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the trustee or to the U.S. entity required to withhold tax (the “U.S. withholding agent”) establishing an exemption from withholding. A holder that is not a U.S. Person may be subject to 30% withholding unless:

I.	the trustee or the U.S. withholding agent receives a statement -

(a)    from the holder on Internal Revenue Service (“IRS”) Form W-8BEN (or any successor form) that -

(i)	is signed by the holder under penalty of perjury,
(ii)	certifies that such owner is not a U.S. Person, and
(iii)	provides the name and address of the holder, or

(b)    from a securities clearing organization, a bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business that-

(i)    is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)    states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the holder or that another financial institution acting on behalf of the holder has received such IRS Form W-8BEN (or any successor form),

(iii)   provides the name and address of the holder, and

(iv) attaches the IRS Form W-8BEN (or any successor form) provided by the holder;

II.     the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the trustee or the U.S. withholding agent;

III.     the holder claims an exemption stating that the income is effectively connected to a U.S. trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the trustee or the U.S. withholding agent; or

IV.     the holder is a “nonwithholding partnership” and provides a properly executed IRS Form W-8IMY (or any successor form) with all necessary attachments to the trustee or the U.S. withholding agent. Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example “qualified intermediaries”) may be subject to different documentation requirements; you are encouraged to consult with their tax advisors when purchasing the certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency. Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (“TIN”), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect. A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder:

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY(or any successor forms) if that person is not a U.S. Person;

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a U.S. Person; or

is a corporation, within the meaning of Section 7701(a) of the Internal Revenue Code of 1986, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not U.S. Persons. If you are not a U.S. Person, we encourage you to consult your own tax advisors with respect to the tax consequences of holding and disposing of the book-entry certificates.

Definitive Securities

Book-entry Securities will be issued in fully registered, certificated form to the beneficial owners of the certificates or the notes, as the case may be, or their respective nominees, rather than to DTC or its nominee, only if:

•
DTC or the depositor advise in writing that DTC is no longer willing or able to discharge properly its responsibilities as a nominee and depository with respect to the book-entry certificates and the depositor or the trustee is unable to locate a qualified successor;

•	the depositor elects, at its sole option, to terminate the book-entry system through DTC; or

•
DTC, at the direction of the depositary participants to whose accounts are credited a majority of the outstanding book-entry Securities, advises the trustee in writing that the continuation of a book-entry system through DTC, or a successor to DTC, is no longer in the best interests of the beneficial owners of the Securities.

Upon the occurrence of any of the events described in the preceding paragraph, the trustee will be required to notify the applicable beneficial owners of the Securities, through organizations participating in DTC, of the availability of fully registered certificates. Upon surrender by DTC of the certificates representing the Securities and the receipt of instructions for re-registration, the trustee will issue fully registered certificates to the beneficial owners of the Securities.

Allocation of Distributions

The prospectus supplement for each series of Securities will specify:

•	whether distributions on the Securities will be made monthly, quarterly, semiannually or at other intervals,

•	the distribution date for each distribution, and

•	the amount of each distribution allocable to principal and interest.

All distributions with respect to each Security of a series will be made to the person in whose name the Security is registered as of the close of business on the record date specified in the related prospectus supplement.

The amount available to be distributed on each distribution date with respect to each series of Securities will be determined as set forth in the related agreement and will be described in the related prospectus supplement and, in general, will be equal to the amount of principal and interest actually collected, advanced or received during the related due period or prepayment period, net of applicable servicing fees, master servicing fees, special servicing fees, administrative and guarantee fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related prospectus supplement. The amount distributed will be allocated among the classes of Securities in the proportion and order of application set forth in the related agreement and described in the related prospectus supplement. If so specified in the related prospectus supplement, amounts received in respect of the properties securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes.

A due period is, with respect to any distribution date, the period commencing on the second day of the calendar month preceding the calendar month in which the distribution date occurs and continuing through the first day of the calendar month in which the distribution date occurs, or any other period specified in the related prospectus supplement.

A prepayment period is, with respect to any distribution date, the time period or periods specified in the related agreement for each servicer to identify prepayments or other unscheduled payments of principal or interest received with respect to mortgage assets that will be used to pay securityholders of such series on the distribution date.

The prospectus supplement for each series of Securities will specify the pass through rate or interest rate, or the method for determining the pass through rate or interest rate, for each applicable class of Securities. One or more classes of Securities may be represented by a notional principal amount. The notional principal amount is used solely for purposes of determining interest distributions and some other rights and obligations of the holders of Securities and does not represent a beneficial interest in principal payments on the property securing the mortgage loans in the related trust. One or more classes of Securities, known as compound interest Securities, may provide for interest that accrues but is not currently payable. Any interest that has accrued but is not paid with respect to a compound interest Security on any distribution date will be added to the principal balance of the compound interest Security on such distribution date.

The prospectus supplement for each series of Securities will specify the method by which the amount of principal to be distributed on each distribution date will be calculated and the manner in which such amount will be allocated among the classes of Securities of the series entitled to distributions of principal. The aggregate original principal balance of the Securities of each series will equal the aggregate distributions allocable to principal that the Securities will be entitled to receive. One or more classes of Securities may be entitled to payments of principal in specified amounts on specified distribution dates, to the extent of the amount available on those distribution dates, or may be entitled to payments of principal from the amount by which the available amount exceeds specified amounts. One or more classes of Securities may be subordinated in right to receive distributions and may be subject to allocation of losses in favor of one or more other classes of Securities of the same series as specified in the related prospectus supplement.

Allocation of Losses and Shortfalls

The prospectus supplement for each series of Securities will specify the method by which realized losses or interest shortfalls will be allocated. A loss may be realized with respect to a mortgage loan as a result of:

•
the final liquidation of the mortgage loan through foreclosure sale, disposition of the related property securing the mortgage loan if acquired by deed-in-lieu of foreclosure, disposition of the defaulted mortgage loan or otherwise,

•
the reduction of the unpaid principal balance of the mortgage loan or the modification of the payment terms of the mortgage loan in connection with a proceeding under the federal Bankruptcy Code or otherwise,

•
the reduction (in some cases to zero) of the unpaid principal balance of the mortgage loan upon a determination by the servicer that unpaid principal is unlikely to be recoverable, or is unlikely to be recoverable in amounts sufficient to offset related collection expenditures, as a result of insufficient recoverable collateral value; loan originator error or violation of law; fraud, dishonesty or misrepresentation in the origination of the mortgage loan; or other cause; or

•	physical damage to the related property securing the mortgage loan of a type not covered by standard hazard insurance policies.

An interest shortfall may occur with respect to a mortgage loan as a result of a failure by the related servicer, master servicer or trustee to advance funds to cover delinquent payments of principal or interest on such mortgage loan or the prepayment, of the mortgage loan and, in the case of a prepayment in full, the failure of the servicer or, in some instances, the master servicer to make a compensating interest payment. An interest shortfall may also occur as a result of the application of the Servicemembers Civil Relief Act. Unless otherwise provided in a prospectus supplement, neither the servicer nor the master servicer is obligated to advance funds to cover shortfalls resulting from application of the Servicemembers Civil Relief Act.

Mortgage Assets

The scheduled principal balance of the mortgage assets and the amount of any other assets included in the trust for each series of Securities (including amounts held in any prefunding account for the series) will generally equal or exceed the aggregate original principal balance of the Securities of the series.

Scheduled principal balance means, with respect to any mortgage loan as of any date of determination, the scheduled principal balance of the mortgage loan as of the date specified in the related prospectus supplement increased by the amount of negative amortization, if any, with respect thereto and reduced by:

•	the principal portion of all scheduled monthly payments due on or before the date of determination, whether or not received,

•	all amounts allocable to unscheduled principal payments received on or before the last day of the preceding prepayment period, and

•	without duplication, the amount of any realized loss that has occurred with respect to the mortgage loan on or before the date of determination.

Optional Termination

To the extent and under the circumstances specified in the prospectus supplement for a series, the Securities of the series may be terminated at the option of the depositor or the master servicer, as specified in the related prospectus supplement for a purchase price specified in the prospectus supplement. Upon termination of the Securities, at the option of the terminating party, the related trust may be terminated, thereby causing the sale of the remaining trust property, or the Securities may be held or resold by the redeeming party. If so specified in the prospectus supplement for a series, the right to redeem the Securities of a series will be conditioned upon the passage of a certain date specified in the prospectus supplement or the scheduled principal balance of the mortgage loans in the trust or the outstanding principal balance of a specified class of Securities at the time of purchase aggregating less than a percentage, specified in such prospectus supplement. Notice will be given to securityholders as provided in the related agreement.

MATURITY, PREPAYMENT AND YIELD CONSIDERATIONS

The prepayment experience of the mortgage loans will affect (1) the average life of each class of Securities issued by the related trust and (2) for Securities purchased at a price other than par, the effective yield on the Securities.

Prepayments on mortgage loans are commonly measured relative to a prepayment standard or model, such as the single monthly prepayment model, the constant prepayment rate model or the prepayment speed assumption model. The prospectus supplement for a series may contain a table setting forth percentages of the original principal amount of each class of Securities of the series to be outstanding after each of the dates shown in the table based on the prepayment assumption model. It is unlikely that the actual rate of prepayment of the mortgage loans of any trust will conform to any of the percentages of the prepayment assumption model described in any table set forth in the related prospectus supplement.

A number of social, economic, tax, geographic, demographic, legal and other factors may influence prepayments, including:

•	the age of the mortgage loans,

•	the geographic distribution of the mortgaged premises,

•	the payment terms of the mortgage loans,

•	the characteristics of the borrowers,

•	homeowner mobility,

•	economic conditions generally and in the geographic area in which the mortgaged premises are located,

•	enforceability of due-on-sale clauses,

•	servicing decisions,

•	prevailing mortgage market interest rates in relation to the interest rates on the mortgage loans,

•	the availability of mortgage funds,

•	the use of second or home equity loans by borrowers,

•	the availability of refinancing opportunities,

•	the use of the mortgaged premises as second or vacation homes,

•	the net equity of the borrowers in the mortgaged premises, and

•	if the mortgage loans are secured by investment properties, tax-related considerations and the availability of other investments.

The prepayment rate may also be subject to seasonal variations.

The prepayment rate on pools of conventional housing loans has fluctuated significantly in recent years. In general, if prevailing interest rates were to fall significantly below the interest rates on a pool of mortgage loans, the mortgage loans in that pool would be expected to prepay at higher rates than if prevailing interest rates were to remain at or above the interest rates on those mortgage loans. Conversely, if interest rates were to rise above the interest rates on a pool of the mortgage loans, the mortgage loans in that pool would be expected to prepay at lower rates than if prevailing interest rates were to remain at or below interest rates on the mortgage loans. In general, junior mortgage loans have smaller average principal balances than senior or first mortgage loans and are not viewed by borrowers as permanent financing. Accordingly, junior mortgage loans may experience a higher rate of prepayment than senior or first mortgage loans. In addition, any future limitations on the right of borrowers to deduct interest payments on mortgage loans for federal income tax purposes may affect the rate of prepayment of mortgage loans.

Distributions on the Securities of a series on any distribution date generally will include interest accrued through a date specified in the related prospectus supplement that may precede the distribution date. Because interest generally will not be distributed to the securityholders of the series until the distribution date, the effective yield to the securityholders will be lower than the yield otherwise produced by the applicable pass through rate and purchase price for the Securities.

The yield to maturity of any Security will be affected by the rate of interest and, in the case of Securities purchased at a price other than par, timing of payments of principal on the mortgage loans. If the purchaser of a Security offered at a discount calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is faster than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated. Conversely, if the purchaser of a Security offered at a premium calculates the anticipated yield to maturity of the Security based on an assumed rate of payment of principal that is slower than that actually received on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the actual yield to maturity will be lower than that so calculated.

If so specified in a related prospectus supplement, amounts received in respect of the property securing the mortgage loans representing excess interest may be applied in reduction of the principal balance of one or more specified classes. The amount of excess interest required so to be applied may affect the weighted average life of the related series of Securities.

The timing of changes in the rate of prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with such investor’s expectation. In general, the earlier a prepayment of principal on the mortgage loans, or on the mortgage loans underlying mortgage backed securities, the greater will be the effect on the investor’s yield to maturity. As a result, the effect on an investor’s yield of principal payments occurring at a rate higher, or lower, than the rate anticipated by the investor during the period immediately following the issuance of the Securities would not be fully offset by a subsequent like reduction, or increase, in the rate of principal payments. Because the rate of principal payments, including prepayments on the mortgage loans or on the mortgage loans underlying mortgage backed securities, will significantly affect the weighted average life and other characteristics of any class of Securities, prospective investors are encouraged to consider their own estimates as to the anticipated rate of future prepayments and the suitability of the Securities to their investment objectives.

Under some circumstances, the depositor or the master servicer, as specified in the related prospectus supplement, may have the option to effect earlier retirement of the related series of Securities.

Factors other than those identified in this prospectus and in the related prospectus supplement could significantly affect principal prepayments at any time and over the lives of the securities. The relative contribution of the various factors affecting prepayment may also vary from time to time. There can be no assurance as to the rate of payment of principal at any time or over the lives of the securities.

THE TRUSTS
Assignment of Mortgage Assets

The Notes will be secured by a pledge of the assets of the issuing entity, or an individual asset group, and the Certificates will represent beneficial ownership interests in the assets of the trust fund, or an individual asset group, each as specified in the prospectus supplement. The Securities will be non-recourse obligations of the trust fund. Holders of the Notes may only proceed against the assets of the trust fund as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust fund not pledged to secure the Notes. In the case of a series of Notes, the trust fund will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a deposit trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of Notes.

With respect to each series of Notes, the depositor will purchase the mortgage assets from the related seller pursuant to the sales agreement, together with (generally) all principal and interest received on or with respect to the related mortgage assets after the applicable cut-off date, but not including any principal and interest due on or before such cut-off date. Pursuant to the sale and servicing agreement, among the issuing entity, the related master servicer and servicer, the depositor, and the trustee, the depositor will, in turn, sell the mortgage loans to the trust, and the issuing entity will pledge to the trustee all the issuing entity’s right, title and interest in the mortgage assets. Concurrently with such transfers of the mortgage assets from the related seller to the depositor and from the depositor to the issuing entity and such pledge to the trustee to secure the Notes, the trustee will deliver the securities to the depositor in exchange for the mortgage assets. Each mortgage asset will be identified in a schedule appearing as an exhibit to the sale and servicing Agreement. Such schedule will include information as to the principal balance of each mortgage asset as of the related cut-off date, as well as information with respect to the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage asset and the original loan-to-value ratio at origination or modification.

Each transfer of the mortgage assets from the related seller to the depositor and from the depositor to the issuing entity will be intended to be a sale of the mortgage assets and will be reflected as such in the sales agreement and the sale and servicing agreement, respectively. However, in the event of insolvency of either the related seller or the depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the mortgage assets by the insolvent party as a financing secured by a pledge of the mortgage assets. In the event that a court were to recharacterize the sale of the mortgage assets by either the related seller or the depositor as a financing, each of the depositor, as transferee of the mortgage assets from the related seller, and the issuing entity will have a perfected security interest in the mortgage assets transferred to it. Upon the pledge of the trust estate to the trustee pursuant to the indenture, the trustee will have a first priority perfected security interest in the mortgage assets. The sale and servicing agreement will require that the mortgage loan documents referred to above be delivered to the trustee or its custodian. In addition, the depositor will file an initial financing statement to perfect the interest of the trustee in the trust estate. Under the terms of the sale and servicing agreement, each of the depositor and the issuing entity will agree to prepare and file or cause to be prepared and filed all filings necessary to maintain such perfection.

Except any mortgage loans (such as the MERS loans, as described below) in which the trustee or a document custodian acting on behalf of the trustee is named as the original mortgagee or beneficiary, each mortgage or deed of trust securing a mortgage loan, and each mortgage backed security transferred to the trustee will be assigned either in blank (with such assignment in blank in recordable form delivered to the trustee or a document custodian acting on its behalf) or assigned of record to the trustee, the servicer of the loan, or to a document custodian acting on behalf of the trustee. As to each mortgage loan, the depositor will deliver or cause to be delivered to the trustee the related mortgage note endorsed either in blank, or to the order of the trustee or a document custodian acting on its behalf. In some instances, loans may be assigned, and the related mortgage note endorsed, directly from the related seller or from the originator that transferred the loan to the related seller, directly to the custodian, in accordance with such seller’s loan purchase guidelines. The depositor will deliver or cause to be delivered to the trustee evidence of recording of each mortgage or deed of trust, and any related assignment, together with the other original documents evidencing or relating to the mortgage loan. To the extent not required in any jurisdiction to protect the interest of securityholders, the assignments of the mortgages may not be recorded. The original mortgage documents will be held by the trustee or a custodian acting on its behalf except to the extent released to the related servicer or master servicer from time to time in connection with servicing the mortgage loans.

Certain of the mortgage loans may be registered with the Mortgage Electronic Registration System (“MERS”). For these mortgage loans, the custodian will not have original documentation. Instead, the trustee or a document custodian on behalf of the trustee will be registered with MERS as the beneficial owner of such mortgage loans.

In the sales agreement pursuant to which the mortgage assets are assigned and transferred to the depositor, the related seller of mortgage assets will make customary representations and warranties with respect to the mortgage assets, including, unless otherwise specified in the related prospectus supplement, representations and warranties to the effect that:

•
The seller is the sole owner of, and has good and marketable title to, the mortgage assets, subject to no prior lien, mortgage, security interest, pledge, charge or other encumbrance, except any lien to be released concurrently with the purchase by the depositor of the mortgage assets.

•	The information set forth on the closing schedule is true and correct in all material respects as of the related cut off date or such other date as may be indicated on such schedule.

•
The seller did not use adverse selection procedures in selecting the mortgage assets to be sold to the depositor. All information regarding the mortgage assets that could reasonably be expected to adversely affect the value or the marketability of any mortgaged property or mortgage asset and of which the seller is aware has been provided by the seller to the depositor.

•
Each mortgage asset at the time it was made complied in all material respects with applicable local, state, and federal laws, including, but not limited to, all applicable predatory and abusive lending laws.

•
None of the mortgage assets are (A) subject to 12 CFR Part 226.31, 12 CFR Part 226.32 or 12 CFR Part 226.34 of Regulation Z, the regulation implementing TILA, which implements the Home Ownership and Equity Protection Act of 1994, as amended, (B)(i) “High-Cost Home Loans” as defined in the New Jersey Home Ownership Act effective November 27, 2003, (ii) “High-Cost Home Loans” as defined in the New Mexico Home Loan Protection Act effective January 1, 2004, (iii) secured by property located in Illinois and in violation of the Illinois Interest Act (815 111 Comp. Stat. 205/1 et seq. or “High-Risk Home Loans” as defined in the Illinois High-Risk Home Loan Act (815 111 Comp. Stat 137/1 et seq.), (iv) “High Cost Loans” or “Covered Loans,” as applicable (as such terms are defined in the then current S&P’s LEVELS® Glossary which is now Version 5.6b revised, Appendix E), (v) governed by the Georgia Fair Lending Act, if such mortgage asset was originated on or after October 1, 2002 through March 6, 2003, (vi) “High Cost Home Loans” as defined in the Arkansas Home Loan Protection Act (Act 1340 of 2003) or (vii) “High Cost Home Loans” as defined in the Kentucky high-cost home loan statute (Ky, Rev. Stat. Section 360.100) or (C) classified and/or defined as a “high cost” loan or “predatory,” “high cost,” “threshold” or “covered” lending under any other state, federal or local law where such law expressly exposes an assignee to civil or criminal liability or damages, or to regulatory action or enforcement proceedings or penalties or materially impairs the enforceability of the mortgage asset. Each mortgage asset at the time it was made otherwise complied in all material respects with any and all requirements of any federal, state or local law including, but not limited to, all predatory lending laws, usury, truth in lending, real estate settlement procedures (including the Real Estate Settlement Procedures Act of 1974, as amended), consumer credit protection, equal credit opportunity or disclosure laws applicable to such mortgage asset.

•	As of the related closing date, each mortgaged property is free of material damage and is in good repair.

•
Each security instrument securing a mortgage asset has been duly executed and delivered by the borrower and constitutes a legal, valid and binding obligation of the borrower, enforceable against the borrower in accordance with its terms, subject, as to enforcement of remedies, to applicable bankruptcy, reorganization, insolvency or other laws affecting the enforcement of creditors’ rights generally and to general principles of equity.

•
With respect to a deed of trust, the trustee named in the mortgage loan documents is authorized to serve as such in the applicable jurisdiction. No fees or expenses are payable by the seller or the depositor to such trustee pursuant to a deed of trust other than any applicable trustee’s expenses incurred after a default.

•
There are no mechanic’s or other liens against the mortgaged property that are superior to or equal to the lien of the mortgage asset, except such liens as are expressly insured against by a title insurance policy.

•	No payment due on any mortgage asset was more than fifty-nine (59) days past due as of the applicable date set forth on the closing schedule.

•
The seller has not acted (1) to modify the mortgage asset in any material respect, (2) to satisfy, cancel or subordinate the mortgage asset in whole or in part, (3) to release the related mortgaged property in whole or in part from the lien of the related mortgage or (4) to execute any instrument of release, cancellation, modification or satisfaction of the mortgage asset, except to the extent reflected in the mortgage loan file.

•
There is no offset, defense or counterclaim to any mortgage note or security instrument, including any offset, defense or counterclaim that would excuse or lessen the obligation of the borrower to pay the unpaid principal or interest on such mortgage note.

•
A title insurance policy has been issued on a currently prescribed American Land Title Association form (or other acceptable form of Title Insurance Policy) with respect to each mortgage asset (other than a junior mortgage loan), is valid and binding and remains in full force and effect and insures the seller, its successors or assigns as holding a lien for the full principal amount of such mortgage asset.

•
All mortgage loan documentation, mortgage loan submission documentation and purchase documentation that have been submitted are, to the best of the seller’s knowledge, complete and accurate and have been completed, executed and delivered in the form and manner as specified in the applicable underwriting  guidelines. Each mortgage note delivered to the depositor or its custodian is the original mortgage note and is the only mortgage note evidencing the related mortgage asset that has been manually signed by the borrower except in those instances where a lost note affidavit has been delivered to the depositor or its custodian.

•	Each of the mortgage assets was underwritten in accordance with the standards described in the related prospectus supplement.

•
With respect to any mortgage asset that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable laws. Each adjustable rate mortgage asset has been serviced pursuant to prudent servicing standards.

•	With respect to each adjustable rate mortgage asset, such mortgage asset has a gross margin of not less than the specified percentage.

•
In connection with the origination and servicing of each mortgage asset, all applicable federal, state and local laws and regulations including but not limited to consumer credit, equal credit opportunity, real estate settlement procedures, truth-in-lending and usury, have been complied with by the seller and the entity from whom the seller purchased such mortgage assets. All levied assessments not part of the general tax bill have been paid in full before or at closing of each mortgage assets.

•
All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each mortgage asset have been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation.

•
The seller has no knowledge of any default, breach, violation or event of acceleration existing under any of the mortgage loan documents transferred to the depositor or any event that with notice and expiration of any grace or cure period would result in a default, breach, violation or event of acceleration. The seller has not waived any event of default or breach, violation or event of acceleration.

•	As of the related cut-off date, the seller has no knowledge of any relief requested and allowed to any borrower under the Servicemembers Civil Relief Act.

•
As of the related cut-off date, no borrower is subject to bankruptcy or insolvency proceedings, and no property securing a mortgage asset is subject to foreclosure proceedings, and, to the best of the seller’s knowledge, the commencement of foreclosure proceedings, with respect to property securing a mortgage asset, is not imminent.

•
As of the closing date, a hazard insurance policy is in full force and effect as required by the applicable underwriting guidelines, and flood insurance coverage is in effect if required by the applicable underwriting guidelines. Such insurance policies contain a mortgagee clause insuring the seller, its successors and assigns. If mortgage insurance is required, all conditions necessary for the effectiveness thereof have been satisfied, and the mortgage insurance is valid and in full force and effect and meets the requirements of the applicable underwriting guidelines. Such mortgage insurance is the valid and binding agreement of the insurer, and all premiums thereon have been paid when due and sufficient escrow arrangements have been established to provide for future premium payments. To the best of the seller’s knowledge, no events have occurred since the mortgage insurance was issued that would reduce the stated coverage of the mortgage insurance.

•	No mortgage note is secured by any collateral except the lien of the corresponding security instrument.

•
Upon default by a borrower on a mortgage asset and the subsequent foreclosure on the mortgaged property pursuant to proper procedures, the holder of the mortgage asset will be able to deliver “good and merchantable title” to the mortgaged property underlying that mortgage asset, except to the extent that the enforceability of remedies against such borrower may be subject to applicable bankruptcy, reorganization, insolvency or other similar laws affecting creditors’ rights generally from time to time in effect, and to general principles of equity. There is no homestead exemption or other defense available to the borrower that would prevent the sale of the mortgaged property at a trustee’s sale or impair the right of foreclosure.

•	All improvements located on each mortgaged property lie within the boundary lines of the related mortgaged property. There are no violations of applicable zoning laws or regulations.

•	The lien position of each mortgage asset is as stated in the related closing schedule.

•	No mortgage asset is a graduated payment mortgage loan and no mortgage asset has a shared appreciation or other contingent interest feature.

•
None of the mortgage assets is a retail installment contract for goods or services or a home improvement loan for goods or services, which are either “consumer credit contracts” or “purchase money loans” as such terms are defined in 16 CFR 433.1.

•	Each mortgage asset securing a series of Certificates is an “obligation principally secured by an interest in real property” within the meaning of Treasury Regulation Section 1.860G-2(a).

•
The full principal amount of the mortgage assets has been advanced to the borrowers or advanced according to the direction of the borrowers. The borrowers have no option under the security instruments to borrow additional funds secured by the security instruments. The stated principal balances of the mortgage assets are as represented by the seller to the depositor and are fully secured by the related security instruments.

•
No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit for such mortgage asset. No borrower obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the mortgage asset; No proceeds from any mortgage asset were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such mortgage asset.

•	All taxes, government assessments or municipal charges due and owing have been paid, and sufficient escrow arrangements have been established to make payment thereof in the future.

•
With respect to an appraisal of a mortgaged property, each was made by an appraiser who either (1) met the minimum qualifications of Fannie Mae or Freddie Mac for appraisers, and each appraisal was completed on a form satisfactory to Fannie Mae and Freddie Mac and includes information concerning comparable property values or (2) at the time that the appraisal was made, was certified in the state in which the mortgaged property are located.

•	No mortgage asset is secured by a leasehold estate except such leasehold estates as are permitted pursuant to the applicable underwriting guidelines.

•	The amount of the servicing fee with respect to the mortgage assets constitutes fair compensation for the services of the applicable servicer.

•
The security instrument with respect to certain of the mortgage assets contains a provision for the acceleration of the payment of the unpaid principal balance of such mortgage assets if the related mortgaged property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee. To the best of the seller’s knowledge, such provisions are enforceable.

•
Each prepayment penalty is permissible, originated in compliance with, and enforceable in accordance with its terms under, applicable federal, state and local law (except to the extent that the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws affecting creditor’s rights generally or the collectibility thereof may be limited due to acceleration in connection with foreclosure).

•	With respect to any junior lien mortgage loan, no funds provided to a borrower from a junior mortgage loan were concurrently used as a downpayment for a first mortgage loan.

•
With respect to any junior lien mortgage loan: (a) the indebtedness secured by the related prior lien requires equal monthly payments and does not provide for a balloon payment; (b) at the time of origination, the related prior lien was not more than 30 days delinquent; (c) either (i) no consent for the making of such junior mortgage loan was required by the holder of the related prior lien or (ii) such consent was obtained and has been delivered to the trustee; and (d) the related seller has not received, and is not aware of, a notice of default of any senior mortgage loan which has not been cured.

•	Each junior mortgage loan has a combined loan-to-value ratio not greater than 100%.

The prospectus supplement with respect to a series of Securities will specify any material differences between the foregoing representations and warranties and the representations and warranties applicable to the related mortgage assets. Any additional mortgage loan representations and warranties with respect to the mortgage assets, or one or more groups of mortgage assets, will be specified in the prospectus supplement.

At the time of issuance of the Securities of a series, the depositor will assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the related seller in respect of the mortgage assets and the remedies provided for breach of such representations and warranties.

The right of the depositor to enforce these representations and warranties will be assigned to the trustee under the related agreement. If any representation or warranty is breached, and the breach materially and adversely affects the interest of the securityholders, the depositor or the related seller will be required, subject to the terms imposed under the related agreement or sales agreement:

•	to cure the breach,

•	to substitute other mortgage assets for the affected mortgage assets, or

•
to repurchase the affected mortgage assets at a price generally equal to the unpaid principal balance of the mortgage assets, together with accrued and unpaid interest on the mortgage assets at the rate in the related mortgage note.

Neither the depositor nor the related master servicer will be obligated to substitute mortgage assets or to repurchase mortgage assets, and no assurance can be given that the related seller will perform its obligations with respect to the repurchase or substitution of mortgage assets.

The following is a brief description of the mortgage assets expected to be included in the trusts. If specific information respecting the mortgage assets is not known at the time the related series of securities is initially offered, more general information of the nature described below will be provided in the prospectus supplement and specific information will be set forth in a report on Form 8-K to be filed with the Securities and Exchange Commission within 15 days after the initial issuance of the Securities. A copy of the agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the trustee specified in the related prospectus supplement.

The Mortgage Loans-General

The mortgage loans will be evidenced by promissory notes and will be secured by first, second or more junior liens on the related real property or leasehold interest, together with improvements thereon, or with respect to any cooperative loans, the shares issued by the related cooperative.

If specified in the prospectus supplement, the mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors. A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the borrower has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate. Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends no earlier than the maturity date of the mortgage loan.

The related seller will not use adverse selection procedures in selecting the mortgage assets to be sold to the depositor. Generally, unless otherwise specified in the related prospectus supplement, mortgage assets are selected for inclusion in the trust for a series of securities based on certain factors, which may include from time to time:

•	the type of property related to the loan;

•	the outstanding principal balance of the loan;

•	the related loan-to-value ratio;

•
the related property’s geographic location and whether it is located in a recently-designated FEMA disaster area (and, if so, whether the related sponsor can determine that the specific property is free from damage, notwithstanding the natural disaster afflicting the area as a whole);

•	the related borrower’s credit score;

•	the related borrower’s debt-to-income ratio;

•	whether it is discovered that there are any material documentation defects related to the loan;

•	whether it is discovered that the loan would be a “high cost” loan under applicable laws;

•	whether the loan is secured by a senior or a junior lien; and

•	the delinquency status of such loan, including whether such loan is in foreclosure or if the related borrower is in bankruptcy proceedings.

The payment terms of the mortgage loans to be included in the trust for any series will be described in the related prospectus supplement and may include any of the following features or combinations of these features or any other features described in the prospectus supplement:

•
Interest may be payable at a fixed rate or may be payable at a rate that is adjustable on specified adjustment dates. Types of adjustable rate mortgage loans that may be included in a trust fund include the following:

•
mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring less than a year after origination of the related mortgage loan and adjustments occurring periodically thereafter on specified adjustment dates by adding a specified fixed percentage to the index, subject to periodic limitations, maximum rate, a minimum rate or a combination of these limitations;

•
“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

•
“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

•
“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

•
“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

•
The mortgage rate may be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate , in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances.

•
Principal may be payable on a level basis to amortize fully the mortgage loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term of the mortgage loan (such loans are referred to as “balloon” mortgage loans) or on an interest rate that is different from the rate in the related mortgage note or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due at maturity. Principal may include interest that has been deferred and added to the principal balance of the mortgage loan.

•
Payments may be fixed for the life of the mortgage loan, may increase over a specified period of time or may change from period to period. Mortgage loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

•
Prepayments of principal may be subject to a prepayment penalty or fee, which may decline in amount over time and which will be eliminated after a specified period. Other mortgage loans may permit prepayments without payment of a prepayment fee. The mortgage loans may include due-on-sale clauses that, subject to certain legal limitations, permit the mortgagee to demand payment of the entire mortgage loan in connection with the sale or certain other transfers of the property or interest securing the related mortgage loan. Other mortgage loans may be assumable by persons meeting the then applicable underwriting standards of the originator.

•	An adjustable rate mortgage loan may adjust in accordance with:

•
“LIBOR” which is the average of the London Interbank Offer Rate, a rate at which banks in London, England lend U.S. dollars to other banks in U.S. dollar wholesale or interbank money markets for a specified duration; or

•	“Constant Maturity Treasury (“CMT”) indices, which is an average yield on United States Treasury Securities adjusted to a specified constant maturity, as by the Federal Reserve Board.

The property or interest securing the related mortgage loan, and, with respect to cooperative loans, the buildings owned by cooperatives, may be located in any state, territory or possession of the United States, including the District of Columbia or Puerto Rico. The property or interest securing the related mortgage loan will generally be covered by standard hazard insurance policies insuring against losses due to fire and various other causes, excluding earthquake, earth movement, acts of war, and a number of other excluded hazards more fully described below in this prospectus under “Credit Enhancement — Standard Hazard Insurance Policies”. The mortgage loans may be covered by primary mortgage insurance policies insuring against all or a part of any loss sustained by reason of nonpayments by borrowers to the extent specified in the related prospectus supplement.

The prospectus supplement for each series of Securities will contain information with respect to the mortgage loans expected to be included in the related trust. This information may include:

•	the original aggregate outstanding principal balance of the mortgage loans;

•	the expected aggregate outstanding principal balance as of the applicable cut-off date;

•	the range of outstanding principal balances and average outstanding principal balance of the mortgage loans;

•	the types and percentages of mortgaged properties securing the mortgage loans;

•	the range of original terms to maturity of the mortgage loans;

•	the expected weighted average term to maturity of the mortgage loans as of the applicable cut-off date and the expected range of the terms to maturity;

•	the expected aggregate outstanding principal balance of mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the expected mortgage interest rates and the range of mortgage interest rates;

•	the expected aggregate outstanding scheduled principal balance, if any, of buy-down loans as of the applicable cut-off date;

•	the expected aggregate outstanding principal balance, if any, of graduated payment mortgage (“GPM”) loans as of the applicable cut-off date;

•	the amount and type of credit enhancement to be maintained with respect to all or a material portion of the mortgage loans;

•	the expected geographic location of the property or interest securing the mortgage loans, or, in the case of a cooperative loan, the building owned by the related cooperative;

•	the percentage of mortgage loans having loan-to-value ratios at origination exceeding 80%;

•	the interest rate or range of interest rates borne by the mortgage loans;

•	the total principal balance of buydown loans or GPM loans, if applicable;

•	the delinquency status of the mortgage loans as of the applicable cut-off date;

•
with respect to adjustable rate mortgage loans (“ARMs”), the adjustment dates, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans;

•
whether the mortgage loan provides for an interest only period and whether the principal balance of that loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the loan;

•	if applicable, the aggregate of any capitalized or uncapitalized accrued interest on the mortgage loans;

•	the range of ages or seasoning of the mortgage loans, including the weighted average thereof;

•	the servicer distribution, if different servicers are servicing the mortgage loans;

•	the amortization period;

•	the purpose of the mortgage loans (e.g. whether a purchase or refinance);

•	the range of loan-to-value ratios for the mortgage loans and if applicable, combined loan-to-value ratios;

•	the intended use of the mortgage loans;

•	the percentage of mortgage loans (by outstanding principal balance as of the applicable cut-off date) that are not covered by primary mortgage insurance policies;

•	any pool insurance policy, special hazard insurance policy or bankruptcy bond or other credit support relating to the mortgage loan;

•	the number and range of any prepayment premiums or any other similar fees;

•	the originator distribution, if more than one originator originated the mortgage loans in the trust;

•	the level and type of origination documentation provided for the mortgage loans; and

•	the range of credit scores applicable to the borrowers of the related mortgage loans.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

If specific information respecting the mortgage loans is not known to the depositor at the time the related Securities are initially offered, more general information of the nature described above will be provided in the prospectus supplement.

ARM loans are mortgage loans providing for periodic adjustments to the related mortgage interest rate to equal the sum, which may be rounded, of a gross margin and an index.

Buy-down loans are mortgage loans as to which funds have been provided by the party selling the property to the borrower or other source, and deposited into an escrow account, to reduce the monthly payments of the borrowers during the early years of such mortgage loans.

GPM loans are mortgage loans providing for monthly payments during the early years of the mortgage loans which are or may be less than the amount of interest due on the mortgage loans and as to which unpaid interest is added to the principal balance of the mortgage loans, resulting in negative amortization, and paid, together with interest, in later years. GPM loans may also include loans that provide for the interest rate to decline at certain intervals in the event the borrower has made timely payment of all loan payments during the preceding interval.

No assurance can be given that values of the properties or interests securing the mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans. If the real estate market should experience an overall decline in property values so that the outstanding principal balances of the mortgage loans, plus any additional financing by other lenders on the same properties or interests securing the mortgage loans, in the related trust become equal to or greater than the value of the properties or interests securing the mortgage loans, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry generally, or by the sellers, the depositor or the servicer.

If specified in the related prospectus supplement, a trust may contain “re-performing loans,” which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified. These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales. The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the prospectus supplement for a series, the mortgage assets in the related trust may include mortgage assets that are one month or more delinquent at the time of offering of the related series of Securities or which have recently been several months delinquent. The rate of default on delinquent mortgage assets or mortgage assets with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status. The inclusion of such loans in the trust for a series may cause the rate of prepayments on the mortgage assets to increase. In addition, if the overall rates of loss resulting from including delinquent loans that are not subsequently cured, combined with losses related to delinquencies that occur subsequently to the issuance of the related Securities, exceed the available credit enhancement for the series, the yield on the Securities of the series may be adversely affected.

Single Family Loans

Single family loans will consist of mortgage loans secured by liens on one- to four-family residential and mixed use properties. The properties that secure single family loans will consist of detached or semi-detached one- to four-family dwelling units, townhouses, row houses, individual condominium units in condominium buildings, individual units in planned unit developments, and certain mixed use and other dwelling units. The properties may include vacation and second homes or investment properties. A portion of a dwelling unit may contain a commercial enterprise.

Cooperative Loans

Cooperative loans generally will be secured by security interests in or similar liens on stock, shares or membership certificates issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the buildings owned by the cooperatives. A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. Those payments are in addition to any payments of principal and interest the tenant-stockholder must make on any loans to the tenant-stockholder secured by its shares in the cooperative. The cooperative is directly responsible for management and, in most cases, payment of real estate taxes and hazard and liability insurance. A cooperative’s ability to meet debt service obligations on a mortgage loan on the building owned by the cooperative, as well as all other operating expenses, will depend in large part on the receipt of maintenance payments from the tenant-stockholders, as well as any rental income from units or commercial areas the cooperative might control. Unanticipated expenditures may in some cases have to be paid by special assessments on the tenant-stockholders.

Multi-Family Loans

Multi-family loans will consist of mortgage loans secured by liens on rental apartment buildings or other projects containing five or more residential units including high-rise, mid-rise and garden apartments and projects owned by cooperatives.

Junior Mortgage Loans

If specified in the prospectus supplement for a series, the mortgage loans assigned and transferred to the related trust may include mortgage loans secured by second or more junior liens on residential properties.

Home Improvement Loans

Home improvement loans will consist of secured loans, the proceeds of which generally will be used to improve or protect the basic livability or utility of the property. To the extent set forth in the related prospectus supplement, home improvement loans will be fully amortizing and will bear interest at a fixed or variable rate.

Home Equity Lines of Credit

Home equity lines of credit will consist of lines of credit or specified balances of those lines of credit secured by mortgages on one- to four-family residential properties, including condominium units and cooperative dwellings, or mixed-use properties. The home equity lines of credit may be subordinated to other mortgages on the properties.

As more fully described in the related prospectus supplement, interest on each home equity line of credit, excluding introductory rates offered from time to time during promotional periods, may be computed and payable monthly on the average daily outstanding principal balance of the loan. Principal amounts on the home equity lines of credit may be drawn down, up to a maximum amount as set forth in the related prospectus supplement, or repaid under each home equity line of credit from time to time. If specified in the related prospectus supplement, new draws by borrowers under home equity lines of credit automatically will become part of the trust for a series. As a result, the aggregate balances of the home equity lines of credit will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to those balances, and the amounts usually will differ each day, as more specifically described in the prospectus supplement. Under the circumstances more fully described in the related prospectus supplement, a borrower under a home equity line of credit may choose an interest only payment option and is obligated to pay only the amount of interest which accrues on the loan during the billing cycle. An interest only payment option may be available for a specified period before the borrower may begin paying at least the minimum monthly payment or a specified percentage of the average outstanding balance of the loan.

The properties or interests securing mortgage loans relating to home equity lines of credit may include any of the types of properties that may secure any other types of mortgage loans. The aggregate principal balance of home equity lines of credit secured by properties or interests securing mortgage loans that are owner-occupied will be disclosed in the related prospectus supplement.

If so specified in the related prospectus supplement, the mortgaged premises may include non-owner occupied investment properties and vacation and second homes, and the method or extent of verification that the premises are owner-occupied, and the extent to which the borrower may be required to use the premises for occupancy, may be more limited than the comparable underwriting procedures for other types of loans.

Repurchase of Converted Mortgage Loans

Unless otherwise specified in the prospectus supplement for a series, the trust for the series may include mortgage loans with respect to which the related mortgage interest rate is convertible from an adjustable rate to a fixed rate at the option of the borrower upon the fulfillment of certain conditions. If so specified in the prospectus supplement, the applicable servicer, or other party specified in the prospectus supplement, may be obligated to repurchase from the trust any mortgage loan with respect to which the related mortgage interest rate has been converted from an adjustable rate to a fixed rate at a purchase price equal to the unpaid principal balance of the converted mortgage loan plus 30 days of interest thereon at the applicable mortgage interest rate. If the applicable servicer, other than a successor servicer, is not obligated to purchase converted mortgage loans, the related master servicer may be obligated to purchase the converted mortgage loans to the extent provided in the prospectus supplement. The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan.

Repurchase or Disposition of Delinquent Mortgage Loans

If so specified in the prospectus supplement for a series, the related master servicer may, but will not be obligated to, repurchase from the trust any mortgage loan as to which the borrower is delinquent in payments by 90 days or more at a purchase price generally equal to the unpaid principal balance of the delinquent mortgage loan plus interest thereon at the applicable mortgage interest rate (or in the case of any loan determined to be a “nonrecoverable mortgage loan” under the agreement, at a purchase price determined to reflect the fair market value of such loan). The purchase price specified in the prospectus supplement will be treated as a prepayment of the related mortgage loan. Alternatively, if the servicer or related master servicer determines such a sale to be in the best interests of the securityholders, the servicer may cause the trust to sell delinquent mortgage loans to other purchasers, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust. Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

Substitution of Mortgage Loans

If so specified in the prospectus supplement for a series, the depositor or the related seller may deliver to the trustee other mortgage loans in substitution for any one or more mortgage loans initially included in the trust for the series. In general, any substitute mortgage loan must, on the date of the substitution:

•	have an unpaid principal balance not greater than (and not more than 10% less than) the unpaid principal balance of any deleted mortgage loan,

•	with respect to a fixed rate mortgage loan, have a mortgage interest rate not less than, and not more than one percentage point in excess of, the mortgage interest rate of the deleted mortgage loan,

•
with respect to an ARM loan, provide for a lowest possible net rate and a highest possible net rate that is not more than 1% lower than the respective net rate for the deleted mortgage loan, and have a gross margin that is not more than 1% less than the gross margin of the deleted mortgage loan,

•	have a net rate that is not more than 1% less than the net rate of the deleted mortgage loan, and

•
comply with each applicable representation, warranty and covenant pertaining to an individual mortgage loan set forth in the applicable agreement, have been underwritten on the basis of credit underwriting standards at least as strict as the credit underwriting standards used with respect to the deleted mortgage loan and, if a seller is effecting the substitution, comply with each applicable representation, warranty or covenant pertaining to an individual mortgage loan set forth in the related sales agreement or subsequent sales agreement.

If more than one mortgage loan is substituted for one or more deleted mortgage loans, the amounts, rates, margins, terms and ratios described above shall be determined on a weighted average basis.

Mortgage-Backed Securities

The mortgage-backed securities may include private, that is not guaranteed or insured by the United States or any agency or instrumentality thereof, mortgage participation or pass through certificates or other mortgage-backed securities representing either debt or equity, or certificates insured or guaranteed by Fannie Mae, Freddie Mac or GNMA. Private mortgage-backed securities will not include participations in previously issued mortgage-backed securities unless such securities have been previously registered under the Securities Act of 1933, as amended, or held for the required holding period under Rule 144(k) thereunder or were acquired in a bona fide secondary market transaction from someone other than an affiliate of the depositor. Private mortgage-backed securities will have been issued in accordance with a private mortgage-backed securities agreement.

The related prospectus supplement for a series of Securities that evidence interests in, or debt secured by, mortgage-backed securities will specify:

•	the approximate aggregate principal amount and type of any mortgage-backed securities to be included in the trust,

•	to the extent known to the depositor, certain characteristics of the mortgage loans underlying the mortgage-backed securities including:

•	the payment features of the mortgage loans,

•	the approximate aggregate principal balance, if known, of underlying mortgage loans insured or guaranteed by a governmental entity,

•	the servicing fee or range of servicing fees with respect to the underlying mortgage loans, and

•	the minimum and maximum stated maturities of the underlying mortgage loans at origination,

•	the maximum original term-to-stated maturity of the mortgage-backed securities,

•	the weighted average term-to-stated maturity of the mortgage-backed securities,

•	the pass through or certificate rate of the mortgage-backed securities,

•	the weighted average pass through or certificate rate of the mortgage-backed securities,

•	the issuing entity, servicer and trustee of the mortgage- backed securities,

•
characteristics of credit support, if any, including reserve funds, insurance policies, surety bonds, letters of credit or guaranties, relating to the mortgage loans underlying the mortgage-backed securities or to the mortgage-backed securities themselves,

•	the terms on which the underlying mortgage loans may, or are required to, be repurchased prior to their stated maturity or the stated maturity of the mortgage-backed securities, and

•	the terms on which other mortgage loans may be substituted for those originally underlying the mortgage-backed securities.

Pre-Funding Account

If so specified in the related prospectus supplement, a trust may enter into a pre-funding agreement with the depositor under which the depositor will transfer additional mortgage assets (“Subsequent Assets”) to the trust following the closing date. If a pre-funding agreement is used, the related trustee will be required to deposit in a segregated account upon receipt a portion of the proceeds received by the trustee in connection with the sale of Securities of the related series. The Subsequent Assets will thereafter be transferred to the related trust in exchange for amounts released to the depositor from the related pre-funding account. If all amounts originally deposited in the pre-funding account are not used by the end of such specified period, then any remaining amounts will be applied as a mandatory prepayment of one or more class of Securities as specified in the related prospectus supplement.

Although the specific parameters of a pre-funding arrangement with respect to any issuance of Securities will be specified in the related prospectus supplement, it is anticipated that:

•
the period during which Subsequent Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

•
the Subsequent Assets to be acquired by the related trust will be subject to the same representations and warranties as the mortgage assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which Subsequent Assets may be purchased exceed one year. In addition, no more than 50% of the proceeds of the offering of a particular series may be used to fund the pre-funding account.

Conveyance of Subsequent Assets

With respect to a series of Securities for which a pre-funding arrangement is provided, in connection with any conveyance of Subsequent Assets to the trust after the issuance of the related Securities, the related agreement will require the related seller and the depositor to satisfy the conditions specified in the applicable prospectus supplement, which may include, among others:

•
each Subsequent Asset purchased after the applicable closing date must satisfy the representations and warranties contained in the subsequent transfer agreement to be entered into by the depositor, the related seller and the trustee and in the related agreement;

•	the related seller will not select the Subsequent Assets in a manner that it believes is adverse to the interests of the securityholders;

•
as of the related cut-off date, all of the mortgage assets in the loan pool at that time, including the Subsequent Assets purchased after the closing date, will satisfy the criteria set forth in the related agreement;

•	the Subsequent Assets will have been approved by any third party provider of credit enhancement, if applicable; and

•
before the purchase of each Subsequent Asset, the trustee will perform an initial review of certain related loan file documentation for the loan and issue an initial certification for which the required documentation in the loan file has been received with respect to each Subsequent Asset.

The Subsequent Assets, on an aggregate basis, will have characteristics similar to the characteristics of the initial pool of mortgage assets as described in the related prospectus supplement. Each acquisition of any Subsequent Assets will be subject to the review of the aggregate statistical characteristics of the related mortgage pool for compliance with the applicable statistical criteria set forth in the related agreement, which will be conducted by any third party provider of credit enhancement, if applicable, the rating agencies and the related seller’s accountants.

Notwithstanding the foregoing provisions, with respect to a trust for which a REMIC election is to be made, no purchase or substitution of a loan will be made if the purchase or substitution would result in a prohibited transaction tax under the Code.

Distribution Accounts

Unless otherwise specified in the prospectus supplement for a series, payments on the mortgage loans included in the related trust will be remitted to the collection account and/or the master servicer custodial account and then to the distribution account for the series, net of amounts required to pay servicing fees and any amounts that are to be included in any reserve fund account or other fund or account for the series. All payments received on mortgage-backed securities included in the trust for a series will be remitted to the distribution account. All or a portion of the amounts in the distribution account, together with reinvestment income if payable to the securityholders, will be available, to the extent specified in the related prospectus supplement, for the payment of trustee fees, and any other fees or expenses to be paid directly by the trustee and to make distributions with respect to Securities of the series in accordance with the respective allocations set forth in the related prospectus supplement.

Investment of Funds

Funds deposited in or remitted to the distribution account, any reserve fund or any other funds or accounts for a series are to be invested by the trustee, as directed by the related master servicer, in certain eligible investments, which may include:

•	obligations of the United States or any agency thereof, provided the obligations are backed by the full faith and credit of the United States,

•
general obligations of or obligations guaranteed by any state of the United States or the District of Columbia receiving the highest long-term debt rating of each rating agency, or such lower rating as will not result in the downgrading or withdrawal of the ratings then assigned to the securities by each rating agency,

•
within specified limitations, securities bearing interest or sold at a discount issued by any corporation, which securities are rated in the rating category required to support the then applicable rating assigned to the series,

•	commercial paper which is then rated in the commercial paper rating category required to support the then applicable rating assigned to the series,

•
demand or time deposits, certificates of deposit, bankers’ acceptances and federal funds sold by any depository institution or trust company incorporated under the laws of the United States or of any state thereof, provided that either the senior debt obligations or commercial paper of the depository institution or trust company, or the senior debt obligations or commercial paper of the parent company of the depository institution or trust company, are then rated in the rating category required to support the then applicable rating assigned to the series,

•	demand and time deposits and certificates of deposit issued by any bank or trust company or savings and loan association and fully insured by the FDIC,

•
guaranteed reinvestment agreements issued by any bank insurance company, corporation or other entity acceptable to each rating agency that provides, at the request of the depositor, a rating for the securities of the series at the time of issuance of the series,

•	specified repurchase agreements with respect to United States government securities,

•
units of a taxable money-market portfolio having the highest rating assigned by each applicable rating agency and restricted to obligations issued or guaranteed by the United States of America or entities whose obligations are backed by the full faith and credit of the United States of America and repurchase agreements collateralized by such obligations, and

•
such other investments bearing interest or sold at a discount acceptable to each rating agency as will not result in the downgrading or withdrawal of the rating then assigned to the securities by either rating agency, as evidenced by a signed writing delivered by each rating agency.

Permitted investments with respect to a series will include only obligations or securities that mature on or before the date on which the distribution account, reserve fund and other funds or accounts for the series are required or may be anticipated to be required to be applied for the benefit of the holders of the Securities of the series. Any income, gain or loss from the investments for a series will be credited or charged to the appropriate fund or account for the series. In general, reinvestment income from permitted investments will not accrue for the benefit of the securityholders of the series.

Funds held in a reserve fund may be invested as described below under “Credit Enhancement — Reserve Funds.”

Eligible Investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the related trust account for the related series are required to be remitted to the trustee, the related master servicer, a securities administrator or another trust account, as applicable, or are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from such trust accounts may be property of the trustee, the related master servicer, a securities administrator, a servicer or another party and not available for distributions to securityholders.

CREDIT ENHANCEMENT
General

If so specified in the prospectus supplement for a series, the related trust may include, or the related Securities may be entitled to the benefits of, specified ancillary or incidental assets intended to provide credit enhancement for the ultimate or timely distribution of proceeds from the mortgage assets to the holders of the Securities, including reserve accounts, insurance policies, guarantees, surety bonds, letters of credit, guaranteed investment contracts, swap agreements and option agreements. One or more classes of Securities of a series of securities may be entitled to the benefits of other credit enhancement arrangements described in this prospectus, including subordination, overcollateralization or cross support, to the extent specified in the related prospectus supplement. The protection against losses or delays afforded by any such assets or credit enhancement arrangements may be limited.

Credit enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses exceed the amount covered by credit enhancement or are not covered by credit enhancement, holders of one or more classes of Securities will bear their allocable share of any resulting losses. If a form of credit enhancement applies to several classes of Securities, and if distributions with respect to principal equal to the aggregate principal balances of particular classes of Securities are distributed prior to the distributions to other classes of Securities, the classes of Securities which receive distributions at a later time are more likely to bear any losses which exceed the amount covered by credit enhancement. In some cases, credit enhancement may be canceled or reduced if the cancellation or reduction would not adversely affect the rating of the related Securities.

Subordination

If so specified in the related prospectus supplement, a series may include one or more classes of Securities that are subordinated in right to receive distributions or subject to the allocation of losses in favor of one or more other classes of Securities of the series. If so specified in the prospectus supplement, distributions in respect of scheduled principal, principal prepayments, interest or any combination thereof that otherwise would have been payable to one or more classes of subordinated Securities of a series may instead be payable to one or more classes of senior Securities of the series under the circumstances and to the extent specified in the prospectus supplement. If so specified in the prospectus supplement, delays in receipt of scheduled payments on the mortgage assets and losses with respect to those mortgage assets will be borne first by classes of subordinated Securities and thereafter by one or more classes of senior Securities, under the circumstances and subject to the limitations specified in such prospectus supplement. The aggregate distributions in respect of delinquent payments on the mortgage assets over the lives of the Securities or at any time, the aggregate losses which must be borne by the subordinated Securities by virtue of subordination and the amount of the distributions otherwise payable to the subordinated Securities that will be payable to the senior Securities on any distribution date may be limited as specified in the prospectus supplement. If aggregate distributions in respect of delinquent payments on the mortgage assets or aggregate losses were to exceed the total amounts payable and available for distribution to holders of subordinated Securities or, if applicable, were to exceed a specified maximum amount, holders of senior Securities could experience losses on the Securities.

If so specified in the related prospectus supplement, all or any portion of distributions otherwise payable to the holders of subordinated Securities on any distribution date may instead be deposited into one or more reserve accounts established by the trustee for specified periods or until the balance in any the reserve account has reached a specified amount and, following payments from the reserve account to the holders of senior Securities or otherwise, thereafter to the extent necessary to restore the balance of the reserve account to required levels. If so specified in the prospectus supplement, amounts on deposit in any designated reserve account may be released to the depositor or the related seller or the holders of any class of Securities at the times and under the circumstances specified in the prospectus supplement.

If so specified in the related prospectus supplement, one or more classes of Securities may bear the risk of losses not covered by credit enhancement prior to other classes of Securities. Subordination might be effected by reducing the principal balance of the subordinated Securities on account of the losses, thereby decreasing the proportionate share of distributions allocable to the Securities, or by another means specified in the prospectus supplement.

If so specified in the related prospectus supplement, various classes of senior Securities and subordinated Securities may themselves be subordinate in their right to receive distributions to other classes of senior Securities and subordinated Securities, respectively, through a cross-support mechanism or otherwise. If so set forth in the prospectus supplement, the same class of Securities may constitute senior Securities with respect to specified types of payments or losses and subordinated Securities with respect to other types of payments or losses.

Distributions may be allocated among classes of senior Securities and classes of subordinated Securities

•	in the order of their scheduled final distribution dates,

•	in accordance with a schedule or formula,

•	in relation to the occurrence of events, or

•	otherwise, in each case as specified in the prospectus supplement.

As between classes of subordinated Securities, payments to holders of senior Securities on account of delinquencies or losses and payments to any reserve account will be allocated as specified in the prospectus supplement.

Financial Guaranty Insurance Policies

If so specified in the related prospectus supplement, one or more financial guaranty insurance policies will be obtained and maintained for one or more classes or series of Securities. The issuer of any specified financial guaranty insurance policy will be named in the related prospectus supplement. In general, financial guaranty insurance policies unconditionally and irrevocably guarantee that the full amount of the distributions of principal and interest to which the holders of the related Securities are entitled under the related agreement, as well as any other amounts specified in the related prospectus supplement, will be received by an agent of the trustee for distribution by the trustee to those holders. The specific terms and limitations of any financial guaranty insurance policy will be set forth in the related prospectus supplement.

Overcollateralization

If so specified in the related prospectus supplement, the aggregate principal balance of the mortgage assets included in a trust may exceed the original principal balance of the related Securities. In addition, if so provided in the related prospectus supplement, specified classes of Securities may be entitled to receive distributions of excess cash as an additional payment of principal, thereby creating a limited acceleration of the payment of the principal of the Securities relative to the amortization of the related mortgage assets. This acceleration feature may continue for the life of the applicable classes of Securities or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain provisions specified in the related prospectus supplement, the acceleration feature will cease unless necessary to maintain the required overcollateralization level.

Cross Support

If so specified in the related prospectus supplement, the interests in separate trusts or separate groups of assets may be evidenced by separate classes of the related series of Securities. In that case, credit enhancement may be provided by a cross-support feature which requires that distributions be made with respect to specified Securities evidencing interests in one or more trusts or asset groups prior to distributions to other Securities evidencing interests in other trusts or asset groups. If so specified in the related prospectus supplement, the coverage provided by one or more forms of credit enhancement may apply concurrently to two or more separate trusts or asset groups, without priority among the trusts or asset groups, until the credit enhancement is exhausted. If applicable, the prospectus supplement will identify the trusts or asset groups to which the credit enhancement relates and the manner of determining the amount of the coverage provided by the credit enhancement and of the application of the coverage to the identified trusts or asset groups.

Mortgage Pool Insurance Policies

If so specified in the related prospectus supplement, one or more mortgage pool insurance policies insuring, subject to their provisions and limitations, against defaults on the related mortgage loans will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of a mortgage pool insurance policy will be named in the related prospectus supplement. A mortgage pool insurance policy for a series will not be a blanket policy against loss because claims under the policy may only be made for particular defaulted mortgage loans and only upon satisfaction of specified conditions precedent described in the related prospectus supplement. A mortgage pool insurance policy generally will not cover losses due to a failure to pay or denial of a claim under a primary mortgage insurance policy. The specific terms and limitations of any mortgage pool insurance policy will be set forth in the related prospectus supplement.

Special Hazard Insurance Policies

If so specified in the related prospectus supplement, one or more special hazard insurance policies insuring, subject to their provisions and limitations, against specified losses not covered by standard hazard insurance policies will be obtained and maintained for the related series in an amount specified in the prospectus supplement. The issuer of any special hazard insurance policy will be named in the related prospectus supplement. The specific terms and limitations of any special hazard insurance policy will be set forth in the related prospectus supplement.

Bankruptcy Bonds

If so specified in the related prospectus supplement, one or more borrower bankruptcy bonds covering losses resulting from proceedings under the federal Bankruptcy Code will be obtained and maintained for the related series in an amount specified in such prospectus supplement. The issuer of any bankruptcy bond will be named in the related prospectus supplement. Each bankruptcy bond will generally cover certain losses resulting from a reduction by a bankruptcy court of scheduled payments of principal and interest on a mortgage loan or a reduction by the court of the principal amount of a mortgage loan and will cover certain unpaid interest on the amount of the principal reduction from the date of the filing of a bankruptcy petition.

Reserve Funds

If so specified in the related prospectus supplement, cash, U.S. Treasury securities, instruments evidencing ownership of principal or interest payments thereon, letters of credit, surety bonds, demand notes, certificates of deposit or a combination thereof in the aggregate amount specified in the prospectus supplement will be deposited by the depositor in one or more reserve fund accounts established and maintained with the trustee. In addition, if so specified in the related prospectus supplement, a reserve fund account may be funded with all or a portion of the interest payments on the related mortgage assets not needed to make required distributions. Cash and the principal and interest payments on other investments will generally be used to enhance the likelihood of timely payment of principal of, and interest on, or, if so specified in the prospectus supplement, to provide additional protection against losses in respect of, the assets in the related trust, to pay the expenses of the trust or for other purposes as may be specified in the prospectus supplement.

DERIVATIVES

If specified in the related prospectus supplement, the trust may include one or more derivative instruments, as described in this section. Derivate instruments included in any trust will be used only in a manner that reduces or alters risk resulting from the mortgage loans or other assets in the pool, and only in a manner such that the return on the offered securities will be based primarily on the performance of the mortgage loans or other assets in the pool. Derivative instruments may include (1) interest rate swaps (or caps, floors or collars) or yield supplement agreements, (2) currency swaps or currency options, (3) market value swaps that are referenced to the value of one or more of the mortgage loans or other assets included in the trust or to a class of offered securities, as described below and (4) credit default swaps that protect against defaults and losses on loans or other assets included in the trust or allocated to a class of offered securities as described below.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including LIBOR, a specified bank’s prime rate or U.S. Treasury Bill rates. Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates). An interest rate cap, floor or collar is an agreement pursuant to which the counterparty agrees to make payments representing interest on a notional principal amount when a specified reference interest rate is above a strike rate, outside of a range of strike rates, or below a strike rate, as specified in such agreement, generally in exchange for a fixed amount paid to the counterparty at the time such agreement is entered into. A yield supplement agreement is a type of cap agreement, and is substantially similar to a cap agreement as described above. The counterparty under a floor agreement may be an affiliate of the depositor.

The trustee on behalf of a trust may enter into interest rate swaps, caps, floors and collars, or yield supplement agreements, to minimize the risk to securityholders from adverse changes in interest rates, or to provide supplemental credit support. Cap agreements and yield supplement agreements may be entered into in order to supplement the sources available to make interest payments on one or more classes of securities of any series.

A market value swap might be used in a structure in which the pooled assets are mortgage loans that provide for a fixed rate period and then convert by their terms to adjustable rate loans. Such a structure might provide that at a specified date near the end of the fixed rate period, the investors must tender their securities to the trustee who will then transfer the securities to other investors in a mandatory auction procedure. The market value swap would ensure that the original investors would receive at least par at the time of tender, by covering any shortfall between par and the then current market value of the securities.

Derivative instruments may include credit default swaps pursuant to which credit enhancement is provided in the form of a swap agreement. Credit default swaps will only be used to protect against defaults and losses on loans or other assets included in a trust or allocated to a class of offered securities. The terms of credit derivatives and any other derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

In the event of the withdrawal of the credit rating of a derivative counterparty or the downgrade of such credit rating below levels specified in the derivative contract (where the derivative contract is relevant to the ratings of the offered securities, such levels generally are set by the rating agencies rating the offered securities) the derivative counterparty may be required to post collateral for the performance of its obligations under the derivative contract, or take certain other measures intended to assure performance of those obligations.

Derivative contracts will generally be documented based upon the standard forms provided by the International Swaps and Derivatives Association, Inc. (“ISDA”). These forms generally consist of an ISDA master agreement, a schedule to the master agreement and a confirmation, although in some cases the schedule and the confirmation will be combined in a single document and the standard ISDA master agreement will be incorporated therein by reference.

There can be no assurance that the trust will be able to enter into derivative instruments at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the derivative instruments may provide for termination under various circumstances, there can be no assurance that the trust will be able to terminate a derivative instrument when it would be economically advantageous to the trust to do so.

If a trust includes derivative instruments, the instruments may be structured to be exempt from the registration requirements of the Securities Act. If described in the prospectus supplement, such derivative instruments may be held for tax or ERISA purposes by a separate trust and any amounts payable from such derivative instruments may be paid by the derivative counterparty into a separate reserve fund (which shall be a trust account in the name of the trustee) before payment to holders of Securities. A provider of a derivative instrument may, if specified in the related prospectus supplement, be an affiliate of an underwriter.

THE SPONSORS AND THE MASTER SERVICERS

Saxon Funding Management, Inc. (“SFMI”) is expected to act as sponsor and master servicer with respect to each series of Notes, and Saxon Mortgage, Inc. (“SMI,” and together with SFMI, the “sponsors”) is expected to act as sponsor and master servicer with respect to each series of Certificates. In addition, any other qualified entity may act as sponsor and/or a master servicer with respect to a series of Securities if such entity is an institution experienced in originating and servicing loans of the type contained in the mortgage pool, in accordance with accepted practices and prudent guidelines, and maintains satisfactory facilities to originate and service the related mortgage assets. The sponsor and master servicer with respect to each series of Securities will be identified in the related prospectus supplement.

The sponsors are direct or indirect wholly owned subsidiaries of Saxon Capital, Inc., a Maryland corporation and a publicly held mortgage REIT (NYSE: SAX). The sponsors are mortgage lenders specializing in the origination and acquisition of non-prime residential and multifamily mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans. The sponsors produce loans through both direct and indirect methods. The sponsors originate or purchase loans indirectly from a network of independent brokers and lenders throughout the country through the wholesale and correspondent channels, and originate loans directly to borrowers through the retail channel.

SFMI was organized as a Delaware corporation on March 12, 2004 and is an affiliate of the depositor, SMI and Saxon Mortgage Services, Inc. SFMI has been originating or acquiring residential mortgage loans directly and indirectly from originators since its inception. SFMI is headquartered in Glen Allen, Virginia. There have been no material changes in SFMI’s servicing policies and procedures since its inception.

SMI was organized as a Virginia corporation on August 24, 1995 and is an affiliate of the depositor, SFMI and Saxon Mortgage Services, Inc. In December 2005, SMI was the surviving entity in a merger with its affiliate America’s MoneyLine, Inc., a retail lender, and SMI began conducting retail lending operations under the trade name of Saxon Home Mortgage. SMI is headquartered in Glen Allen, Virginia. There have been no material changes in SMI’s lending policies and procedures since December 31, 2002.

Each of SMI (directly) and SFMI (indirectly through an agency relationship with SMI) originates mortgage loans through wholesale and retail channels. The wholesale channel produces loans through non-exclusive relationships with mortgage companies and mortgage brokers nationwide. The consolidated loan production volume for loans originated by SFMI and SMI through the wholesale channel was $1.2 billion for the year ended 2003, $1.5 billion for the year ended 2004 and $1.1 billion for the nine-months ended September 30, 2005. The retail channel operates under the trade name of Saxon Home Mortgage and originates non-conforming mortgages directly to consumers through its regional lending centers and its centralized lending facilities in Foothill Ranch, California, Glen Allen, Virginia and Fort Worth, Texas. The consolidated loan production volume for loans originated by SFMI and SMI through the retail channel was $762.7 million for the year ended 2003, $964.8 million for the year ended 2004 and $550.6 million for the nine-months ended September 30, 2005.

The sponsors purchase mortgage loans that were procured by the correspondent channel. The correspondent channel purchases non-conforming mortgage loans from mortgage bankers, banks, thrifts and credit unions, on either a flow (one-by-one) or bulk basis. Generally, all mortgage loans have been re-underwritten pursuant to underwriting guidelines used by both sponsors prior to purchase by such sponsor and prior to sale to such sponsor. The consolidated loan production volume for loans purchased by SFMI and SMI through the correspondent channel was $905.7 million for the year ended 2003, $1,029.5 million for the year ended 2004 and $766.2 million for the nine-months ended September 30, 2005. See “Origination of Mortgage Loans” below.

Securitization Program. The sponsors have been engaged in the securitization of assets since their inception. In connection with these activities, the sponsors use special purpose entities, such as the depositor, primarily for the securitization of residential mortgage loans. Each sponsor also acts as master servicer for securitizations it sponsors, and Saxon Mortgage Services, Inc., an affiliate of the sponsors, acts as servicer of the related mortgage loans. Since it was organized in 2004, SFMI has sponsored the securitization of approximately $3.8 billion of residential mortgage loans ($0.9 billion in 2004 and $2.9 billion in 2005) in 4 transactions and has master serviced the related mortgage loans. Since it was organized in 1995, SMI has sponsored the securitization of approximately $16.4 billion of residential mortgage loans (including $2.3 billion in 2003, $2.3 billion in 2004 and $0.6 billion in 2005) in 25 transactions and has master serviced the related mortgage loans.

Employees of the sponsors or their affiliates structure securitization transactions in which mortgage assets originated or acquired by the sponsors are sold to the depositor, serviced by Saxon Mortgage Services, Inc., and master serviced by the related sponsor. The depositor causes the issuance of the securities supported by the cash flows generated by the mortgage assets and secured by the mortgage assets. If specified in the prospectus supplement and as described under “— Assignment of Mortgage Assets” above, the related sponsor will make certain representations and warranties to the depositor and the trustee regarding the mortgage assets. If it is later determined that the mortgage assets fail to conform to the specified representations and warranties, the related sponsor may be obligated to repurchase such mortgage assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the mortgage assets. To mitigate these risks, however, to the extent the mortgage assets being securitized have been originated by third parties, the sponsors will generally obtain appropriate representations and warranties from these third parties upon the acquisition of such mortgage assets. See “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

If so provided in the related prospectus supplement, a series of Securities will include mortgage loans originated by third parties through channels that differ from the loan production methods used by the sponsors and described above.

THE DEPOSITOR

Saxon Asset Securities Company, a Virginia corporation, was organized on May 6, 1996 for the limited purposes of facilitating the financing and sale of mortgage assets and other related assets. It does not intend to engage in any business or investment activities other than issuing and selling securities secured primarily by, or evidencing interests in, mortgage assets and other related assets and taking particular actions with respect to those assets. The depositor’s Articles of Incorporation limit the depositor’s business to the foregoing and place certain other restrictions on the depositor’s activities. Neither the depositor nor any of the depositor’s affiliates will insure or guarantee payments on any securities.

The depositor is a wholly owned, limited-purpose indirect financing subsidiary of Saxon Capital, Inc., a Maryland corporation and a publicly held mortgage REIT (NYSE: SAX) and is an affiliate of SFMI, SMI and Saxon Mortgage Services, Inc. The principal executive offices of the depositor are located at 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060. Its telephone number is (804) 967-7400.

After the issuance of a series of securities, the depositor may be required (to the extent specified in the related agreements) to perform certain actions on a continual basis, including but not limited to:

•
to cause to be made all initial filings establishing or creating a security interest over the mortgage assets and any other related assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC (as defined herein) to perfect the trustee’s security interest in or lien on the mortgage assets and any such related assets;

•
to appoint a successor owner trustee, securities registrar or paying agent in the event such party resigns, is removed or becomes ineligible to continue serving in such capacity under the trust agreement;

•	to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

•	to notify the rating agencies and any other relevant parties of any termination or redemption event or the occurrence of any event of default or other event specified in the related agreements;

•
to prepare and file, or cause the preparation and filing, of tax returns and investor reports on behalf of the trust and to collect or cause to be collected any withholding tax as described in the agreements;

•
to obtain and preserve the trust’s licenses and qualification to do business in each jurisdiction in which such licenses or qualification are or shall be necessary to protect the validity and enforceability of the trust assets;

•	to pay certain organizational expenses of the trust, to indemnify the trustee and the administrator and to reimburse certain expenses of such parties;

•	to monitor the performance of the issuing entity and to deliver to the trustee and the rating agencies notice of any event of default;

•
to obtain opinions of counsel, and prepare and file, or cause to be prepared and filed, instruments, certificates and documents required for the release of collateral or the amendment or waiver of any provision of the agreements;

•	to prepare or cause to be prepared, any annual officers’ certificates required to be delivered pursuant to the agreements;

•	to comply with any directive of the trustee in connection with a sale of the collateral upon the occurrence of an event of default;

SAXON MORTGAGE SERVICES, INC. - THE SERVICER

Saxon Mortgage Services, Inc. (“SMSI”) is a Texas corporation and, unless otherwise specified in the related prospectus supplement, will act as servicer of the mortgage assets.
SMSI is an indirect subsidiary of Saxon Capital, Inc., and an affiliate of SMFI and the depositor. SMSI began its mortgage loan servicing operations in 1960 under the name Cram Mortgage Service, Inc., changed its name in September 1994 to Meritech Mortgage Services, Inc., and changed its name to the current name in May 2002. SMSI services mortgage loans for its affiliates as well as other non-affiliated lenders and investors.

In 2001, SMSI began acquiring servicing from third parties in addition to servicing the mortgage loans of affiliates, and as of December 31, 2005 a substantial majority of the loans in SMSI’s servicing portfolio are serviced for third parties, including mortgage loans owned by approximately 50 securitization trusts. As of December 31, 2005, substantially all of SMSI’s servicing portfolio consists of non-prime mortgage loans, comprised of fixed-rate and adjustable-rate, first and second lien conventional mortgage loans.

SMSI’s servicing portfolio as of December 31, 2003, December 31, 2004 and September 30, 2005 for mortgage loans owned by affiliates consisted of approximately $4.665 billion, $5.950 billion and $6.186 billion, respectively; and SMSI’s servicing portfolio as of December 31, 2003, December 31, 2004 and September 30, 2005 for mortgage loans owned by third parties consisted of approximately $5.232 billion, $14.214 billion and $20.171, respectively. There have been no material changes in SMSIಬs servicing policies and procedures since December 31, 2002.

THE ISSUING ENTITY

As more fully described in the related prospectus supplement, the issuing entity generally will be established either as a statutory trust created under the related trust agreement and formed under the laws of the State of Delaware (or other specified state) or as a common law trust created under the related pooling and servicing agreement and formed under the laws of the State of New York (or other specified state) (in each case, the “Issuing Entity”). The Issuing Entity will not have any employees, officers or directors. The trustee, the depositor, the related master servicer, the servicer, and any of an administrator, subservicer and certain other parties, if applicable and as described in the related prospectus supplement, will each act on behalf of the Issuing Entity and may only perform those actions on behalf of the Issuing Entity that are specified in the applicable agreement(s) and described in the related prospectus supplement.

AFFILIATIONS AND CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

As more fully described under “The Sponsors and the Master Servicers,” “The Depositor” and “Saxon Mortgage Services, Inc. - The Servicer,” above, each of the depositor, SFMI, SMI and SMSI is a wholly owned, direct or indirect subsidiary of Saxon Capital, Inc. Unless otherwise specified in the related prospectus supplement, either SFMI or SMI will act as sponsor and master servicer and will be the originator of the mortgage loans, and SMSI will act as servicer. Any such affiliations, and any affiliations, material relationships and related transactions, if any, among the related sponsor, the depositor, an issuing entity, the related master servicer, the servicer or any other entity involved in the servicing function, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, or an affiliate of any of the related sponsor, the depositor, an issuing entity, the related master servicer, the servicer or any other entity involved in the servicing function, a trustee, an originator that originated, or is expected to originate, 10% or more of the related pool assets, a significant obligor, an enhancement or support provider or any other material parties, will be described, to the extent applicable, in the related prospectus supplement.

ORIGINATION OF MORTGAGE LOANS

General

With respect to each series of Securities, the applicable mortgage loan underwriting criteria will be set forth in the related prospectus supplement. The originators with respect to a series of Securities will be specified in the related prospectus supplement, and may include SFMI, SMI, or other affiliates of the Depositor or any other third-party mortgage loan originator. The following discussion applies to originations by the Depositor and its affiliates and any material differences in the underwriting standards and guidelines of any other originator will be described in the related prospectus supplement.

Generally, in originating a mortgage loan, the originator will follow appraisal and underwriting standards and guidelines approved by the depositor, which, except to the extent specified in the prospectus supplement for a series, are not required to conform to Fannie Mae or Freddie Mac guidelines. The originator may, from time to time, apply underwriting criteria that are either more stringent or more flexible than its general underwriting guidelines.

The underwriting guidelines with respect to loan programs approved by the depositor may be less stringent than those of Fannie Mae or Freddie Mac. For example, they may permit the borrower to have a higher debt-to-income ratio and a larger number of derogatory credit items than do the guidelines of Fannie Mae or Freddie Mac. These underwriting guidelines are intended to provide for the origination of single family mortgage loans for non-conforming credits. A mortgage loan made to a non-conforming credit means a mortgage loan that is generally ineligible for purchase by Fannie Mae or Freddie Mac due to borrower credit characteristics that do not meet Fannie Mae or Freddie Mac underwriting guidelines, including a loan made to a borrower whose creditworthiness and repayment ability do not satisfy Fannie Mae or Freddie Mac general underwriting guidelines or a borrower who may have a record of major derogatory credit items including default on a prior mortgage loan, credit write-offs, outstanding judgments and prior bankruptcies. Accordingly, mortgage loans underwritten according to these guidelines are likely to experience rates of delinquency and foreclosure that are higher, and may be substantially higher, than mortgage loans originated in accordance with Fannie Mae or Freddie Mac underwriting guidelines.

In general, a prospective borrower is required to complete a detailed application designed to provide pertinent credit information. The prospective borrower generally is required to provide a current list of assets as well as an authorization for a credit report which summarizes the borrower’s credit history with merchants and lenders as well as any suits, judgments or bankruptcies that are of public record. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In general, the underwriting guidelines may permit the use of a credit score as the primary factor in determining the borrower’s creditworthiness. Under these circumstances, some additional factors that may be considered are mortgage history, bankruptcy history and foreclosure history.

In determining the adequacy of the mortgaged premises as collateral for a loan, the underwriting standards may permit the use of an automated valuation model (“AVM”), an appraisal or both. Automated valuation models are data only models that consider property values and comparable sales of similar properties in the area before returning an estimate of value. Appraisals are conducted by qualified independent appraisers. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes and, if considered applicable by the appraiser, the estimated rental income of the property and a replacement cost and analysis based on the current cost of constructing a similar home. All appraisals generally are expected to conform to Fannie Mae or Freddie Mac appraisal standards then in effect.

Once all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet the borrower’s monthly obligations on the proposed mortgage loan, generally determined on the basis of the monthly payments due in the year of origination, and other expenses related to the mortgaged premises including property taxes and insurance premiums, and to meet other financial obligations and monthly living expenses. The underwriting standards applied, particularly with respect to the level of income and debt disclosure on the application and verification, may be adjusted in appropriate cases where factors such as low loan-to-value ratios or other favorable compensating factors exist.

A prospective borrower applying for a loan pursuant to the full documentation program is generally required to provide information related to income, expenses and liabilities, existing or prior. An employment verification is obtained from an independent source, typically the prospective borrower’s employer, which verification generally reports the length of employment with that organization, the prospective borrower’s current salary and whether it is expected that the prospective borrower will continue being employed in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. For other than self-employed borrowers, income verification may be accomplished by W-2 forms or pay stubs that indicate year to date earnings.

Under the limited documentation program or stated income program, certain documentation requirements concerning income and employment verification is generally waived in appropriate circumstances pursuant to the applicable program. Accordingly, the maximum permitted loan-to-value ratios for loans originated under those programs are generally lower than those permitted for other similar loans originated pursuant to the full documentation program.

Representations and Warranties

The depositor generally will acquire the mortgage loans from the seller identified in the prospectus supplement or one or more affiliates of such seller (each, a “seller”). The seller will make customary representations and warranties with respect to the mortgage loans in the sales agreement by which the seller transfers its interest in the mortgage loans to the depositor. The seller will make the representations and warranties set forth under “The Trusts — Assignment of Mortgage Assets.”

In general, the seller will deliver with each mortgage loan a mortgagee title insurance policy, title insurance binder, preliminary title report, or other satisfactory evidence of title insurance, and, if a preliminary title report is delivered initially, the seller is required to deliver a final title insurance policy or satisfactory evidence of the existence of such a policy; however, for second mortgage loans with a balance of $50,000 or less, the seller will generally not obtain a mortgagee title insurance policy.

If the seller breaches a representation or warranty made with respect to a mortgage loan or fails to deliver any principal document executed by the borrower relating to a mortgage loan as required by the related agreement, the seller or depositor may be required to purchase the mortgage loan from the related trust upon deposit with the trustee of funds equal to the then unpaid principal balance of the mortgage loan plus accrued interest thereon at the related mortgage interest rate through the end of the month in which the purchase occurs. In the event of a material breach by the seller of a representation or warranty with respect to a mortgage loan or the delivery by the seller to the trustee of a materially defective document with respect to a mortgage loan, the seller or depositor may under specified circumstances, in lieu of repurchasing the mortgage loan, substitute a mortgage loan having characteristics substantially similar to those of the defective mortgage loan. The seller’s obligation to purchase a mortgage loan will not be guaranteed by the depositor or any other party.

SERVICING OF MORTGAGE LOANS

Each servicer generally will be approved or will utilize a sub-servicer that is approved by Fannie Mae or Freddie Mac as a servicer of mortgage loans and must be approved by the related master servicer. The depositor expects that most or all of the mortgage loans will be serviced by Saxon Mortgage Services, Inc., an affiliate of the depositor, SFMI and SMI. See “Saxon Mortgage Services, Inc. - The Servicer” in this prospectus.

In determining whether to approve a servicer, the related master servicer will review the credit of the servicer and, if necessary for the approval of the servicer, the sub-servicer, including capitalization ratios, liquidity, profitability and other similar items that indicate ability to perform financial obligations. In addition, the related master servicer will review the servicer’s and, if necessary, the sub-servicer’s servicing record and will evaluate the ability of the servicer and, if necessary, the sub-servicer to conform with required servicing procedures. Generally, the related master servicer will not approve a servicer unless either the servicer or the sub-servicer, if any:

•	has serviced conventional mortgage loans for a minimum of two years,

•	maintains a loan servicing portfolio of at least $300,000,000, and

•	has tangible net worth, determined in accordance with generally accepted accounting principles, of at least $3,000,000.

The master servicer will continue to monitor on a regular basis the credit and servicing performance of the servicer and, to the extent the servicer does not meet the foregoing requirements, any sub-servicer.

The duties to be performed by the servicers with respect to the mortgage loans included in the trust for each series will be set forth in the agreement pertaining to the series that will be described in the prospectus supplement for the series. Generally the agreement will provide for the calculation, collection and remittance of principal and interest payments on the mortgage loans, the administration of mortgage escrow accounts, as applicable, the collection of insurance claims, the administration of foreclosure procedures and, if necessary, the advance of funds to the extent certain payments are not made by the borrowers and are recoverable from late payments made by the borrowers or from other proceeds of the liquidation of the mortgage loans. Each servicer also will provide accounting and reporting services as necessary to enable the related master servicer to provide required information to the depositor and the trustee with respect to the mortgage loans. Each servicer is entitled to a periodic servicing fee equal to a specified percentage of the outstanding principal balance of each mortgage loan serviced by the servicer and certain other fees, including, but not limited to, late payments, conversion or modification fees and assumption fees. Servicing obligations of a servicer may be delegated to an approved sub-servicer; provided, however, that the servicer remains fully responsible and liable for all its obligations under the servicing agreement. The rights of the depositor under each servicing agreement with respect to a series will be assigned to the trust for the series.

See “The Agreements — Events of Default and Remedies” for a description of the events of default applicable to a master servicer and the consequences of such default.

Payments on Mortgage Loans

The agreement with respect to a series will require the related servicer to establish and maintain one or more separate, insured, to the available limits, collection accounts into which the servicer will be required to deposit on a daily basis payments of principal and interest received with respect to mortgage loans serviced by the servicer included in the trust for the series. To the extent deposits in each collection account are required to be insured by the FDIC, if at any time the sums in any account exceed the limits of insurance on the account, the servicer will be required within one business day to withdraw the excess funds from the account and remit the amounts to a account maintained by the trustee or master servicer or to the trustee or the master servicer for deposit in the distribution account for the series. The amount on deposit in any account will be invested in or collateralized as described herein.

The agreement with respect to a series will require the related servicer, not later than the day of the month specified in the servicing agreement, to remit to the master servicer custodial account amounts representing scheduled installments of principal and interest on the mortgage loans included in the trust for the series received or advanced by the servicer that were due during the related due period and principal prepayments, insurance proceeds, guarantee proceeds and liquidation proceeds, including amounts paid in connection with the withdrawal from the related trust of defective mortgage loans or the purchase from the related trust of converted mortgage loans, received during the prepayment period specified in the agreement, with interest to the date of prepayment or liquidation, subject to specified limitations. However, each servicer may deduct from the remittance all applicable servicing fees, insurance premiums, amounts required to reimburse any unreimbursed advances and any other amounts specified in the related agreement. On or before each distribution date, the related master servicer will withdraw from the master servicer custodial account and remit to the distribution account those amounts available for distribution on the distribution date. In addition, there will be deposited in the distribution account for the series any advances of principal and interest made by the master servicer or the trustee pursuant to the agreement to the extent the amounts were not advanced by the servicer.

Prior to each distribution date for a series, the master servicer will furnish to the trustee a statement setting forth certain information with respect to the mortgage loans included in the trust for the series.

Advances

If so specified in the prospectus supplement for a series, the Agreement with respect to each series will provide that the related servicer generally will be obligated to advance funds to cover, to the extent that the amounts are determined by the servicer to be recoverable from any subsequent payments on or proceeds of the related mortgage loans:

•	delinquent payments of principal or interest on the mortgage loans,

•	delinquent payments of taxes, insurance premiums or other escrowed items, and

•	foreclosure costs, including reasonable attorney’s fees.

The servicer’s obligation to advance funds with respect to any mortgage loan as to which a default has occurred and the servicer has entered into a forbearance or modification agreement will be based on the terms of that mortgage loans as so modified. The failure of a servicer to make any required advance under the related agreement constitutes a default for which the servicer may be terminated. Upon a default by the servicer, the master servicer or the trustee may be required, if so provided in the agreement, to make advances to the extent necessary to make required distributions on certain Securities, provided that such party deems such amounts to be recoverable.

As specified in the related prospectus supplement for a series, the advance obligation of the master servicer may be further limited to an amount specified in the agreement that has been approved by each rating agency that provides, at the request of the depositor, a rating for the Securities of the series. Any required advances by a servicer, the master servicer or the trustee, as the case may be, must be deposited into the applicable collection account or master servicer custodial account or into the distribution account and will be due not later than the distribution date to which the delinquent payment relates. Any advances made by a servicer, the master servicer or the trustee with respect to mortgage loans included in the trust for any series are intended to enable the trustee to make timely payment of the scheduled distributions on the Securities of the series. Neither the servicer or the master servicer will insure or guarantee the Securities of any series or the mortgage loans included in the trust for any series, and their obligations to advance for delinquent payments will be limited to the extent that the advances will be recoverable out of future payments on the mortgage loans, insurance proceeds or anticipated liquidation proceeds of the mortgage loans for which the amounts were advanced. The servicer’s obligation to make advances with respect to principal and interest payments, property taxes, costs of foreclosure proceedings, or other expenses associated with any mortgage loan generally will terminate under the agreement upon the good faith determination of the servicer that any advance will not be recoverable from subsequent payments on or liquidation or insurance proceeds related to such mortgage loan.

Amounts advanced by a servicer, the master servicer or the trustee, as the case may be, will be reimbursable out of future payments on the mortgage loans, insurance proceeds or liquidation proceeds of the mortgage loans for which the amounts were advanced. In addition, if an advance made by a servicer, the master servicer or the trustee, as the case may be, later is determined by the servicer to be unrecoverable from proceeds of the mortgage loans for which the amounts were advanced, the servicer, the master servicer or the trustee, as the case may be, will be entitled to reimbursement from funds in the collection, master servicer, custodial or distribution account representing payments on or proceeds of other mortgage loans prior to the distribution of payments to the securityholders.

The servicer may enter into financial facilities that allow the servicer to borrow against, grant security interests in, or sell its rights to receive servicing fees or reimbursement of advances for payment of principal, interest, taxes, insurance, or advances for other expenses incurred in servicing mortgage loans, although no such financial facilities shall reduce or otherwise affect the servicer’s obligations to fund such advances.

Collection and Other Servicing Procedures

The agreement with respect to each series will require the related servicer to make reasonable efforts to collect all payments required under the mortgage loans included in the related trust and, consistent with such agreement and any applicable insurance policies with respect to each mortgage loan, to follow the collection procedures it normally would follow with respect to mortgage loans serviced for its own account. Generally, the agreement will authorize the servicer to forebear collection of or modify the unpaid balance of terms of any mortgage loans that is delinquent or with respect to which the servicer believes default to be imminent. Such forbearance or modification may affect the amount and timing of principal and interest payments on the mortgage loan and, consequently, may affect the amount and timing of payment on one or more classes of the related series of Securities. For example, a modification agreement that results in a lower mortgage interest rate would lower the pass through rate of any related class of Securities that accrues interest at a rate based on the weighted average net rate of the mortgage loans. In addition, the agreement generally will authorize the servicer to sell, instead of foreclosing, delinquent mortgage loans if the servicer or master servicer determines such a sale to be in the best interests of the securityholders, with the net sale proceeds treated as prepayments of the related mortgage loans, and any resulting loss to be realized by the trust. Under the agreement, the servicer shall not be required to initiate any foreclosure action or other collection effort that in the servicer’s judgment is unlikely to result in net recoveries in excess of the related costs of collection, in which event the servicer may elect to convey the premises to the borrower and release the lien of the mortgage loan without obtaining further payment or proceeds.

The mortgage note or security instrument used in originating a mortgage loan may contain a due-on-sale clause. The servicer will be required to use reasonable efforts to enforce due-on-sale clauses with respect to any mortgage note or security instrument containing such a clause, provided that the coverage of any applicable insurance policy will not be adversely affected thereby. In any case in which properties or interests securing mortgage loans have been or are about to be conveyed by the borrower and the due-on-sale clause has not been enforced or the related mortgage note is by its terms assumable, the servicer will be authorized to take or enter into an assumption agreement from or with the person to whom the mortgaged premises have been or are about to be conveyed, if that person meets certain loan underwriting criteria, including the criteria necessary to maintain the coverage provided by the applicable primary mortgage insurance policies or if otherwise required by law. If the servicer enters into an assumption agreement in connection with the conveyance of any of the mortgaged premises, the servicer will release the original borrower from liability upon the mortgage loan and substitute the new borrower as obligor thereon. In no event may an assumption agreement permit a decrease in the mortgage interest rate or an increase in the term of a mortgage loan. Fees collected for entering into an assumption agreement will be retained by the servicer as additional servicing compensation.

Primary Mortgage Insurance Policies

Some or all mortgage loans, if so specified in the related prospectus supplement, will be covered by a primary mortgage insurance policy remaining in force until the principal balance of the mortgage loan is reduced to certain percentages of the original fair market value of the related mortgaged premises, or for certain periods of time, as specified in the related prospectus supplement.

The prospectus supplement for a series with respect to which a primary mortgage insurance policy applies will describe the terms and conditions of coverage of such policy, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers. Generally, the amount of a claim for benefits under a primary mortgage insurance policy will consist of the insured portion of the unpaid principal balance of the covered mortgage loan plus accrued and unpaid interest on such unpaid principal balance and reimbursement of specified expenses, less

•	all rents or other payments collected or received by the insured, other than the proceeds of hazard insurance, that are derived from or are in any way related to the related mortgaged premises,

•	hazard insurance proceeds in excess of the amount required to restore the mortgaged premises and which have not been applied to the payment of the mortgage loan,

•	amounts expended but not approved by the mortgage insurer,

•	claim payments previously made by the mortgage insurer, and

•	unpaid premiums.

If so specified in the prospectus supplement for a series, the mortgage insurer will be required to pay to the insured either the mortgage insurance loss or, at its option under certain of the primary mortgage insurance policies, the sum of the delinquent scheduled payments plus any advances made by the insured, both to the date of the claim payment, and, after that date, scheduled payments in the amount that would have become due under the mortgage loan if it had not been discharged plus any advances made by the insured until the earlier of the date the mortgage loan would have been discharged in full if the default had not occurred and the date of an approved sale. Any rents or other payments collected or received by the insured which are derived from or are in any way related to the mortgaged premises securing the mortgage loan will be deducted from any claim payment.

Standard Hazard Insurance Policies

Each servicing agreement with respect to a series will require the related servicer to cause to be maintained a standard hazard insurance policy covering each mortgaged premises securing each mortgage loan covered by the servicing agreement. The prospectus supplement for each series will describe the terms and conditions of coverage of the standard hazard insurance policies covering the related mortgaged premises, to the extent such terms and conditions are inconsistent with the following general description of provisions typically contained in such policies as currently offered by insurers. Currently, each standard hazard insurance policy is required to cover an amount at least equal to the lesser of the outstanding principal balance of the related mortgage loan, or 100% of the insurable value of the improvements on the related mortgaged premises, or 100% of the insurable value reasonably obtainable in the applicable locality under generally available homeowners insurance policies without payment of extraordinary premiums. All amounts collected by the servicer or the master servicer under any standard hazard insurance policy, less amounts to be applied to the restoration or repair of the mortgaged premises and other amounts necessary to reimburse the servicer or the master servicer for previously incurred advances or approved expenses, which may be retained by the servicer or the master servicer, will be deposited to the applicable collection account maintained with respect to the mortgage loan or the distribution account.

Currently, the standard hazard insurance policies provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage. In general, the standard form of fire and extended coverage policy covers physical damage to, or destruction of, the improvements on the mortgaged premises caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Because the standard hazard insurance policies will be underwritten by different insurers and will cover mortgaged premises located in different states, the policies will not contain identical terms and conditions. The basic terms of the policies, however, generally will be determined by state law and generally will be similar. Standard hazard insurance policies typically will not cover physical damage resulting from war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudflows, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft or, in certain cases, vandalism. The foregoing list is merely indicative of some kinds of uninsured risks and is not intended to be all-inclusive. If mortgaged premises are located in a flood area identified by HUD pursuant to the National Flood Insurance Act of 1968, as amended, the applicable servicing agreement will require that the servicer or the master servicer, as the case may be, cause to be maintained flood insurance with respect to the mortgaged premises.

Currently, the standard hazard insurance policies typically contain a coinsurance clause which, in effect, requires the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged premises in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, the coinsurance clause provides that the insurer’s liability in the event of partial loss will not exceed the greater of:

•	the actual cash value, or the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed, or

•
that proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of such dwellings, structures and other improvements.

A servicer may satisfy its obligation to provide a standard hazard insurance policy by obtaining and maintaining a blanket policy insuring against fire, flood and hazards of extended coverage on all of the mortgage loans, to the extent that the policy names the servicer as loss payee and the policy provides coverage in an amount equal to the aggregate unpaid principal balance on the mortgage loans without co-insurance. If the blanket policy contains a deductible clause and there is a loss not covered by the blanket policy that would have been covered by a standard hazard insurance policy covering the related mortgage loan, then the servicer will remit to the master servicer from the servicer’s own funds the difference between the amount paid under the blanket policy and the amount that would have been paid under a standard hazard insurance policy covering the mortgage loan.

Any losses incurred with respect to mortgage loans included in the trust for a series due to uninsured risks, including earthquakes, landslides, mudflows and floods, or insufficient insurance proceeds may reduce the value of the assets included in the trust for the series and could affect distributions to holders of the Securities of the series, except to any extent that may be otherwise provided in the prospectus supplement for such series.

Evidence as to Servicing Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the mortgage assets or any pool of mortgage assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

The master servicer or the trustee will review, on an annual basis, the performance of each servicer and the status of any fidelity bond and errors and omissions policy required to be maintained by the servicer under the servicing agreement.

Master Servicer Duties

Unless otherwise specified in the prospectus supplement for a series, the master servicer generally will;

•	administer and supervise the performance by each servicer of its duties and responsibilities under the related servicing agreement,

•	calculate amounts payable to securityholders on each distribution date, and

•	prepare periodic reports to the trustee or the securityholders with respect to the foregoing matters.

In addition, the master servicer will receive, review and evaluate reports, information and other data provided by each servicer pursuant to the related agreement, to monitor each servicer’s servicing activities, to reconcile the results of the monitoring with information provided by the servicer and to make corrective adjustments to records of the servicer and the master servicer, as appropriate. The master servicer may engage the trustee or independent contractors to perform certain of its responsibilities. However, the master servicer remains fully responsible and liable for all its obligations under each agreement, other than those specifically undertaken by a special servicer.

The master servicer will be entitled to a monthly master servicing fee applicable to each mortgage loan expressed as a fixed percentage of the remaining scheduled principal balance of the mortgage loan.

The master servicer may terminate a servicer who has failed to comply with its covenants or breached one or more of its representations and warranties contained in the related servicing agreement. Upon termination of a servicer by the master servicer, the master servicer will assume the servicing obligations of the terminated servicer or, at its option, may appoint a substitute servicer acceptable to the trustee to assume the servicing obligations of the terminated servicer. The master servicer’s obligation to act as a servicer following the termination of a servicer will not require the master servicer to:

•	purchase mortgage loans from a trust due to a breach by the servicer of a representation or warranty under the related servicing agreement,

•	purchase from the trust any converted mortgage loan, or

•	advance payments of principal and interest on a delinquent mortgage loan in excess of the master servicer’s independent advance obligation under the related agreement.

The master servicer for a series may resign from its obligations and duties under the agreement with respect to the series, but no resignation will become effective until the trustee or a successor master servicer has assumed the master servicer’s obligations and duties.

Administration Agreement

If specified in the prospectus supplement for a series of Notes, the depositor, the trust fund and an administrator specified in the prospectus supplement will enter into an administration agreement. The administrator will agree, to the extent provided in the administration agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the trust fund under the sale and servicing agreement, the indenture and the deposit trust agreement. Certain additional administrative functions may be performed on behalf of the trust fund by the depositor.

Special Servicing Agreement

The master servicer may appoint a special servicer to undertake certain responsibilities of the servicer with respect to certain defaulted mortgage loans securing a series. The special servicer may engage various independent contractors to perform certain of its responsibilities. However, the special servicer must remain fully responsible and liable for all its responsibilities under the special servicing agreement. As may be further specified in the related prospectus supplement, the special servicer, if any, may be entitled to various fees, including, but not limited to:

an engagement fee applicable to each mortgage loan or related REO properties as of the first day of the immediately preceding Due Period, a special servicing fee expressed as a fixed percentage of the remaining scheduled principal balance of each specially serviced mortgage loan or related REO properties, or a performance fee applicable to each liquidated mortgage loan based upon the related liquidation proceeds.

THE AGREEMENTS
General

Mortgage assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller to the depositor pursuant to a sales agreement. The Certificates of each series will represent the entire beneficial ownership interest in the trust fund created pursuant to the related pooling and servicing agreement for such Certificates. The Notes of each series will represent indebtedness of the related trust fund and will be issued pursuant to an indenture. In the case of a series of Notes, the depositor will also enter into a sale and servicing agreement with the indenture trustee, the related master servicer and servicer and the issuing entity.

The sales agreement, pooling and servicing agreement, trust agreement, indenture and sale and servicing agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series. In addition, except as otherwise indicated, the pooling and servicing agreement and sale and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series. In the case of a series of Notes, the issuing entity will be established as a statutory trust under the law of the state specified in the prospectus supplement, pursuant to a trust agreement among the depositor and an owner trustee and administrator specified in the prospectus supplement relating to that series of Notes. The mortgage assets of a trust will be serviced in accordance with the agreements. The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement. References in this section to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

The following summaries describe certain material provisions of the agreements. The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements. Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

The Pooling and Servicing Agreement

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement and sale and servicing agreement.

General

If the Securities of a series consist of Certificates, the Certificates will be issued pursuant to the pooling and servicing agreement. If the Securities of a series consist of Notes and certificates, the Notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities will provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of any servicer.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will generally consist of: (1) any failure by the master servicer to make a timely payment to the trustee within five days of the due date therefor (or, in the case of an advance, on the due date therefor); (2) any failure by the master servicer to observe or perform in any material respect any other of its covenants or agreements in the pooling and servicing agreement, which failure continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; and (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing at least 51% of the voting rights, the trustee will, by written notification to the master servicer, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination); provided, however, that in the case of the sale and servicing agreement, if the rights and obligations of the master servicer are terminated due to a failure to make advances, and the master servicer pays such advances (plus interest) within five business days, the master servicer will be reinstated with the approval of each rating agency and the trustee. Upon termination of the master servicer, the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer. Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity. The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 25% of the voting rights may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers if the trustee reasonably believes it may not obtain compensation or reimbursement for any expenses and liabilities that may be incurred by the trustee by taking such action. Also, the trustee may decline to follow the direction if the Trustee determines that the action or proceeding so directed conflicts with any rule of law or with the pooling and servicing agreement.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity or mistake, (ii) to cause the provisions of the pooling and servicing agreement to conform to or be consistent with any disclosure document relating to the Securities, (iii) to correct any defective provision or supplement any provision that is inconsistent with another provision, (iv) to add any other provision with respect to matters or questions arising under the pooling and servicing agreement; (v) in the case of the sale and servicing agreement, to modify the servicing fee and the master servicing fee (without increasing the aggregate amount of the fees); (vi) to modify, alter, amend, add to or rescind any terms or provisions of the agreement, provided that the amendment may not adversely affect in any material respects the interests of any Securityholder, provided that in the case of amendments described in (iv), (v) and (vi), the trustee receives an opinion of counsel to the effect that such action will not adversely affect in any material respect the interests of any securityholder.

The pooling and servicing agreement may also be amended by the parties with the consent of the majority holders of securities of each class affected by the amendment, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, distributions that are required to be made on a security of any class without the consent of the holder of such security, (ii) adversely affect in any material respects the interests of the holders of any class of securities in a manner other than described in (i) without the consent of holders of securities of such class evidencing percentage interests aggregating 66% of such class or (iii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

In addition, the pooling and servicing agreement may also be amended by the parties without the consent of the securityholders to modify, eliminate or add to any of its provisions to the extent necessary or helpful to (i) maintain the qualification of each REMIC created under the agreement as a REMIC under the Code, (ii) avoid or minimize the risk of the imposition of any tax on any REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Securities or (iii) comply with any other requirements of the Code, provided that the trustee receives an opinion of counsel to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement, a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance. In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage assets or securities to a specified level. The purchase price will be specified in the applicable prospectus supplement. In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder. This auction may or may not be subject to a minimum bid price.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement. If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 25% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee and have offered to the trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and (2) the trustee, for 60 days after its receipt of such notice, request and offer of indemnity has neglected or refused to institute any such action, suit or proceeding.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee

The trustee will serve as paying agent and certificate registrar. The trustee will make payments to Certificateholders based solely on the payment date statements prepared by or on behalf of the master servicer. The trustee will not be required to confirm, verify or recompute any such information, but will be entitled to rely conclusively on such information.

The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described above under “The Pooling and Servicing Agreement — Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct or bad faith; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default. See “The Pooling and Servicing Agreement — Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage asset under the pooling and servicing agreement. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master servicer, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the securities, (b) the payment of any insurance related to the securities or the mortgage assets or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the securities or the validity, priority, perfection or sufficiency of the security for the securities.

Expenses and Indemnities of the Trustee.

The trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the issuing entity for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement and the sales agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to securityholders.

Resignation of Trustee.

The trustee may, upon 60 days’ advance written notice to the depositor and the master servicer, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement or becomes incapable of acting, or is adjudged bankrupt or insolvent. The trustee may also be removed at any time by the holders of outstanding Securities of the related series entitled to at least 51%, or another percentage specified in the related prospectus supplement, of the voting rights of the series. Financial guarantee insurers may obtain the right to exercise all voting rights of holders of securities. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

The Indenture

Modification of Indenture

If a trust has issued Notes pursuant to an indenture, the issuing entity and the indenture trustee may, with the consent of holders of 66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding Notes of the related series (or of one or more specified classes of Notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the Noteholders.

Without the consent of the securityholders, but with prior written notice to the rating agencies and with the prior written consent of the issuing entity (which requires the consent of the holder of the trust certificate), the indenture trustee, when authorized by an issuer order, may enter into one or more indentures supplemental hereto for any of the following purposes:

•
to correct or amplify the description of any property at any time subject to the lien of the indenture, or better to assure, convey and confirm unto the indenture trustee any property subject or required to be subjected to the lien of the indenture, or to subject to the lien of the indenture additional property;

•	to evidence the succession of a successor to the issuing entity, and the assumption by any such successor of the covenants of the issuing entity;

•	to add to the covenants of the issuing entity for the benefit of the securityholders, or to surrender any right or power herein conferred upon the issuing entity;

•
to (1) cure any ambiguity, (2) correct or supplement any provision in the indenture that may be inconsistent with any other provisions of the indenture, or to conform the provisions of the indenture to those of any offering document relating to the Securities, (3) obtain a rating for a class of securities from a nationally recognized statistical rating organization, or (4) make any other provisions with respect to matters or questions arising under the indenture; provided, however, that no such supplemental indenture entered into pursuant to clause (4) will adversely affect in any material respect the interests of any securityholder not consenting thereto as evidenced by an opinion of counsel (or, in lieu thereof, written confirmation from each rating agency that the supplemental indenture will not cause it to reduce or withdraw its then-current ratings on any class of Securities);

•
to evidence and provide for the acceptance of the appointment of a successor indenture trustee with respect to the Notes and to add to or change any of the provisions of the indenture to the extent necessary to facilitate the administration of the trusts hereunder by more than one indenture trustee; or

•
to modify, eliminate or add to the provisions of the indenture to such extent as shall be necessary to effect the qualification of the indenture under the Trust Indenture Act or under any similar federal statute hereafter enacted and to add to the indenture such other provisions as may be expressly required by the Trust Indenture Act (as evidenced by an opinion of counsel furnished to the indenture trustee).

provided, however, that no such supplemental indenture may be entered into unless the indenture trustee receives a tax opinion stating that entering into the supplemental indenture will not cause the issuing entity to be subject to federal income tax as long as certain conditions are satisfied relating to the REIT status of the holder of the trust certificate.

The issuing entity and the indenture trustee may also, without the consent of any Securityholder, but with prior written notice to the rating agencies, enter into a supplement to the indenture for the purpose of adding any provisions to, or changing in any manner or eliminating any of the provisions of, the indenture or of modifying in any manner the rights of the securityholders under the indenture; provided, however, that such action will not, as evidenced by either an opinion of counsel or satisfaction of certain rating agency conditions, adversely affect in any material respect the interests of any securityholder.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

•	a default in the payment of current interest in respect of any class of Notes when the same becomes due and payable, and the continuance of such default for a period of thirty (30) days; or

•	a default in the payment of the entire class principal balance of any Note on the applicable maturity date; or

•	either the issuing entity or the pool of collateral becomes an “investment company” required to be registered under the Investment Company Act of 1940, as amended; or

•
default in the observance or performance of any covenant or agreement of the issuing entity made in the indenture, or any representation or warranty of the issuing entity in the agreements or in any certificate or other writing delivered pursuant hereto or in connection herewith proves to have been incorrect in any material respect as of the time it was made, and such default continues or is not cured, or the circumstance or condition in respect of which such representation or warranty was incorrect is not eliminated or otherwise cured, for a period of 60 days after written notice is given to the issuing entity by the indenture trustee or to the issuing entity and the indenture trustee by the holders of at least 25% of the outstanding amount of the Notes, a written notice specifying such default or incorrect representation or warranty and requiring it to be remedied and stating that such notice is a notice of default hereunder; or

•	the receipt of notice from the holder of a certificate issued by the issuing entity, to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary; or

•	a transfer of a certificate issued by the issuing entity that causes such certificate not to be beneficially owned (directly or indirectly through qualified REIT subsidiaries) by the same REIT.

•	certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee may, and shall at the written direction of holders of a majority by percentage interest of the highest priority class notes then outstanding may declare all the Notes to be immediately due and payable, by a notice in writing to the issuing entity, and upon any such declaration the unpaid principal amount of such Notes, together with accrued and unpaid interest thereon through the date of acceleration, shall become immediately due and payable. The “highest priority class notes” is the class of Notes then outstanding that has the highest priority of payment of interest.

If the Notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the Notes, exercise remedies as a secured party, sell the mortgage assets and other assets of the trust pledged to secure the Notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration. However, the indenture trustee may not sell or otherwise liquidate the collateral following an indenture default, unless (A) the holders of at least 66 2/3% of the outstanding amount of the highest priority class notes consent thereto, (B) the proceeds of such sale or liquidation distributable to the Noteholders are sufficient to discharge in full all amounts then due and unpaid upon the Notes for principal and interest or (C) the indenture trustee determines that the collateral will not continue to provide sufficient funds for the payment of principal of and interest on the Notes as they would have become due if the Notes had not been declared due and payable, and the indenture trustee obtains the consent of the holders of at least 66 2/3% of the outstanding amount of the highest priority class notes.

If the collateral securing the Notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture. In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all Notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the Notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request. Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding Notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the Notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes.

Except as described above in the case of an indenture default, no holder of a Note will have the right to institute any proceeding with respect to the indenture, unless:

•	such holder previously has given to the indenture trustee written notice of a continuing indenture default;

•
the holders of a majority in outstanding amount of the highest priority class notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

•	such holder or holders have offered the indenture trustee reasonable indemnity;

•	the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

•
no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in outstanding amount of the highest priority class notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

•
except as expressly permitted by the agreements, sell, transfer, exchange or otherwise dispose of any of the properties or assets of the issuing entity, including those included in the collateral, unless directed to do so by the indenture trustee;

•
claim any credit on, or make any deduction from the principal or interest payable in respect of, the Notes of the related series (other than amounts properly withheld from such payments under the Code) or assert any claim against any present or former Noteholder by reason of the payment of the taxes levied or assessed upon any part of the collateral;

•
engage in any business or activity other than as permitted by the agreements or other than in connection with, or relating to, the issuance of Notes pursuant to the indenture, or take any action under the trust agreement that requires prior written consent of the Noteholders without such consent;

•	issue debt obligations under any other indenture;

•
incur or assume any indebtedness or guarantee any indebtedness of any person, except for such indebtedness as may be incurred by the Issuer in connection with the issuance of the Notes pursuant to the indenture;

•	dissolve or liquidate in whole or in part or merge or consolidate with any other person;

•
(A) permit the validity or effectiveness of the indenture to be impaired, or permit the lien of the indenture to be amended, hypothecated, subordinated, terminated or discharged, or permit any person to be released from any covenants or obligations with respect to the Notes under the indenture except as may be expressly permitted hereby, (B) permit any lien, charge, excise, claim, security interest, mortgage or other encumbrance (other than the lien of the indenture) to be created on or extend to or otherwise arise upon or burden the collateral or any part thereof or any interest therein or the proceeds thereof (other than any junior liens or tax liens, mechanics’ liens and other liens that arise by operation of law, in each case on any of the mortgaged properties and arising solely as a result of an action or omission of the related borrowers), or (C) permit the lien of the indenture not to constitute a valid first priority (other than with respect to any such tax, mechanic’s or other lien) security interest in the collateral;

•	remove the administrator without cause unless the rating agency condition shall have been satisfied in connection with such removal; or

•	take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the noteholders, by accepting the notes, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the Notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

With respect to each series of securities that constitute Notes, each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture. To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related Noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related Notes and that has not been previously reported.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related Noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related Notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related Notes upon the delivery to the indenture trustee for cancellation of all of those Notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the Notes.

Redemption.

The Notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the Notes. Upon the payment in full of all outstanding Notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the securityholders pursuant to the sale and servicing agreement.

The Indenture Trustee

In the case of Notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Duties of the Indenture Trustee

If no indenture default has occurred, the indenture trustee will be required to perform only those duties specifically required of it under the indenture and the sale and servicing agreement. An administrator may perform on behalf of the indenture trustee certain administrative functions required under the indenture and the sale and servicing agreement.

Upon receipt of the various certificates, statements and opinions required to be furnished to it, the indenture trustee will be required to examine them to determine whether they are in the form required by the indenture; however, the indenture trustee will not be responsible for the accuracy or content of any certificates, statements or opinions furnished to it by the issuing entity, the depositor, a securities administrator, if any, the master servicer or any other party and, in the absence of bad faith on its part, may conclusively rely on such certificates, statements and opinions.

The indenture trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the indenture trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the securityholders in an indenture default, and the indenture trustee will not be deemed to have notice of any indenture default unless an officer of the indenture trustee has actual knowledge of the indenture default or written notice of an indenture default is received by the indenture trustee at its corporate trust office. See “— The Indenture — Events of Default under the Indenture” above. The indenture trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the Indenture, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the sale and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the sale and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the sale and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may resign at any time, in which event the issuing entity will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture. The indenture trustee may also be removed at any time by the issuing entity if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting. If the indenture trustee is removed the issuing entity will promptly appoint a successor indenture trustee. If a successor indenture trustee does not take office within 60 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuing entity or the holders of a majority of the aggregate class principal amount of the outstanding Notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all securityholders. The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

General.

Each trust that is an obligor on Notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

•	issuing Notes pursuant to an indenture and to conducting an offering of the Notes;

•	issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

•
acquiring mortgage assets and other property from the depositor and, pursuant to an indenture, pledging the mortgage assets to the indenture trustee as security for the trust’s obligations under the Notes;

•
entering into and performing its obligations under the sale and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

•	entering into any applicable interest rate cap or swap agreements;

•	such other purposes as are described in the applicable prospectus supplement;

•	engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

•	engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the sale and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuing entity or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement. If provided in the related prospectus supplement, a securities or trust administrator, the trustee and the depositor may perform on behalf of the owner trustee and the trust certain administrative functions required under the trust agreement, the indenture and the sale and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate. The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement. Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to securityholders. The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuing entity or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement. Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the sale and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor and the trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement. The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property. If the owner trustee is removed the depositor will promptly appoint a successor owner trustee. If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the trustee will provide notice (or cause notice to be provided) of such resignation and appointment to the holder of the ownership certificate, the securityholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

Agents

To the extent specified in the applicable prospectus supplement, an administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee. Such a party will be entitled to compensation as described in the prospectus supplement. In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.

Reports to Securityholders

Concurrently with each distribution on the Securities of any series, there will be made available to the holders of the Securities, either by posting on a website or by other means specified in the related prospectus supplement, a statement generally setting forth, to the extent applicable to the series, among other things:

•	any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

•	the amount of cashflows received and the sources thereof for distributions, fees and expenses;

•
the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, any securities or trust administrator, the servicers and any subservicers for such distribution date;

•	the aggregate amount of the distribution allocable to each class of Securities;

•	the aggregate amount of the distribution allocable to principal, separately identifying the amount allocable to each class of Securities;

•	the aggregate amount of the distribution allocable to interest, separately identifying the amount allocable to each class of Securities,

•	the aggregate principal balance (or notional balance) of each class of Securities after giving effect to distributions on the related distribution date,

•	if applicable, the amount otherwise distributable to any class of Securities that was distributed to any other class of Securities,

•	if any class of Securities has priority in the right to receive principal prepayments, the amount of principal prepayments in respect of the related mortgage assets,

•	if applicable, the level of LIBOR and the interest rates applicable to any LIBOR securities;

•
the amount, terms and general purpose of any monthly advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding monthly advances remaining after such distribution date;

•	the purchase price deposited into the collection account with respect to any mortgage asset;

•
the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

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the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

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with respect to any Subsequent Asset, if applicable, the number and aggregate scheduled principal balance of any such mortgage loan included in the trust on such distribution date and the amounts of any funds on deposit in the pre-funding account;

•	the pool balance as of such distribution;

•	any applied loss amount for any class of securities;

•	the amount of any basis risk shortfall with respect to any class of securities;

•	the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

•	the overcollateralization amount for such distribution date;

•
the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

•	any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

•	delinquency and loss information for the distribution period with respect to the mortgage assets in the pool;

•	the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

•	the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

•	any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

•	information with respect to material breaches of pool asset representations or warranties or transaction covenants;

•	information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

•	information regarding any changes to the mortgage assets in the pool, including any additions or removals in connection with a pre-funding, repurchases or substitutions;

•	the amounts on deposit in any pre-funding account;

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information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional mortgage assets acquired during a pre-funding or revolving period or in connection with a substitution; and

•	such other information as is required under the applicable agreement.

Customary information considered necessary for securityholders to prepare their tax returns will be furnished annually.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an Internet website, provided that access to such website is limited as provided in the pooling and servicing agreement. In the event that an Internet website is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

MATERIAL LEGAL ASPECTS OF MORTGAGE LOANS

General

The following discussion contains summaries of the material legal aspects of mortgage loans that are general in nature. Because the legal aspects are governed by applicable state law, which laws may differ substantially, the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the mortgage loans is situated.

The Mortgage Loans

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. The single family loans, multi-family loans, conventional home improvement loans, Title I Loans and home equity lines of credit generally will be secured by mortgages, deeds of trust, security deeds or deeds to secure debt, depending upon the prevailing practice in the state in which the related mortgaged premises are located. A mortgage creates a lien upon the real property encumbered by the mortgage, which lien is generally not prior to liens for real estate taxes and assessments. Priority between mortgages depends on their terms and generally on any order of recording with a state or county office. There are two parties to a mortgage: the borrower, who is the borrower and owner of the mortgaged premises, and the mortgagee, who is the lender. The borrower delivers to the mortgagee a note or bond and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor, who is the borrower and homeowner, similar to the borrower; the beneficiary, who is the lender, similar to a mortgagee; and the trustee, who is a third-party grantee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. A security deed and a deed to secure debt are special types of deeds that indicate on their face that they are granted to secure an underlying debt. By executing a security deed or deed to secure debt, the grantor conveys title to, as opposed to merely creating a lien upon, the subject property to the grantee until such time as the underlying debt is repaid. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a security deed or deed to secure debt are governed by law and, with respect to some deeds of trust, the directions of the beneficia

Condominiums. Particular mortgage loans may be loans secured by condominium units. The condominium building may include one or more multi-unit buildings, or a group of buildings whether or not attached to each other, located on property subject to condominium ownership. Condominium ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building, other than the individual condominium units, and all areas or facilities, if any, for the common use of the condominium units. The condominium unit owners appoint or elect the condominium association to govern the affairs of the condominium.

Cooperative Loans. Particular mortgage loans may be cooperative loans. The cooperative owns all the real property that comprises the project, including the land and the apartment building comprised of separate dwelling units and common areas or leases the land generally by a long-term ground lease and owns the apartment building. The cooperative is directly responsible for project management and, in most cases, payment of real estate taxes and hazard and liability insurance. If there is a blanket mortgage on the cooperative or underlying land, as is generally the case, the cooperative, as project mortgagor, is also responsible for meeting these mortgage obligations. A blanket mortgage is ordinarily incurred by the cooperative in connection with the construction or purchase of the cooperative’s apartment building. The interest of the occupants under proprietary leases or occupancy agreements to which the cooperative is a party are generally subordinate to the interest of the holder of the blanket mortgage in that building. If the cooperative is unable to meet the payment obligations arising under its blanket mortgage, the mortgagee holding the blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements. In addition, the blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize with a significant portion of principal being due in one lump sum at final maturity. The inability of the cooperative to refinance this mortgage or make the final payment could lead to foreclosure by the mortgagee providing the financing. A foreclosure in either event by the holder of the blanket mortgage could eliminate or significantly diminish the value of, in the case of a trust including cooperative loans, the collateral securing the cooperative loans.

A cooperative is owned by tenant-stockholders who, through ownership of stock, shares or membership certificates in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific apartments or units. In general, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing the tenant-stockholder’s pro rata share of the cooperative’s payments for its mortgage loans, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a cooperative and accompanying rights is financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares. The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement, and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of the cooperative shares.

Foreclosure

Single Family Loans, Multi-Family Loans, Conventional Home Improvement Loans, Title I Loans and Home Equity Lines of Credit. Foreclosure of a mortgage is generally accomplished by judicial action. A foreclosure action generally is initiated by the service of legal pleadings upon the borrower and any party having a subordinate interest in the real estate including any holder of a junior encumbrance on the real estate. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the mortgaged premises. In some states, mortgages may also be foreclosed by advertisement, under a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the mortgaged premises to a third party upon any default by the borrower under the terms of the note or deed of trust. In some states, the foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other party having a subordinate interest in the real estate, including any holder of a junior encumbrance on the real estate. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property. When the beneficiary’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

In some states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a statutorily prescribed reinstatement period, cure a monetary default by paying the entire amount in arrears plus other designated costs and expenses incurred in enforcing the obligation. In general, state law controls the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender. After the reinstatement period has expired without the default having been cured, the borrower or junior lienholder no longer has the right to reinstate the loan and must pay the loan in full to prevent the scheduled foreclosure sale. If the mortgage or deed of trust is not reinstated, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest in the real property.

A sale conducted in accordance with the terms of the power of sale contained in a mortgage or deed of trust is generally presumed to be conducted regularly and fairly, and a conveyance of the real property by the referee confers absolute legal title to the real property to the purchaser, free of all junior mortgages and free of all other liens and claims subordinate to the mortgage or deed of trust under which the sale is made, with the exception of some governmental liens and any redemption rights that may be granted to borrowers under applicable state law. The purchaser’s title is, however, subject to all senior liens, encumbrances and mortgages. Thus, if the mortgage or deed of trust being foreclosed is a junior mortgage or deed of trust, the referee or trustee will convey title to the property to the purchaser, subject to the underlying first mortgage or deed of trust and any other prior liens or claims. A foreclosure under a junior mortgage or deed of trust generally will have no effect on any senior mortgage or deed of trust, except that it may trigger the right of a senior mortgagee or beneficiary to accelerate its indebtedness under a due-on-sale clause or due on further encumbrance clause contained in the senior mortgage.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer or by the trustee is a public sale. Nevertheless, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the mortgaged premises may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the mortgaged premises at the foreclosure sale. Rather, it is common for the lender to purchase the mortgaged premises from the receiver or trustee for an amount which may be as great as the unpaid principal balance of the mortgage note, accrued and unpaid interest thereon and the expenses of foreclosure. Subsequently, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the mortgaged premises suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the mortgaged premises. Depending upon market conditions, the ultimate proceeds of the sale of the mortgaged premises may not equal the lender’s investment therein. Any loss may be reduced by the receipt of insurance proceeds. Mortgaged premises that are acquired through foreclosure must be sold by the trustee within two years of the date on which it is acquired in order to satisfy certain federal income tax requirements applicable to REMICs. Foreclosure of a deed of trust is generally accomplished by a non-judicial sale under a specific provision in the deed of trust that authorizes the trustee to sell the property at public auction upon any default by the borrower under the terms of the note or deed of trust. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor, to any person who has recorded a request for a copy of any notice of default and notice of sale, to any successor in interest to the borrower-trustor, to the beneficiary of any junior deed of trust and to certain other persons. In some states, a notice of sale must be posted in a public place and published during a specific period of time in one or more newspapers, posted on the property and sent to parties having an interest of record in the property before the non judicial sale takes place.

Courts have imposed general equitable principles upon foreclosure, which are generally designed to mitigate the legal consequences to the borrower of the borrower’s defaults under the loan documents. Some courts have been faced with the issue of whether federal or state constitutional provisions reflecting due process concerns for fair notice require that borrowers under deeds of trust receive notice longer than that prescribed by statute. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust does not involve sufficient state action to afford constitutional protection to the borrower.

Cooperative Loans. The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s charter documents, as well as the proprietary lease or occupancy agreement, and may be canceled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by the tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate the lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate the lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from the sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that, in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In some states, foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code and the security agreement relating to those shares. Article 9 of the Uniform Commercial Code requires that a sale be conducted in a commercially reasonable manner. Whether a foreclosure sale has been conducted in a commercially reasonable manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the Uniform Commercial Code provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. The recognition agreement, however, generally provides that the lender’s rights to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.

Junior Mortgage Loans; Rights of Senior Mortgagees

Some of the mortgage loans included in a trust may be secured by mortgages or deeds of trust that are junior to other mortgages or deeds of trust. The rights of the trustee, and therefore the securityholders, as mortgagee under a junior mortgage or beneficiary under a junior deed of trust are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure the default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary, and junior mortgagees or junior beneficiaries are seldom given notice of defaults on senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors.

The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee or beneficiary the right under some circumstances both to receive all proceeds collected under any standard hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust in any order as the mortgagee or beneficiary may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgage may have the right to collect any insurance proceeds payable under a standard hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, will be applied to the indebtedness of a junior mortgage or trust deed.

A common form of mortgage or deed of trust used by institutional lenders typically contains a future advance clause which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. While a future advance clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an obligatory or optional advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially loaned under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance the additional amounts, and, in some jurisdictions, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to the intervening junior mortgages or deeds of trust and other liens. Priority of advances under the clause rests, in many other states, on state statutes giving priority to all advances made under the loan agreement at a credit limit amount stated in the recorded mortgage.

Other provisions sometimes included in the form of the mortgage or deed of trust used by institutional lenders obligate the borrower or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the borrower or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Right of Redemption

In some states, after foreclosure of a mortgage or sale pursuant to a deed of trust, the borrower and certain foreclosed junior lienholders are given a statutory period in which to redeem the mortgaged premises from the foreclosure sale. Depending upon state law, the right of redemption may apply to sale following judicial foreclosure or to sale pursuant to a nonjudicial power of sale. In some states, statutory redemption may occur only upon payment of the foreclosure purchase price, accrued interest and taxes and certain of the costs and expenses incurred in enforcing the obligation. In some states, the right to redeem is a statutory right and in others it is a contractual right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed mortgaged premises while the right of redemption is outstanding. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. The practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some states have imposed statutory prohibitions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment would be a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the fair market value of the real property sold at the foreclosure sale. Currently, the general practice of the servicer or master servicer is not to seek deficiency judgments against defaulting borrowers, even where such legal prohibitions are not in force.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral and/or enforce a deficiency judgment. For example, if a borrower is in a proceeding under the federal Bankruptcy Code, a lender may not foreclose on the mortgaged premises without the permission of the bankruptcy court. The rehabilitation plan proposed by the debtor may provide, if the court determines that the value of the mortgaged premises is less than the principal balance of the mortgage loan, for the reduction of the secured indebtedness to the value of the mortgaged premises as of the date of the commencement of the bankruptcy, rendering the lender a general unsecured creditor for the difference, and also may reduce the monthly payments due under the mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. The effect of any of these proceedings under the federal Bankruptcy Code, including, but not limited to, any automatic stay, could result in delays in receiving payments on the mortgage loans underlying a series of Securities and possible reductions in the aggregate amount of the payments. Some states also have homestead exemption laws that would protect a principal residence from a liquidation in bankruptcy.

Federal and local real estate tax laws provide priority to certain tax liens over the lien of a mortgage or secured party. Numerous federal and state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and enforcement of single family loans and cooperative loans. These laws include, in addition to state laws, the federal Truth-in-Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act and related statutes and regulations. These federal and state laws impose specific statutory liabilities upon lenders who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of mortgage loans. In some instances, any violations of these laws and regulations by the originator of a loan could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. Any loan affected by violations of law would have a significantly increased risk of default or prepayment.

Generally, Article 9 of the Uniform Commercial Code governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted section 9-504 of the Uniform Commercial Code to prohibit a deficiency award unless the creditor establishes that the sale of the collateral, which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement, was conducted in a commercially reasonable manner.

Servicemembers Civil Relief Act

Under the Servicemembers Civil Relief Act, members of all branches of the military on active duty, including draftees and reservists in military service,

•
are entitled to have interest rates reduced and capped at 6% per annum on obligations, including mortgage loans, incurred prior to the commencement of military service for the duration of military service,

•	may be entitled to a stay of proceedings on any kind of foreclosure or repossession action in the case of defaults on obligations incurred before the commencement of military service, and

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may have the maturity of obligations incurred before the commencement of military service extended, the payments lowered and the payment schedule readjusted for a period of time after the completion of military service.

If a borrower’s obligation to repay amounts otherwise due on a mortgage loan included in the trust for a series is relieved pursuant to the Servicemembers Civil Relief Act, neither the servicer, the master servicer nor the trustee will be required to advance the amounts, and any loss in respect of those amounts may reduce the amounts available to be paid to the holders of the Securities of the series. Unless otherwise specified in the prospectus supplement for a series of Certificates, any shortfalls in interest collections on mortgage loans included in the trust for the series resulting from application of the Servicemembers Civil Relief Act will be allocated to each class of Certificates of the series that is entitled to receive interest in respect of the mortgage loans in proportion to the interest that each class of Certificates would have otherwise been entitled to receive in respect of the mortgage loans had the interest shortfall not occurred. In the case of a series of Notes, such shortfalls will not be allocated among the Notes of such services.

Environmental Considerations

Environmental conditions may diminish the value of the mortgage assets and give rise to liability of various parties, including liability under federal, state and local environmental laws, regulations and ordinances concerning hazardous waste, hazardous substances, petroleum, underground and aboveground storage tanks, solid waste, lead and copper in drinking water, asbestos, lead-based paint and other materials under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended. A secured party which participates in management of a facility, participates in the management of the owner of a facility, takes a deed in lieu of foreclosure or purchases a mortgaged premises at a foreclosure sale may become liable in some circumstances for the costs of a remedial action if hazardous substances have been released or disposed of on the property. These cleanup costs may be substantial. The U.S. Environmental Protection Agency has established a Policy Towards Owners of Residential Property at Superfund Sites (July 3, 1991), which provides that the EPA will not proceed against owners of residential property contaminated with hazardous substances under certain circumstances. Similarly, the EPA and the Department of Justice have adopted a policy not to proceed against lenders that are acting primarily to protect a security interest at the inception of a loan, during a workout, in foreclosure or after foreclosure or the taking of a deed in lieu of foreclosure. Policy on CERCLA Enforcement Against Lenders and Government

Entities that Acquire Property Involuntarily (September 22, 1995). These policies are not binding on the EPA, a state or third parties who may have a cause of action under CERCLA, however, and are subject to limitations and conditions.

The Asset Conservation Act of 1996 was intended to clarify the scope of the secured creditor exemption under both CERCLA and other legislation. The Asset Conservation Act more explicitly defined the kinds of participation in management that would trigger liability under CERCLA an specified the activities that would not constitute participation in management or otherwise result in a forfeiture of the secured creditor exemption before foreclosure or during a workout period. The Asset Conservation Act also clarified the extent of protection against liability under CERCLA in the event of foreclosure and authorized certain regulatory clarifications of the scope of the secured creditor exemption for purposes of other legislation, similar to the statutory protections under CERCLA. However, since the courts have not yet had the opportunity to interpret the new statutory provisions, the scope of the additional protections offered by the Asset Conservation Act is not fully defined. It also is important to note that the Asset Conservation Act does not offer complete protection to lenders and that the risk of liability remains.

Many state or local laws, regulations or ordinances may also require owners or operators of property, which may include a lender in certain circumstances, to incur cleanup costs if hazardous substances, hazardous wastes, petroleum or solid waste are released or otherwise exist on the property. It is possible that cleanup costs under CERCLA or other federal, state or local laws, regulations or ordinances could become a liability of a trust and reduce the amounts otherwise distributable to the securityholders if a mortgaged premises securing a mortgage loan becomes the property of the trust in certain circumstances and if the cleanup costs were incurred. Moreover, some states or localities by statute or ordinance impose a lien for any cleanup costs incurred by the state or locality on the property that is the subject of such cleanup costs. Some liens take priority over all other prior recorded liens, and others take the same priority as taxes in the jurisdiction. In both instances, the lien of the states or localities would take priority over the security interest of the trustee in a mortgaged premises in the jurisdiction in question.

It is possible that no environmental assessment or a very limited environmental assessment of the mortgaged premises was conducted and no representations or warranties are made by the depositor or the related seller to the trustee or securityholders as to the absence or effect of adverse environmental conditions on any of the mortgaged premises. In addition, the servicers have not made any representations or warranties or assumed any liability with respect to the absence or effect of adverse environmental conditions on any mortgaged premises or any casualty resulting from the presence or effect of adverse environmental conditions, and any loss or liability resulting from the presence or effect of the adverse environmental conditions will reduce the amounts otherwise available to pay to the holders of the Securities.

Under the agreement, the servicer will not foreclose on any property that it knows is materially contaminated with or affected by hazardous wastes or hazardous substances. For purposes of environmental matters, the concept of knowledge of the servicer or master servicer may be limited to the actual knowledge of the servicer’s managers directly responsible for servicing the related mortgage loan. If a servicer does not foreclose on mortgaged premises, the amounts otherwise available to pay the holders of the Securities may be reduced. A servicer will not be liable to the holders of the Securities if it fails to foreclose on mortgaged premises that it reasonably believes may be so contaminated or affected, even if the mortgaged premises are, in fact, not so contaminated or affected. In addition, a servicer will not be liable to the holders of the Securities if, based on its reasonable belief that no contamination or effect exists, the servicer forecloses on mortgaged premises and takes title to the mortgaged premises and thereafter the mortgaged premises are determined to be so contaminated or affected.

Due-on-Sale Clauses

The forms of mortgage note, mortgage and deed of trust relating to conventional mortgage loans may contain a due-on-sale clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the mortgaged premises. The Garn-St Germain Depository Institutions Act of 1982 preempts state laws which prohibit the enforcement of due-on-sale clauses by providing, among other matters, that due-on-sale clauses in some loans, which loans include conventional mortgage loans, made after the effective date of the Garn-St Germain Depository Institutions Act of 1982 are enforceable within limitations as set forth in the Act and the regulations promulgated under the Act.

By virtue of the Garn-St Germain Depository Institutions Act, a mortgage lender generally may accelerate any conventional mortgage loan that contains a due-on-sale clause upon transfer of an interest in the mortgaged premises. With respect to any mortgage loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including:

•	the granting of a leasehold interest which has a term of three years or less and which does not contain an option to purchase,

•
a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or one or more children become owners of the mortgaged premises, in each case where the transferee(s) will occupy the mortgaged premises,

•	a transfer resulting from a decree of dissolution of marriage, legal separation agreement or an incidental property settlement agreement by which the spouse becomes an owner of the mortgaged premises,

•
the creation of a lien or other encumbrance subordinate to the lender’s security instrument which does not relate to a transfer of rights of occupancy in the mortgaged premises, provided that the lien or encumbrance is not created under contract for deed,

•	a transfer by devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and

•	other transfers as set forth in the Garn-St Germain Depository Institutions Act and the regulations thereunder.

As a result, a lesser number of mortgage loans that contain due-on-sale clauses may extend to full maturity than earlier experience would indicate with respect to single-family mortgage loans. The extent of the effect of the Act on the average lives and delinquency rates of the mortgage loans, however, cannot be predicted.

Enforceability of Late Fees and Prepayment Fees

The forms of mortgage note, mortgage and deed of trust used by the servicers may contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In some states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Late charges and prepayment fees, to the extent permitted by law and not waived by the servicers, unless otherwise specified in a prospectus supplement, will generally be retained by the related servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the security instrument is not monetary, such as the borrower failing to adequately maintain the mortgaged premises or the borrower executing a second mortgage or deed of trust affecting the mortgaged premises. In other cases, courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Consumer Protection Laws

Because the mortgage loans are originated nationwide, the originators must comply with the laws and regulations, as well as judicial and administrative decisions, of all relevant jurisdictions, as well as an extensive body of federal laws and regulations. Violation of these laws could cause loans to be unenforceable, or give the borrower the right to rescind or cancel the loan transaction. The volume of new or modified laws and regulations has increased in recent years, and, in addition, individual cities and counties have begun to enact laws that restrict loan origination activities, and in some cases loan servicing activities, in those cities and countries. The laws and regulations of each of these jurisdictions are different, complex and, in some cases, may be in direct conflict with each other. Failure by the originator or servicer to comply with these laws can in some circumstances give rise to legal defenses to loan enforceability, loss of state licenses or other approved servicer status; class action lawsuits; or administrative enforcement actions that may delay or otherwise materially and adversely affect the servicer’s ability to collect or enforce mortgage loans.

USE OF PROCEEDS

Substantially all the net proceeds from the sale of the Securities of each series will be applied by the depositor to purchase the mortgage assets assigned to the trust underlying the series and to fund any pre-funding account.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities. This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor. This discussion is based on authorities that are subject to change or differing interpretations. Any such change or differing interpretation could be applied retroactively. No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code. The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules. Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership, and disposition of securities. We recommend that you consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership, and disposition of securities. Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

•	“Security Owner,” we mean any person holding a beneficial ownership interest in a security;

•	“Code,” we mean the Internal Revenue Code of 1986, as amended;

•	“IRS,” we mean the Internal Revenue Service;

•
“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

•	“Foreign Person,” we mean any person other than a U.S. Person; and

•
“U.S. Person,” we mean (i) a citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons

Types of Securities

This discussion addresses the following three types of securities:

•	REMIC securities,

•	notes issued by a trust, including a trust for which a REIT election has been made; and

•	trust certificates issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement. Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities. The discussions under “-Special Tax Attributes” and “-Backup Withholding” below address all types of securities.

REMIC Securities Generally. With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code. The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest. We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular certificate.” REMIC regular certificates generally will be treated for federal income tax purposes as debt instruments issued by the REMIC. The tax treatment of securities treated as debt instruments, including REMIC regular certificates, is discussed under “—Taxation of Securities Treated as Debt Instruments” below. You should be aware, however, that although you normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular certificate in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.” The tax treatment of REMIC residual certificates is discussed under “-REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions. In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities. The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate. We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter. In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below. In the case of an inadvertent termination of REMIC status, the Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract. This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC. In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust fund but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”). The outside reserve fund typically would be funded from monthly excess cashflow. If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund. For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally. For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the deposit trust agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes. No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes. The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes. The tax treatment of securities treated as debt instruments is discussed under “— Taxation of Securities Treated as Debt Instruments” below. If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “— Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT“). In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code. The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Certificates Generally. With respect to each series of trust certificates for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the trust agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a certificate will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the certificates issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a certificate issued by the trust will be a partner in that partnership (we refer to such certificates as “Partner Certificates”). The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such certificates, to treat the trust and the related certificates consistent with the manner provided in the related supplement for all tax purposes. The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions. For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (i) REMIC regular certificates and (ii) notes issued by a trust that does not make a REMIC election. This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”). Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities. To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID. Debt Securities may be treated as having been issued with OID. A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price by more than a de minimis amount. Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below. A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date. The issue price of a Debt Security also includes any amount paid by a beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”). Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood. Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable. Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal amount (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular certificates, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting. If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity. Qualified Stated Interest payable on a REMIC regular certificate must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security. This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”). Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period. The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day. The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each Distribution Date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price. The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity. The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets. The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities. The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations. To date, no such regulations have been issued. The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes. No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption. If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security. However, such a loss may be a capital loss, which is limited in its deductibility. The foregoing considerations are particularly relevant to Debt Securities that are interest-only classes or super-premium classes, because they can have negative yields if the underlying loans held by the trust prepay more quickly than anticipated.

Under the OID Regulations, OID of only a de minimis amount, other than de minimis OID attributable to a so-called “teaser” interest rate or an initial interest holiday that is treated as Qualified Stated Interest under the OID Regulations, will be included in income as each payment of stated principal is made, based on the product of (i) the total amount of the de minimis OID and (ii) a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the stated principal amount of the Debt Security.

Variable Rate Securities. Debt Securities may provide for interest based on a variable rate. The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security. It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class. OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium. If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code. The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium. Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security. Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount. If a purchaser acquires a Debt Security at a discount from its outstanding principal amount (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”). If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (i) 0.25 percent, (ii) the stated redemption price at maturity of the Debt Security and (iii) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero. It appears that de minimis market discount would be reported in a manner similar to de minimis OID. See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we recommend that prospective investors consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment. If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it. The election may be revoked only with the consent of the IRS.

The Code grants the Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued. The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history. Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period. In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (i) the market discount that remains to be accrued as of the beginning of the accrual period and (ii) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period. For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness. Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income. If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium. A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess. Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code. If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method. In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount. The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it. The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities. A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”). In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption. In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above. However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed. The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole. Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID. The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”). It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply. If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above. Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above. A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses. Security Owners that own REMIC regular certificates, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible. In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code. As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that: (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness. Security Owners should consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition. If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security. The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner. Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income. Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular certificate that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons. Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (i) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (ii) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security. If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed. If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications. We recommend that Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting. Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS. Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “ - Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner. The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding. For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter. The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day. Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC. Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting. There are, however, certain modifications. First, a deduction is allowed for accruals of interest and OID on the REMIC regular certificates issued by the REMIC. Second, market discount will be included in income as it accrues, based on a constant yield to maturity method. Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account. Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code. Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees. See, however, “— Pass Through of Certain Expenses” below. If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter. For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses. A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code. See “— Grantor Trust Certificates - Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code. Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC. In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability. Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions. Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules. For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate. If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions. The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses, or loss carryovers. Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions. For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income. For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year. Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year. Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions. In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year. The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand. If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued OID relating to those regular interests. When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium. If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above. The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions. A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (i) the daily portions of REMIC net loss taken into account by the Residual Owner and (ii) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution. The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero. To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate. See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss. Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate. See “— Sales of REMIC Residual Certificates.”

Sales of REMIC Residual Certificates. If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the certificate. If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees. The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”). The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States. The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations. If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer. For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative. However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments - Interest Income and OID,” for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement. The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent. The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass-through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass-through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations. A pass-through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization. For these purposes, a “pass-through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code. In addition, a person holding an interest in a pass-through entity as a nominee for another person shall, with respect to such interest, be treated as a pass-through entity. Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income. Finally, an exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates. A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax. If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust. See “-Taxation of Securities Treated as Debt Instruments - Interest Income and OID,” for a discussion concerning prepayment assumptions.

All transfers of REMIC residual certificates will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded. Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser. The applicable prospectus supplement will disclose whether offered REMIC residual certificates may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

Treasury regulations provide a safe harbor for transfers of REMIC residual certificates and if the safe harbor is satisfied, the transfer is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no evidence to indicate that the transferee will not continue to pay its debts as they come due,

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the REMIC residual certificate the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due,

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the transferee must represent that it will not cause income from the REMIC residual certificate to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer and

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either (i) the amount received by the transferee must be no less on a present value basis than the present value of the net tax detriment attributable to holding the REMIC residual certificate reduced by the present value of the projected payments to be received on the REMIC residual certificate or (ii) the transfer must be to a domestic taxable corporation with specified large amounts of gross and net assets and that meets certain other requirements where agreement is made that all future transfers will be to taxable domestic corporations in transactions that qualify for the same “safe harbor” provision.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the REMIC residual certificate will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The safe harbor rules contain additional detail regarding their application, and you should consult your own tax advisor regarding the application of the safe harbor rules before acquiring a REMIC residual certificate.

Restrictions on Transfers of Residual Certificates to Foreign Persons. Transfers to a Foreign Person of REMIC residual certificates that have tax avoidance potential are disregarded for all federal income tax purposes. If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate. A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual. This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business. Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate. The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons. The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “--Taxation of Securities Treated as Debt Instruments - Foreign Persons” above, but only to the extent that (i) the mortgage loans were issued after July 18, 1984, and (ii) the trust fund to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code. Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form. Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “—Excess Inclusions” above. If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply. Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates. If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of) under rules similar to withholding upon disposition of Debt Securities that have OID. See “--Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.” Potential investors who are Foreign Persons should consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual certificates.

Administrative Provisions. The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return. The trustee will be required to sign the REMIC’s returns. Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding. The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest. If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person. The tax matters person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual certificates of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual certificates for the entire calendar year. Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC. The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level. Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence. Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “--Pass Through of Certain Expenses” above) allocable to those holders. Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rules. Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year. The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of certificates issued by a Grantor Trust: “Standard Certificates” and “Stripped Certificates.” Each certificate issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates. There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate. First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only certificates, all the certificates of that trust likely will be Stripped Certificates. Second, if the related seller, depositor, or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the certificates issued by the trust could be Stripped Certificates. Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the certificates of the trust could be Stripped Certificates.

Taxation of Stripped Certificates. Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”). Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid. As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument. The tax consequences of holding a debt instrument are discussed generally under “--Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments. Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments - Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments - Information Reporting.” Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt. We recommend, therefore, that a prospective investor in Stripped Certificates consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates. However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price. In particular, in the case of Stripped Certificates, the reporting will be based upon a representative initial offering price of each class of Stripped Certificates, except as set forth in the prospectus supplement. It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “-Taxation of Standard Certificates” below. In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate. While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust. Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period. The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One Class of Stripped Certificates. When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates. For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust. As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate. Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the certificate would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting. In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets. Those losses would be deductible generally only as described under “-- Taxation of Securities Treated as Debt Instruments -- Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses. Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above. Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses. Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust. In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income. In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (i) 3 percent of the excess, if any, of adjusted gross income over a threshold amount, adjusted annually for inflation, and (ii) 80 percent of the amount of itemized deductions otherwise allowable for that year. This reduction is currently scheduled to be phased-out over a five-year period beginning 2006. As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates. In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates. If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate. Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate. The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income. See “— Taxation of Securities Treated as Debt Instruments - Sale or Other Disposition.” Any remaining gain or any loss will be capital gain or loss. Capital losses generally may be used only to offset capital gains

Trust Reporting. Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest. In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns. The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons. The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities. See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments -Foreign Persons.”

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax. In the discussion that follows, the term “trust” refers to either a trust, or a portion thereof, as the context indicates. Pursuant to the terms of the trust agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates. Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year. The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share. The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed. The trustee will allocate that taxable income among the Partner Certificates. The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “-- Grantor Trust Certificates - Trust Expenses” above. Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions. A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate. If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate. If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution. The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate. If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale. Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations. Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period. If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners. The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners. If the Partner Certificates are book-entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election. If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller. The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code. To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement. As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

The American Jobs Creation Act of 2004 added a provision to the Code that would require a partnership with a “substantial built-in loss” immediately after a transfer of a partner’s interest in such partnership to make the types of basis adjustments that would be required if an election under Section 754 of the Code were in effect. This new provision does not apply to a “securitization partnership.” The applicable prospectus supplement will address whether any partnership in which a Partner Certificate represents an interest will constitute a securitization partnership for this purpose.

Foreign Persons. Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a certificate is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (i) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (ii) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting. Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust. The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1. The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates. Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates. In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates. The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year. Brokers and nominees who fail to provide the information may be subject to penalties. However, a clearing agency registered under Section 17A of the Securities Exchange Act of 1934 is not required to furnish that information statement to the trust.

Administrative Matters. Unless another designation is made, the depositor will be designated as the tax matters partner in the trust agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS. The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership. An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities. REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x). If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code. If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets. Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular certificates also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter. The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations. The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995. The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing. However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts. It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections. Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code. Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust fund as REMICs (“Tiered REMICs”) for federal income tax purposes. Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement. See “Types of Securities - REMIC Securities Generally” above. Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities. Debt Securities that are not REMIC regular certificates and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.” Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.” In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates. Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates. We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates. For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs, a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the REIT’s capital interest in the issuing entity.

Reportable Transactions

Pursuant to recently enacted legislation, a penalty is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex and include transactions that result in certain losses that exceed threshold amounts. Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described above, potential investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership, or some other entity for purposes of state income tax law. Such characterization could result in entity level income or franchise taxation of the trust. We recommend that potential investors consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA CONSIDERATIONS

General

The Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the Code impose certain requirements in connection with the investment of plan assets on employee benefit plans and on certain other retirement plans and arrangements, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which these plans, accounts or arrangements are invested, that are subject to Title I of ERISA or to Section 4975 of the Code (“Plans”) and on persons who are fiduciaries for those Plans. Some employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA), are not subject to ERISA requirements. Therefore, assets of these plans may be invested in Securities without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any of these plans that is qualified and exempt from taxation under Sections 401 (a) and 501 (a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on Plan fiduciaries certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan’s investments be made in accordance with the documents governing the Plan. In addition, ERISA and the Code prohibit a broad range of transactions involving assets of a Plan and persons (“Parties in Interest”) who have certain specified relationships to the Plan unless a statutory, regulatory or administrative exemption is available. Certain Parties in Interest that participate in a prohibited transaction may be subject to an excise tax imposed pursuant to Section 4975 of the Code, unless a statutory, regulatory or administrative exemption is available. These prohibited transactions generally are set forth in Sections 406 and 407 of ERISA and Section 4975 of the Code.

Plan Assets

A Plan’s investment in Securities may cause the assets included in a related trust to be deemed Plan assets. Section 2510.3-101 of the regulations of the United States Department of Labor (“DOL”) (the “Plan Asset Regulations”) provides that when a Plan acquires an equity interest in an entity, the Plan’s assets include both the equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Plans, employee benefit plans not subject to Title I of ERISA or Section 4975 of the Code and entities whose underlying assets include plan assets by reason of a Plan’s investment in the entity) is not “significant,” both as defined in the Plan Asset Regulations. For this purpose, in general, equity participation by benefit plan investors will be “significant” if 25% or more of the value of any class in the entity is held by benefit plan investors, as calculated under such Regulations. Securities which are treated as equity interests for purposes of the Plan Asset Regulations.

Any person who has discretionary authority or control respecting the management or disposition of assets of a Plan, and any person who provides investment advice for those assets for a fee, is a fiduciary of the Plan. If the assets included in a trust constitute plan assets of an investing Plan, then any party exercising management or discretionary control regarding those assets, such as the servicer or master servicer, may be deemed to be a “fiduciary” of the Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of Title I of ERISA and Section 4975 of the Code with respect to the investing Plan. In addition, if the assets included in a trust constitute plan assets, the purchase of Securities by a Party in Interest of the Plan, as well as the operation of the trust, may constitute or involve prohibited transactions under Section 406 of ERISA and Section 4975 of the Code.

The Underwriter Exemptions

The DOL has issued individual exemptions to various underwriters as indicated in the related prospectus supplement (collectively, the “Exemption”) that generally exempt from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions relating to the servicing and operation of mortgage pools and the purchase, sale and holding of Securities underwritten by an underwriter, as defined below, that either (1) represent either a beneficial ownership interest in the assets of an issuer and entitle the holder to payments of principal, interest and/or other payments made with respect to the assets of the issuer or (2) are denominated as a debt instrument and are issued by the issuer, provided that certain conditions set forth in the Exemption are satisfied.

For purposes of this Section “ERISA Considerations,” the term “underwriter” will include (a) the underwriter specified in the related prospectus supplement, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with that underwriter, (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager for a class of Securities, or (d) any entity with an Exemption which acts as a placement or selling agent with respect to the Securities.

Among the several general conditions that must be satisfied for a transaction involving the purchase, sale and holding of Securities to be eligible for exemptive relief under the Exemption are:

•
The acquisition of Securities by a Plan must be on terms (including the price for the Securities) that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

•	Securities eligible for exemptive relief may only be subordinated to the rights and interests evidenced by the other Securities of the issuing entity if all the mortgage loans are fully-secured;

•
The Securities at the time of acquisition by the Plan must be rated in one of the four highest generic rating categories by Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc. (“S&P”), Moody’s Investors Service, Inc. (“Moody’s”) or Fitch, Inc. (“Fitch”) (each, a “Rating Agency”);

•	The trustee may not be an affiliate of any other member of the Restricted Group, as defined below, other than any underwriter;

•
The sum of all payments made to and retained by the underwriter(s) must represent not more than reasonable compensation for underwriting the Securities; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the issuing entity must represent not more than the fair market value of those obligations; and the sum of all payments made to and retained by the master servicer and any other servicer must represent not more than reasonable compensation for that person’s services under the related agreement and reimbursement of that person’s reasonable expenses in connection therewith;

•	The Plan investing in the Securities must be an accredited investor as defined in Rule 501(a)(1) of Regulation D of the Commission under the Securities Act of 1933, as amended; and

•	For certain types of issuers, the documents establishing the issuer and governing the transaction must contain provisions intended to protect the assets of the issuer from creditors of the seller.

Moreover, the Exemption provides relief from certain self-dealing/conflict of interest prohibited transactions that may arise under Sections 406(b)(1) and 406(b)(2) of ERISA (as well as from the excise taxes imposed by Sections 4975(a) and 4975(b) of the Code, by reason of Section 4975(c)(1)(E) of the Code) when a fiduciary causes a Plan to invest in an issuer that holds obligations on which the fiduciary (or its affiliate) is an obligor only if, among other requirements: (1) the fiduciary (or its affiliate) is an obligor with respect to no more than five percent of the fair market value of the obligations contained in the trust; (2) the Plan’s investment in each class of Securities does not exceed twenty-five percent of all of the Securities of that class outstanding at the time of the acquisition and (3) immediately after the acquisition, no more than twenty-five percent of the assets of any Plan for which the fiduciary serves as a fiduciary are invested in Securities representing an interest in one or more trusts containing assets sold or serviced by the same entity; (4) in the case of an acquisition of Securities in connection with their initial issuance, at least 50% of each class of Securities in which Plans have invested and at least 50% of the aggregate interest in the issuing entity is acquired by persons independent of the Restricted Group; and (5) the Plan is not an Excluded Plan. An “Excluded Plan” is one that is sponsored by a member of the Restricted Group, which consists of the trustee, each underwriter, any insurer of the issuing entity, the related sponsor, each servicer, any obligor with respect to obligations included in the issuing entity constituting more than 5 percent of the aggregate unamortized principal balance of the assets of the issuing entity on the date of the initial issuance of Securities, each counterparty in any eligible swap transactions and any affiliate of any such persons.

A fiduciary of a Plan contemplating purchasing a Security must make its own determination that the general conditions set forth above will be satisfied for that Security.

The rating of a Security may change. If the rating of a Security declines below the lowest permitted rating, the Security will no longer be eligible for relief under the Exemption (although a Plan that had purchased the Security when the Security had a permitted rating would not be required by the Exemption to dispose of it). However, in such circumstances Certificate (but not Notes) may be eligible for purchase by a Plan investor which is an insurance company general account pursuant to Prohibited Transaction Class Exemption 9560 Sections I and III.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c) (1)(A) through (D) of the Code) in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of Securities by Plans. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a Security on behalf of an Excluded Plan by any person who has discretionary authority or renders investment advice with respect to the assets of that Excluded Plan.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA, and the taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied for the Securities so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407(a) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the mortgage pools, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if those restrictions are deemed to otherwise apply merely because a person is deemed to be a “party in interest” (within the meaning of Section 3(14) of ERISA) or a “disqualified person” (within the meaning of Section 4975(e)(2) of the Code) with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having certain specified relationships to that person) solely as a result of the Plan’s ownership of Securities.

The Exemption extends exemptive relief to certain mortgage-backed and asset-backed Securities transactions that use pre-funding accounts and that otherwise meet the requirements of the Exemption. Generally, obligations in an investment pool supporting payments to Securityholders, and having a value equal to no more than 25% of the total initial principal balance of the related Securities, may be transferred to the trust within pre-funding period (which must end no later than the later of three months or ninety days after the closing date) instead of being required to be either identified or transferred on or before the closing date.

The Exemption permits interest-rate swaps and yield supplement agreements relating to particular classes of Securities to be assets of a trust if certain conditions are satisfied. An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it: (a) is an “eligible Swap;” (b) is with an “eligible counterparty;” (c) is purchased by a “qualified plan investor;” (d) meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap” and (e) permits the trust to make termination payments to the Swap counterparty (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which: (a) is denominated in U.S. dollars; (b) pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of Securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR or the U.S. Federal Reserve’s Cost of Funds Index (COFI)), with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”); (c) has a notional amount that does not exceed either: (i) the principal balance of the class of Securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”); (d) is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”); (e) has a final termination date that is either the earlier of the date on which the issuing entity terminates or the related class of Securities are fully repaid and (f) does not incorporate any provision which could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the Securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the Rating Agencies rating the Securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable Rating Agency.

A “qualified plan investor” is a Plan or Plans where the decision to buy such class of Securities is made on behalf of the Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the Securities and such fiduciary is either (a) a “qualified professional asset manager” (“QPAM”) under Prohibited Transaction Class Exemption 84-14 (“PTCE 84-14”), (b) an “in-house asset manager” under Prohibited Transaction Class Exemption 96-23 (“PTCE 96-23”) or (c) has total assets (both Plan and non-Plan) under management of at least $100 million at the time the Securities are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of Securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any Rating Agency below a level specified by the Rating Agency, the servicer must, within the period specified under an agreement: (a) obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the Rating Agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or (b) cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the Rating Agency such that the then current rating by the Rating Agency of the particular class of Securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of Securities with a term of more than one year). In the event that the servicer fails to meet these obligations, Plan Securityholders must be notified in the immediately following periodic report which is provided to Securityholders but in no event later than the end of the second month beginning after the date of such failure. Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of Securities held by a Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the Securities does not depend on the terms and conditions of the Swap) are subject to the following conditions. If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:  (a) obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); (b) cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or (c) terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”). If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust if it meets the following conditions: (a) it is denominated in U.S. dollars; (b) it pays an Allowable Interest Rate; (c) it is not Leveraged; (d) it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee; (e) it is entered into between the trust and an eligible counterparty and (f) it has an Allowable Notional Amount.

Considerations Applicable to Notes

The underwriter, or any holder of Certificates or other equity interest, because of their activities or the activities of its respective affiliates, may be deemed to be a Party in Interest with respect to a Plan. In the event that Plan purchases a Note issued by the trust in such circumstances, without regard to whether the Notes are considered an “equity interest” in, or debt issued by, the trust, the acquisition or holding of such Note by or on behalf of that Plan could be considered to give rise to a direct or an indirect prohibited transaction within the meaning of ERISA and the Code unless one or more statutory, regulatory or administrative exemptions are applicable. These exemptions include the Exemption or Prohibited Transaction Class Exemption (“PTCE”) 84-14, which exempts certain transactions effected on behalf of a Plan by a “qualified professional asset manager,” PTCE 90-1, which exempts certain transactions involving insurance company pooled separate accounts, PTCE 91-38, which exempts certain transactions involving bank collective investment funds, PTCE 95-60, which exempts certain transactions involving insurance company general accounts, or PTCE 96-23, which exempts certain transactions effected on behalf of a Plan by certain “in-house” asset managers. It should be noted, however, that even if the conditions specified in one or more of these exemptions are met, the scope of relief provided by such exemptions may not necessarily cover all acts that might be construed as prohibited transactions.

Additional Fiduciary Considerations

The depositor, the master servicer, the servicer, the trustee, or the underwriter may be the sponsor of, or investment advisor with respect to, one or more Plans. Because these parties may receive certain benefits in connection with the sale of Securities, the purchase of Securities using Plan assets over which any of these parties has investment authority might be deemed to be a violation of a provision of Title I of ERISA or Section 4975 of the Code. Accordingly, Securities may not be purchased using the assets of any Plan if any of the depositor, the servicer, the trustee or the underwriter has investment authority for those assets, or is an employer maintaining or contributing to the Plan, unless an applicable prohibited transaction exemption is available to cover such purchase.

Any Plan fiduciary that proposes to cause a Plan to purchase Securities should consult with its counsel with respect to the potential applicability of ERISA and the Code to that investment, the availability of the exemptive relief provided in the Exemption and the potential applicability of any other prohibited transaction exemption in connection therewith. In particular, a Plan fiduciary that proposes to cause a Plan to purchase Certificates representing a beneficial ownership interest in a pool of single-family residential first mortgage loans should consider the applicability of PTCE 83-1, which provides exemptive relief for certain transactions involving mortgage pool investment trusts. The prospectus supplement for a series of Securities may contain additional information regarding the application of the Exemption or any other exemption with respect to the Securities offered thereby (or with respect to Certificates only, PTCE 83-1).

Any Plan fiduciary considering whether to purchase a Security on behalf of a Plan should consult with its counsel regarding the application of the Plan Asset Regulations and the fiduciary responsibility and prohibited transaction provisions of ERISA and the Code to that investment.

The sale of Securities to a Plan is in no respect a representation by the depositor or the underwriter that the investment meets all relevant legal requirements for investments by Plans generally or any particular Plan, or that the investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT MATTERS

If so specified in the prospectus supplement for a series, the Securities of such series will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984 (“SMMEA”), so long as they are rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, statutory trusts and business entities, including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations, and insurance companies, as well as trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or any state, territory or possession of the United States, including the District of Columbia or Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cut off for such enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the securities only to the extent provided in such legislation. Institutions whose investment activities are subject to legal investment laws and regulations or to review by certain regulatory authorities may be subject to restrictions on investment in certain classes of the Securities of a series.

SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in mortgage related securities; and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. § 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. Federal credit unions should review National Credit Union Administration (the “NCUA”) Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in some types of mortgage related securities, possibly including specified series or classes of Securities, except under limited circumstances. The OTS has issued Thrift Bulletin 13a (December 1, 1998), “Management of Interest Rate Risk, Investment Securities and Derivative Activities,” which thrift institutions subject to the jurisdiction of the OTS should consider before investing in any Securities.

If specified in the prospectus supplement for a series, one or more classes of Securities of the series will not constitute “mortgage related securities” for purposes of SMMEA. In this event, persons whose investments are subject to state or federal regulation may not be legally authorized to invest in such classes of Securities.

All depository institutions considering an investment in the Securities should review the “Supervisory Policy Statement on Investment Securities and End-User Derivatives Activities” (the “Policy Statement”) of the Federal Financial Institution Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the FDIC, the Office of the Comptroller of the Currency and the Office of Thrift Supervision, effective May 26, 1998, and by the NCUA effective October 1, 1998, among other things, sets forth general guidelines which depository institutions must follow in managing risks, including market, credit, liquidity, operational, and legal risks, applicable to all securities used for investment purposes. In addition, depository institutions and other financial institutions should consult their regulators concerning the risk-based capital treatment of any Securities. Any financial institution that is subject to the jurisdiction of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the National Credit Union Administration or other federal or state agencies with similar authority should review any applicable rules, guidelines and regulations prior to purchasing the Securities of a series.

Institutions whose investment activities are subject to regulation by federal or state authorities should review the rules, policies and guidelines adopted from time to time by these authorities before purchasing Securities, since some Securities may be deemed unsuitable investments, or may otherwise be restricted, under these rules, policies or guidelines, in some instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investments in securities which are not “interest-bearing” or “income-paying,” and, with regard to any book-entry Securities, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Prospective investors should consult their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

PLAN OF DISTRIBUTION

The depositor may sell the Securities offered by this prospectus and by the related prospectus supplement either directly or through one or more underwriters or underwriting syndicates. The prospectus supplement for each series will set forth the terms of the offering of the series and of each class of the series, including the name or names of the underwriters, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers or the method by which the price at which the underwriters will sell the Securities will be determined.

The Securities of a series may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. The obligations of the underwriters will be subject to certain conditions precedent, and the underwriters will be severally obligated to purchase all the Securities of a series described in the related prospectus supplement if any are purchased. If Securities of a series are offered other than through underwriters, the related prospectus supplement will contain information regarding the nature of the offering and any agreements to be entered into between the depositor and the purchasers of the Securities of the series.

The place and time of delivery for the Securities of a series in respect of which this prospectus is delivered will be set forth in the related prospectus supplement.

STATIC POOL INFORMATION

Static pool information with respect to the related sponsor’s prior securitized pools, to the extent material, will be available online at an Internet website address specified in the applicable prospectus supplement. In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement. The static pool information related to a trust will include information, to the extent material, relating to:

•	payment delinquencies of the mortgage loans;

•	cumulative losses with respect to the mortgage loans; and

•	prepayments of the mortgage loans;

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided. This information may include, among other things (in each case by pool or vintage year): the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006 or (c) in the case of any information regarding the mortgage loans of any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an Internet website in connection with an offering of securities of any series will remain available on that website for at least five years following commencement of the offering.

ADDITIONAL INFORMATION

The depositor has filed the registration statement with the Securities and Exchange Commission (the “SEC”) (Registration No. 333-131712). The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the SEC. The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington,

D.C. 20549, and at certain of its Regional Offices located as follows: Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval System at the SEC’s website (http://www.sec.gov).

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities. This means that the depositor can disclose important information to any investor by referring the investor to these documents. The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information. These documents include the following:

•	current reports on Form 8-K;

•	periodic distribution reports on Form 10-D;

•
annual reports on Form 10-K (including reports on assessment of compliance, attestation reports and statements of compliance as described under “Servicing of Mortgage Loans—Evidence as to Compliance”); and

•	amendments to any of the reports listed above.

The submission of the documents and reports identified above will be accomplished by the party specified in the applicable agreement, as described in the related prospectus supplement.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to Legal Department, Saxon Asset Securities Company, 4860 Cox Road, Suite 300, Glen Allen, Virginia 23060 ((804) 967-7400).

REPORTS TO SECURITYHOLDERS AND TO THE SEC

Periodic reports concerning the trust will be made available to securityholders on the website of the party identified in the related prospectus supplement under the heading “Additional Information.” For a description of these reports, see “The Agreements — Reports to Securityholders.”

Additionally, periodic and annual reports will be filed with the SEC as described above under “Incorporation of Certain Information by Reference” and may be inspected and copied at the public reference facilities maintained by the SEC or viewed electronically via the SEC’s website, in each case as described above under “Additional Information.” In addition, these reports will be available on the website of the party identified in the related prospectus supplement under the heading “Additional Information.”

$ 592,928,000(Approximate)

Saxon Asset Securities Company,

as Depositor

Mortgage Loan Asset Backed Certificates
Series 2007-1

MORGAN STANLEY

PROSPECTUS SUPPLEMENT

February [___], 2007